   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                 MEGABIOS CORP.
             (Exact name of Registrant as specified in its charter)
                         ------------------------------

           DELAWARE                          8731                  94-3156660
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                         ------------------------------

                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010
                                 (650) 697-1900

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                             BENJAMIN F. MCGRAW III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 MEGABIOS CORP.
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010
                                 (650) 697-1900

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

       PATRICK A. POHLEN, ESQ.                  STEPHEN C. FERRUOLO, ESQ.
          Cooley Godward LLP                        ALAN JACOBS, ESQ.
        Five Palo Alto Square                Heller Ehrman White & McAuliffe
         3000 El Camino Real                      525 University Avenue
         Palo Alto, CA 94306                       Palo Alto, CA 94301
            (650) 843-5000                            (650) 324-7000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    As soon as practicable following the effectiveness of this Registration Statement and the effective time of the proposed merger of Montana Acquisition Sub, Inc. with and into GENEMEDICINE, INC., as described in the Agreement and Plan of Merger and Reorganization, dated as of October 24, 1998, attached as Appendix A to the joint proxy statement/prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(a) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

           TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                 SECURITIES                      AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
              TO BE REGISTERED                 REGISTERED(1)(2)        SHARE(3)            PRICE(3)             FEE(3)
Common Stock, $.001 par value...............      10,000,000            $2.781           $27,810,000          $7,731.18

(1) Represents the number of shares of common stock of the Registrant which may be issued to the former stockholders of GENEMEDICINE, INC. pursuant to the merger described herein. Each share of common stock of GENEMEDICINE, INC. will be converted into the right to receive 0.5710 of a share of common stock of the Registrant (as adjusted for any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction) pursuant to the merger described herein.
(2) The provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of any future stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction.
(3) Pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices per share of the securities to be received by the Registrant as reported on the Nasdaq National Market on November 19, 1998.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITATING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

[MEGABIOS LOGO]                                              [GENEMEDICINE LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The Boards of Directors of Megabios Corp. and GENEMEDICINE, INC. have agreed to merge these two companies. If the merger is completed, GENEMEDICINE will become a wholly-owned subsidiary of Megabios. In the merger, GENEMEDICINE stockholders will have the right to receive 0.5710 of a share of Megabios common stock for each share of GENEMEDICINE common stock that they own. We estimate that the shares of Megabios common stock to be issued to GENEMEDICINE stockholders will represent approximately 41% of the outstanding Megabios common stock immediately after the merger.

    The merger cannot be completed unless the holders of Megabios common stock and GENEMEDICINE common stock approve the matters described in this document. The Board of Directors of each of these two companies has unanimously approved the merger and recommends that its stockholders approve the matters described in this document.

    We have scheduled special meetings for the Megabios stockholders and for the GENEMEDICINE stockholders to vote on the matters described in this document. At the Megabios special meeting, Megabios stockholders will be asked to approve the issuance of shares of Megabios common stock in the merger. At the GENEMEDICINE special meeting, GENEMEDICINE stockholders will be asked to approve and adopt the reorganization agreement and approve the merger of a subsidiary of Megabios with and into GENEMEDICINE. YOUR VOTE IS VERY IMPORTANT.

    Whether or not you plan to attend your special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will count as a vote in favor of the proposal to be voted on.

    You may vote at your special meeting if you own shares as of the close of
business on [           , 1998]. The dates, times and places of the special
meetings are as follows:

FOR MEGABIOS STOCKHOLDERS:                FOR GENEMEDICINE STOCKHOLDERS:

           ,              , 1999          ,              , 1999
      a.m. local time                     a.m. local time
863A Mitten Road
Burlingame, CA 94010

    This joint proxy statement/prospectus provides you with detailed information about the proposed merger. Megabios provided the information concerning Megabios. GENEMEDICINE provided the information concerning GENEMEDICINE. Please see "Where You Can Find More Information" on page 105 for additional information on Megabios and GENEMEDICINE.

    WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER
"RISK FACTORS" BEGINNING AT PAGE    .

/s/ Benjamin F. McGraw III                /s/ Stanley T. Crooke
Benjamin F. McGraw III, Pharm.D.          Stanley T. Crooke, M.D., Ph.D.
President and Chief Executive Officer     Chairman of the Board
MEGABIOS CORP.                            GENEMEDICINE, INC.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We are first mailing this joint proxy statement/prospectus dated
  , 1998 and the forms of proxy on or about December   , 1998.

PRELIMINARY JOINT PROXY STATEMENT

                                [MEGABIOS LOGO]
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON            , 1999

                            ------------------------

TO THE STOCKHOLDERS OF MEGABIOS CORP.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Megabios
will be held on [             ], 1999, at [      ] local time, at 863A Mitten
Road, Burlingame, California 94010 to consider and vote upon the following proposal:

    1. To approve the issuance of shares of Megabios common stock, pursuant to an agreement and plan of merger and reorganization between Megabios and GENEMEDICINE, INC. Pursuant to the reorganization agreement, GENEMEDICINE will become a wholly-owned subsidiary of Megabios. A copy of the reorganization agreement is attached as Appendix A to the joint proxy statement/ prospectus accompanying this notice; and

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The proposed merger and other related matters are more fully described in the attached joint proxy statement/prospectus.

    Stockholders of record at the close of business on [             ], 1998 are
entitled to notice of, and to vote at, the Megabios special meeting and any adjournments or postponements thereof. A list of Megabios stockholders entitled to vote at the special meeting will be available for examination during normal
business hours, at           ,           ,           ,           , and
          , for ten (10) days prior to the meeting.

    All stockholders are cordially invited to attend the Megabios special meeting in person. Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

    THE BOARD OF DIRECTORS OF MEGABIOS UNANIMOUSLY RECOMMENDS THAT MEGABIOS STOCKHOLDERS VOTE TO APPROVE THE ISSUANCE OF SHARES OF MEGABIOS COMMON STOCK IN THE MERGER.

                                          By Order of the Board of Directors,

                                          /s/ Patrick A. Pohlen
                                          Patrick A. Pohlen
                                          SECRETARY

Burlingame, California
[          ], 1998

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, WE REQUEST THAT YOU COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S. YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF MEGABIOS.

PRELIMINARY JOINT PROXY STATEMENT

                              [GENEMEDICINE, LOGO]

                             8301 NEW TRAILS DRIVE

                            THE WOODLANDS, TX 77381

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON [             ], 1999

                            ------------------------

TO THE STOCKHOLDERS OF GENEMEDICINE, INC.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of
GENEMEDICINE, INC. will be held on [             ], 1999, at [      ], local
time, at                     ,                 to consider and vote upon the
following proposal:

    1. To approve and adopt the agreement and plan of merger and reorganization between GENEMEDICINE and Megabios Corp. and to approve the merger, pursuant to which GENEMEDICINE will become a wholly-owned subsidiary of Megabios. A copy of the reorganization agreement is attached as Appendix A to the joint proxy statement/prospectus accompanying this notice; and

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The proposed merger and other related matters are more fully described in the attached joint proxy statement/prospectus.

    Stockholders of record at the close of business on [             ], 1998 are
entitled to notice of, and to vote at, the GENEMEDICINE special meeting and any adjournments or postponements thereof. A list of GENEMEDICINE stockholders entitled to vote at the special meeting will be available for examination during
normal business hours, at           ,           ,           ,
          , for ten (10) days prior to the meeting.

    All stockholders are cordially invited to attend the GENEMEDICINE special meeting in person. Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. FAILURE TO RETURN A PROPERLY EXECUTED PROXY OR TO VOTE AT THE SPECIAL MEETING WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

    THE BOARD OF DIRECTORS OF GENEMEDICINE UNANIMOUSLY RECOMMENDS THAT GENEMEDICINE STOCKHOLDERS VOTE TO APPROVE THE REORGANIZATION AGREEMENT AND THE MERGER.

                                          By Order of the Board of Directors,

                                          /s/ Richard A. Waldron

                                          Richard A. Waldron
                                          SECRETARY

The Woodlands, Texas
[          ], 1998

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, WE REQUEST THAT YOU COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S. YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF GENEMEDICINE.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
QUESTIONS AND ANSWERS ABOUT THE MEGABIOS/GENEMEDICINE MERGER.............................................          1
SUMMARY..................................................................................................          2
  The Companies..........................................................................................          2
  Megabios Corp..........................................................................................          2
  GENEMEDICINE, INC......................................................................................          2
  Our Reasons for the Merger.............................................................................          2
  Record Date; Voting Power..............................................................................          3
  Our Recommendation to Our Stockholders.................................................................          3
  Vote Required..........................................................................................          3
  The Merger.............................................................................................          3
  When the Merger Will Occur.............................................................................          3
  What Stockholders Will Receive in the Merger...........................................................          3
  Ownership of Megabios Following the Merger.............................................................          4
  Material Federal Income Tax Consequences...............................................................          4
  Opinions of Financial Advisors.........................................................................          5
  Share Ownership of Management and Certain Holders......................................................          5
  Interests of Certain Persons in the Merger.............................................................          5
  Conditions to the Merger...............................................................................          5
  Termination of the Reorganization Agreement............................................................          6
  Expenses and Termination Fees..........................................................................          7
  Anticipated Accounting Treatment.......................................................................          7
  Regulatory Approvals...................................................................................          7
  Rights of Dissenting Stockholders......................................................................          7
  Forward-Looking Statements May Prove Inaccurate........................................................          7
  Markets and Market Prices..............................................................................          8
MEGABIOS CORP. SELECTED HISTORICAL FINANCIAL INFORMATION.................................................          9
GENEMEDICINE, INC. SELECTED HISTORICAL FINANCIAL INFORMATION.............................................         10
MEGABIOS CORP. AND GENEMEDICINE, INC. UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION............................................................................................         11
COMPARATIVE PER SHARE DATA...............................................................................         12
RISK FACTORS.............................................................................................         13
  Risks Relating to the Merger...........................................................................         13
  Risks Relating to the Business of Megabios.............................................................         14
  Risks Relating to the Business of GENEMEDICINE.........................................................         20
THE MEGABIOS SPECIAL MEETING.............................................................................         25
  Purpose of the Megabios Special Meeting................................................................         25
  Proxies................................................................................................         25
  Date, Time and Place of Meeting........................................................................         25
  Voting Rights and Outstanding Shares...................................................................         25
  Solicitation...........................................................................................         25
  Vote Required..........................................................................................         26
  Revocability Of Proxies................................................................................         26
THE GENEMEDICINE SPECIAL MEETING.........................................................................         26
  Purpose of the GENEMEDICINE Special Meeting............................................................         26
  Proxies................................................................................................         26
  Date, Time and Place of Meeting........................................................................         27
  Voting Rights and Outstanding Shares...................................................................         27
  Solicitation...........................................................................................         27

                                                                                                             PAGE
                                                                                                           ---------
  Vote Required..........................................................................................         27
  Revocability of Proxies................................................................................         28
COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY..............................................         29
APPROVAL OF THE MERGER AND RELATED TRANSACTIONS..........................................................         30
  Background of the Merger...............................................................................         30
  Joint Reasons for the Merger...........................................................................         33
  GENEMEDICINE'S Reasons for the Merger..................................................................         33
  Megabios' Reasons for the Merger.......................................................................         34
  Opinion of Financial Advisor to GENEMEDICINE...........................................................         36
  Opinion of Financial Advisor to Megabios...............................................................         40
  Interests of Certain Persons in the Merger.............................................................         43
  Material Federal Income Tax Consequences...............................................................         45
  Anticipated Accounting Treatment.......................................................................         47
  Regulatory Matters.....................................................................................         47
  No Appraisal Rights....................................................................................         48
  Resale of Megabios Common Stock........................................................................         48
THE REORGANIZATION AGREEMENT.............................................................................         49
  General................................................................................................         49
  Merger Consideration...................................................................................         49
  Stock Options, Warrants and Employee Stock Purchase Plan...............................................         49
  Stock Ownership Following the Merger...................................................................         50
  Conversion of Shares; Procedures for Exchange of Certificates..........................................         50
  Effect on Certificates.................................................................................         50
  Corporate Matters......................................................................................         51
  Conditions to the Merger...............................................................................         51
  Representations and Warranties.........................................................................         53
  Covenants..............................................................................................         54
  Termination............................................................................................         58
  Expenses and Termination Fees..........................................................................         60
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..............................................         61
INFORMATION RELATING TO MEGABIOS.........................................................................         67
MEGABIOS BUSINESS........................................................................................         67
  Overview...............................................................................................         67
  Megabios' In Vivo, Non-Viral Gene Delivery Approach....................................................         67
  Megabios' Gene Delivery Systems........................................................................         69
  Corporate Partners.....................................................................................         72
  Technology Licenses....................................................................................         74
  Patents and Proprietary Technology.....................................................................         75
  Manufacturing and Commercialization....................................................................         76
  Government Regulation..................................................................................         77
  Competition............................................................................................         79
  Product Liability Insurance............................................................................         80
  Employees..............................................................................................         80
  Facilities.............................................................................................         80
  Legal Proceedings......................................................................................         80
MEGABIOS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........         81
  Overview...............................................................................................         81
  Results of Operations..................................................................................         81
  Liquidity and Capital Resources........................................................................         83

                                                                                                             PAGE
                                                                                                           ---------
  Impact of the Year 2000................................................................................         84
MEGABIOS MANAGEMENT AFTER THE MERGER.....................................................................         85
  Executive Officers and Directors.......................................................................         85
  Board Composition......................................................................................         87
  Board Committees.......................................................................................         88
  Director Compensation..................................................................................         88
  Executive Compensation.................................................................................         89
  Option Grants in Last Fiscal Year......................................................................         90
  Aggregate Option Exercises in Last Fiscal Year.........................................................         90
  Limitation of Liability and Indemnification Matters....................................................         91
  Certain Transactions of Megabios.......................................................................         91
MEGABIOS PRINCIPAL STOCKHOLDERS..........................................................................         92
INFORMATION RELATING TO GENEMEDICINE.....................................................................         94
GENEMEDICINE BUSINESS....................................................................................         94
GENEMEDICINE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......         96
  Results of Operations..................................................................................         96
  Liquidity and Capital Resources........................................................................         98
  Impact of Year 2000 on Information Systems.............................................................         98
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.....................        100
DESCRIPTION OF MEGABIOS CAPITAL STOCK....................................................................        101
COMPARISON OF STOCKHOLDERS' RIGHTS.......................................................................        102
  Percentage of Voting Stock; Influence Over Affairs.....................................................        102
  Power to Call Special Stockholders' Meetings...........................................................        102
  Interested Stockholder Transactions....................................................................        102
  Amendment of Bylaws....................................................................................        102
  Rights Plan............................................................................................        103
EXPERTS..................................................................................................        103
LEGAL MATTERS............................................................................................        103
MEGABIOS STOCKHOLDER PROPOSALS...........................................................................        103
GENEMEDICINE STOCKHOLDER PROPOSALS.......................................................................        104
WHERE YOU CAN FIND MORE INFORMATION......................................................................        105
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................................................        105
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................................................        106
INDEX TO FINANCIAL STATEMENTS............................................................................        F-1

APPENDICES
  Appendix A.............................................................................................        A-1
  Appendix A-1...........................................................................................      A-1-1
  Appendix B-1...........................................................................................      B-1-1
  Appendix B-2...........................................................................................      B-2-1

                             QUESTIONS AND ANSWERS
                     ABOUT THE MEGABIOS/GENEMEDICINE MERGER

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: We believe that the merger will create a combined company that will be able to:

    - leverage its collective scientific expertise, intellectual property and product development efforts into additional corporate partnerships in the pharmaceutical and biotechnology industries

    - streamline its product development efforts

    - respond more quickly and effectively to emerging opportunities in the field of gene-based therapeutics

    - develop products more efficiently than either company alone

Q:  AS A GENEMEDICINE STOCKHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive 0.5710 of a share of Megabios common stock in exchange for each share of GENEMEDICINE common stock that you own. For example, if you own 1000 shares of GENEMEDICINE common stock, you will receive 571 shares of Megabios common stock in exchange for your shares. No fractional shares will be issued. In lieu thereof, stockholders will be paid in cash the amount equal to the fractional share multiplied by the price of Megabios common stock on the date the merger is consummated.

Q: IF I HAD OPTIONS OR WARRANTS TO PURCHASE GENEMEDICINE COMMON STOCK, WHAT WILL I RECEIVE IN THE MERGER?

A: Each option and warrant to purchase GENEMEDICINE common stock will convert into an option or warrant to purchase 57.10% as many shares of Megabios common stock at an adjusted exercise price. The adjusted exercise price is calculated by dividing the original exercise price by 0.5710. For example, if you have an option or warrant to purchase 1000 shares of GENEMEDICINE common stock at an exercise price of $5.71, after the merger you will have an option or warrant to purchase 571 shares of Megabios common stock at an exercise price of $10.00.

Q: AS A MEGABIOS STOCKHOLDER, WILL I RECEIVE ADDITIONAL SHARES OF MEGABIOS COMMON STOCK IN THE MERGER?

A: No. You will continue to hold the same number of shares of Megabios common stock after the merger. Additional shares of Megabios common stock will be issued in the merger only to the GENEMEDICINE stockholders.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?
A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares according to your directions. Without instructions, your broker will not vote your shares.

Q: IF I AM NOT GOING TO ATTEND THE STOCKHOLDER MEETING, SHOULD I RETURN MY PROXY CARD INSTEAD?

A: Yes. Please fill out and sign your proxy card and mail it to us in the enclosed return envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at your special meeting.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send in a later dated, signed proxy card to your company's corporate secretary before your special meeting or attend your special meeting in person and vote.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send GENEMEDICINE stockholders written instructions for exchanging their stock certificates. Megabios stockholders do not need to exchange their certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We hope to complete the merger within a few days of satisfying the conditions of the reorganization agreement, including conditions relating to stockholder approval.

Q:  WHAT ARE THE TAX CONSEQUENCES TO STOCKHOLDERS OF THE MERGER?

A: We intend that the merger will be treated as a tax-free reorganization for federal income tax purposes. Generally, GENEMEDICINE stockholders will not recognize gain or loss on the exchange of their stock, other than taxes on cash received for a fractional share. Megabios stockholders will not recognize any gain or loss in connection with the merger. Tax matters, however, are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. We encourage you to contact your tax advisors to determine the tax consequences of the merger to you. To review the tax consequences to Megabios and GENEMEDICINE stockholders in greater detail, see pages 45 to 47 of this joint proxy statement/prospectus.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FOUND IN GREATER DETAIL ELSEWHERE IN THIS DOCUMENT. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ THE ENTIRE DOCUMENT (INCLUDING THE APPENDICES) AND THE DOCUMENTS INCORPORATED BY REFERENCE BEFORE YOU DECIDE HOW TO VOTE.

                                 THE COMPANIES

MEGABIOS CORP.
863A Mitten Road
Burlingame, CA 94010
(650) 697-1900

    Megabios develops proprietary gene delivery systems and provides preclinical and early clinical development expertise to create gene-based therapeutics designed for the treatment or prevention of genetic and acquired diseases.

    Megabios has developed several IN VIVO, plasmid gene delivery systems to address a number of potential therapeutic applications using a variety of therapeutic genes. Megabios believes its proprietary, plasmid gene delivery systems may have the following benefits:

    - therapeutically relevant gene expression

    - tissue specific gene delivery and expression

    - ease of handling and administration, stability and scalable manufacturing methods

    - improved safety profile

    Megabios was incorporated in California in April 1992 and reincorporated in Delaware in September 1997. For more information, see "Information Relating to Megabios" beginning on page 67.

GENEMEDICINE, INC.
8301 New Trails Drive
The Woodlands, TX 77381
(281) 364-1150

    GENEMEDICINE is engaged in the development of gene medicines for the treatment of certain cancers and other diseases. Gene medicines are designed to deliver instructions to targeted cells in the body to produce therapeutic proteins or desired immune responses. GENEMEDICINE is also engaged in the development of genetic vaccines which may be used for the treatment or prevention of infectious diseases.

    GENEMEDICINE was incorporated in Delaware in January 1992. For more information on GENEMEDICINE, see "Where You Can Find More Information" on Page 105.

                           OUR REASONS FOR THE MERGER

    We believe that the merger will create a combined company capable of:

    - leveraging its collective scientific expertise, intellectual property and product development efforts into additional corporate partnerships in the pharmaceutical and biotechnology industries

    - streamlining its product development efforts

    - responding more quickly and effectively to emerging opportunities in the field of gene-based therapeutics

    - developing products more efficiently than either company alone

    The combined company may also offer a greater range of career opportunities for employees, may improve employee retention, and may operate with reduced general and administrative expenses.

    The Megabios Board of Directors believes that the merger will provide a number of benefits to Megabios and its stockholders by resulting in a combined company with greater financial and intellectual property resources, a more diverse product base and enhanced collaborative partnership opportunities.

    The GENEMEDICINE Board of Directors believes that the merger may provide a number of benefits to GENEMEDICINE and its stockholders, by resulting in a combined company with greater financial resources, greater research and development capabilities and enhanced collaborative partnership opportunities.

    To review the background and reasons for the merger in more detail, as well as the risks of the merger, see "Approval of the Merger and Related Transactions--Background of the Merger," "--Joint Reasons for the Merger," "--GENEMEDICINE'S Reasons for the Merger" and "--Megabios' Reasons for the Merger," beginning on page 30 and "Risk Factors--Risks Relating to the Merger" beginning on page 13.

                           RECORD DATE; VOTING POWER

    You are entitled to vote at the Megabios special meeting or the GENEMEDICINE
special meeting if you own shares as of the close of business on [            ],
1998. This date is referred to in this document as the "record date."

    At the close of business on the record date, [      ] shares of Megabios
common stock were outstanding and entitled to vote at the Megabios special meeting. You will have one vote at the Megabios special meeting for each share of Megabios common stock you own as of the record date.

    At the close of business on the record date, [      ] shares of GENEMEDICINE
common stock were outstanding and entitled to vote at the GENEMEDICINE special meeting. You will have one vote at the GENEMEDICINE special meeting for each share of GENEMEDICINE common stock you own as of the record date.

                     OUR RECOMMENDATION TO OUR STOCKHOLDERS

TO THE MEGABIOS STOCKHOLDERS:

    The Megabios Board of Directors believes that the merger is fair to, and is in the best interests of, both you and Megabios. The Megabios Board of Directors unanimously recommends that you vote "FOR" the proposal to approve the issuance of shares of Megabios common stock in the merger.

TO THE GENEMEDICINE STOCKHOLDERS:

    The GENEMEDICINE Board of Directors believes that the merger is fair to you and is in your best interests. The GENEMEDICINE Board of Directors unanimously recommends that you vote "FOR" the proposal to approve and adopt the reorganization agreement and approve the merger.
                                 VOTE REQUIRED

    A majority of shares of Megabios common stock present in person or represented by proxy and entitled to vote at the Megabios special meeting must vote to approve the issuance of shares of Megabios common stock in the merger.

    A majority of the outstanding shares of GENEMEDICINE common stock as of the record date must vote to approve and adopt the reorganization agreement and approve the merger.

                                   THE MERGER

    THE REORGANIZATION AGREEMENT IS ATTACHED AS APPENDIX A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE REORGANIZATION AGREEMENT. IT IS THE LEGAL DOCUMENT GOVERNING THE MERGER.

WHEN THE MERGER WILL OCCUR

    The merger will take place on a date agreed to by Megabios and GENEMEDICINE. This date will be no later than the second business day after all of the conditions to closing contained in the reorganization agreement have been satisfied or waived. Assuming that our companies satisfy or waive all of the conditions in the reorganization agreement, we anticipate that the merger will
occur on or before February   , 1999. For more information on regulatory matters
and conditions of the merger, see "Approval of the Merger and Related Transactions--Regulatory Matters" beginning on page 47 and "The Reorganization Agreement--Conditions to the Merger" beginning on page 51.

WHAT STOCKHOLDERS WILL RECEIVE IN THE MERGER

    If the merger is approved, GENEMEDICINE stockholders, will receive 0.5710 of a share of Megabios common stock for each share of GENEMEDICINE common stock they own prior to the merger. No fractional shares will be issued. In lieu thereof, stockholders will be paid in cash the amount equal to the fractional share multiplied by the price of Megabios common stock on the effective date of the merger.

    Similarly, each option to purchase GENEMEDICINE common stock will convert into an option to purchase 57.10% as many shares of Megabios common stock at an adjusted exercise price. Megabios will assume each GENEMEDICINE option in accordance with the terms of the stock option plan under which the option was issued and the stock option agreement. Likewise, each outstanding warrant to purchase GENEMEDICINE common stock shall convert into a warrant to purchase 57.10% as many shares in Megabios common stock at an adjusted exercise price. Megabios will assume each warrant in accordance with its terms. The adjusted exercise price is calculated by dividing the original exercise price by 0.5710. For example, if you have an option or warrant to purchase 1000 shares of GENEMEDICINE common stock at an exercise price of $5.71, after the merger you will have an option or warrant to purchase 571 shares of Megabios common stock, at an exercise price of $10.00. The terms and conditions that will apply to your new option or warrant will be substantially the same as the terms and conditions that apply to your existing option or warrant. For more information on stock options and warrants, see "The Reorganization Agreement--Stock Options, Warrants and Employee Stock Purchase Plan" beginning on page 49.

    Soon after the merger occurs, Boston Equiserve L.P. will mail to the holders of GENEMEDICINE common stock (1) a letter of transmittal with respect to the surrender of valid certificates representing shares of GENEMEDICINE common stock in exchange for certificates representing Megabios common stock and (2) instructions for use of the letter of transmittal.

    GENEMEDICINE STOCKHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. For more information on exchanging GENEMEDICINE shares, see "The Reorganization Agreement--Conversion of Shares; Procedures for Exchange of Certificates" beginning on page 50.

                   OWNERSHIP OF MEGABIOS FOLLOWING THE MERGER

    Based upon the number of shares of GENEMEDICINE common stock issued and outstanding on the record date (which excludes outstanding options, warrants or other rights to purchase GENEMEDICINE common stock), approximately 8,900,000 shares of Megabios common stock will be issued in connection with the merger. Based upon the number of shares of Megabios common stock issued and outstanding on the record date (which excludes outstanding options or other rights to purchase Megabios common stock), and the number of additional shares of Megabios common stock that will be issued in connection with the merger, the former holders of GENEMEDICINE common stock will hold approximately 41.0% of the total number of shares of the combined company.

    The total number of outstanding options to purchase GENEMEDICINE common stock will become rights to purchase an aggregate of 1,797,523 shares of Megabios common stock at a weighted average price of $7.26 per share in connection with the merger. The total number of outstanding warrants to purchase GENEMEDICINE common stock will become rights to purchase an aggregate of 687,919 shares of Megabios common stock at a weighted average price of $35.32 per share in connection with the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    We intend that the merger will be treated as a tax-free reorganization for federal income tax purposes. Generally, GENEMEDICINE stockholders will not recognize gain or loss in the merger (other than gain or loss on cash received for a fraction of a share which will be subject to tax). The reorganization agreement does not require the parties to obtain a ruling from the Internal Revenue Service as to the tax consequences of the merger. As a condition to the closing of the merger, each of GENEMEDICINE and Megabios must receive opinions from its legal counsel that, based on certain assumptions and certifications, the merger will be treated as a tax-free reorganization for federal income tax purposes. For more information, see "Approval of the Merger and Related Transactions--Material Federal Income Tax Consequences" beginning on page 44.

    TAX MATTERS ARE VERY COMPLICATED. THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. WE URGE STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER,

INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

OPINIONS OF FINANCIAL ADVISORS

    In deciding to approve the merger, each Board of Directors considered the opinion of its financial advisor. Megabios received an opinion from its financial advisor, Hambrecht & Quist LLC, that the exchange ratio was fair to Megabios from a financial point of view. GENEMEDICINE received an opinion from its financial advisor, PaineWebber Incorporated, that the exchange ratio was fair from a financial point of view to the holders of GENEMEDICINE common stock. More information on these opinions is provided in the following sections of this document: "Approval of the Merger and Related Transactions--Opinion of Financial Advisor to Megabios" beginning on page 40 and "--Opinion of Financial Advisor to GENEMEDICINE" beginning on page 36. These opinions are attached as Appendices B-1 and B-2 to this document. We encourage you to read these opinions carefully and in their entirety.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN HOLDERS

    As of the record date, the directors and executive officers of Megabios, as
a group, beneficially owned approximately [        ] percent of Megabios common
stock.

    As of the record date, the directors and executive officers of GENEMEDICINE,
as a group, beneficially owned approximately [      ] percent of GENEMEDICINE
common stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENEMEDICINE'S stockholders should note that certain members of GENEMEDICINE'S management and the GENEMEDICINE Board of Directors have interests in the merger as employees and/or directors that are different from, or in addition to, your interest as a stockholder. Certain employees and management of GENEMEDICINE will share in cash payments equal to a total of three percent of the cash value of the Megabios common stock issued to GENEMEDICINE stockholders pursuant to the reorganization agreement. Employees and management may also be entitled to additional cash payments, benefits and accelerated option vesting if they are terminated after the merger is completed. The options of non-employee directors will accelerate if the merger is completed and must be exercised prior to the merger.

    Certain indemnification arrangements for persons serving as directors and officers of GENEMEDICINE at the time of the merger will be continued for at least six years after the merger is consummated. The combined company will also maintain a policy of directors' and officers' liability insurance for the benefit of those persons for three years after the merger. In addition, Megabios has agreed to use reasonable efforts to nominate and appoint:

    - Arthur M. Pappas to Class I of the Megabios Board of Directors to serve until the annual meeting of stockholders to be held in 2001

    - Stanley T. Crooke to Class II of the Megabios Board of Directors to serve until the annual meeting of stockholders to be held in 1999

    - Bert W. O'Malley to Class III of the Megabios Board of Directors to serve until the annual meeting of stockholders to be held in 2000

    For more information, see "Approval of the Merger and Related
Transactions--Interests of Certain Persons in the Merger" beginning on page 42.

CONDITIONS TO THE MERGER

    Megabios will complete the merger only if a number of conditions are either satisfied or waived by Megabios, some of which include:

    - the representations and warranties of GENEMEDICINE made in the reorganization agreement, subject to certain materiality limitations, are accurate

    - GENEMEDICINE performs certain covenants and obligations contained in the reorganization agreement in all material respects

    - the registration statement relating to the shares of Megabios common stock to be issued in connection with the merger becomes effective

    - the GENEMEDICINE stockholders approve the reorganization agreement and the merger

    - the Megabios stockholders approve the issuance of Megabios common stock in the merger

    - Megabios receives certain other consents, certificates, letters and legal opinions

    - there is no material adverse change to the business, condition, assets, liabilities or results of operations of GENEMEDICINE

    - the Megabios common stock to be issued in the merger is authorized for listing on Nasdaq

    - there are no restraining orders, injunctions and other orders preventing the consummation of the merger or other certain litigation or administrative actions or proceedings

    - all outstanding shares of GENEMEDICINE Series B preferred stock are converted into GENEMEDICINE common stock

    GENEMEDICINE will complete the merger only if a number of conditions are satisfied or waived by GENEMEDICINE, some of which include:

    - the representations and warranties of Megabios made in the reorganization agreement, subject to certain materiality limitations, are accurate

    - Megabios performs certain covenants and obligations contained in the reorganization agreement in all material respects

    - the registration statement relating to the shares of Megabios common stock to be issued in connection with the merger becomes effective

    - the GENEMEDICINE stockholders approve the reorganization agreement and the merger

    - the Megabios stockholders approve the issuance of Megabios common stock in the merger

    - GENEMEDICINE receives certain other consents, certificates, letters and legal opinions

    - there is no material adverse change to the business, condition, assets, liabilities or results of operations of Megabios

    - the Megabios common stock to be issued in the merger is authorized for listing on Nasdaq

    - there are no restraining orders, injunctions and other orders preventing the consummation of the merger or other certain litigation or administrative actions or proceedings

    - The Megabios Board of Directors appoints Mr. Pappas and Drs. Crooke and O'Malley as directors of Megabios

    For more information on the conditions to the merger, see "The Reorganization Agreement--Conditions to the Merger" on page 51.

TERMINATION OF THE REORGANIZATION AGREEMENT

    The Boards of Directors of both companies can agree to terminate the reorganization agreement at any time without completing the merger. Either company can terminate the reorganization agreement if:

    - the merger is not completed by February 28, 1999

    - a governmental authority or other legal action permanently prohibits the merger

    - the GENEMEDICINE stockholders do not approve the merger or the Megabios stockholders do not approve the issuance of Megabios common stock to GENEMEDICINE stockholders in the merger

    - the other party's representations and warranties are inaccurate, resulting in a material adverse effect on the party or the other party breaches or materially fails to comply with its obligations under the reorganization agreement, resulting in the inability to satisfy a condition to the completion of the merger

    In addition, Megabios can terminate the reorganization agreement if certain "triggering events," as defined in the reorganization agreement, occur at any time prior to approval by the GENEMEDICINE stockholders. GENEMEDICINE can terminate the merger if its Board of Directors withdraws, amends or modifies its unanimous recommendation in favor of the merger and accepts or recommends to GENEMEDICINE'S stockholders a "superior offer," as defined in the reorganization agreement. For more information on the circumstances under which the merger can be terminated, see "The Reorganization Agreement--Termination" beginning on page 58.

EXPENSES AND TERMINATION FEES

    We have agreed that each party will pay its own fees and expenses in connection with the merger, whether or not the merger is consummated, except that we will share equally all fees and expenses (other than attorneys' fees) in connection with the printing and filing of this document and the registration statement of which this document is a part. GENEMEDICINE has agreed that if the reorganization agreement is terminated under certain circumstances, it will pay to Megabios either $1,400,000 or 3% of the aggregate consideration received in an "acquisition transaction," as defined in the reorganization agreement, depending on the circumstances. For more information, see "The Reorganization Agreement--Expenses and Termination Fees" beginning on page 60.

ANTICIPATED ACCOUNTING TREATMENT

    The merger is expected to be accounted for as a purchase. For more information, see "Approval of the Merger and Related Transactions--Anticipated Accounting Treatment" beginning on page 47 and "Unaudited Proforma Condensed Combined Financial Statements" on page 61.

REGULATORY APPROVALS

    We are not required to notify the Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice before the merger can be completed. However, the FTC or the Antitrust Division has the authority to challenge the merger on antitrust grounds before or after the merger is completed. For more information, see "Approval of the Merger and Related Transactions--Regulatory Matters" beginning on page 47.

RIGHTS OF DISSENTING STOCKHOLDERS

    Megabios and GENEMEDICINE are organized under Delaware law. Under Delaware law, the stockholders of Megabios and GENEMEDICINE are not entitled to appraisal rights in connection with the merger.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    Both companies have made forward-looking statements in this document (and in the documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Megabios, GENEMEDICINE or the combined company. Also, when words such as "believes," "expects," "anticipates" or similar expressions are used, we are making forward-looking statements. You should note that the merger and an investment in securities of Megabios involve certain risks and uncertainties that could affect the future financial results of Megabios. Some of these risks include: risks related to the integration of Megabios and GENEMEDICINE, risks associated with a fixed exchange ratio, risks relating to the respective businesses of Megabios and GENEMEDICINE and other risks and uncertainties discussed under "Risk Factors" and elsewhere in this document and in the documents GENEMEDICINE incorporates by reference. For more information on these risks, see "Risk Factors" beginning on page 13.

MARKETS AND MARKET PRICES

    Megabios common stock is quoted on Nasdaq under the symbol "MBIO." GENEMEDICINE common stock is quoted on Nasdaq under the symbol "GMED." Following the consummation of the merger, GENEMEDICINE common stock will cease to be quoted on Nasdaq.

    The following table sets forth the closing sale price per share of Megabios and GENEMEDICINE common stock as reported on Nasdaq and the equivalent per share price, as explained below, of GENEMEDICINE common stock on October 23, 1998 the
last trading day before the announcement of the merger, and on November   ,
1998.

                                               MEGABIOS COMMON    GENEMEDICINE COMMON    EQUIVALENT GENEMEDICINE
                                                 STOCK PRICE          STOCK PRICE           PER SHARE PRICE(1)
                                              -----------------  ----------------------  ------------------------
October 23, 1998............................     $     4.188          $      2.000             $      2.391
November   , 1998...........................     $         []         $          []            $          []

------------------------

(1) The equivalent GENEMEDICINE per share price represents 0.5710 of the price of one share of Megabios common stock.

    The actual prices of Megabios common stock or GENEMEDICINE common stock prior to or at the time the merger is consummated cannot be guaranteed or predicted. For more information on this risk, see "Risk Factors--Risks Relating to the Merger" beginning on page 13.

                                 MEGABIOS CORP.
                   SELECTED HISTORICAL FINANCIAL INFORMATION

    The selected historical financial information set forth below with respect to Megabios' statements of operations for the years ended June 30, 1994, 1995, 1996, 1997 and 1998, and the balance sheet data at June 30, 1994, 1995, 1996,
1997 and 1998, has been derived from the financial statements of Megabios audited by Ernst & Young LLP, independent auditors. The selected financial information of Megabios set forth below as of September 30, 1998 and for the three-month periods ended September 30, 1997 and 1998 has been derived from the unaudited financial statements included elsewhere herein, which have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of Megabios' financial position and results of operations. The data set forth below should be read in conjunction with Megabios' "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes and independent auditors' report included elsewhere herein.

                                                                                                              THREE MONTHS
                                                                                                                 ENDED
                                                                FISCAL YEAR ENDED JUNE 30,                   SEPTEMBER 30,
                                                   -----------------------------------------------------  --------------------
                                                     1994       1995       1996       1997       1998       1997       1998
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Contract revenue.................................  $     500  $   1,157  $   1,890  $   5,793  $   8,083  $   2,287  $     773
Expenses:
  Research and development.......................      1,922      4,691      6,487      8,593     15,111      2,758      3,429
  General and administrative.....................        795      1,811      2,169      2,417      3,561        675      1,076
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating expenses.....................      2,718      6,502      8,656     11,015     18,672      3,433      4,505
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating loss...................................     (2,218)    (5,345)    (6,766)    (5,222)   (10,589)    (1,146)    (3,732)
Interest income (expense), net...................         65        (84)      (135)       275      2,211        300        533
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net loss.........................................     (2,153)    (5,429)    (6,901)    (4,947)    (8,378)      (846)    (3,199)
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net loss per share--basic and diluted(1).........  $   (3.59) $   (8.72) $   (9.86) $   (4.40) $   (0.83) $   (0.29) $   (0.25)
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Shares used in computing basic and diluted net
  loss per share(1)..............................        601        622        700      1,126     10,088      2,902     12,736
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                      AT JUNE 30,
                                                 -----------------------------------------------------
                                                   1994       1995       1996       1997       1998
                                                 ---------  ---------  ---------  ---------  ---------  AT SEPTEMBER 30,
                                                                                                              1998
                                                                                                        ----------------
                                                                                                          (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and investments.........  $   1,886  $     282  $   5,253  $  24,269  $  48,426     $   44,931
Working capital (deficit)......................        758       (873)     3,568     21,629     20,966         26,554
Total assets...................................      4,344      4,969      9,956     29,978     55,901         55,208
Long-term debt.................................        412      1,305      1,894      1,487      2,464          4,808
Accumulated deficit............................     (2,931)    (8,360)   (15,261)   (20,208)   (28,586)       (31,785)
Total stockholders' equity.....................      2,436      2,219      6,086     25,223     50,282         47,506

------------------------------

(1) See Note 1 to June 30, 1998 Financial Statements for information regarding the calculation of net loss per share.

                               GENEMEDICINE, INC.
                   SELECTED HISTORICAL FINANCIAL INFORMATION

    The selected historical financial information set forth below with respect to GENEMEDICINE's statements of operations for the years ended December 31, 1993, 1994, 1995, 1996 and 1997, and the balance sheet data at December 31, 1993, 1994, 1995, 1996 and 1997, has been derived from the financial statements of GENEMEDICINE audited by Arthur Andersen LLP, independent public accountants. The selected financial information set forth below as of September 30, 1998 and for the nine month periods ended September 30, 1997 and 1998 is derived from the unaudited financial statements included elsewhere herein, which have been prepared on the same basis as the audited financial statements and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of financial position and results of operations. The data set forth below should be read in conjunction with GENEMEDICINE's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes and accountants' report included elsewhere herein.

                                                                                              NINE MONTHS
                                                                                                 ENDED
                                                  YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                   -----------------------------------------------------  --------------------
                                     1993       1994       1995       1996       1997       1997       1998
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)   (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Revenues and other income:
  Contract revenue...............  $      --  $      --  $   3,680  $   4,000  $   4,500  $   3,500  $   3,068
  Research and development grant
    revenue......................         --        125         --        722        679        509        219
  Interest income................        105        713      1,384      1,862      1,634      1,273        967
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenues and other
      income.....................        105        838      5,064      6,584      6,813      5,282      4,254
Expenses:
  Research and development.......      2,269      7,042     11,338     13,727     14,125     10,068     11,511
  General and administrative.....      1,497      2,881      3,736      3,406      4,380      3,385      3,435
  Interest expense...............         82         88        140        104         62         50         21
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total expenses...............      3,848     10,011     15,214     17,237     18,567     13,503     14,967
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net loss.......................  $  (3,743) $  (9,173) $ (10,150) $ (10,653) $ (11,754) $  (8,221) $ (10,713)
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net loss per share--basic and
    diluted(1)...................  $   (0.91) $   (1.27) $   (1.10) $   (0.84) $   (0.86) $   (0.60) $   (0.74)
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Shares used in computing basic
    and diluted net loss per
    share(1).....................      4,119      7,238      9,195     12,753     13,703     13,656     14,469
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                   AT DECEMBER 31,
                                                -----------------------------------------------------
                                                  1993       1994       1995       1996       1997
                                                ---------  ---------  ---------  ---------  ---------  AT SEPTEMBER 30,
                                                                                                             1998
                                                                                                       ----------------
                                                                                                         (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments.................................  $   4,410  $  22,173  $  35,197  $  30,872  $  24,582     $   18,419
Total assets..................................      5,344     25,004     38,760     34,049     27,987         21,443
Long-term liabilities.........................      1,019        410      1,588      2,179      2,975          3,700
Deficit accumulated during the development
  stage.......................................     (5,132)   (14,305)   (24,455)   (35,108)   (46,861)       (57,574)
Total stockholders' equity....................      3,561     23,383     35,667     29,929     23,198         16,707

------------------------------

    (1) Computed on the basis described in Note 2 of GENEMEDICINE Notes to Financial Statements for the year ended
December 31, 1997.

                     MEGABIOS CORP. AND GENEMEDICINE, INC.
     UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The unaudited pro forma condensed combined financial information set forth below gives effect to the merger as a purchase, assuming that 0.5710 of a share of Megabios common stock is issued in exchange for each share of GENEMEDICINE common stock. The unaudited pro forma condensed combined statements of operations for year ended June 30, 1998 and for the three-month period ended September 30, 1998, combine the historical statements of operations of Megabios and GENEMEDICINE as if the merger had occurred at the beginning of the earliest period presented. The GENEMEDICINE financial information has been recast to conform to the June 30 fiscal year end used by Megabios. The unaudited pro forma condensed combined balance sheet data as of September 30, 1998 gives effect to the merger as if it had occurred on September 30, 1998, and gives effect to the allocation of the purchase price to the GENEMEDICINE assets acquired, including in-process research and development, and liabilities assumed. This data should be read in conjunction with the selected historical financial information, the unaudited pro forma condensed combined financial statements and the separate historical financial statements of Megabios and GENEMEDICINE included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been consummated at the beginning of the earliest period presented, and such information should not be construed as representative of future operating results or financial position.

                                                                                                  THREE MONTHS
                                                                                 YEAR ENDED          ENDED
                                                                                JUNE 30, 1998  SEPTEMBER 30, 1998
                                                                                -------------  ------------------
                                                                                 (IN THOUSANDS, EXCEPT PER SHARE
                                                                                              DATA)
STATEMENTS OF OPERATIONS DATA:
REVENUE:
  Contract revenue............................................................   $    12,106       $    1,818
  Research and development grant revenue......................................           509           --
                                                                                -------------         -------
    Total revenue.............................................................        12,615            1,818

EXPENSES:
  Research and development....................................................        30,189            7,218
  General and administrative..................................................         8,012            2,249
  Amortization of purchased intangible assets.................................         1,055              264
                                                                                -------------         -------
    Total operating expenses..................................................        39,256            9,731
                                                                                -------------         -------
Operating loss................................................................       (26,641)          (7,913)

Interest income (expense), net................................................         3,619              814
                                                                                -------------         -------
Net loss......................................................................       (23,022)          (7,099)
                                                                                -------------         -------
                                                                                -------------         -------

Net loss per share--basic and diluted.........................................   $     (1.21)      $    (0.33)
                                                                                -------------         -------
                                                                                -------------         -------

Shares used in computing basic and diluted net loss per share.................        19,024           21,672
                                                                                -------------         -------
                                                                                -------------         -------

                                                                                               SEPTEMBER 30, 1998
                                                                                               -------------------
BALANCE SHEET DATA:
  Cash, cash equivalents and investments.....................................................      $    63,350
  Working capital............................................................................           37,110
  Total assets...............................................................................           79,815
  Long-term debt.............................................................................            4,808
  Accumulated deficit........................................................................          (57,785)
  Total stockholders' equity.................................................................           60,338

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of Megabios and GENEMEDICINE and combined per share data on an unaudited pro forma basis after giving effect to the merger as a purchase. This data should be read in conjunction with the selected historical financial information and unaudited pro forma condensed combined financial information of Megabios and GENEMEDICINE and notes thereto, included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma combined per share data are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                                                                                                   THREE MONTHS
                                                                                  YEAR ENDED           ENDED
                                                                                 JUNE 30, 1998  SEPTEMBER 30, 1998
                                                                                 -------------  -------------------
Historical Megabios:
  Net loss per basic and diluted share.........................................    $   (0.83)        $   (0.25)
  Book value per share (1).....................................................    $    3.90         $    3.68

                                                                                                    NINE MONTHS
                                                                                YEAR ENDED             ENDED
                                                                             DECEMBER 31, 1997  SEPTEMBER 30, 1997
                                                                             -----------------  -------------------
Historical GENEMEDICINE
  Net loss per basic and diluted share.....................................      $   (0.86)          $   (0.74)
  Book value per share (1).................................................      $    1.67           $    1.15

                                                                                                   THREE MONTHS
                                                                                  YEAR ENDED           ENDED
                                                                                 JUNE 30, 1998  SEPTEMBER 30, 1998
                                                                                 -------------  -------------------

Pro Forma Combined Net Loss
  Per Megabios basic and diluted share.........................................    $   (1.21)        $   (0.33)
  Per equivalent GENEMEDICINE basic and diluted share (2)......................    $   (0.69)        $   (0.19)

                                                                                                SEPTEMBER 30, 1998
                                                                                                -------------------
Pro Forma Combined Book Value per Share (3)
  Per Megabios share..........................................................................       $    2.71
  Per equivalent GENEMEDICINE share (2).......................................................       $    1.55

------------------------

(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.

(2) The GENEMEDICINE Equivalent Pro Forma combined per share amounts are calculated by multiplying the Megabios combined pro forma per share amounts by the exchange ratio of 0.5710.

(3) The Pro Forma Combined Book Value per Share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of the period.

                                  RISK FACTORS

    THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS OF THE COMBINED COMPANY MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, ELSEWHERE IN THIS DOCUMENT, AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN MAKING AN INVESTMENT DECISION. KEEP IN MIND THAT THE RISKS DESCRIBED BELOW ARE NOT THE ONLY RISKS FACING MEGABIOS, GENEMEDICINE OR THE COMBINED COMPANY.

RISKS RELATING TO THE MERGER

    MEGABIOS AND GENEMEDICINE MAY NOT BE SUCCESSFULLY INTEGRATED. Integrating Megabios and GENEMEDICINE will be a complex, time-consuming and expensive process. Before the merger, Megabios and GENEMEDICINE operated independently, each with its own business, business culture, employees and systems. After the merger, Megabios and GENEMEDICINE must operate as a combined organization utilizing common (1) information and communication systems, (2) operating procedures, (3) financial controls and (4) human resource practices, including benefit, training and professional development programs. There may be substantial difficulties, costs and delays involved in integrating Megabios and GENEMEDICINE. These may include:

    - Distracting management from the business of the combined company

    - Potential incompatibility of business cultures

    - Perceived uncertainty in career opportunities, benefits and the long-term return value of stock options available to employees

    - Potential inability to coordinate research and development efforts successfully

    - Costs and delays in implementing common systems and procedures

    Any one or all of these factors may increase operating costs or lower anticipated financial performance. In addition, the combined company may lose corporate partners and employees. Many of these factors are also outside the control of either company. The failure to integrate Megabios and GENEMEDICINE would have a material adverse effect on the business, financial condition and results of operations of the combined company.

    THE NUMBER OF SHARES OF MEGABIOS COMMON STOCK RECEIVED IN THE MERGER WILL NOT INCREASE OR DECREASE DUE TO CHANGES IN THE PRICE OF EITHER COMPANY'S STOCK. At the effective time of the merger, each outstanding share of GENEMEDICINE common stock will be converted into 0.5710 of a share of Megabios common stock. The exchange ratio will not increase or decrease due to fluctuations in the market price of either company's stock. The value of the shares of Megabios common stock to be received by GENEMEDICINE stockholders in the merger will depend upon the market price of Megabios common stock at the effective time of the merger. Megabios common stock and GENEMEDICINE common stock are subject to substantial price volatility. The market prices of Megabios common stock and GENEMEDICINE common stock cannot be guaranteed or predicted. Recent market prices of Megabios common stock and GENEMEDICINE common stock are set forth under the captions "Summary--Markets and Market Prices" beginning on page 8 and "Comparative Per Share Market Price Data and Dividend Policy" beginning on page
29. We encourage GENEMEDICINE stockholders to obtain current market quotations for Megabios common stock and GENEMEDICINE common stock.

    RIGHTS OF GENEMEDICINE STOCKHOLDERS WILL CHANGE AFTER MERGER. Following the merger, GENEMEDICINE stockholders will become Megabios stockholders. There are important differences between the rights of stockholders of GENEMEDICINE and the rights of stockholders of Megabios. For a description of these differences, see "Comparison of Stockholders' Rights" beginning on page 102.

RISKS RELATING TO THE BUSINESS OF MEGABIOS

    MEGABIOS EXPECTS TO CONTINUE TO OPERATE AT A LOSS AND MAY NEVER ACHIEVE PROFITABILITY. Since its inception, Megabios has engaged in research and development activities. As a result, Megabios has generated minimal revenues from operations and has experienced significant operating losses. As of September 30, 1998, Megabios had an accumulated deficit of approximately $31.8 million. The process of developing the Megabios' gene delivery systems will require significant additional research and development, preclinical testing, clinical trials and regulatory approvals. These activities, together with general and administrative expenses, are expected to result in operating losses for the foreseeable future. Megabios cannot be certain that it will ever achieve and sustain profitability in the future.

    THE DEVELOPMENT OF MEGABIOS' PRODUCTS WILL TAKE SEVERAL MORE YEARS, AND MEGABIOS CANNOT BE CERTAIN THESE PRODUCTS WILL BE SUCCESSFULLY MARKETED OR MANUFACTURED. Megabios is at an early stage of development. Because substantially all of the products under development by Megabios are in research or preclinical development, revenues from the sale of any products will not be realized for at least the next several years, if at all. Megabios cannot be certain that any of its products will be safe and effective or that Megabios or its corporate partners will obtain regulatory approvals. In addition, any products developed by Megabios may not be economical to manufacture on a commercial scale. Even if Megabios develops a product that becomes available for commercial sale, it cannot be certain that consumers will accept the product.

    MEGABIOS' BUSINESS DEPENDS ON ATTRACTING AND RETAINING CORPORATE
PARTNERS. Megabios relies on corporate partnerships in order to fund or conduct research and development, preclinical studies, clinical trials, manufacturing, marketing and sales necessary to commercialize its gene delivery systems. Megabios cannot be certain that it will be able to retain current or establish additional corporate partnerships. Even if it is able to establish new corporate partnerships, the terms may not be favorable. In addition, Megabios cannot be certain that its current or future corporate partnerships will be successful or that it will derive any revenue from such partnerships. Corporate partners have considerable discretion in electing whether to pursue the development of any products. Corporate partners may pursue alternative technologies or products either on their own or in collaboration with Megabios' competitors. Disputes may also not arise in the future with respect to the ownership of rights to any technology developed with corporate partners. Disagreements between corporate partners and Megabios could lead to delays or termination in the research, development or commercialization of certain product candidates. Such disagreements could also result in litigation or arbitration which would be time consuming and expensive. If any corporate partner fails to develop or commercialize successfully any product, Megabios' business, financial condition and results of operations could be materially adversely affected.

    MEGABIOS MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP GENE-BASED THERAPEUTICS THAT SATISFY EXISTING CLINICAL AND REGULATORY APPROVAL PROCEDURES. Before Megabios or its corporate partners can obtain regulatory approval for the commercial sale of any of its products, Megabios or its corporate partner must demonstrate, through preclinical studies and clinical trials, that a potential product is safe and effective for use in each target indication. Megabios cannot be certain that it or its corporate partners will be permitted to undertake clinical testing of its products. Megabios or its corporate partners may also experience delays in commencing clinical trials due to a variety of factors, including:

    - Unfavorable or delayed preclinical study results

    - Inability to manufacture sufficient quantities of materials used for clinical trials

    - Delays or difficulties in patient enrollment

    - Delays in regulatory approvals

    While Megabios has demonstrated some evidence of the utility of its gene delivery systems in preclinical studies, these results do not mean that they will be safe or effective in humans. The gene delivery systems may have undesirable and unintended side effects or other characteristics that may prevent or limit their use.

    Megabios' gene delivery systems face certain risks in addition to those common to all biotechnology or biopharmaceutical companies. Gene-based therapy is a new and rapidly evolving technology that is expected to undergo significant technological changes in the future. Many companies are seeking to identify therapeutic genes and understand their function in the development and progression of various diseases. However, there is limited clinical data available regarding the safety and efficacy of gene-based therapeutics. Megabios is not aware of any gene-based therapeutics that have received marketing approval from the Food and Drug Administration ("FDA") or foreign regulatory authorities. As a result of the limited data available and other factors, clinical trials relating to gene-based therapeutics may take longer to complete than clinical trials involving more traditional pharmaceuticals.

    MEGABIOS MAY BE UNABLE TO EFFECTIVELY PROTECT ITS PATENTS AND PROPRIETARY RIGHTS. Megabios' success will depend to a significant degree on its ability to obtain patents and licenses to patent rights. In addition, Megabios' success will also depend on its ability to preserve trade secrets and to operate without infringing on the proprietary rights of others. The patent positions of biotechnology and pharmaceutical companies are uncertain and involve complex legal and factual questions. As a result, Megabios cannot predict how broad any claims in allowed patents will be. In addition, there is a substantial backlog of biotechnology patent applications at the U.S. Patent and Trademark Office that may delay the review and the potential issuance of patents.

    Megabios cannot be certain that patents will issue from any applications filed in the U.S. and other countries. In addition, Megabios cannot be certain that issued patents will be sufficient to protect Megabios' technology. Patent applications in the U.S. are maintained in secrecy until a patent issues. As a result, Megabios cannot be certain that others have not filed patent applications for technology covered by Megabios' pending applications. Megabios also cannot be certain it was the first to invent the technology that is the subject of such patent applications. Competitors may have filed patent applications or received patents and may obtain additional patents and proprietary rights that block or compete with those held by Megabios. Megabios is aware of patent applications filed and patents issued to third parties relating to gene delivery technologies. Megabios currently is unable to verify that any of these patent applications or patents held by third parties will have any effect on its products in development.

    If any of its competitors have filed patent applications in the U.S. that claim technology also invented by Megabios, Megabios may have to participate in interference proceedings. These interference proceedings determine priority of invention and, thus, the right to a patent for the technology in the U.S. Participation in these proceedings would be expensive to Megabios. In addition, litigation may be necessary to enforce any patents issued to Megabios or to determine the scope and validity of the proprietary rights of third parties. Litigation is also expensive. In the event Megabios is required to participate in interference proceeding or litigation, Megabios cannot predict the outcome of the proceedings. An unfavorable outcome could result in the loss of patent protection.

    Megabios' success depends in large part on its ability to operate without infringing upon the patents and other proprietary rights of third parties. Megabios cannot be certain that its technologies do not and will not infringe upon the patents or other proprietary rights of third parties. In the event of such infringement, Megabios and its corporate partners may be enjoined from pursuing commercialization of products or may be required to obtain licenses to these patents or other proprietary rights. Megabios cannot be certain that it or its corporate partners will be able to obtain alternative technologies or any required license. Even if it were to obtain such technologies or licenses, Megabios cannot be certain that the terms would be commercially reasonable. If such licenses or alternative technologies are not obtained, Megabios may be delayed or prevented from pursuing the development of some or all of its products.

    Megabios also relies on proprietary information and trade secrets, including its proprietary database of preclinical IN VIVO experiments, to develop and maintain its competitive position. Third parties may independently develop equivalent proprietary information or techniques or gain access to Megabios' trade secrets. Megabios typically requires its employees, consultants, collaborators, advisors and corporate partners to execute confidentiality agreements. However, these agreements may not provide meaningful protection or adequate remedies in the event of unauthorized use or disclosure of such information. Megabios also cannot guarantee that the parties to such agreements will not breach the agreements.

    MEGABIOS MUST OBTAIN RIGHTS TO PROPRIETARY GENES OR OTHER
TECHNOLOGIES. Megabios and its corporate partners are investigating the use of certain gene sequences in Megabios' products. A number of these gene sequences are, or may become, patented by others. As a result, Megabios or its corporate partners may be required to obtain licenses to those gene sequences or other technology. In addition, some of the products based on Megabios' gene delivery systems may require the use of multiple proprietary technologies. Consequently, Megabios or its corporate partners may be required to make cumulative royalty payments to several third parties. These cumulative royalties would reduce amounts retained by or paid to Megabios and could be commercially prohibitive. Megabios cannot be certain that it or its corporate partners will be able to obtain any required licenses.

    MEGABIOS MUST SECURE ADDITIONAL FINANCING TO MEET ITS FUTURE
NEEDS. Megabios will require additional funding in order to continue its research and development activities. Megabios has financed its operations primarily through the sale of equity securities and through corporate partnerships. Megabios has generated no royalty revenues from product sales. No such revenues are expected for the foreseeable future, if ever. Megabios anticipates that its existing resources will enable it to maintain its operations through fiscal 2000. However, Megabios may require additional funding prior to such time. Megabios' future capital requirements will depend on many factors, including:

    - Scientific progress in its research and development programs

    - Size and complexity of such programs

    - Scope and results of preclinical studies and clinical trials

    - Ability to establish and maintain corporate partnerships

    - Time and costs involved in obtaining regulatory approvals

    - Time and costs involved in filing, prosecuting and enforcing patent claims

    - Competing technological and market developments

    - The cost of manufacturing preclinical and clinical material

    Megabios cannot be certain that additional financing to meet its funding requirements will be available. Even if financing is available, the terms may not be attractive. Furthermore, any additional equity financing may be dilutive to stockholders. If Megabios is unable to raise capital when needed, it may have to reduce operations to conserve cash or cease operations entirely.

    MEGABIOS MAY BE UNABLE TO SATISFY GOVERNMENT REGULATIONS RELATING TO THE DEVELOPMENT, MARKETING AND MANUFACTURING OF ITS PRODUCTS IN THE U.S. Megabios has not received approval from any regulatory authorities to market any products. The production and marketing of Megabios' products and its ongoing research and development activities are subject to extensive regulation by the FDA and state agencies. Prior to marketing any drug or biological product in the U.S., the product must undergo rigorous preclinical studies and clinical trials. In addition, the product must undergo an extensive regulatory approval process implemented by the FDA. These regulatory requirements are designed to determine that the product is both safe and effective. Satisfaction of these regulatory requirements typically takes several years or more depending on the type, complexity and novelty of the product. In addition, the process of obtaining regulatory approval requires a substantial commitment of resources. Moreover, Megabios cannot be certain that it will obtain regulatory approval even if it devotes substantial resources and time. For example, Megabios cannot be certain that any product under development will prove safe and effective in clinical trials. Data obtained from preclinical studies and clinical trials may be interpreted in a variety of ways. Such interpretations could delay, limit or prevent regulatory approvals.

    Megabios believes that the FDA will regulate the commercial uses of its products as biologics. However, gene-based therapy is a relatively new technology. As a result, the regulatory requirements governing gene-based therapeutics are particularly uncertain. This uncertainty may result in excessive costs or extensive delays in the regulatory approval process. Academic institutions and companies conducting research in the gene-based therapy field are using a variety of approaches and technologies. If these parties experience any adverse results in preclinical studies or clinical trials, Megabios could experience delays in the approval process for its products. Adverse results could also prevent approval altogether.

    In addition, manufacturing facilities in the U.S. must comply with the FDA's Good Manufacturing Process ("GMP") regulations. Such facilities are subject to periodic inspection by the FDA and state authorities. Manufacturers of biologics also must comply with the FDA's general biological product standards and also may be subject to state regulation. Failure to comply with GMP or other applicable regulatory requirements may result in the following:

    - Withdrawal of marketing approval

    - Civil penalties

    - Recall or seizure of products or total or partial suspension of production

    - FDA warning letters

    - Refusal by the FDA to review applications or supplements to approved applications

    - Injunctions

    - Other legal or regulatory actions

    Even after a product is approved for marketing, the product, its manufacturer and its manufacturing facilities are subject to continued regulatory review, oversight and periodic FDA inspections. Discovery of previously unknown problems with a product, manufacturer or facility may result in penalties, including withdrawal of the product from the market.

    MEGABIOS MAY NOT BE SUCCESSFUL IN OBTAINING REQUIRED FOREIGN REGULATORY APPROVALS. In order to market its products outside of the U.S., Megabios and its corporate partners must also comply with numerous and varying regulatory requirements of other countries regarding safety and quality. The approval procedures vary among countries and can involve additional testing. The time required obtaining approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries includes all of the risks associated with obtaining FDA approval set forth above. Megabios cannot be certain that it will obtain any regulatory approvals in other countries. Approval by the FDA does not ensure approval by the regulatory authorities of any other country.

    THE GENE-BASED THERAPEUTICS MARKET IS HIGHLY COMPETITIVE. The pharmaceutical and biotechnology industries are highly competitive. Megabios is aware of several pharmaceutical and biotechnology companies that are pursuing gene-based therapeutics. Many of these companies are addressing diseases that have been targeted by Megabios or its corporate partners. Megabios is also aware that certain of its corporate partners are developing gene-based therapeutics of Megabios' competitors. These corporate partners may devote more resources to competing products or technologies. Megabios also may experience competition from companies that enter the field of gene-based therapeutics in the future. As competitors develop their technologies, they may develop proprietary positions in certain aspects of gene delivery and gene-based therapeutics that could prevent Megabios from developing its products.

    In addition, Megabios faces intense competition from other companies for corporate partnerships, for establishing relationships with academic and research institutions and for licenses to proprietary technology. In addition, many other companies are developing non-gene-based therapies to treat these same diseases.

    Most of Megabios' competitors and potential competitors have substantially greater resources than Megabios. Those resources include superior product development capabilities and financial, scientific, manufacturing, managerial and human resources. Megabios' competitors may develop safer, more effective or less costly gene delivery systems, gene-based therapeutics or non-gene-based therapies. In addition, competitors may achieve superior patent protection or obtain regulatory approval or product commercialization earlier than Megabios.

    MEGABIOS MAY BE UNABLE TO ATTRACT AND RETAIN A SUFFICIENT NUMBER OF QUALIFIED EMPLOYEES. Megabios' success depends, in part, on its ability to retain its executive officers and scientific staff. In addition, Megabios relies on consultants and advisors to assist in formulating its research and development strategy. If Megabios loses any of these persons, its corporate partnerships, business, financial condition and results of operations could be adversely affected. Megabios does not maintain key man life insurance on any of these individuals.

    In order to pursue its research and product development plans, Megabios must attract and retain additional qualified scientific and other personnel. Most of the individuals sought by Megabios are highly skilled in pharmaceutical product development or in particular scientific fields. These individuals are generally in high demand by pharmaceutical and biotechnology companies and by universities and other research institutions. As a result, Megabios cannot be certain it will be able to attract and retain qualified individuals. The loss of key personnel or the inability to hire and retain qualified personnel could adversely affect Megabios' product development efforts.

    MEGABIOS HAS ONLY LIMITED MANUFACTURING EXPERIENCE. Megabios has entered into a strategic partnership with DSM Biologics ("DSM") for the manufacture and supply of gene based systems for the gene therapy industry. The partnership has the potential to create the first manufacturing facilities that can produce high-quality, ultrapure material for plasmid-based therapeutics on every scale, from preclinical toxicology studies to commercial products. DSM will have full responsibility for manufacturing material to be marketed to any company or institution working in the field of gene therapy. Megabios will depend on DSM for commercial-scale manufacturing of its products. Neither DSM nor any third party has demonstrated successful large-scale manufacturing of Megabios' gene delivery systems. DSM may be unable to develop adequate manufacturing capabilities for commercial-scale quantities of gene-based therapeutic products. If DSM or third parties are unable to establish and maintain large-scale manufacturing capabilities, Megabios' commercialization of its products may be delayed and sales of any products would be adversely affected.

    MEGABIOS' PRODUCTS MAY NOT BE ACCEPTED BY PHYSICIANS AND
INSURERS. Megabios' success is dependent on commercial acceptance of its products. Megabios believes that recommendations by physicians and health care payers will be essential for commercial acceptance of its products. Concerns have arisen regarding the potential safety and efficacy of gene-based therapeutics using viral delivery systems. While Megabios' gene delivery systems are lipid-based and do not contain viruses these concerns could adversely affect physicians' and health care payers' evaluations of Megabios' products. Physicians and health care payers could conclude that Megabios' products or technology are not safe and effective. If products developed by Megabios and its corporate partners are not commercially accepted by patients, physicians or third-party payers, sales of any products would be adversely affected.

    MEGABIOS MAY BE UNABLE TO EFFECTIVELY PRICE ITS PRODUCTS OR OBTAIN ADEQUATE REIMBURSEMENT. Sales volume and price of any products successfully developed by Megabios will depend, in part, on the availability of third-party reimbursement for the cost of such products and related treatments. Reimbursement is generally provided by government health administration authorities, private health insurers and other organizations. Third-party payers are increasingly challenging the price of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. As a result, even if Megabios and its corporate partners succeed in bringing any products to market, they cannot be certain that reimbursement will be available. Even if reimbursement is available, payers' reimbursement policies may adversely affect corporate partner's ability to sell such products on a profitable basis. If these corporate partners are unable to profitably sell Megabios products, royalty revenue to Megabios will be reduced.

    DELAWARE LAW AND MEGABIOS' CHARTER COULD MAKE THE ACQUISITION OF MEGABIOS BY ANOTHER COMPANY MORE DIFFICULT. Certain provisions of Delaware law applicable to Megabios could delay a merger, tender offer or proxy contest involving Megabios or make such a transaction more difficult. These provisions include
Section 203 of the Delaware General Corporation Law. Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder unless certain conditions are met. In addition, the Megabios Board of Directors may issue shares of preferred stock without stockholder approval on terms determined by the Board of Directors. The rights of the holders of Megabios common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. In addition, the Megabios Certificate of Incorporation and Megabios Bylaws contain the following provisions:

    - Classified board of directors

    - No right of stockholders to act by written consent without a meeting

    - Advance stockholder notice required to nominate directors and raise matters at the annual stockholders meeting

    - No cumulative voting in the election of directors

    - Removal of directors only for cause and with a two-thirds vote of Megabios' outstanding shares

    These provisions could delay, defer or prevent a change in control of Megabios. In addition, these provisions could limit the price that certain investors might be willing to pay in the future for shares of Megabios common stock.

    MEGABIOS BUSINESS MAY BE NEGATIVELY IMPACTED BY COMPUTER FAILURES IN THE YEAR 2000. Many existing computer programs and systems, including certain of those used by Megabios for its own internal purposes and certain of those used by its suppliers, vendors and others, use only two digits to identify the year in the date field. These programs may be unable to process date/time information between the twentieth and twenty-first centuries. This inability could cause the disruption or failure of such computer systems. Megabios has identified two main areas of its Year 2000 ("Y2K") risk:

    - Megabios' internal computer systems could be disrupted or fail, causing an interruption or decrease in Megabios' ability to continue its operations

    - The computer systems of third parties with whom Megabios regularly deals, including its suppliers, vendors, utilities and financial institutions, could be disrupted or fail, causing an interruption or decrease in Megabios' ability to continue its operations

    Megabios is currently evaluating the nature and extent of the Y2K issues for its internal systems and has developed a plan to address the issue. If Megabios does not achieve Y2K compliance for its internal systems on a timely basis, Megabios' business could be adversely affected.

    If the business of any third party, including its suppliers, vendors, utilities or financial institutions, is significantly disrupted because such party is not Y2K compliant, such disruption could adversely affect Megabios' business. These disruptions could include, among other things:

    - A financial institution's inability to process checks drawn on Megabios' bank accounts, accept deposits or process wire transfers

    - A client's, supplier's, vendor's or financial institution's business failure

    - An interruption in deliveries of equipment and supplies from vendors

    - A loss of voice and data connections Megabios uses to share information

    - A loss of electric power to Megabios' facilities

    - Other interruptions to the normal conduct of business by Megabios, the nature and extent of which Megabios cannot foresee

    Megabios does not know whether any of the disruptions described above will actually occur. Even if they do occur, Megabios cannot predict the effect they will have on its business.

RISKS RELATING TO THE BUSINESS OF GENEMEDICINE

    GENEMEDICINE IS AT AN EARLY STAGE OF DEVELOPMENT AND USES NOVEL TECHNOLOGIES. Gene therapy is a new and rapidly evolving technology. There are no gene therapy products on the market and the clinical data on the safety and efficacy of potential gene therapy products is limited. Clinical and preclinical data relating to GENEMEDICINE'S specific gene therapy approach are also limited. In addition, the results of preclinical studies do not predict safety or efficacy in humans. All of the potential products under development by GENEMEDICINE are in research, preclinical or early clinical development. GENEMEDICINE does not anticipate realizing revenues from the sale of any such products for at least the next several years, if at all. GENEMEDICINE'S potential products will require significant additional research and development efforts, including extensive preclinical and clinical testing and the receipt of regulatory approval, before they can be used commercially.

    Developing products based on innovative technologies is inherently risky. Accordingly, there is a risk GENEMEDICINE'S research and development efforts may not be successful and potential products may not prove to be safe and effective in clinical trials. It is possible that commercially successful products utilizing GENEMEDICINE'S technology may not ever be developed by GENEMEDICINE or its collaborators. Even if successfully developed, these potential products may not receive regulatory approval or be successfully introduced and marketed at prices that would permit GENEMEDICINE to operate profitably. GENEMEDICINE cannot predict when it will be able to commercialize any of its potential products, if at all.

    GENEMEDICINE HAS A HISTORY OF OPERATING LOSSES AND WILL REQUIRE FUTURE CAPITAL TO DEVELOP ITS POTENTIAL PRODUCTS. GENEMEDICINE expects to incur operating losses over at least the next several years and may never become profitable. GENEMEDICINE'S contract revenues, expenses and losses may fluctuate significantly from quarter to quarter.

    GENEMEDICINE has generated no revenues from product sales and does not anticipate any revenues from the sale of its products for at least the next several years, if ever. GENEMEDICINE expects to incur substantial operating losses over the foreseeable future. GENEMEDICINE'S future capital requirements will depend on many factors, including:

    - Continued scientific progress in its research and development programs

    - The scope and results of preclinical studies and clinical trials

    - The time and costs involved in obtaining regulatory approvals

    - The costs involved in filing, prosecuting and enforcing patent claims

    - Competing technological and market developments

    - The cost of manufacturing scale-up

    - Effective commercialization activities and arrangements

    - Other factors not within GENEMEDICINE'S control

    Based on its current plans, GENEMEDICINE believes that its available cash, including proceeds from projected interest income and anticipated funding from its corporate alliance will enable GENEMEDICINE to maintain its current and planned operations into the first quarter of 2000. GENEMEDICINE'S current financial plans may change based on changes in its research and development plans or other events affecting its operating expenses. GENEMEDICINE must raise substantial additional funds to conduct the research and development, preclinical studies and clinical trials necessary to bring such products to market.

    GENEMEDICINE DEPENDS ON ITS CORPORATE PARTNERS. GENEMEDICINE'S strategy is to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, manufacturing, marketing and commercialization of its products. To date, GENEMEDICINE has entered into corporate partnerships for development and commercialization of its potential products with two pharmaceutical firms, one of which ended in accordance with its terms in April 1997. GENEMEDICINE intends to enter into additional corporate partnering agreements to develop and commercialize products based upon its gene therapy technology. There is a risk that GENEMEDICINE may not be able to establish such additional collaborations on favorable terms, if at all. In addition, GENEMEDICINE cannot predict if any of its current or future partnership arrangements will be successful. If any corporate partner fails to develop or commercialize successfully any product to which it has rights, or any of the partner's products to which GENEMEDICINE has rights, GENEMEDICINE'S business may be adversely affected.

    In addition, collaborative arrangements may be terminated or not continued and may never result in successfully commercialized products. If a corporate partner fails to fund any particular program development, commercialization of any products related to that program may be delayed or halted. In addition, GENEMEDICINE'S corporate partners may also pursue alternative technologies or develop alternative products either on their own or in collaboration with others, including GENEMEDICINE'S competitors, that may compete with GENEMEDICINE'S potential products. GENEMEDICINE also has licenses, or options to obtain licenses, to technologies developed by other companies and academic institutions. Pursuant to the terms of certain license agreements, GENEMEDICINE is obligated to exercise diligence in bringing potential products to market and to make certain milestone payments that, in some instances, are substantial. GENEMEDICINE also is obligated to make royalty payments on the sales, if any, of products resulting from such licensed technology and, in some instances, is responsible for the costs of filing and prosecuting patent applications.

    GENEMEDICINE MAY BE UNABLE TO EFFECTIVELY PROTECT ITS PATENTS AND PROPRIETARY RIGHTS OR OBTAIN ACCESS TO PROPRIETARY GENES. The patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and the breadth of claims allowed in biotechnology and pharmaceutical patents cannot be predicted. In addition, there is a substantial backlog of biotechnology patent applications at the U.S. Patent and Trademark Office that may delay the review and the issuance of any patents. GENEMEDICINE'S success will depend to a significant degree on its ability to:

    - obtain patents and licenses to patent rights,

    - maintain trade secrets, and

    - operate without infringing on the proprietary rights of others, both in the United States and other countries.

    To date, GENEMEDICINE has rights to certain U.S. and foreign issued patents and has filed or participated as a licensee in the filing of a number of patent applications in the U.S. relating to GENEMEDICINE's technology, as well as foreign counterparts of certain of these applications in many countries. GENEMEDICINE intends to continue to file applications as appropriate for patents covering both its products and processes. There is a risk, however, that patents may not issue from any of these applications or, that claims allowed under issued patents or patents that may issue from such applications may not be sufficient to protect GENEMEDICINE'S technology. Patent applications in the United States are maintained in secrecy until a patent issues. GENEMEDICINE cannot be certain that others have not filed patent applications for technology covered by GENEMEDICINE or its licensors pending applications. GENEMEDICINE also cannot be certain that it or its licensors were the first to file patent applications for such technology. There is a risk that competitors may have filed applications for, or may have received patents and may obtain additional patents and proprietary rights relating to, compounds or processes that block or compete with those of GENEMEDICINE. GENEMEDICINE is aware of patent applications filed or patents issued to third parties relating to gene therapy technologies. GENEMEDICINE'S development efforts are at an early stage, however, and GENEMEDICINE presently is unable to evaluate whether any such patent applications or patents will have any effect on its products in development.

    Should any of its competitors have filed patent applications in the United States that claim technology also invented by GENEMEDICINE, GENEMEDICINE may have to participate in interference proceedings. These proceedings determine priority of invention and, thus, the right to a patent for the technology in the U.S., which could result in substantial cost to GENEMEDICINE to determine its rights or potential loss of rights.

    The commercial success of GENEMEDICINE will depend in part on GENEMEDICINE not infringing patents issued to competitors and not breaching the licenses that might cover technology used in GENEMEDICINE'S products. It is uncertain whether any third party patents will require GENEMEDICINE to alter its products or processes, obtain licenses or cease certain activities. In addition, litigation, which could result in substantial cost to GENEMEDICINE, also may be necessary to enforce any patents issued to GENEMEDICINE or to determine the scope and validity of third party proprietary rights. In addition, there can be no assurance that any patents issued to GENEMEDICINE or to licensors from whom GENEMEDICINE has licensed rights to technology will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or commercial advantage to GENEMEDICINE.

    A number of the genes that GENEMEDICINE uses in its research and development programs or may use in its gene therapy products are or may become patented by third parties. As a result, GENEMEDICINE may be required to obtain licenses under such patents in order to test, use or market products that contain any such proprietary genes. GENEMEDICINE may not be able to obtain any such license on commercially reasonable terms, if at all. If GENEMEDICINE fails to obtain a required license, GENEMEDICINE may be adversely affected.

    GENEMEDICINE also relies on trade secrets, know-how, improvements to technology, confidentiality agreements and collaborative and licensing opportunities to develop and maintain its competitive position. Although GENEMEDICINE protects its proprietary technology in part by confidentiality agreements with its licensors, licensees, employees, consultants and certain contractors, there is always a possibility that such agreements may be breached. The remedies available to GENEMEDICINE may not be adequate for any such breach. In addition, GENEMEDICINE'S trade secrets may otherwise become known or be independently discovered by its competitors.

    GOVERNMENT REGULATIONS ARE UNCERTAIN AND THE REGULATORY REVIEW PROCESS IS LENGTHY. Because gene therapy is a new method of treatment that has not been extensively tested in humans, the regulatory requirements governing gene therapy products and related clinical procedures are uncertain and are subject to substantial review by various governmental regulatory authorities. This uncertainty may result in extensive delay in the regulatory approval process, adding to the already lengthy review process for human therapeutic products in general. Regulatory requirements could adversely affect the ability of

GENEMEDICINE or its collaborative partners to clinically test, manufacture or market products. Future U.S. or foreign legislative or administrative acts could also prevent or delay regulatory approval of GENEMEDICINE'S products.

    The commercial uses of any of GENEMEDICINE'S products will be regulated by the FDA and comparable foreign regulatory bodies as either biologics or drugs. Each therapeutic product containing a particular gene will likely be regulated as either a separate biologic or a drug, depending on its intended use and FDA policies in effect at such time. In order to commercialize any products, GENEMEDICINE must sponsor and file an IND for each proposed product and will be responsible for initiating and overseeing the clinical studies to demonstrate the safety and efficacy that are necessary to obtain FDA approval of any products. The regulatory process for new therapeutic products, including the required preclinical studies and clinical testing, is lengthy and expensive. There is a risk that GENEMEDICINE may not be able to obtain the necessary FDA clearances and approvals in a timely manner, if at all. GENEMEDICINE cannot accurately predict the length of the clinical trial period or the number of patients the FDA will require to be enrolled in the clinical trials in order to establish the safety, efficacy and potency of human gene therapy products.

    GENEMEDICINE may not be able to obtain the necessary clearances for clinical trials or approvals for the manufacturing or marketing of any of its products under development. Even if regulatory approvals are obtained, they may include significant limitations on the indicated uses for which a product may be marketed. In addition, a marketed product is subject to continual FDA review. Later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market, as well as possible civil or criminal sanctions. In addition, many academic institutions and companies conducting research in the gene therapy field are using a variety of approaches and technologies. Any adverse results obtained by such researchers in preclinical studies or clinical trials could adversely affect the regulatory environment for gene therapy products generally. This could lead to delays in the approval process for GENEMEDICINE'S potential products or prevent approval altogether.

    To market its products outside of the United States, GENEMEDICINE is also subject to numerous and varying foreign regulatory requirements, implemented by foreign health authorities, governing the design and conduct of human clinical trials and marketing approval. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process includes all of the risks associated with obtaining FDA approval and approval by the FDA does not ensure approval by the health authorities of any other country.

    THE GENE THERAPY INDUSTRY IS INTENSELY COMPETITIVE. The gene therapy field is new, intensely competitive and rapidly evolving, and it is expected to continue to undergo significant technological change. As a result, GENEMEDICINE'S potential products or technologies may become obsolete before it recovers its related research, development and capital expenditures. GENEMEDICINE will also experience competition from pharmaceutical and biotechnology companies that have other forms of treatment for the diseases targeted by GENEMEDICINE. A large number of development stage and established enterprises, including major pharmaceutical and biotechnology firms, are exploring the field of human gene therapy or are actively engaged in research and development in areas related to gene therapy. GENEMEDICINE also may experience competition from companies that have acquired or may acquire technology from universities and other research institutions. As these companies develop their technologies, they may develop proprietary positions in certain aspects of gene therapy that may materially and adversely affect GENEMEDICINE. In addition, GENEMEDICINE may face competition from other companies for limited opportunities to enter into collaborative arrangements with pharmaceutical or biotechnology companies and academic institutions and to obtain licenses to proprietary technology, including genes and methods of gene use, from third parties.

    Many of GENEMEDICINE'S competitors and potential competitors have substantially greater product development capabilities and financial, scientific, marketing and human resources than GENEMEDICINE. There is a risk that these companies may develop products earlier than GENEMEDICINE, obtain approvals for such products from the FDA more rapidly than GENEMEDICINE, or develop products that are more effective or affordable than those proposed to be developed by GENEMEDICINE. In addition, research and development by others may render GENEMEDICINE'S technology or products obsolete or non-competitive and may result in treatments or cures superior to GENEMEDICINE'S potential therapies. GENEMEDICINE cannot be certain that its therapies will be preferred to any existing or newly developed technologies.

    GENEMEDICINE MUST RETAIN ITS EMPLOYEES TO BE SUCCESSFUL. GENEMEDICINE'S success depends heavily on the principal members of its scientific and management staff. In addition, GENEMEDICINE relies on consultants and advisors to assist GENEMEDICINE in formulating its research and development strategy. Attracting and retaining qualified personnel, consultants and advisors is critical to GENEMEDICINE'S success. In order to pursue its product development and marketing plans, GENEMEDICINE must hire additional qualified scientific personnel to perform research and development, as well as personnel with expertise in clinical testing, government regulation, manufacturing and marketing. GENEMEDICINE competes for qualified individuals from numerous pharmaceutical and biotechnology companies, universities and other research institutions. GENEMEDICINE may not be able to attract and retain such individuals on acceptable terms or at all.

    GENEMEDICINE DOES NOT HAVE COMMERCIAL MANUFACTURING OR MARKETING CAPABILITIES. GENEMEDICINE currently does not have the resources or capability to manufacture or market any of its proposed products by itself on a commercial scale. In addition, no one has demonstrated the capability to manufacture gene therapy products on a large scale. GENEMEDICINE depends to a significant extent on collaborators, licensees or other entities for commercial scale manufacturing of its products. GENEMEDICINE has a pilot manufacturing facility, which will require ongoing funding and compliance with extensive regulations applicable to such a facility. GENEMEDICINE may not be able to develop adequate commercial manufacturing capabilities either on its own or through third parties. In addition, GENEMEDICINE does not anticipate establishing its own sales and marketing capability in the foreseeable future, and will be dependent on third parties for those functions. GENEMEDICINE many not be able to develop adequate marketing capabilities either on its own or through third parties.

    THE COST OF GENEMEDICINE'S POTENTIAL PRODUCTS MAY NOT BE SUBJECT TO REIMBURSEMENT. The ability of GENEMEDICINE to commercialize its products successfully may depend in part on the extent to which reimbursement for the cost of such products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. If GENEMEDICINE succeeds in bringing one or more products to market, these products may not be considered cost effective and reimbursement may not be available. If reimbursement available, the payor's reimbursement policies may adversely affect GENEMEDICINE'S ability to sell its products on a profitable basis.

    GENEMEDICINE USES HAZARDOUS AND RADIOACTIVE MATERIALS AND IS SUBJECT TO ENVIRONMENTAL REGULATIONS. GENEMEDICINE'S research and development processes involve the controlled use of hazardous and radioactive materials. GENEMEDICINE is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. The risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, GENEMEDICINE could be held liable for any damages that result and any such liability could exceed the resources of GENEMEDICINE. GENEMEDICINE may be required to incur significant costs to comply with environmental laws and regulations in the future. In addition, the operations, business or assets of GENEMEDICINE could be materially adversely affected by current or future environmental laws or regulations.

                          THE MEGABIOS SPECIAL MEETING

PURPOSE OF THE MEGABIOS SPECIAL MEETING

    The purpose of the Megabios special meeting is to consider and vote upon a proposal to approve the issuance of the Megabios common stock in connection with the proposed merger of Montana Acquisition Sub, Inc. ("Merger Sub") with and into GENEMEDICINE as described in the agreement and plan of merger and reorganization. Holders of Megabios common stock may also consider and vote upon such other matters as may be properly brought before the Megabios special meeting or any postponements or adjournments thereof. The merger will occur only if the proposal is approved.

    THE MEGABIOS BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE BY THE STOCKHOLDERS OF MEGABIOS FOR APPROVAL OF THE ISSUANCE OF SHARES OF MEGABIOS COMMON STOCK PURSUANT TO THE REORGANIZATION AGREEMENT.

PROXIES

    The form of proxy accompanying this joint proxy statement/prospectus is being solicited on behalf of the Megabios Board of Directors for use at the Megabios special meeting. Each of the persons named in the Megabios proxy as a proxy holder is an officer of Megabios. All shares of Megabios common stock that are entitled to vote and are represented at the Megabios special meeting either in person or by properly executed proxies received prior to or at the Megabios special meeting and not duly and timely revoked will be voted at the Megabios special meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval of the issuance of shares of Megabios common stock pursuant to the reorganization agreement.

    If any other matters are properly presented for consideration at the Megabios special meeting, including a motion to adjourn the Megabios special meeting to another time or place (including for purposes of soliciting additional proxies), unless otherwise indicated on a proxy, the person named as proxy and acting thereunder will have the discretion to vote on such matters in accordance with his best judgment.

DATE, TIME AND PLACE OF MEETING

    The Megabios special meeting will be held at Megabios' principal offices,
located at 863A Mitten Road, Burlingame, California, on [            ], 1999, at
[        ], local time.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Megabios common stock at the close of business on the record date will be entitled to notice of and to vote at the Megabios special meeting. At the close of business on the record date there were
[        ] shares of Megabios common stock outstanding and entitled to vote.

    Each holder of record of Megabios common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Megabios special meeting.

SOLICITATION

    This joint proxy statement/prospectus was mailed to all Megabios stockholders of record as of the record date and constitutes notice of the Megabios special meeting in conformity with the requirements of the Delaware General Corporation Law ("DGCL").

    Regardless of whether the merger is consummated, each of Megabios and GENEMEDICINE will pay its own costs and expenses incurred in connection with the reorganization agreement and the transactions contemplated by the reorganization agreement, except that fees and expenses (other than attorneys' fees) incurred in connection with the printing, filing and mailing of the registration statement and this joint proxy statement/prospectus will be shared equally by Megabios and GENEMEDICINE. See "The Reorganization Agreement--Expenses and Termination Fees" on page 60.

    Subject to the foregoing, the cost of the solicitation of proxies from holders of Megabios common stock and all related costs will be borne by Megabios. In addition, Megabios may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Megabios. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, Megabios has retained Corporate Investor Communications ("CIC") to assist in the solicitation of proxies from brokers, nominees, institutions and individual stockholders at an estimated fee of $2,000 plus reimbursement of its reasonable solicitation expenses.

VOTE REQUIRED

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Megabios common stock entitled to vote at the Megabios special meeting is necessary to constitute a quorum.

    Approval of the proposal requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Megabios special meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes on each proposal. Broker non votes are counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the corporate secretary of Megabios at Megabios' principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                        THE GENEMEDICINE SPECIAL MEETING

PURPOSE OF THE GENEMEDICINE SPECIAL MEETING

    The purpose of the GENEMEDICINE special meeting is to consider and vote upon the approval and adoption of the reorganization agreement and approval of the merger. Holders of GENEMEDICINE common stock may also consider and vote upon such other matters as may properly come before the GENEMEDICINE special meeting or any postponements or adjustments thereof. The merger will occur only if the proposal is approved.

    THE GENEMEDICINE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE BY THE STOCKHOLDERS OF GENEMEDICINE FOR APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND FOR APPROVAL OF THE MERGER.

PROXIES

    The form of proxy accompanying this joint proxy statement/prospectus is being solicited on behalf of the GENEMEDICINE Board of Directors for use at the GENEMEDICINE special meeting. Each of the persons named in the GENEMEDICINE proxy as a proxy holder is an officer of GENEMEDICINE. All shares of GENEMEDICINE common stock that are entitled to vote and are represented at the GENEMEDICINE special meeting either in person or by properly executed proxies received prior to or at the GENEMEDICINE special meeting and not duly and timely revoked will be voted at the GENEMEDICINE special meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval and adoption of the reorganization agreement and approval of the merger.

    If any other matters are properly presented for consideration at the GENEMEDICINE special meeting, including a motion to adjourn the GENEMEDICINE special meeting to another time or place (including for purposes of soliciting additional proxies), unless otherwise indicated on a proxy, the person named as proxy and acting thereunder will have the discretion to vote on such matters in accordance with his best judgment.

DATE, TIME AND PLACE OF MEETING

    The GENEMEDICINE special meeting will be held at
                    ,            , on [            ], 1999, at [            ],
local time.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of GENEMEDICINE common stock at the close of business on the record date will be entitled to notice of, and to vote at, the GENEMEDICINE special meeting. At the close of business on the record date there
were [        ] shares of GENEMEDICINE common stock outstanding and entitled to vote.

    Each holder of record of GENEMEDICINE common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the GENEMEDICINE special meeting.

SOLICITATION

    This joint proxy statement/prospectus was mailed to all GENEMEDICINE stockholders of record as of the record date and constitutes notice of the GENEMEDICINE special meeting in conformity with the requirements of the DGCL.

    Regardless of whether the merger is consummated, each of Megabios and GENEMEDICINE will pay its own costs and expenses incurred in connection with the reorganization agreement and the transactions contemplated by the reorganization agreement, except that fees and expenses (other than attorneys' fees) incurred in connection with the printing, filing and mailing of the registration statement and this joint proxy statement/prospectus and will be shared equally by Megabios and GENEMEDICINE. See "The Reorganization Agreement--Expenses and Termination Fees" on page 60.

    Subject to the foregoing, the cost of the solicitation of proxies from holders of GENEMEDICINE common stock and all related costs will be borne by GENEMEDICINE. In addition, GENEMEDICINE may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of GENEMEDICINE. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, GENEMEDICINE has retained Morrow & Co. to assist in the solicitation of proxies from brokers, nominees, institutions and individual stockholders at an estimated fee of $6,000 plus reimbursement of its reasonable solicitation expenses.

VOTE REQUIRED

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of GENEMEDICINE common stock entitled to vote at the GENEMEDICINE special meeting is necessary to constitute a quorum.

    Approval of the proposal requires approval of a majority of the outstanding shares of GENEMEDICINE common stock as of the record date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the proposal presented to the stockholders, but will have the effect of a vote against approval of the matters being voted upon.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the corporate secretary of GENEMEDICINE at the GENEMEDICINE principal offices, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

          COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY

    Since September 15, 1997, Megabios common stock has been quoted on Nasdaq under the symbol "MBIO." Since July 13, 1994, the GENEMEDICINE common stock has been quoted on Nasdaq under the symbol "GMED." The table below sets forth, for the quarters indicated, the reported high and low sale prices of Megabios common stock and GENEMEDICINE common stock as reported on Nasdaq.

                                                                              MEGABIOS            GENEMEDICINE
                                                                            COMMON STOCK          COMMON STOCK
                                                                        --------------------  --------------------
                                                                          HIGH        LOW       HIGH        LOW
                                                                        ---------  ---------  ---------  ---------

1996 CALENDAR YEAR
First Quarter.........................................................  $  --      $  --      $   9.250  $   5.875
Second Quarter........................................................     --         --          7.375      5.375
Third Quarter.........................................................     --         --          5.750      3.375
Fourth Quarter........................................................     --         --          5.688      3.125

1997 CALENDAR YEAR
First Quarter.........................................................     --         --          9.500      5.375
Second Quarter........................................................     --         --          9.250      5.375
Third Quarter.........................................................     17.750     12.250      7.750      3.625
Fourth Quarter........................................................     18.625     10.125      6.312      3.750

1998 CALENDAR YEAR
First Quarter.........................................................     14.125      8.500      5.562      2.625
Second Quarter........................................................      9.250      6.125      4.250      2.250
Third Quarter.........................................................      8.000      2.875      3.438      1.562
Fourth Quarter (through [NOVEMBER   ], 1998)..........................    [  ]       [  ]       [  ]       [  ]

    As of the record date, there were approximately [      ] record holders of
Megabios common stock. As of the record date, there were approximately [      ]
record holders of GENEMEDICINE common stock. Neither Megabios nor GENEMEDICINE has ever paid cash dividends on its common stock. The policies of Megabios and GENEMEDICINE are to retain earnings for use in their respective businesses.

    The following table sets forth the closing sale price per share of Megabios and GENEMEDICINE common stock as reported on Nasdaq and the equivalent per share price of GENEMEDICINE common stock on October 23, 1998, the last trading day
preceding the announcement of the merger, and on [            ], 1998:

                                                                                                  EQUIVALENT
                                                      MEGABIOS COMMON      GENEMEDICINE        GENEMEDICINE PER
                                                        STOCK PRICE     COMMON STOCK PRICE      SHARE PRICE(1)
                                                     -----------------  -------------------  ---------------------
October 23, 1998...................................      $   4.188           $   2.000             $   2.391
[            ] 1998................................        [  ]                [  ]                  [  ]

------------------------

(1) The equivalent GENEMEDICINE per share price represents 0.5710 of the price of one share of Megabios common stock.

    MEGABIOS STOCKHOLDERS AND GENEMEDICINE STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR MEGABIOS COMMON STOCK AND GENEMEDICINE COMMON STOCK.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

BACKGROUND OF THE MERGER

    Beginning in early 1998, the Megabios Board of Directors evaluated Megabios' long-term strategy and decided to explore a consolidation of technologies in the gene therapy industry. The Megabios Board believed that the broader biotechnology industry would increasingly consolidate. The Megabios Board also believed that by hiring additional scientists and acquiring complementary technologies it could expand its existing core competencies in plasmid-based gene therapy. In May 1998, Megabios assigned a team of senior level management and formed a committee of the Megabios Board to conduct a preliminary investigation of the viability of expanding Megabios' scientific expertise, intellectual property portfolio and product development efforts to enhance its core platform technologies and attract additional corporate partnerships. Megabios confirmed its strategic commitment to acquiring a complementary biotechnology company to expand its core technologies in a series of meetings of the Megabios Board and its acquisition committee held from May 1998 through July 1998. As a result of this commitment, Megabios contacted Hambrecht & Quist LLC to discuss engaging the investment bank to provide financial services in connection with a potential merger with a biotechnology company in certain industry segments, including gene therapy.

    In January, 1998, the GENEMEDICINE Board formed a strategic opportunities committee to explore and review strategic business opportunities for GENEMEDICINE. This committee met several times during the ensuing months to consider various possible business strategies and opportunities, and methods by which to explore and evaluate various alternatives. On May 26, 1998, retained PaineWebber Incorporated to act as financial advisor to the GENEMEDICINE Board in connection with a possible acquisition transaction and, in the event of such a transaction, to render a fairness opinion to the GENEMEDICINE Board regarding the consideration to be paid or issued to the GENEMEDICINE stockholders. Thereafter, PaineWebber contacted 46 potential merger candidates and distributed information packets to the 26 candidates which expressed an interest in a transaction with GENEMEDICINE.

    During April and early May, 1998, Benjamin F. McGraw III, Chief Executive Officer and Chairman of the Board of Megabios, placed telephone calls to certain members of GENEMEDICINE'S management. Eric Tomlinson, Vice Chairman of GENEMEDICINE'S Board of Directors, subsequently called Dr. McGraw. Dr. McGraw met with Dr. Tomlinson and other representatives of GENEMEDICINE on May 6, 1998 to discuss consolidation in the biotechnology industry and the potential strategic, cultural and operational synergies between the two companies. Drs. McGraw and Tomlinson subsequently met on June 17, 1998 and discussed strategic issues relating to a possible combination of the two companies. At the conclusion of that meeting, Drs. McGraw and Tomlinson concluded that additional discussions and due diligence were warranted and that a combination of GENEMEDICINE and Megabios might potentially be in the best interests of the stockholders and employees of both companies.

    On July 31, 1998, Dr. Tomlinson reported to GENEMEDICINE'S strategic opportunities committee on his discussions with Dr. McGraw. The committee considered, among other things, the possibility of a business combination with Megabios, including such matters as the relative positions of GENEMEDICINE and Megabios in intellectual property, management, cash and cash equivalents and market visibility, the possible synergies resulting from, and the proposed terms of, a transaction with Megabios. The committee authorized its the financial advisor to respond to, and engage, Megabios in further discussions regarding the terms of a possible combination of the two companies, while the committee continued to explore other potential strategic opportunities.

    Representatives of Megabios conducted formal due diligence on GENEMEDICINE from August 17 to 19, 1998. On August 24, 1998 and August 26, 1998, Dr. McGraw met with Norman Hardman, GENEMEDICINE'S President and Chief Operating Officer, and Dr. Tomlinson, respectively, to further discuss due diligence and other matters relating to a possible combination.

    From August 7 to September 8, 1998, GENEMEDICINE'S strategic opportunities committee met weekly and reviewed potential merger candidates and the status of discussions with Megabios. The strategic opportunities committee continued to evaluate potential opportunities, while authorizing further discussions and negotiations with Megabios over matters relating, among other things, to the management of the combined company, research and development focus, financing and corporate alliance opportunities, and GENEMEDICINE stockholders' interest in the combined company.

    On September 15, 1998, the GENEMEDICINE Board met to consider, among other things, the status of the strategic opportunities committee's activities, including the nature and extent of discussions with various potential merger candidates, and a proposed mutual confidential disclosure agreement to be entered into between Megabios and GENEMEDICINE. After receiving reports from senior management and members of its strategic opportunities committee, the GENEMEDICINE Board approved the mutual confidential disclosure agreement, authorized its senior management, legal counsel and financial advisor to conduct extensive due diligence on Megabios' businesses, assets, liabilities, financial condition, patent position, legal affairs and prospects, and authorized senior management to continue further discussions and negotiations with Megabios.

    On September 16, 1998, the Megabios Board met for a regularly scheduled meeting. During this meeting, certain members of management, including Dr. McGraw and Rodney Pearlman, Senior Vice President, Research and Development of Megabios, led a discussion regarding a potential acquisition of GENEMEDICINE. During this meeting the Megabios Board approved the mutual confidential nondisclosure agreement to be entered into between Megabios and GENEMEDICINE and authorized and directed senior management to continue discussions and negotiations with GENEMEDICINE. In addition, the Megabios Board ratified and approved the engagement of Hambrecht & Quist as financial advisor to the Megabios Board in connection with a possible acquisition of GENEMEDICINE and, in the event of such a transaction, to render a fairness opinion to the Megabios Board regarding the consideration to be paid or issued by Megabios to GENEMEDICINE stockholders. The Megabios Board also directed such senior management to begin the due diligence process as soon as practicable. A mutual non-disclosure agreement, including a "no shop" agreement effective through October 2, 1998, was executed on September 17, 1998.

    On September 17, 1998, Cooley Godward LLP, counsel to Megabios, delivered the initial draft of the reorganization agreement and related exhibits to Heller Ehrman White & McAuliffe, counsel to GENEMEDICINE. Beginning on September 17 and continuing through September 19, 1998, Drs. McGraw and Tomlinson and other representatives of Megabios and GENEMEDICINE met in Texas. Representatives of Hambrecht & Quist, PaineWebber and Heller Ehrman were also present at this meeting. Drs. McGraw and Tomlinson discussed the historical and prospective financial and operational performance of each company and outlined the key terms of a potential transaction. Representatives of Megabios and GENEMEDICINE conducted due diligence with respect to financial and operational matters. During these meetings, numerous interviews and discussions took place among the senior management of both companies. Drs. McGraw and Tomlinson agreed that any transaction would be subject to the successful completion of comprehensive due diligence and execution of a definitive merger agreement.

    Beginning on September 22, and continuing through October 12, 1998, representatives of Cooley Godward and Heller Ehrman met at the Palo Alto, California offices of Cooley Godward and Heller Ehrman, respectively, to conduct due diligence with respect to legal matters of Megabios and GENEMEDICINE, respectively. During this period, representatives of Megabios, GENEMEDICINE, Heller Ehrman and Cooley Godward also met to negotiate the reorganization agreement and related exhibits. At the conclusion of these meetings, certain issues relating to the representations and warranties, covenants and termination provisions in the reorganization agreement remained unresolved.

    On September 26, 1998, the Megabios Board held a special telephonic meeting at which Megabios' senior management updated the Board on the status of the potential transaction with GENEMEDICINE.

    On September 28, 1998, the GENEMEDICINE Board met to discuss a potential transaction with Megabios. At that meeting, the GENEMEDICINE Board reviewed the terms of a draft reorganization agreement submitted by Megabios and various aspects of Megabios' business, patent portfolio, research and development efforts and focus, including the status its strategic alliances, financial condition and management, as well as potential synergies with GENEMEDICINE. After the GENEMEDICINE Board recessed for the day, Dr. McGraw made a scheduled presentation to the directors of GENEMEDICINE regarding his plans for, and vision of, a combined company. When the directors reconvened on September 29, 1998, the Board considered the potential for a merger with other candidates and the prospects for remaining independent, and instructed senior management to continue its due diligence efforts with respect to Megabios and to negotiate various changes in the reorganization agreement delivered by Megabios.

    On October 12, 1998, at a special meeting of the Megabios Board, certain members of senior management and representatives of Hambrecht & Quist and Cooley Godward reviewed the terms of the proposed merger and reported on the results of the due diligence review of GENEMEDICINE. In particular, Hambrecht & Quist made a presentation regarding the financial terms of the proposed merger. In addition, the terms of the reorganization agreement and related exhibits were discussed in detail with the Megabios Board. At the conclusion of these meetings, certain issues relating to the representations and warranties and termination provisions in the reorganization agreement remained unresolved. The meeting was concluded with the expectation that the Megabios Board would meet again on October 23, 1998 to consider and vote on the proposed merger with GENEMEDICINE.

    From October 12 to October 21, certain senior management from Megabios and GENEMEDICINE and representatives of Cooley Godward and Heller Ehrman engaged in several discussions regarding the reorganization agreement and the terms of the proposed merger. These discussions resulted in the resolution of certain outstanding issues relating to the representations and warranties and termination provisions of the reorganization agreement.

    On October 23, 1998, in a special meeting of the Megabios Board, certain members of senior management and representatives of Hambrecht & Quist and Cooley Godward reviewed the terms of the definitive reorganization agreement and finalized terms of the proposed merger and reported on the results of the due diligence review of GENEMEDICINE. In particular, Hambrecht & Quist made a presentation regarding the analysis described under "Approval of the Merger and Related Transactions-- Opinion of Financial Advisor to Megabios." In addition, the terms of the reorganization agreement and related exhibits, the potential benefits of the proposed merger and the financial and other effects the proposed merger would have on Megabios and its stockholders were discussed in detail with the Megabios Board. After these discussions, Hambrecht & Quist rendered its oral opinion, subsequently confirmed in writing, that, as of such date, the exchange ratio was fair from a financial point of view to Megabios. After such presentations and discussions, the Megabios Board voted unanimously: (1) to approve the merger with GENEMEDICINE, the reorganization agreement and related exhibits as presented to them; and (2) to recommend that the Megabios stockholders vote to approve the issuance of Megabios common stock in the merger.

    The GENEMEDICINE Board met on the morning of October 24, 1998, to consider the definitive reorganization agreement and the finalized terms of the proposed merger. After a review of the changes negotiated in the reorganization agreement, discussions regarding the potential benefits of the proposed merger, the financial and other effects the proposed merger would have on GENEMEDICINE and its stockholders, and the presentation of PaineWebber's fairness opinion, the GENEMEDICINE Board unanimously approved the reorganization agreement and the merger, and unanimously recommended approval of the reorganization agreement and the merger to the GENEMEDICINE stockholders.

    Following the approval of the GENEMEDICINE Board and the Megabios Board, the reorganization agreement in its definitive form was executed as of October 24, 1998, and jointly announced on the morning of October 26, 1998.

    On November 24, 1998, following the approval of the GENEMEDICINE Board and the Megabios Board, an amendment to the reorganization agreement was executed, amending certain covenants regarding the assumption of GENEMEDICINE warrants and the treatment of the GENEMEDICINE employee stock purchase plan.

    JOINT REASONS FOR THE MERGER

    The Boards of Directors of Megabios and GENEMEDICINE believe that the proposed merger will afford to each company the complementary strengths of the two individual companies, will provide the combined company significant potential advantages and better enable the combined company to address emerging strategic opportunities more quickly and effectively.

    The potential benefits to the combined company include principally the following:

    - Enhanced ability to attract new corporate partners

    - Stronger intellectual property position

    - Improved financial resources

    - Complementary core technologies and synergistic applications

    - Diversified product base through an increase in clinical programs

    GENEMEDICINE'S REASONS FOR THE MERGER

    In the course of reaching its decision to approve the reorganization agreement and the merger, the GENEMEDICINE Board considered and reviewed with senior management a number of factors relevant to the merger, including the strategic overview, prospects and finances of GENEMEDICINE. The GENEMEDICINE Board also considered, among other matters:

    - The GENEMEDICINE Board's view that the intellectual property of the combined company would strengthen the combined company's ability to compete in the plasmid gene therapy field

    - The GENEMEDICINE Board's view that the science of the combined company has the potential to be highly competitive in plasmid-based gene therapy

    - The GENEMEDICINE Board's view that the combined company would be expected to have a more diversified product base with seven potential products in Phase I/Phase II clinical trials by the end of 1998 and 24 therapeutic genes in research or pre-clinical development

    - The shared strategic thinking of GENEMEDICINE and Megabios of utilizing genes as drugs

    - The GENEMEDICINE Board's view that the combined company would have greater resources to pursue research in plasmid-based gene therapy

    - The GENEMEDICINE Board's view that the combined company would have a greater opportunity to attract new collaborative partners than either company independently

    - The complementary core technologies of GENEMEDICINE and Megabios

    - The GENEMEDICINE Board's view that the merger would enable the companies to combine their respective research and development programs and thereby achieve greater diversification and operating synergies

    - The GENEMEDICINE Board's assessment of GENEMEDICINE'S strategic alternatives, including remaining an independent company or merging with a party other than Megabios

    - Financial analysis of the combined company, including the effect of the merger and planned rationalization on its burn rate and survivability

    - Financial impact of the manufacturing collaboration recently announced by Megabios

    - The status of GENEMEDICINE'S current research collaborations, current negotiations with potential corporate partners and other possible financing opportunities

    - Information regarding historical market prices and other information with respect to GENEMEDICINE'S stock and Megabios' stock, and the financial performance and condition, assets, liabilities, business operations and prospects of each of GENEMEDICINE and Megabios and their projected future values and prospects as separate entities and on a combined basis

    - The presentation delivered by PaineWebber to the GENEMEDICINE Board and the written opinion of PaineWebber to the effect that the exchange ratio was fair, from a financial point of view, to the GENEMEDICINE stockholders

    - A comparison of selected recent acquisition and merger transactions in the industry, as well as the trading performance for comparable companies in the industry

    - The expected tax treatment of the merger

    - Reports from management, financial advisors and legal advisors as to the results of their investigation of Megabios

    - The ability of the GENEMEDICINE Board to enter into discussions with a person or entity in response to an unsolicited superior offer (as defined in the reorganization agreement) that is submitted by such person or entity if, among other things, the GENEMEDICINE Board believes in good faith , after consultation with its outside legal counsel, that such action is required in order for the GENEMEDICINE Board to comply with its fiduciary obligations

    The GENEMEDICINE Board also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

    - The loss of control over the future operations of GENEMEDICINE following the merger

    - The risk that the benefits sought to be achieved in the merger will not be achieved

    - The fixed nature of the exchange ratio and the resulting risk that, should there be a decrease in the market value of Megabios common stock, the value of the consideration to be received by GENEMEDICINE'S stockholders would be reduced

    - The other risks described above under "Risk Factors"

    The GENEMEDICINE Board discussed with senior management the prospects for combinations with companies other than Megabios, the possibility that the benefits described above could be achieved through any such other combinations and the risks and benefits of remaining an independent company.

    The foregoing discussion of information and factors considered by the GENEMEDICINE Board is not intended to be exhaustive but is believed to include all material factors considered by the GENEMEDICINE Board. In view of the complexity and the variety of factors considered by the GENEMEDICINE Board, the GENEMEDICINE Board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. However, after taking into account all of the factors set forth above, the GENEMEDICINE Board unanimously agreed that the reorganization agreement and the consummation of the merger were fair to, and in the best interests of, GENEMEDICINE and its stockholders and that GENEMEDICINE should proceed with the merger.

MEGABIOS' REASONS FOR THE MERGER

    At meetings convened on September 16, 1998, October 12, 1998 and October 23, 1998, the Megabios Board determined that the terms of the reorganization agreement and the transactions contemplated thereby were in the best interests of Megabios and its stockholders, approved and adopted the reorganization agreement and the merger, and unanimously recommended that the Megabios stockholders approve the issuance of Megabios common stock in connection with the merger pursuant to the reorganization agreement. In reaching the foregoing conclusions and recommendations, the Megabios Board considered a number of factors, including the following:

    - The Megabios Board's view that the combined company would have greater opportunity to attract new collaborative partners than an independent company

    - The Megabios Board's view that the intellectual property of the combined company would strengthen the combined company's ability to compete in the non-viral gene therapy field

    - The Megabios Board's view that the combined company would be expected to have a more diversified product base with seven potential products in Phase I/Phase II clinical trials by the end of 1998 and 24 therapeutic genes in research or pre-clinical development

    - The Megabios Board's view that the combined company would have greater financial resources to pursue research in plasmid-based gene therapy

    - The Megabios Board's view that the merger will enable the companies to combine their respective research and development programs and should thereby enable the companies to achieve greater diversification and operating synergies

    - The complementary core technologies of Megabios and GENEMEDICINE

    In addition to the factors set forth above, in the course of its meetings during September and October 1998, the Megabios Board reviewed and considered a wide variety of information relevant to the merger including:

    - The Megabios Board's view that the science of the combined company has the potential to be highly competitive in plasmid-based gene therapy

    - The shared strategic thinking of Megabios and GENEMEDICINE of utilizing genes as drugs

    - Financial analysis of the combined company, including the effect of the merger and planned rationalization on its burn rate and survivability

    - The status of Megabios' current negotiations with potential corporate partners and other possible financing opportunities

    - Information regarding historical market prices and other information with respect to Megabios' stock and GENEMEDICINE'S stock, and the financial performance and condition, assets, liabilities, business operations and prospects of each of Megabios and GENEMEDICINE and their projected future values and prospects as separate entities and on a combined basis

    - The presentation delivered by Hambrecht & Quist to the Megabios Board and the written opinion of Hambrecht & Quist addressed to the Megabios Board to the effect that as of the date thereof and based upon and subject to the matters set forth in the opinion, the exchange ratio was fair, from a financial point of view, to Megabios

    - A comparison of selected recent acquisition and merger transactions in the industry as well as trading performance for comparable companies in the industry

    - The expected tax treatment of the merger

    - Reports from management, financial advisors and legal advisors as to the results of their investigation of GENEMEDICINE

    The Megabios Board also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

    - The possibility that the merger would not be consummated

    - The potential disruption to the business of both companies following announcement of the merger, including the effects of employee uncertainty, the possibility that key employees may leave Megabios or GENEMEDICINE, and the possibility that key corporate partners may not approve of the merger or may determine to terminate their relationship with the combined company, if their agreements permit termination as a result of the merger

    - The dilutive effects of the issuance of shares in the merger and the higher level of expenses that will be borne by the combined company

    - Additional potential problems and costs associated with the integration of both companies into a single enterprise

    - Cash payments to be made to certain employees and management in connection with the merger and cash payments, benefits and accelerated option vesting certain employees and management may be entitled to if they are terminated after the merger

    - The other risks described above under "Risk Factors"

    After due consideration, the Megabios Board concluded that the benefits of the transaction to Megabios and its stockholders outweighed the risks associated with the foregoing factors.

    The foregoing discussion of the factors considered by the Megabios Board is not intended to be exhaustive but is intended to include all of the material factors considered by the Megabios Board. In view of the complexity and variety of factors considered by the Megabios Board, the Megabios Board did not consider it practical to quantify or otherwise attempt to assign any relative or specific weights to the specific factors considered, and individual directors may have given differing weights to different factors.

OPINION OF FINANCIAL ADVISOR TO GENEMEDICINE

    GENEMEDICINE retained PaineWebber as its financial advisor in connection with the merger. In connection with such engagement, GENEMEDICINE requested PaineWebber to render an opinion as to whether or not the exchange ratio is fair, from a financial point of view, to the holders of GENEMEDICINE common stock. THE FULL TEXT OF THE OPINION OF PAINEWEBBER, DATED OCTOBER 24, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B-1 TO THIS JOINT PROXY STATEMENT/PROSPECTUS. GENEMEDICINE STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE PAINEWEBBER OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In connection with the GENEMEDICINE Board's consideration of the reorganization agreement, PaineWebber delivered its written opinion, dated October 24, 1998, to the effect that, as of such date, and based upon its review and assumptions and subject to the limitations summarized below, the exchange ratio is fair, from a financial point of view, to the holders of GENEMEDICINE common stock. The opinion was directed to, and prepared at the request and for the information of, the GENEMEDICINE Board and does not constitute a recommendation to any holder of GENEMEDICINE common stock as to how any such stockholder should vote with respect to the merger.

    In arriving at its opinion, PaineWebber, among other things: (i) reviewed, among other public information, GENEMEDICINE'S Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1997 and GENEMEDICINE'S Form 10-Q and the related unaudited financial information for the six months ended June 30, 1998; (ii) reviewed, among other public information, Megabios' Form 10-K and related financial information for the three fiscal years ended June 30, 1998 and Registration Statement on Form S-1 (including the prospectus contained therein) dated September 15, 1997; (iii) reviewed certain information, including financial forecasts internally prepared by management of GENEMEDICINE and Megabios, respectively (the "projections"), relating to the business, earnings, cash flow, assets and prospects of GENEMEDICINE and Megabios, furnished to PaineWebber by or on behalf of GENEMEDICINE and Megabios, respectively; (iv) conducted discussions with members of senior management of GENEMEDICINE and Megabios concerning their respective businesses and prospects; (v) conducted discussions with members of senior management of GENEMEDICINE and Megabios concerning information relating to certain strategic, financial and operational benefits anticipated by such management to result from the merger; (vi) compared the historical market prices and trading activity for GENEMEDICINE common stock and Megabios common stock with those of certain other publicly traded companies which PaineWebber deemed relevant; (vii) compared the financial position and operating results of GENEMEDICINE and Megabios with those of certain other publicly traded companies which PaineWebber deemed relevant;
(viii) compared the financial terms of the merger with the financial terms of certain other business combinations which PaineWebber deemed relevant; (ix) reviewed a draft of the reorganization agreement in the form presented to the GENEMEDICINE Board; and (x) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary, including PaineWebber's assessment of general economic, market and monetary conditions.

    In preparing its opinion, PaineWebber relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to PaineWebber by or on behalf of GENEMEDICINE and Megabios, and PaineWebber did not assume any responsibility to independently verify such information. With respect to the projections, PaineWebber assumed, with GENEMEDICINE'S and Megabios' consent, that they were reasonably prepared on bases reflecting the best currently available estimates as to the future performance of GENEMEDICINE and Megabios, respectively. PaineWebber did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GENEMEDICINE or Megabios, nor was PaineWebber furnished with any such evaluations or appraisals. PaineWebber also assumed, with the consent of GENEMEDICINE and Megabios, that (i) the merger will be a tax-free reorganization, (ii) all outstanding shares of GENEMEDICINE'S Series B preferred stock will be converted into GENEMEDICINE common stock, and (iii) all material assets and liabilities (contingent or otherwise) of GENEMEDICINE and Megabios are as set forth in their respective financial statements. The opinion is based upon economic, monetary and market conditions existing on the date thereof. Furthermore, PaineWebber expressed no opinion as to the price or trading ranges at which the GENEMEDICINE common stock or Megabios common stock will trade after the date of the opinion. The opinion does not address the relative merits of the merger and any other transactions or business strategies that may have been discussed by the GENEMEDICINE Board as alternatives to the merger, or the decision of the GENEMEDICINE Board to proceed with the merger. GENEMEDICINE did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the opinion.

    The following paragraphs summarize the significant analyses performed by PaineWebber in arriving at its opinion:

    HISTORICAL STOCK PERFORMANCE. PaineWebber reviewed trading prices for the shares of the GENEMEDICINE common stock. This stock performance review indicated that for GENEMEDICINE'S latest twelve months ended October 20, 1998, the low and high closing prices were $1.75 and $5.94, respectively. PaineWebber also reviewed the GENEMEDICINE common stock price on October 20, 1998 and averages over the following periods prior to October 20, 1998: (i) October 20, 1998--$2.00 (ii) latest 10 trading day average--$1.96, (iii) latest 20 trading day average--$2.15, (iv) latest 30 trading day average--$2.11, (v) latest 60 trading day average--$2.20, (vi) latest 90 day trading day average--$2.47, and
(vii) latest 180 day trading average--$2.82.

    PaineWebber also reviewed trading prices for the shares of Megabios common stock. This stock performance review indicated that for Megabios' latest twelve months ended October 20, 1998, the low and high closing prices were $4.25 and $17.13, respectively. PaineWebber also reviewed the Megabios common stock price on October 20, 1998 and averages over the following periods prior to October 20, 1998: (i) October 20, 1998--$4.63,
(ii) latest 10 trading day average--$4.79, (iii) latest 20 trading day average-- $4.93, (iv) latest 30 trading day average--$5.15, (v) latest 60 trading day average--$5.58, (vi) latest 90 day trading day average--$6.25, and (vii) latest 180 day trading average--$7.85.

    EXCHANGE RATIO ANALYSIS. PaineWebber calculated exchange ratios based on the trading price relationship between the GENEMEDICINE common stock and Megabios common stock. This calculated exchange ratio review indicated that for GENEMEDICINE'S and Megabios' latest twelve months ended October 20, 1998, the low GENEMEDICINE/Megabios exchange ratio was 0.2188 and the high GENEMEDICINE/ Megabios exchange ratio was 0.5132. PaineWebber also reviewed the GENEMEDICINE/Megabios exchange ratio on October 20, 1998 and averages over the following periods prior to October 20, 1998: (i) October 20, 1998--0.4324, (ii) latest 10 trading day average--0.4090, (iii) latest 20 trading day average--0.4365, (iv) latest 30 trading day average--0.4098, (v) latest 60 trading day average--0.3943, (vi) latest 90 day trading day average--0.3958 and
(vii) latest 180 day trading average--0.3593.

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. Using publicly available information, PaineWebber compared selected historical financial, operating and stock market performance data of GENEMEDICINE and Megabios to the corresponding data of certain publicly traded companies that PaineWebber deemed relevant for GENEMEDICINE and Megabios, respectively. The GENEMEDICINE comparable companies consisted of Avigen, Cell Genesys, Megabios, Targeted Genetics, Transgene and Vical. The Megabios comparable companies consisted of each of the GENEMEDICINE comparable companies (other than Megabios) and GENEMEDICINE. With respect to both the GENEMEDICINE and the Megabios comparable companies, PaineWebber analyzed a number of different data items including the market value of the total outstanding equity (the "equity market value") and the equity market value plus debt and capitalized leases minus cash, cash equivalents and marketable securities.

    PaineWebber also examined the product portfolios and operations of GENEMEDICINE relative to the GENEMEDICINE comparable companies and the product portfolios and operations of Megabios relative to the Megabios comparable companies. However, because of the inherent differences between the product portfolios and operations of GENEMEDICINE and Megabios and the GENEMEDICINE and Megabios comparable companies, PaineWebber believed that a purely quantitative analysis would be insufficient and not adequately reliable to render a fairness opinion. As PaineWebber informed the GENEMEDICINE Board, an appropriate use of comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics and products under development which would effect the public trading values of the GENEMEDICINE and Megabios comparable companies and GENEMEDICINE and Megabios.

    SELECTED COMPARABLE TRANSACTION ANALYSIS. PaineWebber reviewed publicly available financial information for selected mergers and acquisitions of biotechnology companies by/with other biotechnology companies in two categories. The categories analyzed by PaineWebber were acquisitions of selected smaller public biotechnology companies and acquisitions of selected larger biotechnology companies. The selected smaller biotechnology mergers and acquisitions PaineWebber analyzed included (acquiror/target): T Cell/Virus Research, Ligand/Seragen, Arris/Sequana, Cell Genesys/Somatix, NA Biologicals/Univax Biologicals, Cytogen/CellCor, Ligand/Glycomed, NeXagen/Vestar and Genzyme/Biosurface. The selected larger biotechnology mergers and acquisitions PaineWebber analyzed included (acquiror/target): Baxter/ Somatogen, Elan/Athena and Chiron/Viagene. With respect to both the smaller biotechnology comparable transactions and the larger biotechnology transactions, PaineWebber analyzed a number of different data items including the equity purchase price plus net debt.

    Because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of GENEMEDICINE and Megabios compared to the businesses, operations and prospects of the companies that were parties to the smaller biotechnology comparable transactions and the larger biotechnology comparable transactions, PaineWebber believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions. These qualitative judgments did not lead to specific conclusions regarding the fairness of the merger consideration, but rather were part of PaineWebber's evaluation of the relevance of this analysis under the particular circumstances of the merger.

    DISCOUNTED CASH FLOW ANALYSIS. PaineWebber analyzed GENEMEDICINE based on an unleveraged discounted cash flow analysis of the projected financial performance of GENEMEDICINE. Such projected financial performance was based upon a six-year forecast for GENEMEDICINE provided by GENEMEDICINE management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the six-year period and then added a terminal value based upon a range of net income multiples from 20.0x to 35.0x, respectively. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 35.0% to 45.0%.

    With respect to Megabios, PaineWebber analyzed Megabios based on an unleveraged discounted cash flow analysis of the projections. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flow generated over the seven-year period and then added a terminal value based upon a range of net income multiples from 20.0x to 35.0x. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 35.0% to 50.0%.

    PREMIUMS PAID ANALYSIS. PaineWebber reviewed purchase price per share premiums paid in publicly-disclosed cash and stock merger transactions in non-financial industries announced and completed since January 1, 1995, including purchase of the entire target with market value between $25.0 million and $100.0 million. This analysis indicated median premiums to the target's closing stock price one day, one week and one month prior to the announcement of the transaction of 24.8%, 28.0% and 36.8%, respectively.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of GENEMEDICINE and Megabios. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither GENEMEDICINE nor PaineWebber assume responsibility for the accuracy of such analyses and estimates.

    GENEMEDICINE selected PaineWebber to be its financial advisor in connection with the merger because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

    Pursuant to an engagement letter between GENEMEDICINE and PaineWebber dated May 26, 1998, PaineWebber earned a fee of $350,000 for rendering its opinion. In addition, PaineWebber will receive a fee, payable upon completion of the merger, equal to its customary fee for a transaction of this nature less the $350,000 payable upon rendering the opinion, and will be reimbursed for certain of its related expenses. PaineWebber will not be entitled to any additional fees or compensation in the event the merger is not approved or otherwise consummated. GENEMEDICINE also agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

    In the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of GENEMEDICINE and Megabios for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

OPINION OF FINANCIAL ADVISOR TO MEGABIOS

    Megabios engaged Hambrecht & Quist to act as its financial advisor in connection with potential acquisitions and to render its opinion as to the fairness to Megabios, from a financial point of view, of the consideration that Megabios would pay in an acquisition. The Megabios Board selected Hambrecht & Quist based on its qualifications, expertise and reputation. On October 23, 1998, at a meeting of the Megabios Board, Hambrecht & Quist rendered its oral opinion (subsequently confirmed in writing) that, as of that date, the consideration that Megabios would pay in the merger was fair to Megabios from a financial point of view. A copy of Hambrecht & Quist's written opinion dated October 23, 1998, which sets forth the assumptions made, matters considered, the scope and limitations of the review undertaken and the procedures it followed, is attached as Appendix B-2 to this joint proxy statement/prospectus. Megabios stockholders should read the opinion in its entirety. The Megabios Board placed no limitations on Hambrecht & Quist's investigation or the procedures it followed in preparing and rendering its opinion.

    In reviewing the merger and arriving at its opinion, Hambrecht & Quist, among other things:

    - reviewed Megabios' publicly available historical financial statements for recent periods and other relevant financial and operating data that Hambrecht & Quist obtained from published sources and from Megabios' management;

    - discussed Megabios' business, financial condition and prospects with Megabios' senior management;

    - reviewed GENEMEDICINE'S publicly available historical financial statements for recent periods and other relevant financial and operating data that Hambrecht & Quist obtained from published sources and from GENEMEDICINE'S management;

    - discussed GENEMEDICINE'S business, financial condition and prospects with GENEMEDICINE'S senior management;

    - reviewed the recent reported prices and trading activity for the common stocks of Megabios and GENEMEDICINE and compared this and certain Megabios and GENEMEDICINE financial information with similar information for companies engaged in businesses that Hambrecht & Quist considered comparable;

    - reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

    - reviewed the reorganization agreement and discussed the tax and accounting treatment of the merger with Megabios and Cooley Godward; and

    - performed other analyses and examinations and considered other information, financial studies, analyses and investigations and financial, economic and market data that Hambrecht & Quist deemed relevant.

    Hambrecht & Quist did not independently verify any of the information about Megabios or GENEMEDICINE that it considered in connection with its review of the merger. For purposes of its opinion,

Hambrecht & Quist assumed and relied upon the accuracy and completeness of all this information. In connection with its opinion, Hambrecht & Quist did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Megabios or GENEMEDICINE, nor did it conduct a physical inspection of their properties and facilities. In connection with its analysis, Hambrecht & Quist used certain financial forecasts prepared by the management of both Megabios and GENEMEDICINE. Hambrecht & Quist assumed that these financial forecasts reflected the best available estimates and judgments of the expected future financial performance of Megabios and the pro forma combined company. Hambrecht & Quist also assumed that neither Megabios nor GENEMEDICINE was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the merger and those in the ordinary course of conducting their respective businesses. For purposes of its opinion, Hambrecht & Quist assumed that the merger would be accounted for as a purchase. Hambrecht & Quist's opinion was based upon market, economic, financial and other conditions as they existed on the date of the opinion. Any subsequent change in conditions would require a reevaluation of the opinion.

    The preparation of a fairness opinion is a complex process. It is not necessarily susceptible to partial analysis or summary description. The following summary of Hambrecht & Quist's analysis is not a complete description of its presentation to the Megabios Board. In arriving at its opinion, Hambrecht & Quist did not attribute any particular quantitative weight to any analyses or factors that it considered. Rather, it made qualitative judgments about the significance and relevance of each analysis and factor. Hambrecht & Quist believes that these analyses and the following summary must be considered as a whole. Selecting portions of these analyses, without considering all of them, or considering only the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying these analyses in Hambrecht & Quist's presentation to the Megabios Board and its opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions about industry performance, general business and economic conditions and other matters, many of which are beyond the control of Megabios and GENEMEDICINE. The analyses that Hambrecht & Quist performed (which are summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly different than those suggested by the analyses. Additionally, analyses about the values of a business for purposes of a fairness opinion are not appraisals and do not reflect the prices at which the business may actually be acquired.

    The following is a brief summary of certain financial analyses that Hambrecht & Quist performed in connection with providing its oral and written opinion to the Megabios Board on October 23, 1998:

    PREMIUM ANALYSIS/ANALYSIS OF SELECTED MERGER AND ACQUISITION
TRANSACTIONS. Hambrecht & Quist compared the merger with selected comparable merger and acquisition transactions. This analysis included 25 comparable public company biotechnology transactions since June 1993. The selected transactions analyzed included comparable biotechnology transactions such as Oncormed, Inc./Gene Logic Inc. (July 1998), Virus Research Institute, Inc./T Cell Sciences, Inc. (May 1998), Elan Corp. plc/Neurex Corporation (April 1998), Somatogen, Inc./Baxter International Inc. (February 1998), Sequana Therapeutics, Inc./Arris Pharmaceutical Corporation (November 1997), Somatix Therapy Corporation/Cell Genesys, Inc. (January 1997), Genetic Therapy/Sandoz (July
1995) and Viagene, Inc./Chiron Corporation (April 1995). Analysis of certain income statement and balance sheet parameters was not meaningful. Hambrecht & Quist performed a premium analysis to demonstrate the historical premiums paid in comparable merger and acquisition transactions. It compared the premiums resulting from the comparison of the implied price per share of Megabios common stock to be issued in the merger as of October 22, 1998 to the last sale price of GENEMEDICINE common stock on both October 22, 1998 and October 1, 1998 (twenty trading days prior) to premiums paid in the above transactions. Hambrecht & Quist observed that the one-day premiums for comparable biotechnology transactions ranged from approximately -16% to 105% with an average premium of 38% and four-week premiums ranged from -18% to 95% with an average premium of 45%. Hambrecht & Quist also observed that the one-day premiums to technology value (equal to equity value plus debt, less cash and cash equivalents) for comparable biotechnology transactions ranged from approximately -4 to 329% with an average premium of 82%. Megabios' offer implied an equity value of $36.4 million and implied a technology value of $14.7 million for GENEMEDICINE in the merger, as based on the closing price of Megabios common stock on October 22, 1998, the day before the Megabios Board meeting. This offer represents 14% and 7% premiums to the one-day and twenty-day average closing prices for GENEMEDICINE'S common stock, and a 44% premium to GENEMEDICINE'S one-day technology value.

    DISCOUNTED CASH FLOW ANALYSIS OF MEGABIOS BASED ON MEGABIOS' MANAGEMENT PROJECTIONS. Hambrecht & Quist analyzed Megabios' theoretical valuation based on an unleveraged discounted cash flow analysis of management's stand-alone income statement projections. Megabios' implied equity value in the management-provided case ranged from approximately $48.2 million to $70.9 million assuming discount rates ranging from 35% to 50% and terminal value multiples ranging from 20.0x to 35.0x projected 2004 net income. These values compared with an implied equity value of $52.4 million of Megabios, based on the closing price of Megabios common stock on October 22, 1998.

    DISCOUNTED CASH FLOW ANALYSIS OF MEGABIOS BASED ON HAMBRECHT & QUIST'S ADJUSTED PROJECTIONS. Hambrecht & Quist analyzed Megabios' theoretical valuation based on an unleveraged discounted cash flow analysis of adjusted stand-alone income statement projections prepared by Hambrecht & Quist. Hambrecht & Quist's income statement projections included certain reductions in milestone payments and the royalty streams associated with corporate partnerships, a decrease in the number of additional corporate partnerships and a decrease in research and development expenses. Megabios' implied equity value in the adjusted stand-alone case ranged from approximately $24.2 million to $40.3 million assuming discount rates ranging from 35% to 50% and terminal value multiples ranging from 20.0x to 35.0x projected 2004 net income. These values compared with an implied equity value of $52.4 million of Megabios, based on the closing price of Megabios common stock on October 22, 1998.

    DISCOUNTED CASH FLOW VALUE OF THE PRO FORMA COMBINED COMPANY BASED ON MEGABIOS' AND GENEMEDICINE'S MANAGEMENT'S PROJECTIONS. Hambrecht & Quist analyzed the implied equity value of the pro forma combined company based on the unleveraged discounted cash flow of Megabios' and GENEMEDICINE'S management's projections of the pro forma combined company. The pro forma combined company's implied equity value ranged from approximately $79.6 million to $119.4 million assuming discount rates ranging from 25% to 40% and terminal value multiples ranging from 20.0x to 35.0x projected 2004 net income. This compared with an implied equity value of $52.4 million of Megabios, based on the closing price of Megabios common stock on October 22, 1998.

    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS. Hambrecht & Quist compared selected financial information of GENEMEDICINE to three publicly traded gene therapy companies that Hambrecht & Quist considered comparable. Hambrecht & Quist reviewed and compared selected historical financials, operating and stock market performance data of Megabios and GENEMEDICINE to the corresponding data of these comparable gene therapy companies, which consisted of Targeted Genetics Corporation, Transgene S.A. and Vical Incorporated. Hambrecht & Quist compared the market value, discount to 52-week high stock price, cash, technology value (consisting of equity value plus debt, less cash), net income for the latest available 12 month period ("LTM"), LTM net revenues, as well as their "survival index" (calculated as cash divided by LTM net income in order to determine the number of consecutive annual periods that such company could continue to fund losses at the rate experienced in the LTM period from the most recently available reported cash without obtaining additional capital) and compared such information with Megabios and GENEMEDICINE. On average, the comparable gene therapy companies were trading at a discount of 51% to their 52-week high stock price, compared to Megabios, which was trading at a discount of 79% to its 52-week high and GENEMEDICINE which was trading at a discount of 68% to its 52-week high stock price. Megabios' survival index was 5.8 years and GENEMEDICINE'Ssurvival index was 1.6 years, compared to an average of 3.9 years for the comparable gene therapy companies.

    None of the companies or transactions that Hambrecht & Quist used in its analyses are identical to GENEMEDICINE or Megabios or the merger. Accordingly, an analysis of the foregoing results is not purely mathematical. It involves complex considerations and judgments about differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies used in the comparisons.

    Megabios stockholders should read this description of Hambrecht & Quist's opinion along with the full text of its opinion that is attached as Appendix B-2 to this joint proxy statement/prospectus.

    Hambrecht & Quist, as part of its investment banking services, regularly conducts valuations of businesses and securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and for corporate and other purposes. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in Megabios and GENEMEDICINE common stock and receives customary compensation for these activities. It also provides research coverage on both Megabios and GENEMEDICINE. In the ordinary course of business, Hambrecht & Quist also actively trades for its own account and for the accounts of its customers in the equity and derivative securities of Megabios. Accordingly, it may at any time hold a long or short position in such securities. In the past, Hambrecht & Quist acted as financial adviser to GENEMEDICINE and made an investment in GENEMEDICINE before it went public. At the time Megabios engaged Hambrecht & Quist to act as its financial advisor for this transaction, Hambrecht & Quist no longer held any of the securities that comprised this investment.

    Upon completion of the merger, Megabios will pay Hambrecht & Quist a fee equal to $750,000. Megabios paid Hambrecht & Quist a $25,000 retainer fee at the time of the initial engagement. A $250,000 fee for the fairness opinion became payable to Hambrecht & Quist when it delivered the opinion. These amounts are not contingent upon the completion of the merger but they will be credited against the fee that is payable upon completion of the merger. Megabios also has agreed to reimburse Hambrecht & Quist for its reasonable out-of-pocket expenses and to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of GENEMEDICINE'S management and the GENEMEDICINE Board may be deemed to have certain interests in the merger that are in addition to their interests as stockholders of GENEMEDICINE generally. The GENEMEDICINE Board was aware of these interests and considered them, among other matters, in approving the reorganization agreement and the transactions contemplated thereby.

    THE 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. GENEMEDICINE'S 1994 Non-Employee Directors' Stock Option Plan, as amended, provides that upon the occurrence of certain events, which includes the merger, the vesting of options outstanding under this plan will be accelerated to permit the optionee to exercise all such options in full prior to such event. The names of those directors whose options are accelerated and the number of underlying shares accelerated for each are set forth below:

                                                                                      OPTION
                                                                                      SHARES
DIRECTOR                                                                            ACCELERATED
----------------------------------------------------------------------------------  -----------
Edward L. Cahill..................................................................      16,250
Stanley T. Crooke.................................................................      12,500
David F.J. Leathers...............................................................      12,500
Bert W. O'Malley..................................................................      30,000
Arthur M. Pappas..................................................................      11,250

    CHANGE OF CONTROL SEVERANCE PLAN. In May 1996, GENEMEDICINE adopted a Change of Control Severance Plan, as amended January 30, 1998. Under the plan, upon termination of employment following the merger, eligible employees are entitled to certain severance benefits, which include severance pay, acceleration of options and COBRA benefits, based upon the position held by the employee at GENEMEDICINE and the number of years employed. Pursuant to this plan, members of GENEMEDICINE'S management are entitled to receive severance benefits as set forth below in the event their employment with GENEMEDICINE is terminated, either voluntarily with good reason or involuntarily without cause, within twelve months following the effective date of the merger:

                                                                                                       OPTION
                                                                            PAYROLL       OTHER        SHARES
OFFICER                                                        SEVERANCE   TAXES (1)    BENEFITS     ACCELERATED
------------------------------------------------------------  -----------  ---------  -------------  -----------
Norman Hardman..............................................     $310,650    $11,491    $  27,473(2)    186,400
Alain Rolland...............................................      201,400      9,033        7,473(3)     99,349
Richard A. Waldron..........................................      198,748      8,973        7,473(3)     97,075
Josef F. Bossart............................................      198,550      8,969        7,473(3)    101,182
Kathryn N. Stankis..........................................      147,404      7,818        2,566(3)     42,525
John M. Dodson..............................................      128,293      7,388        7,473(3)     40,859

------------------------

(1) Represents GENEMEDICINE'S portion of payroll taxes, including FICA, FUTA and Medicare tax.

(2) Represents Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") benefits plus $20,000 for moving expenses.

(3) Represents COBRA benefits.

    ERIC TOMLINSON'S EMPLOYMENT AGREEMENT. The Amended and Restated Employment Agreement between GENEMEDICINE and Eric Tomlinson, dated June 11, 1998, provides that, upon the voluntary or involuntary termination of Dr. Tomlinson's employment with GENEMEDICINE, Dr. Tomlinson will receive $465,192 (18 months salary) and all of his unvested options to purchase up to 82,865 shares of GENEMEDICINE common stock will vest and become exercisable. In addition, Dr. Tomlinson's options to purchase up to 210,000 shares of GENEMEDICINE common stock will remain exercisable for two years from the date of termination and Dr. Tomlinson will be paid a sum of $765.07 per month for 18 months for reasonable health benefits. Dr. Tomlinson also shall receive $30,000 for moving costs and taxes related thereto, and country club dues for the severance period.

    MANAGEMENT CHANGE OF CONTROL INCENTIVE PLAN. On July 1, 1998, GENEMEDICINE adopted the Management Change of Control Incentive Plan for the purpose of retaining key employees through the date of closing in the event of a change in control transaction. The plan provides that upon a change in control, certain key employees of GENEMEDICINE and Dr. Tomlinson will share in an acquisition pool equal to three percent of the net proceeds received by GENEMEDICINE or its stockholders in connection with such transaction. The amount each person is entitled to receive upon consummation of the merger are set forth below:

                                                                         PAYMENT UNDER
                                                                  MANAGEMENT CHANGE OF CONTROL
NAME                                                                   INCENTIVE PLAN (1)
----------------------------------------------------------------  ----------------------------
Norman Hardman..................................................           $  364,455
Alain Rolland...................................................              190,905
Josef F. Bossart................................................              138,840
Richard A. Waldron..............................................              138,840
Kathryn N. Stankis..............................................              121,485
Eric Tomlinson..................................................              520,650
Other key employees.............................................              260,325

------------------------

(1) Based on the aggregate value of Megabios common stock to be issued to GENEMEDICINE stockholders as of the effective time of the merger. This aggregate value is currently estimated to be $57.8 million.

    INDEMNIFICATION AND INSURANCE. Pursuant to Section 6.7 of the reorganization agreement, all rights to indemnification existing in favor of the current directors and officers of GENEMEDICINE for acts and omissions occurring prior to the effective date of the merger, as provided in GENEMEDICINE'S Amended and Restated Certificate of Incorporation and Bylaws and as provided in any indemnification agreements between GENEMEDICINE and said officers and directors as of October 24, 1998, will survive the merger and will be observed for a period of not less than six years from the effective date of the merger. For a period of not less than three years from the effective date of the merger, the surviving corporation or Megabios, in certain instances, will maintain in effect, for the benefit of the current officers and directors of GENEMEDICINE with respect to acts or omissions occurring prior to the effective date of the merger, the lesser of (i) the existing amount of coverage of the existing policy of directors' and officers' liability insurance maintained by GENEMEDICINE as of the date of the reorganization agreement and (ii) the amount of coverage purchased by 150% of the amount of the last annual premium paid by GENEMEDICINE prior to the date of the reorganization agreement for the existing policy; provided, however, that GENEMEDICINE may substitute for the existing policy a policy or policies of comparable coverage. Any successors or assigns of the surviving corporation will assume the obligations of the surviving corporation set forth in Section 6.7 of the reorganization agreement.

    BOARD OF DIRECTORS SEATS. Pursuant to the reorganization agreement, Megabios has agreed to appoint Arthur M. Pappas, Stanley T. Crooke and Bert W. O'Malley to the Megabios Board as members of Class I, Class II and Class III, respectively, to serve until the annual meeting of stockholders to be held in the years 2001, 1999, and 2000, respectively.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax consequences of the merger that are generally applicable to holders of GENEMEDICINE common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed U.S. Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Megabios, GENEMEDICINE or the GENEMEDICINE stockholders as described herein.

    GENEMEDICINE stockholders should be aware that this discussion does not deal with all U.S. federal income tax considerations that may be relevant to particular GENEMEDICINE stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, banks, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Internal

Revenue Code, who are non-U.S. persons, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions or who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the merger, whether or not such transactions are in connection with the merger.

    GENEMEDICINE stockholders are urged to consult their own tax advisors as to the specific consequences to them of the merger in their particular circumstances, including the applicable federal, state, local and foreign tax consequences.

    Neither Megabios nor GENEMEDICINE has requested or will request a ruling from the Internal Revenue Service with regard to any of the U.S. federal income tax consequences of the merger. Heller Ehrman and Cooley Godward have each rendered a tax opinion that the merger will be a reorganization under Section 368(a) of the Internal Revenue Code (a "Reorganization"). As a condition to consummation of the merger, Heller Ehrman and Cooley Godward will each render a tax opinion to GENEMEDICINE and Megabios, respectively, that the merger will constitute a Reorganization. Such tax opinions are, and will be, based on certain assumptions and management representations, and will be subject to certain limitations. Moreover, such tax opinions will not be binding on the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position. The discussion below assumes that the merger will qualify as a Reorganization.

    The tax opinions assume and are conditioned upon (1) the truth and accuracy of the statements, covenants, representations and warranties contained in the reorganization agreement, in the tax representations received from Megabios, Merger Sub and GENEMEDICINE to support the tax opinions and in all other instruments and documents related to the formation, organization and operation of Megabios, Merger Sub and GENEMEDICINE examined by and relied upon by Cooley Godward and Heller Ehrman in connection with the merger; (2) that original documents submitted to such counsel are authentic, documents submitted to such counsel as copies conform to the original documents, and that all such documents have been (or will be by the effective time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (3) that all convenants contained in the reorganization agreement and the tax representations, described above, are performed without waiver or breach of any material provision thereof; (4) that the merger will be reported by Megabios and GENEMEDICINE on their respective federal income tax returns in a manner consistent with the tax opinions; and (5) that any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

    Subject to the limitations and qualifications referred to herein and in the tax opinions, and assuming the merger is treated as a Reorganization in accordance with the tax opinions, the following U.S. federal income tax consequences will result:

    - No gain or loss will be recognized for federal income tax purposes by the holders of GENEMEDICINE common stock upon the receipt of Megabios common stock solely in exchange for such GENEMEDICINE common stock in the merger (except to the extent, if any, of cash received in lieu of fractional shares)

    - The aggregate tax basis of the Megabios common stock so received by GENEMEDICINE stockholders in the merger (including any fractional share of Megabios common stock not actually received) will be the same as the aggregate tax basis of the GENEMEDICINE common stock surrendered in exchange therefor

    - The holding period of Megabios common stock so received by each GENEMEDICINE stockholder in the merger will include the period for which the GENEMEDICINE common stock surrendered in exchange therefor was considered to be held, provided that the GENEMEDICINE common stock so surrendered is held as a capital asset at the effective time

    - Cash payments received by holders of GENEMEDICINE common stock in lieu of a fractional share will be treated as if such fractional share of Megabios common stock had been issued in the merger and then redeemed by Megabios. A GENEMEDICINE stockholder receiving such cash will recognize gain or loss upon such payment, measured by the difference, if any, between the amount of cash received and the basis in such fractional share. The gain or loss should be capital gain or loss provided that each share of GENEMEDICINE common stock surrendered in exchange for such fractional share of Megabios common stock was held as a capital asset at the effective time

    - Neither Megabios nor GENEMEDICINE will recognize gain solely as a result of the merger

    A successful IRS challenge to the Reorganization status of the merger would result in significant adverse tax consequences to the GENEMEDICINE stockholders. A GENEMEDICINE stockholder would recognize gain or loss with respect to each share of GENEMEDICINE common stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the effective time, of the Megabios common stock received in exchange therefor and cash received in lieu of a fractional share of Megabios common stock. In such event, a stockholder's aggregate basis in the Megabios common stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the closing date of the merger.

    Even if the merger qualifies as a Reorganization, a recipient of Megabios common stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the GENEMEDICINE common stock surrendered. In addition, to the extent that a GENEMEDICINE stockholder were treated as receiving, directly or indirectly, consideration other than Megabios common stock in exchange for such stockholder's GENEMEDICINE common stock, gain, if any, would have to be recognized.

    Certain noncorporate GENEMEDICINE stockholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Megabios common stock. Backup withholding will not apply, however, to a stockholder who furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A stockholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

    Each GENEMEDICINE stockholder will be required to retain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the merger.

ANTICIPATED ACCOUNTING TREATMENT

    The merger will be accounted for as a purchase for financial reporting purposes. Under such accounting method, the purchase price will be allocated based on the fair value of the GENEMEDICINE assets acquired, including in-process research and development, and liabilities assumed. See "Unaudited Pro Forma Condensed Combined Financial Statements" on page 61 for further discussion.

REGULATORY MATTERS

    ANTITRUST. The merger is not subject to the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. However, the FTC or the Antitrust Division of the U.S. Department of Justice could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the merger or seeking to cause divestiture of significant assets of Megabios or GENEMEDICINE or their subsidiaries. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such challenge is made, of what the result would be. Consummation of the merger is conditioned upon, among other things, the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any federal or state court in the U.S. which prevents the consummation of the merger.

    FILING WITH THE DELAWARE SECRETARY OF STATE. A Certificate of Merger must be filed with the Secretary of State of the State of Delaware in order to consummate the merger.

    SECURITIES LAWS. Megabios and GENEMEDICINE must comply with the federal securities laws and applicable securities laws of various states.

NO APPRAISAL RIGHTS

    Under Section 262 of the DGCL, stockholders who do not vote in favor of or consent to a merger are not entitled to appraisal rights if the stock subject to such merger is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. and the consideration to be received in such merger consists of stock listed on a national securities exchange or designated as a National Market System Security on an interdealer quotation system by the National Association of Securities Dealers, Inc. Because the Nasdaq National Market is designated as such a system and the GENEMEDICINE common stock and Megabios common stock are quoted on the Nasdaq National Market, holders of GENEMEDICINE common stock are not entitled to appraisal rights with respect to the merger.

    Holders of Megabios common stock are not entitled to appraisal rights under the DGCL because Megabios is not a constituent corporation to the merger under the DGCL.

RESALE OF MEGABIOS COMMON STOCK

    Megabios common stock issued in connection with the merger will be freely transferable, except that shares issued to any GENEMEDICINE stockholder who is an affiliate of GENEMEDICINE or who becomes an affiliate of Megabios are subject to certain restrictions on resale under federal securities laws. An "affiliate" is defined generally as including, without limitation, directors, certain executive officers and certain other persons who control a company.

                          THE REORGANIZATION AGREEMENT

GENERAL

    The following is a summary of the material provisions of the reorganization agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus and is incorporated herein by reference. However, the following is not a complete statement of all provisions of the reorganization agreement and related agreements. Statements made in this joint proxy statement/prospectus with respect to the terms of the reorganization agreement and such related agreements are qualified in their respective entireties by reference to the more detailed information set forth in the reorganization agreement and such related agreements. Capitalized terms used in this summary but not defined in this joint proxy statement/ prospectus shall have the meanings ascribed to them in the reorganization agreement.

    The reorganization agreement provides for the merger of Merger Sub with and into GENEMEDICINE. As a result of the merger, Merger Sub will cease to exist, GENEMEDICINE will become a wholly-owned subsidiary of Megabios and the former stockholders of GENEMEDICINE will become stockholders of Megabios. GENEMEDICINE, as the surviving corporation, will retain all of its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises unaffected by the merger. Merger Sub has been formed solely for the purpose of effecting the merger, and there will be no other activity in Merger Sub. The merger will become effective upon the filing of a Certificate of Merger with the Delaware Secretary of State or such later time as may be specified in the Certificate of Merger. The effective time of the merger shall occur no later than the second day after the satisfaction or waiver of all the conditions to closing set forth in the reorganization agreement. It is currently anticipated that the effective time will occur on or before February 28, 1999. There can be no assurance, however, that the required approvals will be obtained, that the other conditions to the merger will be satisfied by such date, or at all, or that the reorganization agreement will not be terminated. See "--Conditions to the Merger."

MERGER CONSIDERATION

    GENEMEDICINE COMMON STOCK. At the effective time, each share of GENEMEDICINE common stock then outstanding will be converted into the right to receive Megabios common stock based on the exchange ratio. The exchange ratio is currently 0.5710 and will be adjusted for any subsequent stock split, stock dividend, reverse stock splits, reclassification, recapitalization or similar transaction.

    NO FRACTIONAL SHARES. No fractional shares of Megabios common stock will be issued in connection with the merger. In lieu of such fractional shares, any holder of GENEMEDICINE common stock (after aggregating all fractional shares of Megabios common stock issuable to such holder) will, upon surrender of such holder's stock certificate(s) representing GENEMEDICINE common stock to the exchange agent, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Megabios common stock on Nasdaq on the "closing date" (as defined herein).

STOCK OPTIONS, WARRANTS AND EMPLOYEE STOCK PURCHASE PLAN

    STOCK OPTIONS AND WARRANTS. At the effective time, all outstanding options with respect to GENEMEDICINE common stock under GENEMEDICINE'S 1993 Stock Option Plan and 1994 Non-Employee Directors' Stock Option Plan (collectively, "GENEMEDICINE Options") and all outstanding warrants ("GENEMEDICINE Warrants") to purchase GENEMEDICINE common stock will be assumed by Megabios. From and after the effective time:

    - each GENEMEDICINE Option and GENEMEDICINE Warrant assumed by Megabios may be exercised solely for shares of Megabios common stock;

    - the number of shares of Megabios common stock subject to each such GENEMEDICINE Option and GENEMEDICINE Warrant will be equal to the number of shares of GENEMEDICINE common stock subject to such GENEMEDICINE Option and GENEMEDICINE Warrant immediately prior to the effective time multiplied by the exchange ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share);

    - the per share exercise price under each such GENEMEDICINE Option and GENEMEDICINE Warrant will be adjusted by dividing the per share exercise price under such GENEMEDICINE Option and GENEMEDICINE Warrant by the exchange ratio and rounding up to the nearest cent; and

    - any restriction on the exercise of any such GENEMEDICINE Option or GENEMEDICINE Warrant will continue in full force and effect. The term, exercisability, vesting schedule and other provisions of such GENEMEDICINE Option or GENEMEDICINE Warrant will remain unchanged unless amended or modified by existing severance or employment agreements in connection with the merger.

    EMPLOYEE STOCK PURCHASE PLAN. At the effective time of the merger, all outstanding rights to purchase GENEMEDICINE common stock under the GENEMEDICINE Employee Stock Purchase Plan will be settled and all participants' rights in offerings under the GENEMEDICINE Employee Stock Purchase Plan will terminate.

STOCK OWNERSHIP FOLLOWING THE MERGER

    Based upon the number of shares of GENEMEDICINE common stock issued and outstanding as of the record date, an aggregate of approximately 8.9 million shares of Megabios common stock will be issued to holders of GENEMEDICINE common stock. Based upon the number of shares of Megabios common stock issued and outstanding as of the record date, (assuming no exercise of outstanding options or other rights to purchase Megabios common stock,), the former holders of GENEMEDICINE common stock would hold and have voting power with respect to approximately 41.0% of Megabios' total issued and outstanding shares after consummation of the merger.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    As soon as practicable after the effective time, the exchange agent will mail to the registered holders of GENEMEDICINE common stock (1) a letter of transmittal and (2) instructions for use in effecting the surrender of the GENEMEDICINE stock certificates in exchange for certificates representing Megabios common stock. Upon surrender of a GENEMEDICINE stock certificate to the exchange agent for exchange, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the exchange agent or Megabios, the holder of such GENEMEDICINE stock certificate will be entitled to receive in exchange therefor a certificate representing the whole number of shares of Megabios common stock that such holder has the right to receive plus cash for any fractional shares of Megabios common stock. See "--Merger Consideration--No Fractional Shares".

    If any GENEMEDICINE stock certificate has been lost, stolen or destroyed, Megabios may require the owner of such lost, stolen or destroyed GENEMEDICINE stock certificate to provide an appropriate affidavit and to deliver a bond as indemnity against any claim that may be made against the exchange agent, Megabios or GENEMEDICINE with respect to such GENEMEDICINE stock certificate.

    GENEMEDICINE STOCKHOLDERS SHOULD NOT SURRENDER THEIR GENEMEDICINE STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

EFFECT ON CERTIFICATES

    At the effective time, (1) all shares of GENEMEDICINE common stock outstanding immediately prior to the effective time will automatically be canceled and retired and will cease to exist, and all holders of certificates representing shares of GENEMEDICINE common stock that were outstanding immediately prior to the effective time will cease to have any rights as stockholders of GENEMEDICINE except the right to receive Megabios common stock and cash in lieu of fractional shares, if any, into which such

GENEMEDICINE common stock shall have been converted, and (2) the stock transfer books of GENEMEDICINE will be closed with respect to all shares of GENEMEDICINE common stock outstanding immediately prior to the effective time. No further transfer of any such shares of GENEMEDICINE common stock will be made on such stock transfer books after the effective time. If, after the effective time, a GENEMEDICINE stock certificate is presented to the exchange agent (or to GENEMEDICINE or Megabios), such GENEMEDICINE stock certificate will be canceled and will be exchanged as provided above under the caption "--Conversion of Shares; Procedure for Exchange of Certificates;" and "--Merger Consideration."

CORPORATE MATTERS

    As of the effective time, the Certificate of Incorporation of the surviving corporation will be amended and restated to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the effective time with the exception that the name of the surviving corporation will be
[          ,] and the Bylaws of the surviving corporation will be amended and restated to conform to the Bylaws of the Merger Sub as in effect immediately prior to the effective time. Immediately after the effective time, the directors and officers of the surviving corporation will be the directors and officers of Merger Sub immediately prior to the effective time.

CONDITIONS TO THE MERGER

    MEGABIOS AND MERGER SUB. The obligations of Megabios and Merger Sub to effect the merger and otherwise consummate the transactions contemplated by the reorganization agreement are subject to the satisfaction, at or prior to the closing of the merger, of conditions, among others, to the following general effect:

    - The representations and warranties of GENEMEDICINE contained in the reorganization agreement shall be accurate in all material respects as of the date of the reorganization agreement and as of the closing date as if made on and as of the closing date except, among other things, that any inaccuracies shall be disregarded if they do not individually or collectively constitute a "material adverse effect" (as defined in the reorganization agreement) on GENEMEDICINE.

    - Each covenant or obligation that GENEMEDICINE is required to comply with or to perform at or prior to the closing shall have been complied with and performed in all material respects.

    - The registration statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the registration statement.

    - The reorganization agreement and the merger shall have been duly approved by the necessary vote of the GENEMEDICINE stockholders, and the issuance of Megabios common stock in the merger shall have been duly approved by the necessary vote of the Megabios stockholders.

    - GENEMEDICINE shall have obtained all third party consents identified in the reorganization agreement.

    - Megabios shall have received the following agreements and documents: (A) a statement from GENEMEDICINE conforming to the requirements of Section 1.897-2(h)(1)(i) of the Treasury Regulations; (B) a legal opinion of Cooley Godward that the merger will constitute a Reorganization; (C) a certificate executed on behalf of GENEMEDICINE by one of its executive officers confirming that certain conditions have been duly satisfied.

    - There shall have been no material adverse change in the business, assets, liabilities, financial condition or results of operations of GENEMEDICINE since the date of the reorganization agreement.

    - GENEMEDICINE shall have filed with the Internal Revenue Service a notification required under Section 1.897-2(h)(2) of the Treasury Regulations.

    - The shares of Megabios common stock to be issued in the merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

    - There shall not be pending or threatened any action, suit or litigation brought by any governmental entity: (A) challenging or seeking to restrain or prohibit the consummation of the merger; (B) relating to the merger and seeking to obtain from Megabios or any of its subsidiaries any material damages; (C) seeking to prohibit or limit Megabios' ability to vote, receive dividends or otherwise exercise ownership rights with respect to the stock of the surviving corporation; or (D) which would materially and adversely affect the right of Megabios, the surviving corporation or any subsidiary of Megabios to own the assets or operate the business of GENEMEDICINE.

    - No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger shall have been issued by any court of competent jurisdiction.

    - All outstanding shares of GENEMEDICINE Series B preferred stock shall have been converted into GENEMEDICINE common stock.

    GENEMEDICINE. The obligations of GENEMEDICINE to effect the merger and otherwise consummate the transactions contemplated by the reorganization agreement are subject to the satisfaction, at or prior to the closing of conditions, among others, to the following general effect:

    - The representations and warranties of Megabios and Merger Sub contained in the reorganization shall be accurate in all material respects as of the date of the reorganization agreement and as of the closing date as if made on and as of the closing date, except, among other things, that any inaccuracies shall be disregarded and if they do not individually or collectively constitute a material adverse effect on Megabios.

    - All of the covenants and obligations that Megabios and Merger Sub are required to comply with or to perform at or prior to the closing shall have been complied with and performed in all material respects.

    - The registration statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the registration statement.

    - The reorganization agreement and the merger shall have been duly approved by the necessary vote of the GENEMEDICINE stockholders, and the issuance of Megabios common stock in the merger shall have been duly approved by the necessary vote of the Megabios stockholders.

    - GENEMEDICINE shall have received the following agreements and documents:
      (A) a legal opinion of Heller Ehrman that the merger will constitute a Reorganization; and (B) a certificate executed on behalf of Megabios by its Chief Executive Officer, confirming that certain conditions have been satisfied.

    - There shall have been no material adverse change in the business, assets, liabilities, financial condition or results of operations of Megabios since the date of the reorganization agreement.

    - The shares of Megabios common stock to be issued in the merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

    - There shall not be pending or threatened any action, suit or litigation brought by any governmental entity: (a) challenging or seeking to restrain or prohibit the consummation of the merger; (b) relating to the merger and seeking to obtain from GENEMEDICINE any material damages; (c) seeking to prohibit or limit Megabios' ability to vote, receive dividends or otherwise exercise ownership rights with respect to the stock of the surviving corporation; or (d) which would materially and adversely affect the right of Megabios, the surviving corporation or any subsidiary of Megabios to own the assets or operate the business of GENEMEDICINE.

    - No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger shall have been issued by any court of competent jurisdiction.

    - Megabios shall have increased the size of its Board to nine and appointed Mr. Pappas, and Drs. Crooke and O'Malley to its Board.

    For purposes of the reorganization agreement, an event, violation, inaccuracy, circumstance or other matter will be deemed to have a "material adverse effect" on GENEMEDICINE if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (1) the business, financial condition, assets, liabilities or results of operations of GENEMEDICINE taken as a whole, (2) the ability of GENEMEDICINE to consummate the merger, or (3) Megabios' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "material adverse effect" on Megabios if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect (a) on the business, financial condition, assets, liabilities or results of operations of Megabios and its subsidiaries taken as a whole, (b) the ability of Megabios to consummate the merger, or (c) Megabios' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

    The reorganization agreement contains customary representations and warranties, including, without limitation, representations and warranties by each of Megabios and GENEMEDICINE as to:

    - due organization and subsidiaries;

    - the certificate of incorporation and the bylaws of Megabios and Merger Sub and GENEMEDICINE;

    - capitalization;

    - filings with the SEC and financial statements;

    - absence of certain changes;

    - real property, equipment and leaseholds;

    - payments under corporate partnering agreements;

    - proprietary assets;

    - material contracts;

    - year 2000 liabilities;

    - compliance with legal requirements;

    - certain business practices;

    - governmental authorizations;

    - tax matters;

    - employee and labor matters and benefit plans;

    - environmental matters;

    - insurance;

    - transactions with affiliates;

    - legal proceedings and orders;

    - the authority and binding nature of the reorganization agreement;

    - non-contravention and consents;

    - financial advisor fees or commissions; and

    - disclosure.

    The reorganization agreement contains further representations and warranties by GENEMEDICINE as to:

    - the absence of existing discussions or negotiations concerning other acquisition proposals;

    - the vote required to approve the merger and reorganization agreement;

    - the receipt of a fairness opinion from PaineWebber; and

    - the GENEMEDICINE rights agreement.

    The reorganization agreement contains further representations and warranties by Megabios and Merger Sub as to:

    - the vote required to approve the issuance of Megabios common stock pursuant to the merger;

    - valid issuance of the Megabios common stock to be issued pursuant to the merger;

    - receipt of a fairness opinion from Hambrecht & Quist; and

    - interim operations of Merger Sub.

COVENANTS

    CONDUCT OF GENEMEDICINE'S BUSINESS. The reorganization agreement requires that during the pre-closing period, GENEMEDICINE shall use commercially reasonable efforts to conduct its business and operations (A) in the ordinary course, (B) in a commercially reasonable manner and (C) in compliance with all applicable legislation and regulations, except to the extent that any failure to comply with any applicable legislation or regulations would not have a material adverse effect on GENEMEDICINE. The reorganization agreement also requires GENEMEDICINE to cause its officers to report regularly to Megabios concerning the status of GENEMEDICINE'S business to the extent requested by Megabios.

    During the pre-closing period without the prior written consent of Megabios, GENEMEDICINE shall not:

    - declare or pay any dividend or make any other distribution;

    - repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

    - sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that GENEMEDICINE may issue GENEMEDICINE common stock upon the valid exercise of GENEMEDICINE stock options and warrants, and pursuant to other employee benefit plans;

    - amend or waive any of its rights under, or accelerate the vesting under, any provision of any of GENEMEDICINE'S stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract;

    - amend the GENEMEDICINE Certificate of Incorporation or GENEMEDICINE Bylaws or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

    - form any subsidiary or acquire any equity interest or other interest in any other entity;

    - make any capital expenditures in excess of $100,000 in the aggregate;

    - enter into or become bound by, or waive or exercise any material right under, a material contract;

    - acquire, lease or license any material right or other asset from any other person or sell, lease, license, encumber or otherwise dispose of any material right or other asset to any other person (except in each case for material rights or assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices), or waive or relinquish any material right or otherwise extend the term of any agreement with respect to, amend or modify in any material respect any material rights, including rights to material propriety assets, other than non-exclusive licenses and distribution rights in the ordinary course of business consistent with past practices;

    - subject to certain limitations and exceptions, incur any indebtedness for borrowed money;

    - establish, adopt or amend in any material respect any employee benefit plan, pay any bonus except in accordance with the terms of existing employee benefit plans or pursuant to commitments made prior to the date of the reorganization agreement, or make any profit-sharing or similar employee benefit payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except for normal periodic increases in wages and salaries made in the ordinary course of business and consistent with past practices;

    - grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date of the reorganization agreement and as previously disclosed in writing or made available to Megabios, or adopt any new severance plan;

    - hire any new employee having an annual base salary in excess of $120,000, or engage any consultant or independent contractor for a period exceeding 60 days;

    - change the status, title or responsibilities of any officer, or promote any employee to an officer position;

    - change any of its methods of accounting or accounting practices in any respect;

    - make any material election with respect to taxes;

    - commence or settle any legal proceeding;

    - enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

    - enter into any agreement requiring the consent or approval of any third party with respect to the merger; or

    - agree or commit to take any of the actions described above.

    During the pre-closing period, each of GENEMEDICINE and Megabios is required to promptly notify the other in writing of the discovery by GENEMEDICINE or Megabios, respectively, of any event, condition, fact or circumstance that would make the timely satisfaction of any condition to closing impossible or unlikely or that has had or could reasonably be expected to have a material adverse effect on GENEMEDICINE or Megabios, respectively. No notification so given will limit or otherwise affect any representations, warranties, covenants or obligations of GENEMEDICINE or Megabios contained in the reorganization agreement.

    CONDUCT OF MEGABIOS' BUSINESS. During the pre-closing period without the prior written consent of GENEMEDICINE, Megabios shall not:

    - declare or pay any dividend or make any other distribution;

    - repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities;

    - sell, issue, grant or authorize the issue or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security, except for the issuance of common stock upon the valid exercise of outstanding stock options and pursuant to other stock-based plans;

    - amend the Megabios certificate of incorporation or Megabios bylaws or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

    - subject to certain limitations and exceptions, incur any indebtedness for borrowed money;

    - acquire, lease or license any material right or other asset from any other person or sell or otherwise dispose of, or lease or license or encumber any material right or other asset to any other person except in each case for material rights or assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices, or waive or relinquish any material right or otherwise extend the term of any agreement with respect to, amend or modify in any material respect any material rights, including rights to material propriety assets, other than non-exclusive licenses and distribution rights in the ordinary course of business consistent with past practices; or

    - agree or commit to take any of the actions described above.

    NON-SOLICITATION. GENEMEDICINE has agreed that it will not, directly or indirectly, and will not authorize or permit any representative of GENEMEDICINE to:

    - solicit, initiate, encourage or induce the making, submission or announcement of any acquisition proposal or take any action that could be reasonably expected to lead to an acquisition proposal;

    - furnish any nonpublic information regarding GENEMEDICINE to any person in connection with or in response to an acquisition proposal;

    - engage in discussions with any person with respect to any acquisition proposal;

    - approve, endorse or recommend any acquisition proposal; or

    - enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition transaction.

    GENEMEDICINE is not prevented, however, from furnishing nonpublic information regarding GENEMEDICINE to, or entering into discussions with, any person in response to a superior offer if: (1) neither GENEMEDICINE nor any representative of GENEMEDICINE has breached its obligations concerning non-solicitation, (2) the GENEMEDICINE Board determines in good faith, after consultation with its outside legal counsel, that such action is required in order for the GENEMEDICINE Board to comply with its fiduciary duties under applicable law, (3) prior to furnishing any nonpublic information to, or entering discussions with such person, GENEMEDICINE gives Megabios written notice of the identity of such person and of GENEMEDICINE'S intention to furnish nonpublic information to, or enter into discussions with, such person, (4) GENEMEDICINE receives from such person an executed confidentiality agreement that is at least as restrictive as that between GENEMEDICINE and Megabios with respect to the use and disclosure of all nonpublic written and oral information furnished to such person by GENEMEDICINE, and (5) prior to furnishing any such nonpublic information to such person, GENEMEDICINE furnishes such nonpublic information to Megabios (to the extent such nonpublic information has not been previously furnished by GENEMEDICINE to Megabios). In addition to the foregoing, GENEMEDICINE is required to (A) provide Megabios with at least 24 hours prior notice of any meeting of the GENEMEDICINE Board at which the GENEMEDICINE Board is reasonably expected to consider a superior offer, and (B) not recommend a superior offer to its stockholders for a period of not less than the greater of two business days or 48 hours after Megabios receives a copy of such superior offer. GENEMEDICINE must promptly advise Megabios orally and in writing of any acquisition proposal and shall inform Megabios of any modification or proposed modification to any such acquisition proposal. Notwithstanding the foregoing, the GENEMEDICINE Board may make a statement of position to its stockholders as contemplated by Rules 14(d)(9) and 14e-2(a) promulgated under the Exchange Act. GENEMEDICINE agreed to cease and terminate any discussions existing on the date of the reorganization agreement with any person relating to any acquisition proposal.

    An "acquisition proposal" is any offer or proposal contemplating or otherwise relating to any "acquisition transaction." An "acquisition transaction" is any transaction or series of related transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (1) in which GENEMEDICINE is a constituent corporation, (2) in which a person or "group" (as defined in the Exchange Act and the rules and regulations thereunder) of persons directly or indirectly acquires GENEMEDICINE or more than 50% of GENEMEDICINE'S business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of GENEMEDICINE, or (3) in which GENEMEDICINE issues securities representing more than 20% of the outstanding securities of any class of voting securities; (b) any sale, lease, exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of GENEMEDICINE; or
(c) any liquidation or dissolution of GENEMEDICINE.

    A "superior offer" is an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (A) the purchase of more than 50% of the outstanding shares of GENEMEDICINE common stock or (B) a sale or other disposition by GENEMEDICINE of all or substantially all of its assets, on terms that the GENEMEDICINE Board determines, in its reasonable judgment, after consultation with its financial advisor, to be more favorable to the GENEMEDICINE stockholders than the terms of the merger; PROVIDED, HOWEVER, that any such offer will not be deemed to be a "superior offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not likely to be obtained by such third party on a timely basis.

    MEETINGS OF STOCKHOLDERS. GENEMEDICINE will take all action necessary in accordance with applicable law to convene and hold the GENEMEDICINE special meeting to vote upon the approval of the reorganization agreement and the merger; provided, however, that GENEMEDICINE is not required to hold such meeting if, subject to its compliance with the non-solicitation provisions of the reorganization agreement, the GENEMEDICINE Board withdraws, amends or modifies its unanimous recommendation in favor of the merger and accepts or recommends to its stockholders a superior offer. Megabios will take all action necessary in accordance with applicable law to convene and hold the Megabios special meeting to vote upon the issuance of Megabios common stock in the merger.

    Neither the board of directors of GENEMEDICINE or Megabios nor any committee thereof is permitted to withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the other party, its recommendations in favor of the reorganization agreement and the merger in the case of GENEMEDICINE, and the issuance of Megabios common stock in the case of Megabios. However, notwithstanding the foregoing, the GENEMEDICINE Board will not be prevented from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the merger if (1) a superior offer is made to GENEMEDICINE and is not withdrawn, (2) neither GENEMEDICINE nor any of its representatives has violated the covenants given by them concerning non-solicitation, and (3) the

GENEMEDICINE Board concludes in good faith, after consultation with outside counsel, that, in light of such superior offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the GENEMEDICINE Board to comply with its fiduciary obligations.

    FORM S-8. Megabios has agreed to file a registration statement on Form S-8 for the shares of Megabios common stock issuable with respect to assumed GENEMEDICINE Options as soon as reasonably practicable after the effective time.

    TAX-FREE REORGANIZATION. Each of GENEMEDICINE and Megabios has agreed not to take any action either prior to or after the effective time that would reasonably be expected to cause the merger to fail to qualify as a tax-free reorganization.

    INDEMNIFICATION AND INSURANCE. All rights to indemnification existing in favor of GENEMEDICINE directors or officers for acts and omissions occurring prior to the effective time, as provided in the GENEMEDICINE Certificate of Incorporation or GENEMEDICINE Bylaws and as provided in any indemnification agreements between GENEMEDICINE and said directors and officers, will survive the merger and Megabios will cause the surviving corporation to perform all of its obligations arising thereunder for a period of not less than six years from the effective time. The reorganization agreement also provides that for a period of three years Megabios will cause the surviving corporation to maintain in effect, for the benefit of the persons serving as directors and officers of GENEMEDICINE as of the date of the reorganization agreement with respect to acts or omissions occurring prior to the effective time, the existing policy of directors' and officers' liability insurance maintained by GENEMEDICINE (the "existing policy"); provided, however, that (1) the surviving corporation may substitute for the existing policy a policy or policies of comparable coverage, and (2) the surviving corporation shall not be required to pay an annual premium for the existing policy (or for any substitute policies) in excess of 150% of the last annual premium paid by GENEMEDICINE for such insurance and shall be entitled to reduce the coverage of the existing policy to the amount of coverage that can be obtained for a premium equal to 150% of the last annual premium paid by GENEMEDICINE.

    CERTAIN OTHER COVENANTS. The reorganization agreement contains certain other covenants including covenants relating to:

    - information and access;

    - preparation and filing of the registration statement;

    - obtaining regulatory approvals;

    - tax qualification and opinion back-up certificates;

    - resignation of the officers and directors of GENEMEDICINE;

    - FIRPTA;

    - financial statements;

    - listing of the Megabios common stock to be issued pursuant to the merger on Nasdaq; and

    - appointment of Mr. Pappas and Drs. Crooke and O'Malley to the Megabios Board.

TERMINATION

    The reorganization agreement may be terminated prior to the effective time whether before or after approval of the reorganization agreement and the merger by the GENEMEDICINE stockholders under the following circumstances:

    (1) by mutual written consent of the Boards of Directors of Megabios and GENEMEDICINE;

    (2) by either Megabios or GENEMEDICINE if the merger is not consummated by February 28, 1999 unless the failure to consummate the merger is substantially attributable to an action or failure to act on the part of the party seeking to terminate the reorganization agreement and such action or failure to act constitutes a material breach of the reorganization agreement;

    (3) by either Megabios or GENEMEDICINE if a court or other governmental body issues a final and non-appealable order, decree or ruling, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

    (4) by either Megabios or GENEMEDICINE if (A) the GENEMEDICINE special meeting has been held and (B) the reorganization agreement and the merger was not approved and adopted at such meeting by the necessary vote of the GENEMEDICINE stockholders;

    (5) by Megabios (at any time prior to the approval and adoption of the reorganization agreement and the merger by the necessary vote of the GENEMEDICINE stockholders) if a triggering event (as defined herein) has occurred;

    (6) by GENEMEDICINE at any time prior to the approval and adoption of the reorganization agreement and the merger by the GENEMEDICINE stockholders if the GENEMEDICINE Board withdraws, amends or modifies its recommendation in favor of the merger and accepts or recommends to its stockholders a superior offer;

    (7) by either Megabios or GENEMEDICINE if (A) the Megabios special meeting has been held and (B) issuance of the Megabios common stock in the merger was not approved at such meeting by the Megabios stockholders; or

    (8) by Megabios or GENEMEDICINE if the other party's representations and warranties contained in the reorganization agreement shall be or shall have become materially inaccurate, or if any of the other party's covenants contained in the reorganization agreement shall have been breached in any material respect and such inaccuracy or breach (individually and collectively) will cause a material adverse effect on the other party; provided, however, that if an inaccuracy in any representations and warranties or a breach of any covenant is curable by such other party and the breaching party is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then other party may not terminate the reorganization agreement on this basis on account of such inaccuracy or breach.

    A "triggering event" is deemed to occur if:

    - the GENEMEDICINE Board withdraws or amends or modifies in a manner adverse to Megabios its unanimous recommendation in favor of, the approval and adoption of the reorganization agreement or the merger;

    - GENEMEDICINE fails to include in this joint proxy statement/prospectus the unanimous recommendation of the GENEMEDICINE Board in favor of the approval and adoption of the reorganization agreement and the merger;

    - the GENEMEDICINE Board fails to reaffirm its unanimous recommendation in favor of the approval and adoption of the reorganization agreement and the merger within five business days after a request in writing by Megabios;

    - the GENEMEDICINE Board approves or publicly recommends another acquisition proposal;

    - GENEMEDICINE enters into any letter of intent or similar document or any contract accepting another acquisition proposal;

    - GENEMEDICINE fails to hold the GENEMEDICINE special meeting as promptly as practicable and in any event within 45 days after the registration statement is declared effective under the Securities Act;

    - a tender or exchange offer relating to securities of GENEMEDICINE is commenced and GENEMEDICINE has not sent to its securityholders within five business days after the commencement of such tender or exchange offer, a statement disclosing that GENEMEDICINE recommends rejection of such tender or exchange offer;

    - an acquisition proposal is publicly announced and GENEMEDICINE (A) fails to issue a press release announcing its opposition to such acquisition proposal within five business days after its announcement or (B) otherwise fails to actively oppose such acquisition proposal; or

    - GENEMEDICINE breaches in any material respect any of its obligations regarding non-solicitation.

EXPENSES AND TERMINATION FEES

    All fees and expenses incurred in connection with the reorganization agreement and the transactions contemplated by the reorganization agreement will be paid by the party incurring such expenses, whether or not the merger is consummated. However, Megabios and GENEMEDICINE will share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the registration statement and this joint proxy statement/prospectus and any amendments or supplements thereto.

    If the reorganization agreement is terminated by Megabios pursuant to item five listed under the caption "--Termination" above, then GENEMEDICINE will be required to pay to Megabios, in cash, a nonrefundable fee of $1,400,000 (the "termination fee") within three business days of such termination.

    If the reorganization agreement is terminated by GENEMEDICINE or Megabios pursuant to item four listed under the caption "--Termination" above and an acquisition transaction is publicly announced within six months after the date of termination and consummated within twelve months after the date of termination, GENEMEDICINE will be required to pay to Megabios a nonrefundable fee equal to three percent of the aggregate consideration received by GENEMEDICINE in such transaction contemporaneously with the consummation of such acquisition transaction.

    If the reorganization agreement is terminated by GENEMEDICINE pursuant to item six listed under the caption "--Termination" above, then GENEMEDICINE shall pay to Megabios the termination fee contemporaneously with the written notice of termination.

                     MEGABIOS CORP. AND GENEMEDICINE, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the merger using the purchase method of accounting.

    The unaudited pro forma condensed combined balance sheet as of September 30, 1998 gives effect to the merger as if it had occurred on such date, and reflects the allocation of the purchase price to the GENEMEDICINE assets acquired, including in-process research and development, and liabilities assumed. The unaudited pro forma condensed combined balance sheet includes an adjustment for severance related liabilities of approximately $2.3 million.

    The unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Megabios and GENEMEDICINE as if the merger had occurred at the beginning of the earliest period presented. The historical statements of operations for GENEMEDICINE have been recast to conform to the June 30 fiscal year end used by Megabios. The unaudited pro forma condensed combined statement of operations for the three-month period ended September 30, 1998 combines the historical unaudited statements of operations of Megabios and GENEMEDICINE for such period. It is expected that following the merger, Megabios will incur additional costs, which cannot currently be estimated, in connection with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited pro forma condensed combined financial statements.

    The Megabios statement of operations for the period in which the merger occurs will include a significant charge for acquired in-process research and development, currently estimated to be approximately $26 million (or 65% of the purchase price). This amount represents the values determined by management, using a discounted cash flow methodology, to be attributable to the in-process research and development programs of GENEMEDICINE based on a preliminary valuation of such programs. Such amount is subject to significant change pending completion of the final valuation analysis. The charge relates to six specific on-going research and development programs. The projected future research and development expenditures related to these programs is approximatetely $80 million (excluding the cost of research and development which may be performed by corporate collaborators) and the programs are forecasted to be completed at various times between 2004-2008. If Megabios would have allocated less of the purchase price to these programs, the value would have been recorded as goodwill on the balance sheet and amortized over the expected benefit period, resulting in increased amortization expense during that period.

    Management of Megabios believes that the allocation of the purchase price to these programs is appropriate given the future potential of these programs to contribute to the operations of Megabios. If, at a later date, management of Megabios decides to no longer pursue one or all of these in-process programs, decides to indefinitely postpone the research effort related to one or all of the programs or determines that the discounted cash flows will no longer meet the projections underlying the valuations, it will disclose that fact to investors in the appropriate Form 10-K or 10-Q--explaining why it will not pursue commercialization or why research has been postponed (and when research is expected to resume). In addition, should Megabios revise its estimate of the anticipated date of regulatory approval for a particular product, this fact will be disclosed in the appropriate Form 10-K or 10-Q and the reasons for (and potential implications of) the change in estimate will be explained.

    Unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Megabios and GENEMEDICINE and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

                     MEGABIOS CORP. AND GENEMEDICINE, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                         HISTORICAL
                                                 --------------------------
                                                  MEGABIOS   GENEMEDICINE,    PRO FORMA   REFERENCES    PRO FORMA
                                                   CORP.          INC.       ADJUSTMENTS   (NOTE 2)     COMBINED
                                                 ----------  --------------  -----------  -----------  -----------
ASSETS
Current Assets:
  Cash and cash equivalents....................  $   10,657    $    1,201     $  --                     $  11,858
  Short-term investments.......................      17,033        17,218        --                        34,251
  Other receivables............................       1,004        --            --                         1,004
  Prepaid expenses and other current assets....         754           242        --                           996
                                                 ----------  --------------  -----------               -----------
Total current assets...........................      29,448        18,661        --                        48,109

Property and equipment, net....................       8,350         2,778        --                        11,128
Long-term investments..........................      17,241        --            --                        17,241
Other receivables..............................         130        --            --                           130
Intangible assets..............................      --            --             3,164          (A)        3,164
Deposits and other assets......................          39             4        --                            43
                                                 ----------  --------------  -----------               -----------
Total Assets...................................  $   55,208    $   21,443     $   3,164                 $  79,815
                                                 ----------  --------------  -----------               -----------
                                                 ----------  --------------  -----------               -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities.....  $    2,089    $      958     $   2,989          (B)    $   6,036
  Obligations due upon close of merger.........      --            --             4,050          (C)        4,050
  Current portion of long-term debt and capital
    lease obligations..........................         805           108        --                           913
                                                 ----------  --------------  -----------               -----------
Total current liabilities......................       2,894         1,066         7,039                    10,999

Deferred contract revenue......................      --             3,670        --                         3,670
Long-term debt.................................       4,808        --            --                         4,808

Commitments....................................

Stockholders' Equity:..........................
  Preferred stock..............................      --                 4            (4)         (D)       --
  Common stock.................................          13            14           (14)     (D),(E)
                                                     --            --                 9          (F)           22
  Additional paid-in capital...................      80,041        74,263       (74,263)         (E)
                                                                                 38,823          (F)      118,864

  Deferred compensation, net of amortization...        (899)       --            --                          (899)
  Accumulated other comprehensive income.......         136        --            --                           136
  Accumulated deficit..........................     (31,785)      (57,574)       57,574          (E)
                                                                                (26,000)         (G)      (57,785)
                                                 ----------  --------------  -----------               -----------
Total stockholders' equity.....................      47,506        16,707        (3,875)                   60,338
                                                 ----------  --------------  -----------               -----------
Total liabilities and stockholders' equity.....  $   55,208    $   21,443     $   3,164                 $  79,815
                                                 ----------  --------------  -----------               -----------
                                                 ----------  --------------  -----------               -----------

      The accompanying notes to the unaudited pro forma condensed combined balance sheet are an integral part of this statement.

                     MEGABIOS CORP. AND GENEMEDICINE, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                        FISCAL YEAR ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           PRO FORMA    PRO FORMA
                                                               MEGABIOS    GENEMEDICINE   ADJUSTMENTS   COMBINED
                                                              ----------  --------------  -----------  -----------
REVENUE:
  Contract revenue..........................................  $    8,083    $    4,023     $  --        $  12,106
  Research and development grant revenue....................      --               509        --              509
                                                              ----------  --------------  -----------  -----------
      Total revenue.........................................       8,083         4,532        --           12,615
EXPENSES:
  Research and development..................................      15,111        15,078        --           30,189
  General and administrative................................       3,561         4,451        --            8,012
  Amortization of purchased intangible assets...............      --            --             1,055        1,055
                                                              ----------  --------------  -----------  -----------
      Total operating expenses..............................      18,672        19,529         1,055       39,256
                                                              ----------  --------------  -----------  -----------
Operating loss..............................................     (10,589)      (14,997)       (1,055)     (26,641)
Interest income.............................................       2,651         1,449        --            4,100
Interest expense............................................        (440)          (41)       --             (481)
                                                              ----------  --------------  -----------  -----------
Net loss....................................................  $   (8,378)   $  (13,589)    $  (1,055)   $ (23,022)
                                                              ----------  --------------  -----------  -----------
                                                              ----------  --------------  -----------  -----------
Net loss per share--basic and diluted.......................  $    (0.83)   $    (0.96)                 $   (1.21)
                                                              ----------  --------------               -----------
                                                              ----------  --------------               -----------
Shares used in computing basic and diluted net loss per
  share.....................................................      10,088        14,115                     19,024
                                                              ----------  --------------               -----------
                                                              ----------  --------------               -----------

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                     MEGABIOS CORP. AND GENEMEDICINE, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                     THREE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              PRO FORMA     PRO FORMA
                                                                MEGABIOS     GENEMEDICINE    ADJUSTMENTS    COMBINED
                                                               -----------  --------------  -------------  -----------
REVENUE:
  Contract revenue...........................................   $     773     $    1,045      $  --             1,818

EXPENSES:
  Research and development...................................       3,429          3,789         --             7,218
  General and administrative.................................       1,076          1,173         --             2,249
  Amortization of purchased intangible assets................      --             --                264           264
                                                               -----------       -------          -----    -----------
    Total operating expenses.................................       4,505          4,962            264         9,731
                                                               -----------       -------          -----    -----------
Operating loss...............................................      (3,732)        (3,917)          (264)       (7,913)
Interest Income..............................................         679            286         --               965
Interest expense, net........................................        (146)            (5)        --              (151)
                                                               -----------       -------          -----    -----------
Net loss.....................................................   $  (3,199)    $   (3,636)     $    (264)    $  (7,099)
                                                               -----------       -------          -----    -----------
                                                               -----------       -------          -----    -----------
Net loss per share--basic and diluted........................   $  (0.251)    $    (0.25)                   $   (0.33)
                                                               -----------       -------                   -----------
                                                               -----------       -------                   -----------
Shares used in computing basic and diluted net loss per
  share......................................................      12,736         14,579                       21,672
                                                               -----------       -------                   -----------
                                                               -----------       -------                   -----------

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                     MEGABIOS CORP. AND GENEMEDICINE, INC.

                          NOTES TO UNAUDITED PRO FORMA

                    CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1

    The unaudited pro forma condensed combined financial statements reflect the conversion of all of the outstanding shares of GENEMEDICINE common stock and preferred stock into approximately 8,936,500 shares of Megabios common stock pursuant to the merger. This calculation is based on GENEMEDICINE's capitalization at September 30, 1998 using the conversion ratio of 0.5710 of a share of Megabios common stock for each share of GENEMEDICINE common stock

    Certain options and warrants to purchase approximately 4,222,173 shares of GENEMEDICINE common stock with a weighted average exercise price of $8.92 will be assumed by Megabios pursuant to the merger and converted into options and warrants to purchase approximately 2,410,860 shares of Megabios common stock. The total cost of the proposed merger is estimated to be approximately $40.2 million, determined as follows (in thousands):

Fair value of Megabios shares (calculated using the per share
  fair value at the date of the merger agreement)..............   $  37,980
Value of GENEMEDICINE warrants and options assumed.............         852
Megabios transaction costs, consisting primarily of financial
  advisory, legal and accounting fees..........................       1,400
                                                                 -----------
                                                                  $  40,232
                                                                 -----------
                                                                 -----------

    Based upon a preliminary valuation of tangible and intangible assets acquired and liabilities assumed, Megabios has allocated the total cost of the merger to the net assets of GENEMEDICINE as follows (in thousands):

                                                                                 SEPTEMBER 30,
                                                                                     1998
                                                                                 -------------
Tangible assets acquired.......................................................   $    21,443
In-process research and development............................................        26,000
Intangible assets--assembled workforce and goodwill............................         3,164
Liabilities assumed (including GENEMEDICINE transaction costs and other
  obligations due upon the close of the merger)................................       (10,375)
                                                                                 -------------
                                                                                  $    40,232
                                                                                 -------------
                                                                                 -------------

    Pursuant to Regulation S-X, the in-process research and development has been written off against the combined retained earnings and has not been reflected in the pro forma condensed combined statements of operations. Such charge will be included in the Megabios statement of operations in the quarter in which the merger is consummated. The intangible assets will be amortized over their estimated useful lives of 3 years.

NOTE 2

    The pro forma condensed combined balance sheet includes the adjustments necessary to give effect to the merger as if it had occurred on September 30, 1998 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including a charge to retained earnings for acquired in-process research and development and the elimination of

                     MEGABIOS CORP. AND GENEMEDICINE, INC.

                          NOTES TO UNAUDITED PRO FORMA

              CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 (CONTINUED)
GENEMEDICINE's equity accounts. Adjustments included in the pro forma condensed combined balance sheet are summarized as follows (in thousands except share and per share amounts):

    (A) Valuation of assembled work force and goodwill of $3,614.

    (B) Accrual of transaction-related costs of approximately $1,400 for Megabios and $1,589 for GENEMEDICINE.

    (C) Accrual for severance and other payouts associated with severance plans ($2,315) and incentive plans ($1,735) of GENEMEDICINE of $4,050.

    (D) Conversion of GENEMEDICINE preferred stock to common stock.

    (E) Elimination of the GENEMEDICINE equity accounts.

    (F) Issuance of Megabios common stock, $0.001 par value, and assumption of options and warrants to purchase common stock, as discussed in Note 1. The value of Megabios common stock is equal to the product of 8,936,500 shares multiplied by approximately $4.25 per share, while the options and warrants have been assigned a value of approximately $852.

    (G) Charge to operations for in-process research and development of approximately $26,000.

NOTE 3

    The pro forma condensed combined statements of operations include the adjustments necessary to give effect to the merger as if it had occurred on July 1, 1997. Adjustments consist of the amortization of acquired intangible assets using the following estimated useful lives:

Assembled workforce.........................................         3 years
Goodwill....................................................         3 years

NOTE 4

    Pro forma basic and diluted net loss per share amounts for the year ended June 30, 1998 and the three-month period ended September 30, 1998, are based upon the historical weighted-average number of Megabios common shares outstanding adjusted to reflect the issuance, as of July 1, 1997, of approximately 8,936,500 shares of Megabios common stock, which amount excludes outstanding shares subject to repurchase in accordance with SFAS No. 128. The impact of outstanding options and warrants, including GENEMEDICINE options and warrants assumed, is not included in the calculation of basic and diluted net loss per share as the effect would be antidilutive.

                        INFORMATION RELATING TO MEGABIOS

MEGABIOS BUSINESS

OVERVIEW

    Megabios develops proprietary gene delivery systems and provides preclinical and early clinical development expertise to create gene-based therapeutics designed for the treatment or prevention of genetic and acquired diseases. Megabios has developed several in vivo, plasmid delivery systems to address a number of potential therapeutic applications using a variety of therapeutic genes. Plasmids are circular segments of DNA that contain a therapeutic gene and components that regulate its expression. Megabios' delivery systems consist primarily of these negatively charged DNA plasmids that are combined with positively-charged cationic lipids and/or non-lipid agents to form tight complexes that facilitate the delivery of the DNA plasmids into target cells. Megabios' clinical development and commercialization strategy is to enter into collaborative research and development agreements or "corporate partnerships" with pharmaceutical and biotechnology companies. Megabios has corporate partnerships with Glaxo Wellcome plc ("Glaxo Wellcome") to develop a treatment for cystic fibrosis using the CFTR gene and with Eli Lilly & Co. ("Lilly") to develop treatments for breast and ovarian cancer using the BRCA1 gene.

MEGABIOS' IN VIVO, PLASMID DELIVERY APPROACH

    Megabios' IN VIVO, plasmid delivery systems are designed to avoid the significant limitations of EX VIVO (whether viral or non-viral) and IN VIVO, viral gene delivery. Megabios' proprietary gene delivery systems consist primarily of two components: (1) DNA plasmids that contain and control the proper expression of a therapeutic gene; and (2) lipids and other agents that facilitate the delivery of the DNA plasmids into target cells. In most of its gene delivery systems, Megabios combines negatively charged DNA with novel, positively charged lipids and neutral lipids to form DNA:lipid complexes. These complexes are the active ingredients in Megabios' gene delivery systems. Certain of Megabios' other gene delivery systems may utilize polymers or peptides to facilitate the delivery of DNA plasmids.

    Megabios believes its proprietary, plasmid delivery systems may have the following benefits:

        THERAPEUTICALLY RELEVANT GENE EXPRESSION. Megabios has developed DNA plasmids that, following their formulation with lipids and administration to animals, produce therapeutically relevant protein levels. Following intravenous administration to mice of the gene for a commercially available cytokine, the cytokine was detected in the blood at levels consistent with those required for therapeutic effect. Similarly, following aerosol administration to primates of the therapeutic gene to treat cystic fibrosis, the resulting protein was produced in the correct cell type (lung epithelial cells) at levels believed to be therapeutic.

        TISSUE-SPECIFIC GENE DELIVERY AND EXPRESSION. Megabios believes that its gene delivery systems can target specific tissues and cell types. In preclinical studies, Megabios has demonstrated that various formulations are taken up selectively by (1) ciliated epithelial cells lining the airways of the lungs following aerosol administration, (2) vascular endothelial cells lining the blood vessels of several tissues, including lung, heart, spleen and lymphatic tissues, following intravenous administration, (3) delivery to angiogenic endothelial cells, (4) solid tumors following direct administration into the tumor, (5) circulating macrophages following intravenous administration, (6) cells in the central nervous system following direct injection, (7) solid tumor cells following intraperitoneal administration, and (8) corrective tissue cells following intra-articular administration. In a preclinical study to test the pattern of uptake of two intravenous formulations, one formulation resulted in over 90% of observable gene expression in the vascular endothelial cells of the lungs, while the other formulation resulted in over 90% of observable gene expression in the spleen. In addition, following direct injection in animals, Megabios' formulations have been demonstrated to result in transfection of solid tumors, muscle and brain tissue.

        EASE OF HANDLING AND ADMINISTRATION, STABILITY AND SCALABLE MANUFACTURING METHODS. Megabios' gene delivery systems are designed to be handled and administered like traditional pharmaceuticals. These gene delivery systems are also designed to be stable when refrigerated and are intended to be distributed like other pharmaceuticals. Megabios has demonstrated that it can produce clinical-grade DNA plasmids, DNA:lipid complexes and formulations under controlled conditions without the expense and handling requirements associated with viral gene delivery systems. In addition, Megabios has developed manufacturing and production methods designed to be scaled to meet commercial requirements and has produced DNA plasmids at a contract manufacturer at the 1,000 liter scale.

        IMPROVED SAFETY PROFILE. Megabios has tested its gene delivery systems in hundreds of IN VIVO, preclinical experiments. In animal models, Megabios' aerosol gene delivery systems do not appear to cause the same inflammation that has been seen following the aerosol administration of other companies' lipid-based gene delivery systems. As a result, Megabios believes that its gene delivery systems may allow for repeat administration of gene-based therapeutics for the treatment of chronic diseases, such as asthma and other inflammatory conditions.

        Megabios has also developed techniques that allow it to screen genes for potential therapeutic utility. Because Megabios believes that IN VITRO gene expression experiments do not correlate well with IN VIVO results, Megabios tests its gene delivery systems in animals. Megabios has developed a methodology to test therapeutic genes IN VIVO in rapid succession. For example, Megabios can prepare plasmids containing different therapeutic genes, formulate them in an appropriate lipid-based delivery system and administer the formulations to animals. By testing several different genes, Megabios can facilitate the development and selection of the gene-based therapeutic to be developed. In addition, Megabios has expertise in the selection of appropriate animal models, as well as in the development of various assays and analytical techniques, to assess the performance of gene-based formulations. While, the results of preclinical animal studies may not predict safety or efficacy in humans, when, and if, further clinical trials are conducted, Megabios believes that its gene screening capability and its experience in preclinical and early clinical development will enable it to accelerate the development of gene-based therapeutics and thereby attract corporate partners.

MEGABIOS' GENE DELIVERY SYSTEMS

    Megabios has developed several gene delivery systems and has identified a number of potential therapeutic applications for each of these systems using a variety of therapeutic genes. Megabios classifies its portfolio of gene delivery systems by the mode of administration and the cell type to which the gene-based therapeutic is delivered, with each formulation within a series having distinct specifications and potential applications. For example, one gene delivery system in the MB100 Series has been optimized for the aerosol delivery of the CFTR gene to ciliated epithelial cells in the lungs. In addition, the MB100 Series is also being investigated for use in delivering genes for other pulmonary applications such as the treatment of asthma. To date, Megabios has developed nine series of gene delivery systems. Megabios expects to design additional gene delivery systems to expand the scope of its commercial opportunities. The table below summarizes Megabios' gene delivery systems, potential applications and agreements with corporate partners:

DELIVERY SYSTEM (MODE OF
ADMINISTRATION)               CELL TYPE(S) TRANSFECTED      POTENTIAL APPLICATIONS              STATUS(1)
MB100 Series (Inhalation)    Ciliated epithelial cells    Cystic fibrosis              Phase I/II with Glaxo
                             in the lungs and                                          Wellcome
                             respiratory tract            Asthma                       Research
                                                          Inflammation of the lungs    Research
                                                          Mucosal immunization         Research
                                                          Infectious diseases of the   Research
                                                          lungs

MB200 Series (Intravenous    Vascular endothelial cells   Angiogenesis inhibition      Preclinical
injection)                   in the lungs, heart, spleen  (cancer)
                             and lymph nodes              Angiogenesis inhibition      Preclinical
                                                          (non-cancer)
                                                          Metastatic cancer            Preclinical
                                                          Protein replacement therapy  Research
                                                          Cardiovascular diseases      Research
                                                          Inflammatory diseases        Research

MB300 Series (Direct         Solid tumor cells            Cancer (two-gene             Phase I/II with University
injection)                                                combination)                 of Colorado Health Sciences
                                                                                       Center
                                                          Cancer (other genes)         Preclinical

MB400 Series                 Various cells involved in    Preventive vaccines          Research
(Intramuscular,              antigen presentation         Therapeutic vaccines         Research
intradermal, subcutaneous                                 Immunotherapy (cancer,       Research
and intravenous injection)                                infectious diseases,
                                                          autoimmune diseases)

MB500 Series (Intravenous    Circulating macrophages      Infectious diseases          Research
injection)                                                Hyperlipidemia               Research

MB600 Series (Direct         Cells in the central         Neurodegenerative diseases   Research
injection)                   nervous system               Cancer                       Research

MB700 Series                 Solid tumor cells            Cancer (using BRCA1)         Preclinical with Lilly
(Intraperitoneal injection)                               Cancer (other genes)         Research

MB800 Series                 Connective tissue cells      Rheumatoid arthritis         Preclinical
(Intraarticular injection)                                Osteoarthritis               Research
                                                          Cartilage repair             Research

MB900 Series (Intramuscular  Skeletal muscle              Ischemia                     Preclinical
injection)                   Cardiac muscle

(1) "Phase I/II" indicates that the compound is being tested in humans for safety and preliminary indications of biological activity in a limited patient population.

   "Preclinical" indicates that Megabios is conducting efficacy, pharmacology and/or toxicology testing of a gene delivery system in animal models or biochemical or cell culture assays.

   "Research" includes the development of animal models and assay systems, discovery of prototype gene delivery systems and evaluation and refinement of prototype gene delivery systems IN VITRO and IN VIVO testing.

    MB100 SERIES

    Megabios has developed a class of gene delivery systems, the MB100 Series, which, following aerosol administration to animals, results in genes being taken up and expressed primarily by ciliated epithelial cells in the lungs and respiratory tract. Megabios believes that the MB100 Series may be useful in the delivery of therapeutic genes for the treatment of cystic fibrosis, asthma, inflammatory conditions, infectious diseases of the lungs, as well as for mucosal immunization. One of these gene delivery systems is the subject of Megabios' corporate partnership with Glaxo Wellcome to develop a gene-based therapeutic for the treatment of cystic fibrosis. See "--Corporate Partners--Glaxo Wellcome."

    Megabios is seeking a corporate partnership to develop the MB100 Series for the treatment of asthma. Asthma, characterized by obstruction of airways in the lung, is estimated to affect 5% of the population in the U.S., or approximately 13 million people. Certain genes believed to be associated with the onset and progression of asthma have been identified. Various companies are investing heavily in further understanding the genetic cause of asthma.

    MB200 SERIES

    The MB200 Series, for intravenous administration, delivers genes which are taken up preferentially by vascular endothelial cells in the lungs and other tissues. Megabios believes that gene delivery systems in the MB200 Series, in combination with various genes, may be useful in the treatment of several diseases that are associated with angiogenesis, including non-small cell lung cancer, macular degeneration, diabetic retinopathy, rheumatoid arthritis and psoriasis. In addition, Megabios believes that gene delivery systems in the MB200 Series may be useful for protein replacement therapy and to treat other medical disorders such as cardiovascular and inflammatory diseases.

    In preclinical studies, administration of a gene delivery system in the MB200 Series in animals resulted in expression levels of a therapeutic protein consistent with those required for a therapeutic effect. This suggests that the MB200 Series could be used for protein replacement therapy, in which the gene coding for a therapeutic protein is administered rather than the protein itself. Megabios believes that the use of gene-based therapeutics in this manner may be a viable alternative when therapeutic levels of a protein are difficult to sustain or when a therapeutic protein is difficult or expensive to manufacture.

    Megabios also believes that the ability to target certain cell types with gene delivery systems in the MB200 Series may be useful in developing gene-based therapeutics for certain cardiovascular diseases, such as restenosis and atherosclerosis, both of which may result in the blockage of blood vessels, leading to heart attacks and strokes.

    MB300 SERIES

    Megabios has developed a class of gene delivery systems, the MB300 Series, which, following direct injection into tumors, are taken up by cancer cells. Megabios believes that gene delivery systems in the MB300 Series may be useful for the treatment of certain solid tumors. In preclinical studies involving a canine model of spontaneously occurring oral melanoma, a gene delivery system in the MB300 Series was used to deliver a combination of two therapeutic genes. The data from this study indicated that a majority of the dogs that received the treatment regimen exceeded their expected median survival period. These dogs also had a higher number of activated white blood cells compared to untreated animals. This effect suggests that the therapeutic genes augmented the immune response to the tumor cells resulting in an increased survival rate for these animals. Megabios believes that these results support the potential utility of the gene delivery systems in the MB300 Series to facilitate immunotherapy approaches for the treatment of multiple forms of cancer.

    In June 1998 Megabios began a Phase I/II clinical study with the University of Colorado Health Sciences Center for evaluation of a MB300 Series and a two-gene combination as a treatment for melanoma. The Phase I/II trial is underway to examine the safety of a gene-based therapeutic, injected directly into tumors and will evaluate preliminary indications of biological activity.

    MB400 SERIES

    Megabios is developing a class of gene delivery systems, the MB400 Series, designed to administer genetic immunotherapeutics by intramuscular, intradermal, subcutaneous or intravenous injection. To date, the use of DNA for immunotherapeutic purposes has been limited by inadequate levels of expression of the antigen in the appropriate cell type. Megabios has designed and screened many delivery systems, some of which may have improved targeting and expression characteristics. If successful, these efforts could result in novel formulations that may allow for the treatment or prevention of certain diseases, including infections, autoimmune diseases and certain forms of cancer.

    OTHER GENE DELIVERY SYSTEMS

    Megabios is developing five other classes of gene delivery systems. Megabios believes that the MB500 Series, which is designed to deliver genes to circulating macrophages, has potential utility in various infectious diseases and hyperlipidemia. The MB600 Series is designed to deliver genes to cells in the central nervous system for the potential treatment of neurodegenerative diseases, including Parkinson's and Alzheimer's disease. The MB700 Series is designed to deliver genes to solid tumor cells following intraperitoneal administration. Megabios has entered into a corporate partnership with Lilly to develop gene-based therapeutics using the MB700 Series as well as other gene delivery systems, to deliver the BRCA1 gene to treat ovarian cancer. See "--Corporate Partners--Lilly." Megabios intends to pursue additional corporate partnerships to develop gene-based therapeutics to treat cancer using other (non-BRCA1) therapeutic genes. The MB800 Series is designed to result in the delivery of genes to connective tissue cells after injection into a joint. The MB800 Series is the subject of a collaboration with researchers at the University of Pittsburgh Medical Center for the research and development of gene-based therapeutics for rheumatoid arthritis, osteoarthritis and cartilage repair. The MB900 Series is designed for intramuscular injection, in particular, for injection into skeletal and cardiac muscle, for delivery of angiogenic genes for treating ischemia associated with peripheral vascular disease (PVD) and coronary artery disease (CAD), respectively.

    Megabios cannot be certain that its gene delivery systems will have the performance attributes to justify their further development or to attract corporate partners. While Megabios has demonstrated some evidence of the utility of its gene delivery systems in preclinical animal studies, these results do not predict safety or efficacy in humans, when and if further clinical trials are conducted. Megabios' products may prove to have undesirable and unintended side effects or other characteristics that may prevent or limit their use. Megabios' products may not obtain FDA or other regulatory or foreign marketing approval for any indication. Megabios' products are also subject to risks particular to the development of gene-based therapeutics. Gene-based therapy is a new and rapidly evolving technology and is expected to undergo significant technological changes in the future. As a result of the limited clinical data available regarding the safety and efficacy of gene-based therapeutics and other factors, clinical trials relating to gene-based therapeutics may take longer to complete than clinical trials involving traditional pharmaceuticals. In addition, Megabios or its corporate partners may be unable to manufacture such gene-based therapeutics on a commercial scale or in an economical manner.

CORPORATE PARTNERS

    Megabios has two ongoing collaborative research and development agreements or "corporate partnerships." Megabios is actively seeking additional partnerships with pharmaceutical and biotechnology companies. Many of these potential partners have identified therapeutic genes, but Megabios believes many such companies do not possess the technology or the know-how to develop gene-based therapeutics. Megabios seeks license fees, equity investments, funding for research and development, milestone payments and royalties on product sales in exchange for commercial licenses to Megabios' gene delivery technologies and access to its development expertise.

    GLAXO WELLCOME

    In April 1994, Megabios entered into a corporate partnership with Glaxo Wellcome (the "Glaxo Wellcome Agreement") to develop a gene-based therapeutic for the treatment of cystic fibrosis. Cystic fibrosis is the most common fatal genetic disease in Caucasians, occurring in about 1 in 3,000 live births. The disease is believed to afflict approximately 55,000 patients in the U.S. and Europe. Cystic fibrosis is caused by a defect in the CFTR gene. This defect results in production of defective CFTR protein, leading to the build-up of mucus in the lungs that often results in infection, loss of lung function and premature death. The median life expectancy of a patient with cystic fibrosis is approximately 30 years. Patients with cystic fibrosis typically incur annual medical costs ranging from $15,000 to $55,000. Megabios believes that a gene-based therapeutic which results in increased levels of normal CFTR protein on the surface of ciliated epithelial cells may slow or halt the progression of this disease while reducing the total cost of patient care.

    Megabios has conducted preclinical testing of a gene delivery system in the MB100 Series as a carrier for the CFTR gene. Data from these studies, including the administration of the gene to primates via inhalation, have demonstrated expression of the human form of the CFTR gene in the lungs in the appropriate cell type with no evidence of inflammation. In addition, approximately 20% of the target cells were shown to produce CFTR protein six weeks after a single administration. This exceeds the level believed to be required for achieving a therapeutic effect. Megabios believes these results suggest that this product may be useful in the treatment of cystic fibrosis. In June 1997, Glaxo Wellcome commenced a Phase I/II clinical trial in cystic fibrosis patients using a gene delivery system in the MB100 Series as a carrier for the CFTR gene. The results of this trial were presented in the fourth calendar quarter of 1998 and demonstrated no evidence of inflammation associated with the delivery system.

    The terms of the Glaxo Wellcome agreement provide Glaxo Wellcome with the exclusive rights to manufacture, market and sell gene-based therapeutics incorporating Megabios' gene delivery systems for the treatment of cystic fibrosis. Glaxo Wellcome is responsible for clinical trials, large-scale clinical and commercial manufacturing, and sales and marketing of any potential gene-based therapeutics resulting from the corporate partnership. Glaxo-Wellcome provided funding for Megabios to conduct research and preclinical development activities for a three-year period ended April 1997. In addition to having received $5.3 million in research funding, Megabios is entitled to receive a milestone payment from Glaxo Wellcome upon the commencement of a Phase III clinical trial. A portion of this milestone payment will be credited against future royalties. Megabios is also entitled to receive royalties on the sales of products resulting from the corporate partnership. Megabios has completed all of its obligations under the Glaxo Wellcome Agreement and will receive future payments, if any, only through the achievement of the milestone and royalties earned on sales of the resulting products.

    LILLY

    In May 1997, Megabios entered into a corporate partnership with Lilly to develop gene-based therapeutics using BRCA1, a gene that has been identified as a putative tumor suppressor. In normal cells, tumor suppressor genes act to inhibit cell division. When a tumor suppressor gene, such as BRCA1, is

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missing or defective, a cell may replicate uncontrollably, resulting in the formation of a tumor. Various scientific publications have associated defects in BRCA1 with breast, ovarian and prostate cancers. Increased expression of the BRCA1 gene in diseased tissue may inhibit or prevent the uncontrolled cell growth associated with cancer, without causing any adverse effect in normal cells. BRCA1 will be developed as a gene-based therapeutic using gene delivery systems in the MB300 Series, which are administered via direct injection. BRCA1 will also be developed using gene delivery systems in the MB700 Series, which are administered into the intraperitoneal cavity. Megabios' gene-based therapeutic under development with Lilly is initially focused on the delivery and expression of BRCA1 in diseased cells in breast and ovarian tissue.

    Under the agreement with Lilly, Lilly receives the exclusive rights to develop, make, use and sell gene-based therapeutics incorporating BRCA1 resulting from the corporate partnership. Lilly will be responsible for clinical trials, large-scale clinical and commercial manufacturing, and sales and marketing of any gene-based therapeutics resulting from the corporate partnership. Megabios will conduct research and preclinical development activities and will be entitled to receive at least $7.0 million in research and development funding during the first two years of the agreement. To date, $4.3 million in research and development funding has been received. If Lilly and Megabios agree on an appropriate level of research and development efforts, funding may be extended for up to two additional years. In addition, Megabios may receive up to an additional $27.5 million in payments upon the achievement of certain preclinical and clinical milestones. If a product receives marketing approval from the FDA or an equivalent foreign agency, Megabios is entitled to receive royalties on sales of products resulting from the corporate partnership. In connection with the execution of the Lilly agreement, Lilly purchased 285,714 shares of Megabios' Series F preferred stock for $3.0 million in 1997. Such shares converted into 285,714 shares of common stock upon the initial public offering, representing approximately 2 2/10% of Megabios' outstanding common stock at September 30, 1998. The Lilly agreement permits Lilly to terminate the program for any reason, including reasons unrelated to such program, after May 1999 upon three months prior notice.

    PFIZER INC.

    In May 1996, Megabios entered into a corporate partnership with Pfizer Inc. to develop a gene-based therapeutic for the treatment of solid tumors using gene delivery systems of the MB200 Series which are designed to deliver genes that inhibit angiogenesis. In December 1997, Pfizer decided to discontinue its research and development program to develop gene-based therapeutics to treat cancer via angiogenesis inhibition. Under the terms of the agreement with Pfizer, Pfizer continued funding the program through May 31, 1998. Megabios intends to continue to advance the anti-angiogenesis program and is actively seeking a new corporate partner.

    Megabios is highly dependent upon its corporate partnerships with Glaxo Wellcome and Lilly. Megabios cannot be certain that the Lilly agreement will be extended. Research funds under the Lilly agreement or milestone payments contemplated by any of Megabios' corporate partnerships may not be received. Megabios cannot be certain that any of these corporate partnerships will result in successfully commercialized products and that Megabios will receive related royalty revenues. Should Megabios fail to receive research funds or should milestones not be achieved, or should Glaxo Wellcome or Lilly breach or terminate their respective agreements, Megabios' business, financial condition and results of operations will be materially adversely affected.

    Megabios will need to enter into additional corporate partnerships. Megabios cannot be certain that it will be able to do so on favorable terms, or at all. Should any corporate partner fail to develop or commercialize successfully any product to which it has obtained rights from Megabios, Megabios' business, financial condition and results of operations may be materially adversely affected.

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TECHNOLOGY LICENSES

    Megabios actively investigates technologies under development at academic and other research institutions. Megabios believes that such institutions are an important source of breakthrough technologies and has entered into, and intends to enter into, additional licensing arrangements to expand its core technologies.

    Megabios has an exclusive license to certain patents and patent applications held by The Regents of the University of California ("The Regents") related to in vivo, non-viral delivery of genes using positively charged lipids, including delivery by various modes of administration and for use in the treatment of cystic fibrosis ("The Regents License"). Three patents have issued in the U.S. with respect to these patent applications and two patents have issued in a foreign country. Under the terms of The Regents License, Megabios paid a license fee to the Regents and is obligated to make payments upon the achievement of certain clinical milestones. Megabios is also required to make royalty payments on sales of products, if any. Megabios has certain obligations regarding the process and timing of clinical activities and seeking FDA approval for the development, manufacture and sale of products based on the claims contained in such patent applications. The Regents may terminate the license or convert it to a nonexclusive license upon 60 days notice if Megabios fails to meet certain milestones. However, the date by which such milestones must be completed may be extended by Megabios for up to three years upon payment of a specified fee for each year the date is extended. In addition, the Regents may also terminate the license upon 60 days notice for a material violation or material failure to perform any covenant under the license.

    Megabios has obtained an exclusive license from the National Jewish Medical Research Center ("NJMRC") for patent rights related to the non-plasmid delivery of a cytokine gene and a superantigen gene for the treatment of cancer (the "NJMRC License"). One patent has issued in the U.S. and related applications are pending in the U.S. and worldwide. Under the terms of the NJMRC License, Megabios has paid a license fee and is obligated to make payments upon the completion of certain clinical milestones. Megabios is also required to make royalty payments on sales of products, if any. Megabios has certain obligations regarding the process and timing of clinical activities and seeking FDA approval in the pursuit of development, manufacture and sale of products based on the claims contained in such patent applications. NJMRC may terminate the license or convert it to a nonexclusive license if Megabios fails to meet certain milestones. However, the date by which such milestones must be completed may be extended by Megabios for up to 3 years upon payment of a specified fee for each year a date is extended. In addition, NJMRC may also terminate the license for a material violation or material failure to perform any covenant under the license.

    In March of 1998, Megabios entered into a licensing and collaboration agreement with the University of Pittsburgh Medical Center ("UPMC") through which Megabios obtained an exclusive license to certain patent rights held by UPMC in the field of viral and plasmid-based therapy for rheumatology (the "UPMC License and Collaboration Agreement"). Of these patent rights, one patent has issued in the U.S., and related applications are pending in the U.S. and worldwide. Under the terms of the UPMC License and Collaboration Agreement, Megabios issued 117,555 shares of common stock in exchange for the exclusive license to these patent rights. Under the terms of the UPMC License and Collaboration Agreement, Megabios is obligated to make payments upon the completion of certain milestones. Megabios is not obligated to pay additional royalty payments upon the sale of products, if any, in the field of plasmid-based therapy. Megabios is required to share revenue with UPMC at a specified rate upon sublicense of rights in the field of viral gene therapy. Certain of the license rights may revert back to UPMC in the event that Megabios fails to commit resources to the development of products in the field of rheumatology. In addition, the UPMC License and Collaboration Agreement established collaborations between Megabios and several researchers at UPMC for the research and development of gene-based therapies in the field of rheumatology. Intellectual property developed by UPMC under the collaboration will be included in the exclusive license to Megabios described above at no additional cost to Megabios.

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    Megabios has obtained an option to exclusively license patent rights from
Stanford University relating to the use of a nitric oxide synthetase gene for certain cardiovascular applications (the "Stanford Option"). Under the terms of the Stanford Option, Megabios has paid an option fee. In November 1998, Megabios exercised the Stanford Option. Megabios will be obligated to pay a license fee, milestone fees upon completion of certain clinical milestones and to make royalty payments on sales of products, if any. Megabios will have certain obligations regarding the process and timing of clinical activities and seeking FDA approval in the pursuit of development, manufacture and sale of products based on the claims contained in such patent applications. In addition, Stanford University will have the ability to terminate the license for a material violation or material failure to perform any covenant under the license.

PATENTS AND PROPRIETARY TECHNOLOGY

    Patents and other proprietary rights are important to Megabios' business. Megabios' policy is to file patent applications to protect technology, inventions and improvements to inventions that are commercially important to the development of its business. Megabios also relies on trade secrets, confidentiality agreements and other measures to protect its technology and proposed products. Megabios' failure to obtain patent protection or otherwise protect its proprietary technology or proposed products may have a material adverse effect on Megabios' competitive position and business prospects.

    Megabios has rights under its licenses with The Regents, NJMRC, and UPMC to five issued U.S. patents and several U.S. and foreign pending patent applications. In addition, Megabios itself has six issued patents in the U.S. as well as several pending patent applications in the U.S. and worldwide. The patent application process takes several years and entails considerable expense. There is no assurance that additional patents will issue from these applications or, if patents do issue, that the claims allowed will be sufficient to protect Megabios' technology.

    A number of the gene sequences that Megabios and its corporate partners are investigating or may use in its products are or may become patented by others. As a result, Megabios or its corporate partners may be required to obtain licenses to such gene sequences or other technology in order to use or market such products. In addition, some of the products based on Megabios' gene delivery systems may require the use of multiple proprietary technologies. Consequently, Megabios or its corporate partners may be required to make cumulative royalty payments to several third parties. Such cumulative royalties could reduce amounts paid to Megabios or be commercially prohibitive. In connection with Megabios' efforts to obtain rights to such gene sequences or other proprietary technology, Megabios may find it necessary to convey rights to its technology to others. There can be no assurance that Megabios or its corporate partners will be able to obtain any required licenses on commercially reasonable terms or at all.

    The patent positions of pharmaceutical and biotechnology firms are often uncertain and involve complex legal and factual questions. Further, the breadth of claims allowed in biotechnology patents is unpredictable. Patent applications in the U.S. are maintained in secrecy until a patent issues. As a result, Megabios cannot be certain that others have not filed patent applications for technology covered by Megabios' pending applications or that Megabios was the first to invent the technology that is the subject of such patent application. Competitors may have filed applications for, or may have received patents and may obtain additional patents and proprietary rights relating to, compounds, products or processes that block or compete with those of Megabios. While Megabios is aware of patent applications filed and patents issued to third parties relating to genes, gene delivery technologies and gene-based therapeutics, it is unable to determine what effect, if any, these patents and patent applications will have on products Megabios or its corporate partners are developing or may seek to develop in the future. Third parties may assert patent or other intellectual property infringement claims against Megabios with respect to its products or technology or other matters.

    Patent litigation is widespread in the biotechnology industry. Litigation may be necessary to defend against or assert claims of infringement, to enforce patents issued to Megabios, to protect trade secrets or

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know-how owned or licensed by Megabios, or to determine the scope and validity of the proprietary rights of third parties. Although no third party has asserted that Megabios is infringing such third party's patent rights or other intellectual property, Megabios cannot be certain that litigation asserting such claims will not be initiated. Megabios may not prevail in any such litigation. If the results of any litigation are adverse, Megabios may not be able to obtain any necessary licenses on reasonable terms, or at all. Any such claims against Megabios, with or without merit, as well as claims initiated by Megabios against third parties, can be time-consuming and expensive to defend or prosecute and to resolve. If other companies prepare and file patent applications in the U.S. that claim technology also claimed by Megabios, Megabios may have to participate in interference proceedings to determine priority of invention, which could result in substantial cost to Megabios even if the outcome is favorable to Megabios.

    Megabios also relies on proprietary information and trade secrets, including its proprietary database of preclinical in vivo experiments, to develop and maintain its competitive position. Third parties may independently develop equivalent proprietary information or techniques, gain access to Megabios' trade secrets or disclose such technology to the public. Megabios typically requires its employees, consultants, collaborators, advisors and corporate partners to execute confidentiality agreements upon commencement of employment or other relationships with Megabios. These agreements may not provide meaningful protection or adequate remedies for Megabios' technology in the event of unauthorized use or disclosure of such information. In addition, the parties to such agreements may breach such agreements or Megabios' trade secrets may otherwise become known or be discovered independently by its competitors.

MANUFACTURING AND COMMERCIALIZATION

    Megabios' focused commercialization strategy is based on entering corporate partnerships with pharmaceutical and biotechnology companies. Under these corporate partnerships, Megabios will primarily pursue preclinical and early clinical development of gene-based therapeutics, while corporate partners will be responsible for late stage clinical trials, sales, marketing, and large-scale clinical and commercial manufacturing. Under the terms of the Glaxo Wellcome Agreement and Lilly Agreement, Megabios' corporate partners have received exclusive rights for large-scale, clinical and commercial manufacturing of the gene-based therapeutics for use in the areas covered by these agreements.

    Megabios has demonstrated that its DNA plasmids, DNA:lipid complexes and formulations can be produced at pilot scale. Megabios believes that commercial quantities of material may be prepared using conventional and proprietary fermentation and purification processes. Megabios currently operates a pilot manufacturing facility and has produced DNA plasmids at a contract manufacturer at the 1,000 liter scale. The lipid components of Megabios' gene delivery systems can be synthesized using readily scalable, organic synthesis procedures. To date, Megabios has obtained access to lipid manufacturing through arrangements with contract manufacturers. Preparation of DNA:lipid complexes has been carried out at Megabios' pilot manufacturing facility.

    Megabios has supplied clinical-grade material to Glaxo Wellcome for use in a Phase I/II clinical trial of a gene-based therapeutic to treat cystic fibrosis. Glaxo Wellcome is in the process of scaling up its production capabilities using Megabios' proprietary processes and methods to meet clinical requirements. Under the Lilly Agreement, Megabios is obligated to provide material used in preclinical testing and may supply material for clinical trials.

    Under the terms of the Glaxo Wellcome Agreement and Lilly Agreement, the corporate partners have received exclusive rights to market and sell Megabios' gene-based therapeutics that are developed pursuant to these corporate partnerships. Megabios is highly dependent upon each of its corporate partnerships with Glaxo Wellcome and Lilly. Megabios cannot control whether Glaxo Wellcome or Lilly will devote sufficient resources to the commercialization of Megabios' potential products on a timely basis, and such resources could vary due to factors unrelated to Megabios' products. If such corporate partners fail to conduct these activities in a timely manner or at all, the commercialization of Megabios' products

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could be delayed or terminated. Megabios cannot be certain that any of these corporate partnerships will result in successfully manufactured or commercialized products or that Megabios will receive related royalty revenues. Failure of Megabios' corporate partners to manufacture successfully the potential products for large-scale clinical trials or commercial use, or to commercialize successfully the potential products, would have a material adverse effect on Megabios' business, financial condition and results of operations.

    In September 1998, Megabios and DSM Biologics ("DSM") announced the formation of a broad, strategic partnership focused on the manufacture and supply of DNA plasmids and lipid:DNA complexes to the entire gene therapy industry. Plasmids are circular pieces of DNA that contain a therapeutic gene and instructional elements that regulate the activity of the gene. The manufacturing process can be used to produce any plasmid. Under the agreement, Megabios has exclusively licensed its proprietary manufacturing technology to DSM for use in its facility in Montreal, Canada and may be extended to include DSM's facility in Groningen, The Netherlands. In return, DSM will pay license and milestone fees to Megabios, and DSM and Megabios will share in the profits generated by the sale of material produced using Megabios' process. The term of the exclusive partnership is at least three years, after which either party has the option to terminate if the venture is not profitable.

    The Megabios--DSM manufacturing method has already been used to produce material for a Phase I/II trial for cystic fibrosis conducted by Glaxo Wellcome, and a Phase I/II study for metastatic melanoma, conducted by Megabios and its academic collaborators at the University of Colorado Health Sciences Center. The partnership has the potential to create the first manufacturing facility that can produce high-quality, ultrapure material for plasmid-based therapeutics on every scale, from preclinical toxicology studies to commercial products. DSM will have full responsibility for manufacturing material to be marketed to any company or institution working in the field of gene therapy. The partnership will use Megabios' proprietary methods for the manufacture of DNA plasmids and complexing that DNA with lipids.

    Megabios will be dependent on DSM for commercial-scale manufacturing of its products. Successful large-scale manufacturing of gene-based therapeutics has not been demonstrated by DSM or any third parties. Megabios cannot be certain that DSM will be able to develop adequate manufacturing capabilities for production of commercial-scale quantities of gene-based therapeutics. In addition Megabios cannot be certain that, in the event DSM cannot provide such quantities of gene-based therapeutics, Megabios will be able to obtain the products from a third party.

GOVERNMENT REGULATION

    The production and marketing of Megabios' products and its research and development activities are subject to extensive regulation for safety, efficacy and quality by numerous governmental authorities in the U.S. and other countries. In the U.S., pharmaceutical products are subject to rigorous regulation by the FDA. Megabios believes that the FDA and comparable foreign regulatory bodies will regulate the commercial uses of its products as biologics. Biologics are regulated under certain provisions of the Public Health Service Act and the Federal Food, Drug, and Cosmetic Act. These laws and the related regulations govern, among other things, testing, manufacturing, safety, efficacy, labeling, storage, record keeping, and the promotion, marketing and distribution of biological products. At the FDA, the Center for Biologics

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Evaluation and Research is responsible for the regulation of biological products and has handled FDA's regulation of most gene-based therapeutics to date. Gene-based therapy, however, is a relatively new technology and the regulatory requirements governing gene-based therapeutics are uncertain. Megabios is not aware of any gene-based therapeutics that have received marketing approval from the FDA or any comparable foreign authorities.

    The necessary steps before a new biological product may be marketed in the U.S. include:

    - preclinical laboratory tests and in vivo preclinical studies;

    - the submission to the FDA of an IND for clinical testing, which must become effective before clinical trials commence;

    - under certain circumstances, approval by a special advisory committee convened to review INDs involving gene-based therapeutics;

    - adequate and well-controlled clinical trials to establish the safety and efficacy of the product;

    - the submission to the FDA of a product license application and establishment license application ("PLA/ELA"); and

    - FDA approval of the PLA/ELA prior to any commercial sale or shipment of the biologic.

    The FDA has eliminated the requirement of a separate ELA for certain categories of biotechnology products, including, for example, therapeutic recombinant DNA-derived products and gene-based therapeutics. Furthermore, the FDA has announced that it will review all new biologic products under a single biologics license application.

    Manufacturing facilities in the U.S. are subject to periodic inspection by the FDA and state authorities, and must comply with GMP. Manufacturers of biologics also must comply with FDA general biological product standards and also may be subject to state regulation. Failure to comply with GMP or other applicable regulatory requirements may result in withdrawal of marketing approval, criminal prosecution, civil penalties, recall or seizure of products, warning letters, total or partial suspension of production, FDA refusal to review pending marketing approval applications or supplements to approved applications, or injunctions, as well as other legal or regulatory action against Megabios or its corporate partners.

    Clinical trials are conducted in three sequential phases, but the phases may overlap. In Phase I, the initial introduction of the product into healthy human subjects or patients, the drug is tested to assess safety, metabolism, pharmacokinetics and pharmacological actions associated with increasing doses. Phase II usually involves studies in a limited patient population to (1) determine the efficacy of the potential product for specific, targeted indications, (2) determine dosage tolerance and optimal dosage, and (3) further identify possible adverse effects and safety risks. If a compound is found to be effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to evaluate further clinical efficacy and to test further for safety within a broader patient population at geographically dispersed clinical sites. There can be no assurance that Phase I, Phase II or Phase III testing will be completed successfully within any specific time period, if at all, with respect to any of Megabios' or its corporate partners' products subject to such testing. In addition, after marketing approval is granted, the FDA may require post-marketing clinical studies which typically entail extensive patient monitoring and may result in restricted marketing of the product for an extended period of time.

    The results of the pharmaceutical development, preclinical studies and clinical trials are submitted to the FDA in the form of a PLA/ELA for approval of the manufacture, marketing and commercial shipment of the biological product. The testing and approval process is likely to require substantial time, effort and financial and human resources. Megabios cannot be certain that any approval will be granted on a timely basis, or at all. Data obtained from preclinical studies and clinical trials are subject to interpretations that could delay, limit or prevent regulatory approval. The FDA may deny the PLA/ELA if applicable

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regulatory criteria are not satisfied or require additional testing or information. Moreover, if regulatory approval of a biological product is granted, such approval may entail limitations on the indicated uses for which it may be marketed. Finally, product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing.

    For clinical investigation and marketing outside the U.S., Megabios and its corporate partners may be subject to FDA as well as regulatory requirements of other countries. The FDA regulates the export of biological products, whether for clinical investigation or commercial sale. In Europe, the approval process for the commencement of clinical trials varies from country to country. The regulatory approval process in other countries includes requirements similar to those associated with FDA approval set forth above. Approval by the FDA does not ensure approval by the regulatory authorities of other countries.

    Megabios' research and development processes involve the controlled use of hazardous materials, chemicals and radioactive materials, and produce waste products. Megabios is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and waste products. Although Megabios believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be eliminated completely. In the event of such an accident, Megabios could be held liable for any damages that result and any such liability could exceed the resources of Megabios. Although Megabios believes that it is in compliance in all material respects with applicable environmental laws and regulations, there can be no assurance that it will not be required to incur significant costs to comply with environmental laws and regulations in the future, or that any the operations, business or assets of Megabios will not be materially adversely affected by current or future environmental laws or regulations.

COMPETITION

    Gene delivery and gene-based therapies are relatively new, rapidly evolving areas of science in which significant and unexpected technological advances are likely. Rapid technological development could result in Megabios' products or technologies becoming obsolete before Megabios recovers a significant portion of its related research, development and capital expenditures. Megabios is aware that several pharmaceutical and biotechnology companies are actively engaged in research and development in areas related to gene-based therapy, or have commenced clinical trials of gene-based therapeutics. Many of these companies are addressing diseases that have been targeted by Megabios or its corporate partners. Megabios also may experience competition from companies that have acquired or may acquire gene-based technology from universities and other research institutions. As competitors develop their technologies, they may develop proprietary positions in certain aspects of gene delivery and gene-based therapeutics that may materially and adversely affect Megabios. In addition, Megabios faces and will continue to face competition from other companies for corporate partnerships with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions, and for licenses to proprietary technology, including intellectual property related to gene delivery systems. Corporate partners may also elect to internally develop gene-based therapeutics which compete with Megabios' products. In addition, many other companies are developing non-gene-based therapies to treat these same diseases.

    Many of Megabios' competitors and potential competitors have substantially greater product development capabilities and financial, scientific, manufacturing, managerial and human resources than Megabios. Research and development by others may render Megabios' delivery systems or the products developed by corporate partners using Megabios' delivery systems obsolete or non-competitive. In addition, any product developed by Megabios or its corporate partners may not be preferred to any existing or newly developed technologies. Megabios' competitors may develop safer, more effective or less costly gene delivery systems, gene-based therapeutics or non-gene based therapies, achieve superior patent protection or obtain regulatory approval or product commercialization earlier than Megabios.

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PRODUCT LIABILITY INSURANCE

    The manufacture and sale of human therapeutic products involve an inherent risk of product liability claims and associated adverse publicity. Megabios currently has only limited product liability insurance. Megabios cannot be certain that it will be able to maintain existing or obtain additional product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, or at all. An inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products by Megabios. A product liability claim brought against Megabios in excess of its insurance coverage, if any, or a product withdrawal, could have a material adverse effect upon Megabios' business, financial condition and results of operations.

EMPLOYEES

    As of September 30, 1998 Megabios employed 76 individuals full-time, including 26 who hold doctoral degrees. Of Megabios' total work force, 62 employees are engaged in or directly support research and development activities, and 14 are engaged in business development, finance and administrative activities. Megabios' employees are not represented by a collective bargaining agreement. Megabios believes its relationships with its employees are good.

FACILITIES

    Megabios' currently leases approximately 45,300 square feet in Burlingame, California, all of which is occupied or under construction. This facility has been built to Megabios' specifications to accommodate Megabios' laboratory, support and administrative needs and includes a pilot manufacturing facility designed to supply material required for preclinical research and development. The term of the lease for the 34,700 square feet in use expires in 2004, at which time Megabios has the option to renew the lease. Approximately 10,600 square feet is being built-out for use as a pilot manufacturing facility. The term of the lease for this portion of the facility expires in 2007, at which time Megabios has the option to renew the lease. Megabios believes that the facility and its expansion will be adequate to meet Megabios' needs for the foreseeable future.

LEGAL PROCEEDINGS

    From time to time, Megabios may be involved in claims or litigation that arise in the normal course of business. As of the date of this prospectus, Megabios is not a party to any legal proceedings which, if decided adversely to Megabios, would have a material adverse effect on Megabios' business, financial condition or results of operations.

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                      MEGABIOS MANAGEMENT'S DISCUSSION AND
           ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with "Megabios Corp. Selected Historical Financial Information" and the consolidated financial statements and notes thereto contained elsewhere in this joint proxy statement/prospectus. Except for the historical information contained herein, the discussion in this joint proxy statement/prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of Megabios' plans, objectives, expectations and intentions. The cautionary statements made in this joint proxy statement/prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Megabios' actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed in this section and the sections entitled "Risk Factors" on page 13 and "Information Relating to Megabios--Megabios Business" on page 67, as well as those discussed elsewhere in this joint proxy statement/prospectus.

OVERVIEW

    Megabios develops proprietary gene delivery systems and provides preclinical development expertise to create gene-based therapeutics designed for the treatment or prevention of genetic and acquired diseases. Megabios has developed several IN VIVO, non-viral gene delivery systems to address a number of potential therapeutic applications using a variety of therapeutic genes. Megabios' clinical development and commercialization strategy is to enter into corporate partnerships with pharmaceutical and biotechnology companies. Megabios has established corporate partnerships with Glaxo Wellcome, Pfizer and Lilly. In December 1997, Pfizer decided to discontinue its research and development program to develop gene-based therapeutics to treat cancer via angiogenesis inhibition. Under the terms of the agreement with Pfizer, Pfizer continued funding the program through May 31, 1998. Megabios intends to continue to advance the angiogenesis inhibition program and is actively seeking a new corporate partner. The corporate partnerships with Glaxo Wellcome and Lilly are ongoing.

    In March 1998, Megabios acquired patent rights and a technology portfolio in the area of rheumatology via an exclusive license agreement with the University of Pittsburgh Medical Center and established a collaboration with key scientists at the University.

    To date, substantially all revenue has been generated by collaborative research and development agreements from corporate partners, and no revenue has been generated from product sales. Under the terms of its corporate partnerships Megabios receives research and development funding on a quarterly basis in advance of associated research and development costs. Megabios expects that future revenue will be derived in the short-term from research and development agreements and milestone payments and in the long-term from royalties on product sales.

    Megabios has incurred significant losses since inception and expects to incur substantial losses for the foreseeable future, primarily due to the expansion of its research and development programs and because Megabios does not expect to generate revenue from the sale of products in the foreseeable future, if at all. Megabios expects that operating results will fluctuate from quarter to quarter and that such fluctuations may be substantial. As of September 30, 1998, Megabios' accumulated deficit was approximately $31.8 million.

RESULTS OF OPERATIONS

    REVENUE

    Megabios' collaborative research and development revenue totaled approximately $8.1 million, $5.8 million, and $1.9 million for the years ended June 30, 1998, 1997 and 1996, respectively. Megabios' collaborative research and development revenue totaled approximately $773,000 and $2.3 million for the quarters ended September 30, 1998 and 1997, respectively. The revenue for the year ended June 30, 1998 was attributable to amounts earned for research and development performed under Megabios' corporate partnerships with Pfizer and Lilly, totalling approximately $4.0 million each. The revenue for the year ended June 30, 1997 was primarily attributable to amounts earned for research and development performed under Megabios' corporate partnerships with Glaxo Wellcome, Pfizer and Lilly totalling approximately $2.0 million, $3.4 million and $270,000, respectively. The revenue for the year ended June 30, 1996 was primarily attributable to amounts earned for research and development performed under Megabios' corporate partnerships with Glaxo Wellcome and Pfizer of approximately $1.6 million and $265,000, respectively. Revenue for the three months ended September 30, 1998 was attributable to amounts earned for research and development performed under the Company's corporate collaboration with Lilly. Revenue for the three months ended September 30, 1997 was primarily attributable to amounts earned for research and development performed under the Company's corporate collaborations with Pfizer and Lilly totaling approximately $1.2 million and $1.1 million, respectively. No revenue from milestones or royalties from product sales have been earned under any corporate partnership to date.

    EXPENSES

    Research and development expenses increased to $15.1 million for the year ended June 30, 1998 from $8.6 million in 1997 and $6.5 million in 1996. Research and development expenses increased to $3.4 million for the three months ended September 30, 1998 from $2.8 million for the same period in 1997. The increases in each period were primarily attributable to increased headcount expenses, increased purchases of laboratory supplies and materials, increased depreciation from additional equipment and leasehold improvements and the increased use of consultants and other services to support Megabios' research and development activities. In addition, in March 1998, Megabios purchased patent rights and an exclusive license to certain technology from the University of Pittsburgh. In partial consideration for this exclusive license, Megabios issued 117,555 shares of its common stock to the University of Pittsburgh. The value of the common stock issued in the transaction was $1.5 million, which was expensed to research and development during the period. Megabios expensed the value of this common stock as the technology was under development and had not reached technological feasibility at the date of acquisition. Megabios expects research and development expenses to increase as Megabios continues to expand its independent and collaborative research and development programs.

    General and administrative expenses increased to $3.6 million for the year ended June 30, 1998 from $2.4 million in 1997 and $2.2 million in 1996. General and administrative expenses increased to $1.1 million for the three months ended September 30, 1998 from $675,000 in the corresponding period of 1997. The increase in 1998 compared to 1997 was primarily attributable to increased administrative headcount and costs associated with being a newly public company. The increase in 1997 compared to 1996 was primarily attributable to increased headcount and expenses associated with increased business development activities. Megabios expects general and administrative expenses to increase due to business development activities and to expenses incurred as a publicly traded company.

    INTEREST INCOME(EXPENSE), NET

    Interest income(expense), net increased to $2.2 million in 1998 compared with $0.3 million in 1997 and ($0.1) million in 1996. Interest income increased to $679,000 for the three months ended September 30, 1998 compared with $398,000 for the same period in 1997. The increase in interest income(expense), net in 1998 compared to 1997 resulted primarily from the increase in average cash and investment balances as a result of $31.4 million in net proceeds from Megabios' initial public offering in September 1997 partially offset by higher outstanding balances on an equipment financing line of credit. The increase in interest income(expense), net in 1997 compared to 1996 resulted from the increase in average cash and investment balances as a result of sales of equity securities of Megabios partially offset by a bank term loan acquired in 1997 and higher outstanding balances on an equipment financing line of credit.

LIQUIDITY AND CAPITAL RESOURCES

    As of September 30, 1998, Megabios had $44.9 million in cash, cash equivalents and investments compared to $48.4 million at June 30, 1998, $24.3 million at June 30, 1997 and $5.3 million at June 30, 1996.

    Net cash used in Megabios' operations was $5.6 million in 1998, $3.0 million in 1997, and $5.5 million in 1996. Net cash used in Megabios' operations was $3.3 million for the quarter ended September 30, 1998, compared to $1.3 million for the same period in 1997. This cash was used primarily to fund increasing levels of research and development and the general and administrative activities. Megabios' capital expenditures were $2.7 million in 1998, $1.7 million in 1997 and $1.1 million in 1996.

    In June 1998, Megabios obtained an $8.0 million line of credit from a commercial bank. As of June 30, 1998, Megabios had drawn and converted $1.0 million of this line of credit into a term loan bearing interest at the prime rate plus 0.5%. The loan is payable in 42 equal monthly installments beginning July 31, 1998. An additional $2.5 million was drawn from the line of credit in the quarter ended September 30, 1998. Interest on this amount is accrued and paid monthly and will be converted into a term loan bearing interest at the prime rate plus 0.5% on December 31, 1998. The $2.5 million draw will be payable in 42 monthly installments beginning January 31, 1998. The remaining $4.5 million is available to Megabios through December 31, 1998.

    On September 15, 1997, Megabios completed an initial public offering of 2,500,000 shares of common stock at $12.00 per share. In addition, on September 29, 1997, Megabios' underwriters exercised their over-allotment option and purchased an additional 375,000 shares of Megabios' common stock at $12.00 per share. The combined net proceeds raised from the initial public offering and the exercise of the over-allotment option were approximately $31.4 million.

    In May 1996, Megabios entered into an equipment financing agreement for up to $2.7 million. As of September 30, 1998 Megabios had borrowed approximately $2.7 million under this agreement for equipment purchases structured as loans. These loans are being repaid over 48 months at interest rates ranging from 15.2% to 16.2% per annum.

    In December 1993, Megabios entered into a financing agreement for up to $2.3 million with a financing company. As of September 30, 1998, Megabios had borrowed $1.9 million under the agreement for equipment purchases and tenant improvements structured as loans. These loans are being repaid over 42 months at interest rates ranging from 13.8% to 16.2% per annum.

    Megabios anticipates that its cash and cash equivalents, committed funding from existing corporate partnerships, lines of credit and projected interest income, will enable Megabios to maintain its current and planned operations through fiscal 2000. However, there can be no assurance that Megabios will not require additional funding prior to such time. Megabios' future capital requirements will depend on many factors, including scientific progress in its research and development programs, the size and complexity of such programs, the scope and results of preclinical studies and clinical trials, the ability of Megabios to establish and maintain corporate partnerships, the time and costs involved in obtaining regulatory approvals, the time and costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, the cost of manufacturing preclinical and clinical materials and other factors not within Megabios' control. Megabios is seeking additional collaborative agreements with corporate partners and may seek additional funding through public or private equity or debt financing. There can be no assurance, however, that any such agreements may be entered into or that they will reduce Megabios' funding requirements or that additional funding will be available. Megabios expects that additional equity or debt financing may be required to fund its operations. There can be no assurance that additional financing to meet Megabios' funding requirements will be available on acceptable terms or at all.

    If additional funds are raised by issuing equity securities, substantial dilution to existing stockholders may result. Insufficient funds may require Megabios to delay, scale back or eliminate some or all of its research or development programs or to relinquish greater or all rights to products at an earlier stage of development or on less favorable terms than Megabios would otherwise seek to obtain, which could materially adversely affect Megabios' business, financial condition and results of operations.

IMPACT OF THE YEAR 2000

    A major issue currently faced by all industries is the Y2K computer issue. The problem arises from the use in computer hardware and software of the last two digits rather than four digits to define the year. As a result, computer programs are unable to distinguish a year which begins with "20" or "19". This, can then cause failures in computer systems and applications, or create erroneous results unless steps are taken to prevent such failures and errors. The Y2K problem is also compounded by the fact that many computer and telecommunication systems are interdependent, both within the United States and throughout the world. Thus, due to interdependence, the failure of one system may lead other systems to fail, even if these systems are themselves Y2K compliant.

    In order to address this issue, Megabios has put a Y2K plan in place to identify, evaluate and modify its current systems or replace and implement new systems. Identification includes reviewing and assessing the potential systems within Megabios and at key third party vendors that would be affected by the Y2K issue. A Y2K Committee, comprised of members of all Megabios' departments and senior management, has been established to evaluate, assess and prioritize Megabios' internal systems and key vendors' systems.

    Megabios is in the evaluation stage and has determined that it will be required to upgrade or replace a portion of its accounting software and a program is underway to evaluate existing or new financial software and applications.

    Completion of Megabios' Y2K plan is targeted for the calendar fourth quarter of 1999. Megabios believes that, with upgrades of existing software and/or conversions to new software, the Y2K issue will not pose significant operational problems for its business activities. However, if such upgrades or conversions are not made, or are not completed in a timely fashion, the Y2K issue could have a material impact on the operations of Megabios, the precise degree of which cannot be known at this time. Megabios currently has no contingency plans to deal with major Y2K failures, though such plans will be developed over the coming quarters.

    Megabios has also initiated communications with its significant suppliers to determine the extent to which Megabios' operations are vulnerable to those third parties' failure to solve their own Y2K issues. When evaluation is completed, Megabios will modify, or replace if necessary, any other internal systems and enter into new business relationships with Y2K compliant vendors in the ordinary course of business. Contingency plans are to be established to utilize vendors whose systems are Y2K compliant in the event that Megabios' primary vendors fail to adequately address their Y2K issues. However, if such suppliers or other third parties with which Megabios transacts business experience failures in their computer systems or equipment due to Y2K non-compliance, it could effect Megabios' ability to process transactions or engage in ordinary business activities.

    The financial impact of the required upgrades and/or conversion of computer software relating to the Y2K issue cannot be known precisely at this time, but Megabios currently anticipates that the cost will be less than $100,000. The actual financial impact could, however, exceed this estimate. Also, the estimated costs of implementing the Y2K plan do not take into account the costs, if any, that might be incurred as a result of Y2K related failures that occur despite Megabios' implementation of its Y2K plan.

    Although Megabios is not aware of any material operational issues associated with preparing its internal systems for the Year 2000, or material issues with respect to the adequacy of third party systems, Megabios could experience material unanticipated negative consequences and/or material costs caused by undetected errors or defects in such systems or by Megabios' failure to adequately prepare for the results of such errors or defects, including the costs of related litigation, if any. The impact of such consequences could have a material adverse effect on Megabios' business, financial condition or results of operations.

                      MEGABIOS MANAGEMENT AFTER THE MERGER

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of Megabios (including directors to be appointed after consummation of the merger) and their ages as of November 19, 1998, are as follows:

NAME                                                    AGE                           POSITION
---------------------------------------------------  ---------  -----------------------------------------------------
Benjamin F. McGraw III, Pharm.D. ..................     49      Chairman of the Board, Chief Executive Officer and
                                                                  President,
Rodney Pearlman, Ph.D. ............................     47      Senior Vice President, Research and Development

Bennet L. Weintraub................................     44      Vice President, Finance and Chief Financial Officer

Frank J. Caufield(1)...............................     59      Director

Patrick G. Enright.................................     36      Director

A. Grant Heidrich(2)...............................     46      Director

Russell C. Hirsch, M.D., Ph.D.(1)..................     36      Director

Raju Kucherlapati, Ph.D.(2)........................     55      Director

Arthur M. Pappas(3)................................     50      Director

Stanley T. Crooke, M.D., Ph.D.(3)..................     53      Director

Bert W. O'Malley, M.D.(3)..........................     61      Director

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Under the terms of the reorganization agreement, as soon as practicable after the closing date, Megabios shall use reasonable efforts to nominate and appoint (a) Mr. Pappas to Class I of the Megabios Board to serve until the annual meeting of stockholders to be held in 2001; (b) Dr. Crooke to Class II of the Megabios Board to serve until the annual meeting of stockholders to be held in 1999; and (c) Dr. O'Malley to Class III of the Megabios Board to serve until the annual meeting of stockholders to be held in 2000.

    BENJAMIN F. MCGRAW, III, PHARM.D., joined Megabios as President, Chief Executive Officer and director in September 1994 and became Chairman of the Board of Directors in February 1997. From April 1993 to September 1994, Dr. McGraw was Corporate Vice President for Corporate Development for Allergan, Inc., a pharmaceutical company. From November 1990 to April 1993, he served as President of MedTech Trends, Inc., an investment advisory company. From November 1991 to April 1993, Dr. McGraw was President of Carerra Capital Management, Inc., an investment company, where he was the fund manager for a limited partnership that invested in health care companies. From July 1989 to November 1990, Dr. McGraw was Vice President, Development at Marion Merrell Dow, Inc., a pharmaceutical company. From November 1987 to July 1989, he was Vice President, Development at Marion Laboratories, Inc., a pharmaceutical company. Dr. McGraw received his Doctor of Pharmacy from the University of Tennessee Center for the Health Sciences.

    RODNEY PEARLMAN PH.D., has served as Megabios' Senior Vice President, Research and Development since July 1998. From January 1995 until the time of this appointment, Dr. Pearlman served as Megabios' Vice President, Research and Development. From January 1988 to December 1994, Dr. Pearlman was Director of Pharmaceutical Research Development and at Genentech, Inc. ("Genentech"), a biotechnology company. At Genentech, he was a Project Team Leader for Human Growth Hormone from

March 1992 to June 1994. From September 1987 to December 1994, Dr. Pearlman was a senior scientist at Genentech. Dr. Pearlman joined Genentech as a scientist in September 1984. Prior to joining Genentech, he was an Assistant Professor of Pharmaceutics at the University of Texas at Austin. From 1978 to 1981, Dr. Pearlman was a Senior Scientist at Lilly. Dr. Pearlman received his Ph.D. in Pharmaceutical Chemistry from the University of Kansas.

    BENNET L. WEINTRAUB, has served as Megabios' Chief Financial Officer and Vice President Finance since May 1998. From March 1996 to May 1998, Mr. Weintraub was Chief Financial Officer and Vice President Finance and Administration for Technology Modeling Associates, a software company. From September 1993 to March 1996, he was employed as Director of Finance by Metra Biosystems, a bone diagnostics company, and from September 1987 to September 1993, he was Controller at Advanced Polymer Systems, a drug delivery company. Mr. Weintraub received his M.B.A. from Harvard Business School and his B.A. from Pomona College, and is a CPA in California.

    FRANK J. CAUFIELD, has served as a director of Megabios since November 1992. Since 1978 he has held the position of partner of Kleiner Perkins Caufield & Byers, a venture capital partnership. He serves on the Board of Directors of America Online, Inc., an internet service company. He received his M.B.A. from the Harvard Business School and his B.S. in engineering from the United States Military Academy.

    PATRICK G. ENRIGHT, is a partner at Diaz & Altschul Group, LLC, a privately held merchant bank, and has been a director of Megabios since March 1998. From March 1995 to February 1998, Mr. Enright served in various executive positions at Megabios, including Senior Vice President, Corporate Development and Chief Financial Officer. From September 1993 to June 1994, Mr. Enright was Senior Vice President of Finance and Business Development for Boehringer Mannheim Therapeutics, a pharmaceutical company and a subsidiary of Corange Ltd. From September 1989 to September 1993, Mr. Enright was employed at PaineWebber Incorporated, an investment banking firm, where he became a Vice President in January 1992. Mr. Enright received his M.B.A. from The Wharton School of Business at the University of Pennsylvania and his B.S. in biological sciences from Stanford University.

    A. GRANT HEIDRICH, III, has served as a director of Megabios since August 1993. Mr. Heidrich joined Mayfield Fund, a venture capital firm, in 1982 and has been a general partner or managing member of several venture capital funds affiliated with Mayfield Fund since 1983. Mr. Heidrich serves on the Board of Directors of Millennium Pharmaceuticals, Inc., a biopharmaceutical company and Vivus, Inc. a biotechnology company. Mr. Heidrich received his M.B.A. from Columbia University Graduate School of Business and his B.A. in human biology from Stanford University.

    RUSSELL C. HIRSCH, M.D., PH.D., has served as a director of Megabios since August 1993. He joined Mayfield Fund, a venture capital firm, in 1992, and has been a managing member of several venture capital funds affiliated with Mayfield Fund since 1995. From 1984 to 1992, Dr. Hirsch conducted research in the laboratories of Nobel Laureate Harold Varmus, M.D., and Don Ganem, M.D., at the University of California, San Francisco. Dr. Hirsch received his M.D. and Ph.D. in biochemistry from the University of California, San Francisco.

    RAJU KUCHERLAPATI, PH.D., has served as a director of Megabios since March 1995 and also serves on Megabios' Scientific Advisory Board. Dr. Kucherlapati has served as the Lola and Saul Kramer Professor and Chairman of the Department of Molecular Genetics at Albert Einstein College of Medicine since 1989. He was a founder of and serves on the Board of Directors of both Cell Genesys, Inc., a biotechnology company and Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Kucherlapati received his Ph.D. from the University of Illinois.

    ARTHUR M. PAPPAS, has served as a director of GENEMEDICINE since January 1995. Mr. Pappas is Chairman and Chief Executive Officer of A.M. Pappas & Associates, LLC., an international management and consulting services company and investor in the high technology life science industries. From 1989 until 1994, Mr. Pappas held executive and board positions with Glaxo Holdings plc, a pharmaceutical company, where his most recent position was as a member of the main Board of Directors with responsibilities for operations in Asia Pacific, Latin America and Canada. Mr. Pappas' 27 years of experience in the health care industry also includes positions with the pharmaceutical companies of Merrell Dow Pharmaceuticals and Abbott Laboratories International, Inc. Mr. Pappas is a member of the Board of Directors of Quintiles Transnational Corp., KeraVision, Inc., Embrex, Inc., and one private company. Mr. Pappas received a B.S. degree in Biology from the Ohio State University and a M.B.A. degree in Finance from Xavier University.

    STANLEY T. CROOKE, M.D., PH.D., has served as a director of GENEMEDICINE since March 1992 and its Chairman of the Board since March 1996. Dr. Crooke has been Chief Executive Officer and a director of Isis Pharmaceuticals, Inc. ("Isis"), a biotechnology company, since he co-founded Isis in January 1989, and he has served as Chairman of the Board of Isis since February 1991. From 1980 until January 1989, Dr. Crooke was employed by SmithKline Beckman Corporation ("SmithKline"), a pharmaceutical company, most recently as President of Research and Development of SmithKline & French Laboratories. Prior to joining SmithKline, he served as Vice President and Associate Research Director of Bristol Laboratories, a subsidiary of Bristol-Myers Squibb Company, a pharmaceutical company. Dr. Crooke is a member of the Board of Directors of SIBIA Neurosciences, Inc., EPIX Medical Inc., Idun Pharmaceuticals, Inc., and Biotechnology Industry Organization. Dr. Crooke received a Ph.D. degree in Pharmacology and an M.D. degree from Baylor College of Medicine, where he served for a number of years as Adjunct Professor of Pharmacology. He currently serves as Adjunct Professor of Pharmacology at the University of California, San Diego.

    BERT W. O'MALLEY, M.D., one of GENEMEDICINE'S founders, has served as a director of GENEMEDICINE since April 1998. Dr. O'Malley has been Chairman of the Department of Cell Biology at Baylor College of Medicine and a Director of the Baylor Center for Population Research and Reproductive Biology since 1973. He is a member of the National Academy of Science and the Institute of Medicine and the author of more than 500 scientific publications. Dr. O'Malley's scientific work has included major achievements in the areas of medical endocrinology and reproduction with potentially broad application to the diagnosis of human genetic diseases and the treatment of breast and prostatic cancer. His work includes the invention of GENEMEDICINE'S proprietary GeneSwitch-TM- technology that allows for the greater control of the level and duration of the expression of the therapeutic protein produced by a gene medicine. Dr. O'Malley holds a B.S. and a M.D. degree from the University of Pittsburgh.

BOARD COMPOSITION

    Megabios currently has authorized eight directors; however, under the terms of the reorganization agreement, Megabios shall, prior to the closing date of the merger, cause the number of authorized directors to be increased to nine to accommodate the appointment of Mr. Pappas and Drs. Crooke and O'Malley to the Megabios Board, as described below. In accordance with the terms of the Megabios Certificate of Incorporation, the terms of office of the Megabios Board are divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2001; Class II, whose term will expire at the annual meeting of stockholders to be held in 1999; and Class III, whose term will expire at the annual meeting of stockholders to be held in 2000. The Class I directors are Benjamin F. McGraw, III and Frank J. Caufield, the Class II directors are A. Grant Heidrich and Patrick G. Enright, and the Class III directors are Raju Kucherlapati and Russell C. Hirsch. As a condition to the consummation of the merger, Megabios shall have taken all corporate action necessary to nominate and appoint (1) Mr. Pappas to Class I of the Megabios Board to serve until the annual meeting of stockholders to be held in 2001; (2) Dr. Crooke to Class II of the Megabios Board to serve until the annual meeting of stockholders to be held in 1999; and (3) Dr. O'Malley to Class III of the Megabios Board to serve until the annual meeting of stockholders to be held in 2000. At each annual meeting of stockholders after the initial classification, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. In addition, the Megabios Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Megabios Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Megabios Board may have the effect of delaying or preventing changes in control or management of Megabios. Although directors of Megabios may be removed for cause by the affirmativ e vote of the holders of a majority of the Megabios common stock, the Megabios Certificate of Incorporation provides that holders of two-thirds of the Megabios common stock must vote to approve the removal of a director without cause.

BOARD COMMITTEES

    The Audit Committee of the Megabios Board reviews the results of the annual audit, discusses the financial statements, recommends to the Megabios Board the independent auditors to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Mr. Caufield and Dr. Hirsch.

    The Compensation Committee of the Megabios Board makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under Megabios' stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Megabios Board may delegate. The Compensation Committee is composed of two non-employee directors: Mr. Heidrich and Dr. Kucherlapati.

DIRECTOR COMPENSATION

    During fiscal year ended June 30, 1998, Megabios did not have a compensation program for its non-employee directors. Megabios could at its discretion grant non-statutory stock options under Megabios' 1997 Equity Incentive Plan to the non-employee directors.

    At the May 27, 1998 Megabios Board meeting, a compensation program for non-employee directors of Megabios was approved. Under such compensation program, and beginning on January 1, 1999 each non-employee director of Megabios receives a quarterly retainer of $3,000 and a per meeting fee of $1,000. The members of the Megabios Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board of Directors' meetings in accordance with Megabios' policies.

    Under the new compensation program, on the date of the annual stockholders' meeting of each year, each member of Megabios Board who is not an employee of Megabios will automatically be granted under Megabios' 1998 Non-Employee Directors' Stock Option Plan, an option to purchase 10,000 shares of common stock of Megabios. In addition, each new non-employee director will receive a one time grant to purchase 25,000 shares of Megabios common stock upon the date of his or her initial election or appointment to be a Non-Employee Director by the Megabios Board or stockholders of Megabios. The exercise price of the options granted to the non-employee directors is 100% of the fair market value of the Megabios common stock subject to the option on the date of the option grant.

    In February 1998, Patrick Enright entered into a consulting agreement with Megabios. Pursuant to the agreement, Mr. Enright performs consulting services of at least five hours per month in consideration of the continued vesting of his unvested stock options over the term of his consulting agreement.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table shows for the fiscal year ended June 30, 1998, the compensation awarded or paid to, or earned by, Megabios' Chief Executive Officer and its other two most highly compensated executive officers whose total annual salary and bonus exceeded $100,000, including one former executive officer who departed from Megabios during fiscal year 1998 (the "Named Executive Officers"):

                                                                     ANNUAL COMPENSATION(1)
                                                          --------------------------------------------
                                                                                        ALL OTHER
NAME AND PRINCIPAL POSITION                                 SALARY       BONUS       COMPENSATION(2)
--------------------------------------------------------  ----------  -----------  -------------------
Benjamin F. McGraw III, Pharm.D.
  Chairman, Chief Executive
  Officer and President.................................  $  275,002      --            $     656
Patrick G. Enright(3)
  Former Senior Vice President
  and Chief Financial Officer...........................     138,564      --                   76
Rodney Pearlman, Ph.D.
  Senior Vice President, Research and Development.......     179,999      --                  279

------------------------

(1) In accordance with SEC rules, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

(2) Represents insurance premiums paid by Megabios with respect to group life insurance for the benefit of the Named Executive Officers.

(3) Mr. Enright resigned as Senior Vice President and Chief Financial Officer in February 1998.

    Megabios grants options to its executive officers under its 1997 Equity Incentive Plan. As of November 19, 1998, options to purchase a total of 974,367 shares were outstanding under this plan and options to purchase 171,249 shares remained available for grant thereunder.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows for the fiscal year ended June 30, 1998, certain information regarding options granted to stock options granted to Named Executive Officers:

                                                                                                      POTENTIAL
                                                         INDIVIDUAL GRANTS                        REALIZABLE VALUE
                                      --------------------------------------------------------       AT ASSUMED
                                                      % OF TOTAL                                   ANNUAL RATES OF
                                        NUMBER OF       OPTIONS                                      STOCK PRICE
                                       SECURITIES     GRANTED TO                                   APPRECIATION OF
                                       UNDERLYING    EMPLOYEES IN    EXERCISE OR                   OPTION TERM(1)
                                         OPTIONS        FISCAL       BASE PRICE    EXPIRATION   ---------------------
NAME                                   GRANTED(#)       YEAR(2)     ($/SH)(#)(3)      DATE        5%($)      10%($)
------------------------------------  -------------  -------------  -------------  -----------  ---------  ----------
Benjamin F. McGraw III, Pharm. D....       --             --             --            --          --          --
Patrick G. Enright(4)...............       50,000            9.1%         15.50      11/03/07     488,250   1,232,250
Rodney Pearlman, Ph.D...............       --             --             --            --          --          --

------------------------

(1) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in Megabios common stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Megabios' common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the SEC and do not represent Megabios' estimate or projection of the future common stock price. The amounts in this table may not necessarily be achieved.

(2) Based on options to purchase 550,722 shares of Megabios' common stock granted in the fiscal year ended June 30, 1998.

(3) All options were granted at the fair market value at the date of grant.

(4) Options vest over a four year period with 25% of the total vesting after one year and one thirty-sixth (1/36) of the remaining 75% vesting at the end of each additional one-month period thereafter. Mr. Enright resigned as Senior Vice President and Chief Financial Officer of Megabios in February 1998.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

    The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options, and the number of shares underlying unexercised stock options and the value of unexercised in-the-money stock options (exercisable and unexercisable), during the fiscal year ended June 30, 1998:

                                                                         NUMBER OF
                                                                        SECURITIES
                                                                        UNDERLYING
                                                                    UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                                           SHARES        VALUE      AT JUNE 30, 1998(#)     IN-THE-MONEY OPTIONS
                                         ACQUIRED ON   REALIZED        EXERCISABLE/        AT JUNE 30, 1998(2)($)
NAME                                     EXERCISE(#)    ($)(1)         UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
--------------------------------------  -------------  ---------  -----------------------  -----------------------
Benjamin F. McGraw III, Pharm.D.......       73,333      689,937                0/0                      0/0
Patrick G. Enright....................       --           --               80,000/0                183,750/0
Rodney Pearlman, Ph.D.................       --           --               25,000/0                153,125/0

------------------------

(1) Fair market value of Megabios common stock on date of exercise minus the exercise price.

(2) Fair market value of Megabios common stock on June 30, 1998 ($7.625) minus the exercise price of the options.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Megabios Bylaws provide that Megabios will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. Megabios is also empowered under the Megabios Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, Megabios expects to enter into indemnification agreements with each of its directors and executive officers.

    Megabios has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act. In addition, the Megabios Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, Megabios' directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Megabios and its stockholders. This provision in the Megabios Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Under current Delaware law, a director's liability to Megabios or its stockholders may not be limited with respect to any breach of the director's duty of loyalty to Megabios or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and Megabios and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws such as the federal securities laws or state or federal environmental laws.

    There is no pending litigation or proceeding involving a director or officer of Megabios as to which indemnification is being sought, nor is Megabios aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                        CERTAIN TRANSACTIONS OF MEGABIOS

    On May 18, 1998, Megabios entered into an employment agreement with Bennet
L. Weintraub to employ Mr. Weintraub as Vice President and Chief Financial Officer. Under the terms of this agreement, Mr. Weintraub receives an annual salary of $170,000. In addition, the agreement provides that Mr. Weintraub will receive a cash incentive bonus, in addition to any bonus Mr. Weintraub may be eligible for under other Megabios bonus programs, in the amount of $70,000 upon the achievement of certain performance criteria established by Megabios. Mr. Weintraub also received two stock option grants covering an aggregate of 80,000 shares of Megabios common stock, subject to standard employee stock option requirements. Megabios also committed to extend a loan to Mr. Weintraub in the amount of $160,000 for the purpose of exercising his stock options.

    On April 22, 1998, Megabios entered into an employment agreement with John
F. Warner, Ph.D. to employ Dr. Warner as Vice President, Research Technology. Under the terms of the employment agreement, Dr. Warner receives an annual salary of $170,000. In addition, this agreement provides that Dr. Warner be paid a one time bonus in the amount of $30,000 for joining Megabios. Dr. Warner also received a stock option to purchase 65,000 shares of Megabios common stock, subject to standard employee stock option requirements. Pursuant to the employment agreement, Megabios also paid Dr. Warner relocation expenses, paid him six months of temporary housing, covered medical and dental insurance costs for up to six months and provided Dr. Warner with an additional two weeks of paid time off during 1998.

    On May 22, 1998, Megabios entered into a Loan Agreement with Dr. Warner in connection with a promissory note in the amount of $130,000 for the purpose of purchasing a new principal residence.

    Megabios has entered into indemnity agreements with certain officers and directors which provide, among other things, that Megabios will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of Megabios, and otherwise to the full extent permitted under Delaware law and the Megabios Bylaws.

                        MEGABIOS PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information, based on review of information on file with the SEC and Megabios stock records, with respect to beneficial ownership of Megabios' voting stock as of November 19, 1998 (1) by each person (or group of affiliated persons) who is known by Megabios to own beneficially more than five percent of Megabios' voting stock, (2) by each of Megabios' directors, (3) by the Named Executive officers, and (4) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Megabios common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the stockholder's address is c/o Megabios Corp., 863A Mitten Road, Burlingame, California 94010.

                                                                                                SHARES BENEFICIALLY
                                                                                                     OWNED (1)
                                                                                              -----------------------
BENEFICIAL OWNER                                                                                NUMBER      PERCENT
--------------------------------------------------------------------------------------------  ----------  -----------
Entities Affiliated with Mayfield Fund(2)
  2800 Sand Hill Road
  Menlo Park, CA 94025......................................................................     848,668        6.58%
Lombard Odier & Cie
  11 Rue de la Corraterie
  1211 Geneva Switzerland...................................................................     693,332        5.38
Frank J. Caufield...........................................................................     335,289        2.60
Patrick G. Enright(3).......................................................................     194,499        1.50
A. Grant Heidrich(4)........................................................................     852,776        6.61
Russell C. Hirsch, M.D., Ph.D...............................................................       1,633       *
Raju Kucherlapati(5)........................................................................      26,666       *
Benjamin F. McGraw, III, Pharm. D.(6).......................................................     406,703        3.15
Rodney Pearlman, Ph.D.(7)...................................................................     137,499        1.06
All executive officers and directors as a group (8 persons)(8)..............................   1,955,065       15.01

------------------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G if any filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Megabios believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,895,650 shares outstanding on November 19, 1998, adjusted as required by rules promulgated by the SEC.

(2) Includes 817,505 shares held by Mayfield VII and 31,163 shares held by Mayfield Associates Fund II.

(3) Includes 2,000 shares held by Enright Capital Advisors, an investment partnership of which Mr. Enright is a partner. Mr. Enright disclaims beneficial ownership of all such shares owned by the foregoing partnership except to the extent of his proportionate pecuniary interest therein. Also includes 80,000 shares Mr. Enright has the right to acquire pursuant to an option exercisable within 60 days, 61,130 of which will be subject to repurchase by Megabios at such date, if issued.

(4) Includes 210 shares held by A. Grant Heidrich III Trustee of the A. Grant Heidrich III Separate Property Trust U/A 5/31/84, 3,898 shares held by the Heidrich Family Partners I Mayfield Fund, 817,505 held by Mayfield VII and 31,163 shares held by Mayfield Associates Fund II. Mr. Heidrich is a member of Mayfield Fund, the general partner of Mayfield Associates Fund II and Mayfield VII. Mr. Heidrich disclaims beneficial ownership of all of such shares held by Mayfield VII or Mayfield Associates Fund II, except to the extent of his proportionate pecuniary interest therein

(5) Includes 26,666 shares Dr. Kucherlapati has the right to acquire pursuant to options exercisable within 60 days, 7,223 of which will be subject to repurchase by Megabios at such date, if issued.

(6) Includes 373,333 shares Dr. McGraw acquired pursuant to the exercise of stock options, 53,265 of which will be subject to repurchase by Megabios as of January 18, 1999.

(7) Includes 112,499 shares Dr. Pearlman acquired pursuant to the exercise of stock options, 7,900 of which will be subject to repurchase by Megabios as of January 18, 1999. Also includes 25,000 shares Dr. Pearlman has the right to acquire pursuant to option exercisable within 60 days, 13,542 which will be subject to repurchase by Megabios on such date, if issued.

(8) Includes 848,668 shares held by entities affiliated with certain directors of Megabios as described in footnote (2) above and 131,666 shares subject to options exercisable within 60 days.

                      INFORMATION RELATING TO GENEMEDICINE

GENEMEDICINE BUSINESS

    GENEMEDICINE is engaged in the discovery and development of a new class of pharmaceutical products that incorporate genes ("gene medicines") for the treatment or prevention of serious diseases. GENEMEDICINE'S gene medicines are designed to be well-characterized pharmaceutical products that are directly administered to patients through convenient and conventional routes, including intramuscular injection, inhalation and intravenous injection. Gene medicines are designed to deliver genetic instructions to targeted cells in the body to produce therapeutic proteins or desired immune responses. Gene medicines may also incorporate novel DNA sequences that may be used to control the tissue-specificity, duration and level of functioning of administered genes.

    GENEMEDICINE'S business focus is the development of gene medicines for treating cancers, cardiovascular disease, pulmonary diseases and neuromuscular disorders, as well as in the development of genetic vaccines for therapeutic and prophylactic treatment of viral and bacterial infections. GENEMEDICINE'S strategy has been to develop and commercialize its products through corporate alliances with major pharmaceutical and biotechnology companies.

    GENEMEDICINE has established a broad proprietary position in non-viral gene therapy that includes: several key gene delivery and gene expression technologies; technology related to the manufacture of gene medicines; and the use of certain genes to treat certain disease indications. In October 1997, GENEMEDICINE announced issuance both in the U.S. and in Europe of a patent that covers the use for gene therapy of any cationic lipid combined with DNA and administered by injection or inhalation, the most common routes of administration. GENEMEDICINE has an exclusive worldwide license to the technology covered by this patent. GENEMEDICINE has also developed patented GeneSwitch-TM- technology that may be used to activate or to deactivate the expression of previously administered therapeutic genes in specific cells. GENEMEDICINE has created high-yield, low-cost and scaleable integrated manufacturing processes for the production of its gene medicines for clinical use.

    GENEMEDICINE'S current efforts in the development of gene medicines for the treatment of cancer are focused on its Interleukin-2 ("IL-2"), Interferon-alpha ("IFN-a"), and Interleukin-12 ("IL-12") Gene Medicines. These three gene medicines are being developed through a corporate alliance with certain Boehringer Mannheim subsidiaries ("Boehringer Mannheim") of Corange International Ltd. ("Corange") which was acquired by Roche Holding Ltd. ("Roche") in March 1998. The IL-2 Gene Medicine has been shown to be safe and well-tolerated in head and neck cancer patients at all dose levels studied in the Phase I human clinical trials. Phase II clinical trials IL-2 Gene Medicine are expected to commence by first quarter 1999. Phase I/II clinical trials with GENEMEDICINE'S IFN-a Gene Medicine and IL-12 Gene Medicine are expected to commence in the first quarter and second quarter of 1999, respectively.

    In March 1998, GENEMEDICINE announced that a vascular endothelial growth factor ("VEGF") gene medicine employing GENEMEDICINE'S proprietary cationic lipid gene delivery system is the subject of two physician initiated Phase II angioplasty clinical trials, one for treating peripheral vascular disease and one for treating coronary artery disease. In May 1998, GENEMEDICINE announced positive results of a physician initiated Phase I clinical trail for an alpha-1 antitrypsin ("AAT") gene medicine. The AAT gene medicine was well tolerated and all five participants in the study had sustained elevated levels of the AAT protein following intranasal administration of the gene medicine.

    In January 1998, GENEMEDICINE announced that it was re-examining potential target indications for its Insulin-like Growth Factor-I ("IGF-I") gene medicine and would not start a previously scheduled Phase I clinical trial for this product. GENEMEDICINE received clearance from the FDA late in the fourth quarter of 1996 to commence the Phase I clinical trial to study the safety and tolerability of the IGF-I Gene Medicine, but no healthy volunteers had been enrolled in the trial. The reasons for GENEMEDICINE'S decision not to proceed with the trial were the restrictive criteria placed on the participants' qualifications for enrollment in this trial and GENEMEDICINE'S assessment of the relative market opportunities for the product. Subsequently, GENEMEDICINE has identified female urinary incontinence as the primary target indication for the IGF-I Gene Medicine. GENEMEDICINE intends to proceed with clinical trials with the IGF-I Gene Medicine only if it can find a corporate partner to undertake those trials. The IGF-I Gene Medicine may also have broad application in the treatment of muscle disorders and neuropathies that afflict large patient populations and are not adequately addressed by current therapies, if at all.

    GENEMEDICINE is developing gene delivery systems based on three broad classes of materials: lipids, polymers and peptides. GENEMEDICINE has shown that gene delivery systems containing cationic lipid combined with neutral lipids enhance the cellular uptake of plasmid-based gene expression systems in animals. These lipid-based gene delivery systems have been demonstrated to enhance the entry of genes into tumor cells after intratumoral administration and also to deliver genes to the endothelium and epithelium of the lung after intravenous administration and inhalation, respectively. GENEMEDICINE is using its proprietary cationic lipid gene delivery systems in its three gene medicines intended for the treatment of cancer. In addition, GENEMEDICINE'S academic collaborators are employing cationic lipid gene delivery systems in three physician-initiated clinical trials: a completed Phase I clinical trial to deliver genes to cells lining the airways; and two Phase II clinical trials to deliver genes to endothelium cells lining the blood vessels of muscle tissue and of the heart. GENEMEDICINE also is pursuing the discovery and development of several novel classes of lipid molecules for enhancing gene delivery to a variety of tissues.

    GENEMEDICINE has also developed gene delivery systems that employ certain polymers which, in certain formulations for conventional drugs, are approved for human use. GENEMEDICINE has shown that these polymers interact with plasmids and facilitate the delivery of genes into muscle cells in vivo after intramuscular administration. GENEMEDICINE is employing its proprietary polymeric PINC-TM- (Protective, Interactive, Non-Condensing) gene delivery system in its IGF-I Gene Medicine. GENEMEDICINE'S scientists have demonstrated in animal models that the use of polymeric PINC gene delivery systems can lead to a significant increase in both the level and the reproductability of proteins produced in muscle compared to the administration of plasmids formulated in saline (so-called "naked" DNA).

    GENEMEDICINE is also creating and developing gene delivery systems made up of short synthetic peptides and peptides containing simple sugars (glycopeptides). The peptides are designed to bind to gene expression systems to form a tightly compacted complex, which GENEMEDICINE believes is important for gene expression systems to gain access to certain types of cells. The glycopeptides are designed to interact specifically with natural receptors present on the surfaces of target cells and to effect the entry of the gene expression system through the membrane and into those cells. GENEMEDICINE has also developed certain gene delivery systems designed to enhance the movement of the gene expression system to the cell nucleus where gene expression occurs. GENEMEDICINE is developing glycopeptide gene delivery systems for gene medicines targeting the hepatocyte cells in the liver after intravenous administration. In addition, GENEMEDICINE'S peptides can be utilized in combination with other materials such as cationic lipids. GENEMEDICINE has certain exclusive and co-exclusive rights to materials in each of the foregoing classes used for gene delivery systems.

           GENEMEDICINE, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the "GENEMEDICINE, INC. Selected Financial Information" and related notes contained elsewhere in this joint proxy statement/ prospectus.

RESULTS OF OPERATIONS

    OVERVIEW

    Except for the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, the early stage of GENEMEDICINE'S development and technological uncertainty, dependence on collaborative partners and licenses, the failure of existing or future partnerships to be successful, future capital needs and uncertainty of additional funding, uncertainty of patent protection, uncertainty of government regulatory requirements, level of competition and rapid technological change, as well as those set forth in this section and in the section entitled "Risk Factors."

    Since its inception in January 1992, GENEMEDICINE has devoted its resources primarily to fund its research and development programs. GENEMEDICINE has been unprofitable since inception and to date has not received any revenues from the sale of products. No assurance can be given that GENEMEDICINE will be able to generate sufficient product revenues to attain profitability on a sustained basis or at all. GENEMEDICINE expects to incur substantial losses for the next several years as it continues to invest in product research and development, preclinical studies, clinical trials and regulatory compliance. At September 30, 1998, GENEMEDICINE'S accumulated deficit was approximately $57.6 million.

    NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

    Revenues of $4.3 million were recorded for the nine months ended September 30, 1998, which consisted of contract revenue of $3.1 million, interest income of $1.0 million and research and development grant revenue of $0.2 million. These results compare with revenues of $5.3 million for the nine months ended September 30, 1997, which consisted of contract revenue of $3.5 million, interest income of $1.3 million and research and development grant revenue of $0.5 million. Contract revenues in respective periods primarily resulted from a corporate partnership with certain Boehringer Mannheim subsidiaries of Corange, which was acquired by Roche Holding Ltd. in March 1998, to develop non-viral gene medicines using certain genes to treat human cancer indications. The decrease in contract revenue for the first nine months of 1998 compared to the same period in 1997 was due to the recognition in 1997 of a $0.5 million milestone payment from Boehringer Mannheim for achieving clearance from the FDA to commence a Phase I clinical trial using GENEMEDICINE'S IL-2 Gene Medicine, which GENEMEDICINE is developing for the treatment of head and neck cancer.

    GENEMEDICINE'S research and development expenses for the nine months ended September 30, 1998 increased to $11.5 million from $10.1 million for the same period in 1997. This increase was generally due to the expansion of GENEMEDICINE'S research and development activities, resulting in staffing increases and the related salary and benefit costs, as well as additional laboratory supplies and other support costs. The expansion of GENEMEDICINE'S research and development activities has been driven primarily by the progression of research in the field of genetic vaccines and clinical development efforts in the field of cancer. GENEMEDICINE anticipates that research and development expenditures will increase over the next several years as it continues to expand its research and product development efforts.

    General and administrative expenses remained relatively unchanged at $3.4 million for the nine months ended September 30, 1998, compared to the same period in 1997.

    Loss per share for the nine months ended September 30, 1998 was $0.74, as compared to a loss per share of $0.60 for the same period in 1997. The increase in GENEMEDICINE'S net loss per share for the nine months ended September 30, 1998 was primarily the result of decreased contract revenue and increased research and development expenses as described above.

    YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

    Revenues and other income for the year ended December 31, 1997 were $6.8 million, which consisted of contract revenue of $4.5 million, interest income of $1.6 million and research and development grant revenue of $0.7 million. This compares with revenues and other income of $6.6 million in 1996 and $5.1 million in 1995. The contract revenues in each period resulted from a corporate partnership with Boehringer Mannheim, which was acquired by Roche Holding Ltd. in March 1998, to develop certain non-viral gene medicines for application in the field of cancer. As a component of contract revenues, in February 1997 GENEMEDICINE received a milestone payment of $500,000 from Boehringer Mannheim for achievement of FDA clearance to commence a Phase I clinical trial for GENEMEDICINE'S IL-2 Gene Medicine. Higher interest income for 1996, as compared to 1995 and 1997, was primarily the result of higher average cash, cash equivalents and short-term investments balances due to GENEMEDICINE'S follow-on public offering in October 1995.

    Research and development expenses for the year ended December 31, 1997 were $14.1 million, compared to $13.7 million in 1996 and $11.3 million in 1995. The year-to-year increases in research and development expense were generally due to the expansion of GENEMEDICINE'S research and development activities, staffing increases and the related salary and benefit costs as well as additional laboratory supplies and other support costs. The expansion of research and development activities resulted primarily from the commencement and continued expansion of research in the field of cancer, offset in 1997 by decreased research and development activities in the fields of asthma and arthritis following termination of GENEMEDICINE'S corporate alliance with Syntex, which ended in accordance with its terms in April 1997. In February 1995, GENEMEDICINE commenced research and development efforts in the field of cancer, which is the focus of a multi-year corporate partnership with Boehringer Mannheim. GENEMEDICINE anticipates that expenditures will increase over the next several years as it expands its research and product development efforts.

    General and administrative expenses were approximately $4.4 million in 1997, compared to $3.4 million and $3.7 million in 1996 and 1995, respectively. The increase from 1996 to 1997 was primarily due to (i) expanded efforts focused on corporate development to obtain new corporate and strategic alliances, including costs for additional personnel and related recruiting, relocation and salary and benefit costs, (ii) legal and consulting costs associated with expanded corporate development efforts and (iii) enhancement of technology systems and increased efforts for investor relations. The slight decrease in 1996 from 1995 was due primarily to lower legal costs in 1996. GENEMEDICINE expects that general and administrative expenses will increase in the future as a result of additional corporate development activities.

    GENEMEDICINE has had losses since inception and, therefore, has not been subject to federal income taxes. As of December 31, 1997, GENEMEDICINE has generated net operating loss (NOL) carryforwards of approximately $39 million and approximately $1.2 million of research and development credits available to reduce future income taxes. These carryforwards begin to expire in 2007. For financial reporting purposes, a valuation allowance has been established as of December 31, 1996 and 1997, to offset fully GENEMEDICINE'S net deferred tax assets, including those relating to its carryforwards. GENEMEDICINE'S ability to utilize these carryforwards to reduce future taxable income may be limited due to ownership changes.

LIQUIDITY AND CAPITAL RESOURCES

    Since its inception, GENEMEDICINE has financed its operations primarily through private and public sales of its equity securities, interest income on invested funds and revenues from corporate alliances. Through September 30, 1998, GENEMEDICINE had received approximately $70.6 million in net proceeds from sales of its equity securities. At September 30, 1998, GENEMEDICINE had working capital of $17.6 million and cash, cash equivalents and short-term investments of $18.4 million. In addition, in October 1998 GENEMEDICINE received a $1.25 million, scheduled contract research payment from Boehringer Mannheim.

    GENEMEDICINE expects its cash requirements to increase significantly in future periods. GENEMEDICINE will require substantial funds to conduct research and development programs, preclinical studies and clinical trials of its potential products and to market with its partners any products that are developed. In addition, GENEMEDICINE currently plans to manufacture clinical scale quantities of its products, which will require GENEMEDICINE to expend substantial additional capital. GENEMEDICINE'S future capital requirements will depend on many factors, including the ability to maintain existing and establish additional corporate partnerships, continued scientific progress in its research and development programs, the scope and results of preclinical testing and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological developments, the cost of manufacturing, and scale-up and effective commercialization activities and arrangements. Based on its current plans, GENEMEDICINE believes that its available cash, including proceeds from projected interest income and anticipated funding from its corporate alliance with Boehringer Mannheim, will enable GENEMEDICINE to maintain its current and planned operations into the first quarter of 2000. There can be no assurance, however, that changes in GENEMEDICINE'S research and development plans or other changes affecting GENEMEDICINE'S operating expenses will not result in the expenditure of such resources before such time. If the merger with Megabios is not consummated, GENEMEDICINE intends to seek additional funding through public or private financing, research and development arrangements with potential corporate partners, or from other sources to augment its current cash position. There can be no assurance that additional financing will be available on favorable terms, if at all. In the event that adequate funding is not available, GENEMEDICINE may be required to delay, reduce or eliminate one or more of its research or development programs or obtain funds through arrangements with corporate collaborators or others that may require GENEMEDICINE to relinquish greater or all rights to product candidates at an earlier stage of development or on less favorable terms than GENEMEDICINE would otherwise seek. Insufficient financing may also require GENEMEDICINE to relinquish rights to certain of its technologies that GENEMEDICINE would otherwise develop or commercialize itself. GENEMEDICINE'S business is subject to significant risks, including, without limitation, uncertainties associated with the length and expense of the regulatory approval process, uncertainty associated with obtaining and enforcing patents and risks associated with dependence on corporate partners. Although GENEMEDICINE'S products may appear promising at an early stage of development, they may not be successfully commercialized for a number of reasons, such as the possibility that the potential products will be determined to be ineffective during clinical trials, fail to receive necessary approvals, be uneconomical to manufacture or market, or be precluded from commercialization by proprietary rights of third parties. In addition, the failure by GENEMEDICINE to obtain patent protection for its products may make certain of its products commercially unattractive. There can be no assurance that any collaboration will be continued or result in successful commercialized products.

IMPACT OF YEAR 2000 ON INFORMATION SYSTEMS

    Y2K exposure is the result of computer programs using two instead of four digits to represent the year. These computer programs may erroneously interpret dates beyond the year 1999, which could cause system failures or other computer errors, leading to disruptions in operations.

    GENEMEDICINE is currently developing and executing a plan to ensure that its system and software infrastructure are Y2K compliant. GENEMEDICINE is in the process of conducting an internal review to identify financial information and operations systems and applications from which it has exposure to Y2K disruptions in operations. Given the relatively small size of GENEMEDICINE'S information systems and GENEMEDICINE'S predominantly new hardware, software and operating systems, management expects to be Y2K compliant by the end of the fourth quarter of 1999.

    Additionally, GENEMEDICINE has contacted key vendors and other third-parties with which GENEMEDICINE has a significant relationship to determine their readiness with respect to Y2K issues. GENEMEDICINE has been assured that such third parties are either Y2K compliant or will be compliant by the end of the fourth quarter of 1999. GENEMEDICINE is unable to control whether its current and future strategic partners' and vendors' systems are or will be Y2K compliant.

    GENEMEDICINE has prepared a preliminary estimate of total Y2K remediation expenses of $10,000. These anticipated expenses are primarily for training and education of information systems personnel and upgrades of certain software.

    GENEMEDICINE has not yet evaluated the consequences of its most reasonably likely worst case Y2K scenario nor has GENEMEDICINE completed Y2K contingency planning to address the question of what GENEMEDICINE will do if Y2K compliance is not achieved. However at this time, management does not believe that any systems, applications or third-party relationships will have a material impact on GENEMEDICINE'S business, financial condition or results of operations if GENEMEDICINE is not Y2K compliant prior to the end of the fourth quarter of 1999.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    In April 1998, GeneMedicine appointed a new director who had a familial relationship with an accountant at Arthur Andersen LLP ("Arthur Andersen"). After discussion and analysis of the relationship, it was determined that Arthur Andersen could no longer continue to serve as GENEMEDICINE'S independent accountants. Accordingly, GENEMEDICINE'S audit committee on July 21, 1998 formally dismissed Arthur Andersen as GENEMEDICINE'S independent accountants and engaged KPMG Peat Marwick LLP ("KPMG") as GENEMEDICINE'S independent accountants.

    The reports of Arthur Andersen on GENEMEDICINE'S financial statements as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During GENEMEDICINE'S two most recent fiscal years and through July 21, 1998, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused it to make a reference to the subject matter of the disagreements in connection with its report. Furthermore, during such period there were no reportable events (as defined in Item 304(a)(1) (v) of Regulation S-K).

    During the two most recent fiscal years and through July 21, 1998, GENEMEDICINE has not consulted with KPMG regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on GENEMEDICINE'S financial statements, or (2) the subject matter of a disagreement or reportable event with the former accountants (as described in Item 304(a)(2) of Regulation S-K).

                     DESCRIPTION OF MEGABIOS CAPITAL STOCK

    The authorized capital stock of Megabios consists of 30,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001
par value. As of the record date, there were [      ] shares of Megabios common
stock outstanding held of record by approximately 1,000 stockholders; no shares of preferred stock were outstanding.

MEGABIOS COMMON STOCK.

    The holders of Megabios common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of Megabios common stock are entitled to receive ratably such dividends as may be declared by the Megabios Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Megabios, holders of Megabios common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Megabios common stock have no preemptive rights and no right to convert their Megabios common stock into any other securities. There are no redemption or sinking fund provisions applicable to the Megabios common stock. All outstanding shares of Megabios common stock are, and all shares of Megabios common stock to be outstanding after the completion of the merger will be, fully-paid and nonassessable.

MEGABIOS PREFERRED STOCK.

    The Megabios Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Megabios preferred stock, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of Megabios preferred stock could adversely affect the voting power of holders of Megabios common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of Megabios. Megabios has no present plan to issue any shares of Megabios preferred stock.

DELAWARE GENERAL CORPORATION LAW AND CERTAIN CHARTER PROVISIONS.

    Megabios is subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and employees, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

    The Megabios Certificate of Incorporation and Megabios Bylaws also require that any action required or permitted to be taken by stockholders of Megabios must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of the stockholders of Megabios may be called only by the Megabios Board, the Chairman of the Megabios Board, the President of Megabios, or by any person or persons holding shares representing at least 10% of the outstanding capital stock of Megabios. The Megabios Certificate of Incorporation also provides for a classified board and specifies that the authorized number of directors may be changed only by resolution of the Megabios Board. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Megabios. See "Megabios Management After the Merger--Board Composition."

TRANSFER AGENT AND REGISTRAR.

    Boston Equiserve L.P. has been appointed as the transfer agent and registrar for the Megabios common stock.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

    Upon consummation of the merger, the holders of GENEMEDICINE common stock will become holders of Megabios common stock. There are certain material differences between the rights and privileges of the holders of GENEMEDICINE common stock and the holders of Megabios common stock.

PERCENTAGE OF VOTING STOCK; INFLUENCE OVER AFFAIRS

    Upon completion of the merger, the percentage ownership of Megabios by each former GENEMEDICINE stockholder will be substantially less than such stockholder's current percentage ownership of GENEMEDICINE. Accordingly, former GENEMEDICINE stockholders will have a significantly smaller voting influence over the affairs of Megabios than they currently enjoy over the affairs of GENEMEDICINE.

POWER TO CALL SPECIAL STOCKHOLDERS' MEETINGS

    Pursuant to GENEMEDICINE'S Bylaws, special meetings of stockholders may only be called by the Chairman of GENEMEDICINE Board, the President, the GENEMEDICINE Board or by written order of a majority of the GENEMEDICINE Board. Megabios' Bylaws, on the other hand, provide that special meetings of stockholders may be called by the Chairman of the Megabios Board, the Chief Executive Officer, the Megabios Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Megabios Board for adoption), or by the holders of shares entitled to cast not less than ten percent of the votes at the meeting. Accordingly, former GENEMEDICINE stockholders will have the opportunity to call special meetings of stockholders of Megabios, a right they do not currently possess as GENEMEDICINE stockholders.

INTERESTED STOCKHOLDER TRANSACTIONS

    The Certificate of Incorporation of GENEMEDICINE provides that certain mergers, asset sales or other business combinations (a "Business Combination") with third parties who beneficially own 10% or more of the outstanding voting stock of GENEMEDICINE ("Interested Stockholders") require the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of GENEMEDICINE unless: (i) such Business Combination is approved by a majority vote of the directors who are unaffiliated with the Interested Stockholders and who were members of the GENEMEDICINE Board prior to the time that the Interested Stockholder involved in the Business Combination became an Interested Stockholder; or (ii) the aggregate consideration per share to be received in the Business Combination by GENEMEDICINE stockholders is at least equal to the higher of certain alternative per share valuations based upon (a) the highest price paid in a given period by the Interested Stockholder in acquiring any of its holdings of GENEMEDICINE voting stock, (b) the fair market value per share of GENEMEDICINE voting stock on given dates, or (c) the highest preferential amount per share to which the holders of shares of any class of GENEMEDICINE voting stock would be entitled to receive in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation. Megabios does not have similar provisions in its Certificate of Incorporation, but is subject to the provisions of Section 203 of the DGCL. See "Description of Megabios Capital Stock-- Delaware General Corporation Law and Certain Charter Provisions" on page 101.

AMENDMENT OF BYLAWS

    Under the Megabios Bylaws, the Megabios Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of Megabios common stock. The Megabios Board also has the power to adopt, amend or repeal Bylaws. Alternatively, the GENEMEDICINE Bylaws may be altered or repealed by a majority of the number of directors constituting the GENEMEDICINE Board at any regular meeting of the GENEMEDICINE Board without prior notice, or at any special meeting of the GENEMEDICINE Board if notice of such alteration, amendment or repeal is contained in the notice of such special meeting. Accordingly, former GENEMEDICINE stockholders will have the opportunity to alter or amend the Bylaws of Megabios, a right they do not currently possess as GENEMEDICINE stockholders.

RIGHTS PLAN

    GENEMEDICINE has adopted a Stockholder Preferred Stock Purchase Rights Plan (the "Rights Plan") whereby the GENEMEDICINE Board declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of GENEMEDICINE common stock and every outstanding 3 1/2 shares of GENEMEDICINE Series B preferred stock. Each Right represents the right to purchase at a given price (the "Exercise Price") one one-hundredth of a share of Series A Junior Participating preferred stock. The Rights Plan provides that: (i) if a third party acquires more than 15% of the outstanding shares of GENEMEDICINE common stock, each holder of a Right, other than such third party, would have the right to purchase for the Exercise Price that number of shares of GENEMEDICINE common stock having a market value of two times the Exercise Price, and (ii) if a third party acquires GENEMEDICINE in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power of GENEMEDICINE are sold to a third party, each holder of a Right, other than such third party, would have the right to acquire for the Exercise Price that number of shares of common stock of the acquiring company having a value of two times the Exercise Price. Megabios does not have a stockholder rights plan.

                                    EXPERTS

    The financial statements of Megabios as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998, included in the joint proxy statement of Megabios and GENEMEDICINE which is referred to and made a part of this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and included elsewhere herein, and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of GENEMEDICINE as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in this joint proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance and upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL MATTERS

    The validity of the shares of Megabios common stock offered hereby and other legal matters will be passed upon for Megabios by Cooley Godward LLP, Palo Alto, California. Cooley Godward LLP and certain members and associates in such firm own an aggregate of approximately 650 shares of Megabios common stock.

    Certain legal matters in connection with the merger will be passed upon for GENEMEDICINE by Heller Ehrman White & McAuliffe, Palo Alto, California.

                         MEGABIOS STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the proxy statement of Megabios to be issued in connection with the 1999 annual meeting of Megabios stockholders must be delivered to or mailed and received at the principal executive offices of Megabios not later than on the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event public announcement of the date of such annual meeting is first made by Megabios fewer than seventy days prior to the date of such annual meeting, the close of business on the tenth day following the day on which public announcement is first made by Megabios.

                       GENEMEDICINE STOCKHOLDER PROPOSALS

    GENEMEDICINE will hold a 1999 Annual Meeting of Stockholders only if the merger is not consummated. In the event that such a meeting is held, any proposal of a GENEMEDICINE stockholder intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the corporate secretary of GENEMEDICINE no later than January 3, 1999, in order to be included in the proxy materials. Any such proposal will be subject to Rule 14a-8 of the Rules and Regulations under the Exchange Act.

                      WHERE YOU CAN FIND MORE INFORMATION

    Megabios Corp. is a Delaware corporation. Megabios' principal executive offices are located at 863A Mitten Road, Burlingame, California 94010, and its telephone number is (650) 697-1900.

    GENEMEDICINE, INC. is a Delaware corporation. GENEMEDICINE'S principal executive offices are located at 8301 New Trails Drive, The Woodlands, Texas 77381, and its telephone number is (281) 364-1150.

    Megabios and GENEMEDICINE each file annual, quarterly and special reports, proxy statements and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

    Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC filings at the SEC's website at www.sec.gov.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS RELATING TO GENEMEDICINE BY REFERENCE. THESE DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, TO GENEMEDICINE, INC., 8301 NEW TRAILS DRIVE, THE WOODLANDS, TEXAS 77381-4248 (TELEPHONE NUMBER (281) 364-1150), ATTENTION: INVESTOR RELATIONS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY
        , 1998.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC's rules permit GENEMEDICINE to "incorporate by reference" the information it files with the SEC which means that GENEMEDICINE can disclose important information to you by referring you to documents GENEMEDICINE has previously filed with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, and any later information that GENEMEDICINE files with the SEC will automatically update and supersede this information. GENEMEDICINE incorporates by reference the documents listed below, and any further filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities is terminated. This joint proxy statement/prospectus is part of a registration statement on Form S-4 filed by Megabios with the SEC (Registration No.
        ). The documents GENEMEDICINE incorporates by reference are:

    1. GENEMEDICINE'S Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    2. Those portions of GENEMEDICINE's definitive proxy statement, dated April 30, 1998, incorporated by reference in Part III of GENEMEDICINE's Annual Report on Form 10-K for the year ended December 31, 1997;

    3. GENEMEDICINE'S Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

    4. GENEMEDICINE'S Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

    5.  GENEMEDICINE'S Current Report on Form 8-K dated July 27, 1998;

    6.  GENEMEDICINE'S Current Report on Form 8-K dated October 26, 1998; and

    7. GENEMEDICINE'S Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This joint proxy statement/prospectus contains and incorporates by reference certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this joint proxy statement/prospectus (including statements as to beliefs, expectations, anticipations, intentions or similar words) and all statements which are not statements of historical fact. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, risks to the realization of anticipated revenues, profitability and cost synergies of the combined companies, risks related to the business and operations of Megabios and GENEMEDICINE, including trends affecting their continued growth, the development and regulatory approval of products and other risks and uncertainties described in "Risk Factors" or in the other SEC filings of GENEMEDICINE and Megabios. Should one or more of these risks or uncertainties affect the business of the companies or should underlying assumptions prove incorrect, Megabios' or GENEMEDICINE'S actual results, performance or achievements in 1999 and beyond could differ materially from those expressed in, or implied by, such forward-looking statements.

    The Megabios common stock and the GENEMEDICINE common stock are each quoted on the Nasdaq National Market ("Nasdaq"). The trading symbol for Megabios is "MBIO." The trading symbol for GENEMEDICINE is "GMED." You may inspect reports and other information concerning Megabios and GENEMEDICINE at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS DOCUMENT.

    This joint proxy statement/prospectus contains separate trademarks of Megabios and GENEMEDICINE as well as trademarks of other companies.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
MEGABIOS CORP.

Report of Independent Auditors.............................................................................        F-2

Financial Statements

  Balance Sheets as of June 30, 1998 and 1997..............................................................        F-3

  Statements of Operations for the years ended June 30, 1998, 1997 and 1996................................        F-4

  Statement of Stockholders' Equity for the three years ended June 30, 1998................................        F-5

  Statements of Cash Flows for the years ended June 30, 1998, 1997 and 1996................................        F-6

  Notes to Financial Statements............................................................................        F-7

Interim Financial Statements (Unaudited)

  Condensed Balance Sheets as of September 30 and June 30, 1998............................................       F-21

  Condensed Statements of Operations for the three months ended September 30, 1998 and 1997................       F-22

  Condensed Statements of Cash Flows for the three months ended September 30, 1998 and 1997................       F-23

  Notes to Condensed Financial Statements..................................................................       F-24

GENEMEDICINE, INC.

Report of Independent Public Accountants...................................................................       F-27

Financial Statements

  Balance Sheets as of December 31, 1996 and 1997..........................................................       F-28

  Statements of Operations for the years ended December 31, 1995, 1996 and 1997, and the period from
    Inception (January 2, 1992) through December 31, 1997..................................................       F-29

  Statements of Stockholders' Equity for the period from Inception (January 2, 1992) through December 31,
    1997...................................................................................................       F-30

  Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997, and the period from
    Inception (January 2, 1992) through December 31, 1997..................................................       F-32

  Notes to Financial Statements............................................................................       F-33

Interim Financial Statements (Unaudited)

  Balance Sheets as of September 30, 1998 and December 31, 1997............................................       F-44

  Statements of Operations for the three- and nine-month periods ended September 30, 1998 and 1997 and for
    the period from Inception (January 2, 1992) through December 31, 1997..................................       F-45

  Statements of Cash Flows for the nine months ended September 30, 1998 and 1997 and for the period from
    Inception (January 2, 1992) through December 31, 1997..................................................       F-46

  Notes to Financial Statements............................................................................       F-47

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Megabios Corp.

    We have audited the accompanying balance sheets of Megabios Corp. as of June 30, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Megabios Corp. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG, LLP

Palo Alto, California

July 31, 1998

                                 MEGABIOS CORP.

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                   JUNE 30,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
                                                      ASSETS
Current assets:
Cash and cash equivalents.................................................................  $   15,172  $    9,044
Short-term investments....................................................................       7,794      15,225
Other receivables.........................................................................         616         238
Prepaid expenses and other current assets.................................................         539         390
                                                                                            ----------  ----------
    Total current assets..................................................................      24,121      24,897
Property and equipment, net...............................................................       6,151       4,733
Long-term investments.....................................................................      25,460      --
Other receivables.........................................................................         130          27
Deposits and other assets.................................................................          39         321
                                                                                            ----------  ----------
                                                                                            $   55,901  $   29,978
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable..........................................................................  $      898  $      694
Accrued compensation......................................................................         595         170
Accrued construction-in-progress..........................................................         589         249
Other accrued liabilities.................................................................          56          35
Deferred revenue..........................................................................      --             887
Current portion of long-term debt.........................................................       1,017       1,233
                                                                                            ----------  ----------
    Total current liabilities.............................................................       3,155       3,268
Long-term debt............................................................................       2,464       1,487
Commitments
Stockholders' equity:
Preferred stock, no par value, issuable in series; 10,000,000 shares authorized; none and
  8,420,720 convertible shares issued and outstanding at June 30, 1998 and 1997,
  respectively............................................................................      --          44,700
Common stock, $.001 par value, 30,000,000 shares authorized; 12,880,978 and 1,567,727
  shares issued and outstanding at June 30, 1998 and 1997, respectively...................          13       1,410
Additional paid-in capital................................................................      79,838      --
Deferred compensation, net of amortization................................................        (976)       (679)
Net unrealized loss on available-for-sale securities......................................          (7)     --
Accumulated deficit.......................................................................     (28,586)    (20,208)
                                                                                            ----------  ----------
    Total stockholders' equity............................................................      50,282      25,223
                                                                                            ----------  ----------
                                                                                            $   55,901  $   29,978
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            See accompanying notes.

                                 MEGABIOS CORP.

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        YEAR ENDED JUNE 30,
                                                                                  --------------------------------
                                                                                     1998       1997       1996
                                                                                  ----------  ---------  ---------
Collaborative research and development revenue..................................  $    8,083  $   5,793  $   1,890
Operating expenses:
  Research and development......................................................      15,111      8,598      6,487
  General and administrative....................................................       3,561      2,417      2,169
                                                                                  ----------  ---------  ---------
    Total operating expenses....................................................      18,672     11,015      8,656
                                                                                  ----------  ---------  ---------
Loss from operations............................................................     (10,589)    (5,222)    (6,766)
Interest income.................................................................       2,651        656        230
Interest expense and other......................................................        (440)      (381)      (365)
                                                                                  ----------  ---------  ---------
Net loss........................................................................  $   (8,378) $  (4,947) $  (6,901)
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
Basic and diluted net loss per share............................................  $    (0.83) $   (4.40) $   (9.86)
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
Shares used in computing net loss per share.....................................      10,088      1,126        700
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

                            See accompanying notes.

                                 MEGABIOS CORP.

                       STATEMENT OF STOCKHOLDERS' EQUITY
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                              PREFERRED STOCK          COMMON STOCK       ADDITIONAL
                                            --------------------  ----------------------    PAID-IN       DEFERRED
                                             SHARES     AMOUNT     SHARES      AMOUNT       CAPITAL     COMPENSATION
                                            ---------  ---------  ---------  -----------  -----------  ---------------
Balance at June 30, 1995..................  3,441,501  $  10,342    682,105   $     237    $  --          $  --
Issuance of Series C convertible preferred
  stock, net of issuance costs of $36.....  1,827,871      7,063     --          --           --             --
Issuance of Series D convertible preferred
  stock...................................    484,697      3,500     --          --           --             --
Exercise of stock options.................     --         --        693,543         208       --             --
Repurchase of common stock from employee..     --         --         (7,500)         (3)      --             --
Net loss..................................     --         --         --          --           --             --
                                            ---------  ---------  ---------  -----------  -----------         -----

Balance at June 30, 1996..................  5,754,069     20,905  1,368,148         442       --             --
Issuance of Series E convertible preferred
  stock, net of issuance costs of $15.....  1,333,325      9,985     --          --           --             --
Issuance of Series F convertible preferred
  stock, net of issuance costs of $11.....  1,333,326     13,989     --          --           --             --
Issuance of common stock in lieu of cash
  payment of Series E and F stock offering
  commissions.............................     --           (179)   119,046         179       --             --
Exercise of stock options.................     --         --        116,517          56       --             --
Repurchase of common stock from
  employees...............................     --         --        (35,984)        (17)      --             --
Deferred compensation related to grant of
  certain stock options, net of
  amortization............................     --         --         --             750       --               (750)
Amortization of deferred compensation.....     --         --         --          --           --                 71
Net loss..................................     --         --         --          --           --             --
                                            ---------  ---------  ---------  -----------  -----------         -----

Balance at June 30, 1997..................  8,420,720     44,700  1,567,727       1,410       --               (679)
Reincorporation in Delaware with par
  value...................................     --         --         --          (1,408)       1,408         --
Issuance of common stock in initial public
  offering, September 1997, net of
  offering costs of $3,124................     --         --      2,875,000           3       31,373         --
Conversion of convertible preferred stock
  into common stock.......................  (8,420,720)   (44,700) 8,154,779          8       44,692         --
Issuance of common stock for technology
  license.................................     --         --        117,555      --            1,500         --
Exercise of stock options and warrants....     --         --        184,346      --              237         --
Repurchase of common stock from
  employees...............................     --         --        (18,429)     --               (8)        --
Deferred compensation related to grant of
  certain stock options, net of
  amortization............................     --         --         --          --              636           (636)
Amortization of deferred compensation.....     --         --         --          --           --                339
Net unrealized loss on available-for-sale
  securities..............................     --         --         --          --           --             --
Net loss..................................     --         --         --          --           --             --
                                            ---------  ---------  ---------  -----------  -----------         -----

Balance at June 30, 1998..................     --         --      12,880,978  $      13    $  79,838      $    (976)
                                            ---------  ---------  ---------  -----------  -----------         -----
                                            ---------  ---------  ---------  -----------  -----------         -----

                                                 NET
                                             UNREALIZED                      TOTAL
                                               LOSS ON     ACCUMULATED   STOCKHOLDERS'
                                             SECURITIES      DEFICIT        EQUITY
                                            -------------  ------------  -------------
Balance at June 30, 1995..................    $  --         $   (8,360)    $   2,219
Issuance of Series C convertible preferred
  stock, net of issuance costs of $36.....       --             --             7,063
Issuance of Series D convertible preferred
  stock...................................       --             --             3,500
Exercise of stock options.................       --             --               208
Repurchase of common stock from employee..       --             --                (3)
Net loss..................................       --             (6,901)       (6,901)
                                                    ---    ------------  -------------
Balance at June 30, 1996..................       --            (15,261)        6,086
Issuance of Series E convertible preferred
  stock, net of issuance costs of $15.....       --             --             9,985
Issuance of Series F convertible preferred
  stock, net of issuance costs of $11.....       --             --            13,989
Issuance of common stock in lieu of cash
  payment of Series E and F stock offering
  commissions.............................       --             --            --
Exercise of stock options.................       --             --                56
Repurchase of common stock from
  employees...............................       --             --               (17)
Deferred compensation related to grant of
  certain stock options, net of
  amortization............................       --             --            --
Amortization of deferred compensation.....       --             --                71
Net loss..................................       --             (4,947)       (4,947)
                                                    ---    ------------  -------------
Balance at June 30, 1997..................       --            (20,208)       25,223
Reincorporation in Delaware with par
  value...................................       --             --            --
Issuance of common stock in initial public
  offering, September 1997, net of
  offering costs of $3,124................       --             --            31,376
Conversion of convertible preferred stock
  into common stock.......................       --             --            --
Issuance of common stock for technology
  license.................................       --             --             1,500
Exercise of stock options and warrants....       --             --               237
Repurchase of common stock from
  employees...............................       --             --                (8)
Deferred compensation related to grant of
  certain stock options, net of
  amortization............................       --             --            --
Amortization of deferred compensation.....       --             --               339
Net unrealized loss on available-for-sale
  securities..............................           (7)        --                (7)
Net loss..................................       --             (8,378)       (8,378)
                                                    ---    ------------  -------------
Balance at June 30, 1998..................    $      (7)    $  (28,586)    $  50,282
                                                    ---    ------------  -------------
                                                    ---    ------------  -------------

                            See accompanying notes.

                                 MEGABIOS CORP.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                        YEAR ENDED JUNE 30,
                                                                                 ---------------------------------
                                                                                    1998        1997       1996
                                                                                 ----------  ----------  ---------
Cash flows from operating activities
  Net loss.....................................................................  $   (8,378) $   (4,947) $  (6,901)
  Adjustments to reconcile net loss to net cash used in operations:
    Depreciation and amortization..............................................       2,044       1,294      1,101
    Amortization of deferred compensation......................................         339          71     --
    Purchase of in-process research and development............................       1,500      --         --
    Changes in operating assets and liabilities:
      Other receivables........................................................        (481)       (214)        93
      Prepaid expenses and other assets........................................        (149)       (115)       (87)
      Deferred revenue.........................................................        (887)        356        281
      Accounts payable.........................................................         204         546        (33)
      Accrued liabilities......................................................         197         (23)        95
                                                                                 ----------  ----------  ---------
        Net cash used in operating activities..................................      (5,611)     (3,032)    (5,451)
                                                                                 ----------  ----------  ---------
Cash flows from investing activities
  Purchase of property and equipment...........................................      (2,719)     (1,687)    (1,111)
  Deposits and other assets....................................................         282         (35)       (12)
  Purchases of available-for-sale investments..................................     (41,890)    (15,725)    --
  Maturities of available-for-sale investments.................................      23,700         500     --
                                                                                 ----------  ----------  ---------
        Net cash used in investing activities..................................     (20,627)    (16,947)    (1,123)
                                                                                 ----------  ----------  ---------
Cash flows from financing activities
  Proceeds from issuance of long-term debt.....................................       2,128         894      1,683
  Payments on long-term debt...................................................      (1,367)     (1,137)      (906)
  Proceeds from issuance of convertible preferred stock, net of issuance
    costs......................................................................      --          23,974     10,563
  Proceeds from issuance of common stock, net of repurchases...................      31,605          39        205
                                                                                 ----------  ----------  ---------
        Net cash provided by financing activities..............................      32,366      23,770     11,545
                                                                                 ----------  ----------  ---------
Net increase in cash and cash equivalents......................................       6,128       3,791      4,971
Cash and cash equivalents, beginning of year...................................       9,044       5,253        282
                                                                                 ----------  ----------  ---------
Cash and cash equivalents, end of year.........................................  $   15,172  $    9,044  $   5,253
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
Interest paid..................................................................  $      423  $      381  $     357
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
  Construction-in-progress included in accrued liabilities.....................  $      589  $      249  $  --
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
  Net exercise of warrants to purchase 14,629 shares of common stock...........  $       84  $   --      $  --
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

                            See accompanying notes.

                                 MEGABIOS CORP.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1998

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND BASIS OF PRESENTATION

    Megabios Corp. ("Megabios" or the "Company") develops proprietary gene delivery systems and provides preclinical development expertise to create gene-based therapeutics designed for the treatment or prevention of genetic and acquired diseases. The Company has developed several IN VIVO, non-viral gene delivery systems to address a number of potential therapeutic applications using a variety of therapeutic genes. The Company's clinical development and commercialization strategy is to enter into collaborative research and development agreements or "corporate partnerships" with pharmaceutical and biotechnology companies.

    In September 1997, the Company completed its initial public offering and reincorporation in the State of Delaware. The Company may require additional financial resources to complete development and commercialization of its products. Management plans to continue to finance the Company primarily through issuances of equity securities, collaborative research and development arrangements and debt financing. Prior to product commercialization, if the financing arrangements contemplated by management are not consummated, the Company may have to seek other sources of capital or re-evaluate its operating plans.

    REVENUE RECOGNITION

    Revenue related to collaborative research agreements with the Company's corporate partners is recognized over the related funding periods for each contract. The Company is required to perform research and development activities as specified in each respective agreement on a best-efforts basis. The Company is reimbursed based on the costs associated with the number of full time equivalent employees working on each specific contract over the term of the agreement. Research and development expenses under the collaborative research agreements approximate or exceeds the revenue recognized under such agreements over the term of the respective agreements. Deferred revenue may result when the Company does not incur the required level of effort during a specific period in comparison to funds received under the respective contracts. Milestone payments, if any, will be recognized pursuant to collaborative agreements upon the achievement of specified milestones, such as the filing of Investigational New Drug Applications, commencement of clinical trials or receipt of regulatory approvals. No milestone payments have been earned or recognized to date.

    RESEARCH AND DEVELOPMENT EXPENSES

    Research and development expenses consist of costs incurred for independent and collaborative research and development. These costs include direct and research-related overhead expenses.

    CASH, CASH EQUIVALENTS AND INVESTMENTS

    Cash equivalents consist of highly liquid investments with maturities from date of purchase of 90 days or less. Short-term investments consist of investments with original maturities greater than three months, but less than one year, while long-term investments have maturities greater than one year.

    The Company accounts for its cash equivalents and investments under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under the provisions of SFAS 115, the Company has classified its cash equivalents and

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) investments as "available-for-sale." Such investments are recorded at fair value, determined based on quoted market prices, and unrealized gains and losses, which are considered to be temporary, are recorded as a separate component of stockholders' equity until realized.

    At June 30, 1997, all investments were classified as held-to-maturity. However, in fiscal year 1998, the Company reassessed its investment portfolio and determined it is more appropriate to classify all investments as available-for-sale. The difference between the amortized cost and the estimated fair value of the investments on the date of the redesignation was immaterial.

    DEPRECIATION AND AMORTIZATION

    Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets (generally five years). Leasehold improvements are amortized over the shorter of five years or the estimated useful life of the assets.

    LONG-LIVED ASSETS

    The Company accounts for its long-lived assets under Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121"). In accordance with SFAS 121, the Company identifies and records impairment losses, as circumstances dictate, on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such events have occurred with respect to the Company's long-lived assets, which consist primarily of machinery and equipment and leasehold improvements.

    STOCK-BASED COMPENSATION

    The Company generally grants stock options to employees for a fixed number of shares with an exercise price equal to the fair value of the shares at the date of grant. In accordance with the provisions of Statements of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"), the Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), and related interpretations in accounting for option grants to employees under its employee stock option plan and to adopt the pro forma disclosure alternative as described in SFAS 123 (see Note 9). Option grants to all others are accounted for using the fair value method prescribed by SFAS 123.

    COMPREHENSIVE INCOME

    In June 1997, the FASB released Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements and is effective for the Company's fiscal year 1999. The Company believes that adoption of SFAS 130 will not have a material impact on the Company's financial statements.

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    NET LOSS PER SHARE

    Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," ("SFAS 128") and Securities and Exchange Commission Staff Accounting Bulletin No.98 ("SAB 98"). SFAS 128 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share, if dilutive, for all periods presented. Basic earnings per share is computed by dividing income or loss applicable to common stockholders by the weighted-average number of common shares outstanding for the period net of certain common shares outstanding which are subject to continued vesting and the Company's right of repurchase. Basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted net loss per share has not been presented separately as, given the Company's net loss position, the result would be anti-dilutive. SAB 98 eliminates the inclusion in the calculation of net loss per share of common and common equivalent shares (stock options, warrants, convertible notes and preferred stock) issued during the 12 month period prior to an initial public offering at prices below the initial public offering price as if they were outstanding for all periods presented. All loss per share amounts for all periods presented have been presented and, where appropriate, restated to conform to SFAS 128 and SAB 98.

    The following have been excluded from the calculation of loss per share because the effect of inclusion would be antidilutive: approximately 220,455 common shares which are outstanding but are subject to the Company's right of repurchase which expires ratably over 4 years; and options to purchase approximately 808,100 shares of common stock at a weighted average price of $5.72 per share. The repurchasable shares and options will be included in the calculation at such time as the effect is no longer antidilutive, as calculated using the treasury stock method.

    For comparison purposes, the pro forma net loss per share amounts have been presented for fiscal year 1998 and 1997 in the reconciliation below. Pro forma net loss per share has been computed as described above and also gives effect to the conversion of the convertible Preferred Stock that automatically converted upon completion of the Company's initial public offering (using the if converted method) from the original date of issuance.

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    A reconciliation of shares used in the calculation of basic and diluted and pro forma basic and diluted net loss per share follows:

                                                                    YEAR ENDED JUNE 30,
                                                              -------------------------------
                                                                1998       1997       1996
                                                              ---------  ---------  ---------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                           DATA)
Net loss....................................................  $  (8,378) $  (4,947) $  (6,901)
BASIC AND DILUTED
Weighted average shares of common stock outstanding used in
  computing net loss per share..............................     10,088      1,126        700
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------
Basic and diluted net loss per share........................  $   (0.83) $   (4.40) $   (9.86)
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------
PRO FORMA
Shares used in computing net loss per share.................     10,088      1,126
Adjusted to reflect the effect of the assumed conversion of
  preferred stock from the date of issuance.................      1,810      6,650
                                                              ---------  ---------
Shares used in computing pro forma net loss per share.......     11,898      7,776
                                                              ---------  ---------
                                                              ---------  ---------
Pro forma net loss per share................................  $   (0.70) $   (0.64)
                                                              ---------  ---------
                                                              ---------  ---------

2.  INVESTMENTS

    Investments consist of the following (in thousands):

                                                           AMORTIZED    UNREALIZED     ESTIMATED
                                                              COST      GAIN/(LOSS)   FAIR VALUE
                                                           ----------  -------------  -----------
JUNE 30, 1998
Money market funds.......................................  $   15,509    $  --         $  15,509
Corporate debt securities................................       7,766           28         7,794
                                                           ----------        -----    -----------
  Total..................................................      23,275           28        23,303
Less amounts classified as cash equivalents..............     (15,509)      --           (15,509)
                                                           ----------        -----    -----------
Total short-term investments.............................       7,766           28         7,794
                                                           ----------        -----    -----------
Long-term investments (corporate debt securities)........      25,495          (35)       25,460
                                                           ----------        -----    -----------
Total investments........................................  $   33,261    $      (7)    $  33,254
                                                           ----------        -----    -----------
                                                           ----------        -----    -----------

JUNE 30, 1997
Money market funds.......................................  $    8,041    $  --         $   8,041
Corporate debt securities................................      15,225           (8)       15,217
                                                           ----------        -----    -----------
  Total..................................................      23,266           (8)       23,258
Less amounts classified as cash equivalents..............      (8,041)      --            (8,041)
                                                           ----------        -----    -----------
Total short-term investments.............................  $   15,225    $      (8)    $  15,217
                                                           ----------        -----    -----------
                                                           ----------        -----    -----------

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

2.  INVESTMENTS (CONTINUED)
    Unrealized gains were not material and have therefore been netted against unrealized losses.

    At June 30, 1998, the contractual maturities of short-term investments were all due in one year or less, while all long-term investments have contractual maturities of one to two years.

3.  COLLABORATIVE AGREEMENTS

    ELI LILLY AND COMPANY

    In May 1997, the Company entered into a two-year collaborative research agreement with Eli Lilly and Company ("Lilly") to develop gene-based therapeutics using BRCA1, a gene that has been identified as a putative tumor suppressor. The agreement provides for research and development funding as well as funding to support manufacturing and process development efforts. If Lilly and the Company agree on an appropriate level of research and development efforts, funding may be extended for up to an additional two years. However, after 21 months from the commencement date of the collaborative research agreement, Lilly can, at its options, cancel the collaborative research agreement upon three-months advance notice to the Company. The agreement provides for certain royalty and milestone payments to the Company upon the occurrence of specified events as set forth in the agreement. Lilly will be responsible for clinical development and regulatory functions, as well as large-scale clinical and commercial manufacturing and sales and marketing. Revenue recognized under the collaborative research agreement with Lilly was $4,041,000 (50% of total revenues) and $270,000 (5% of total revenues) for the years ended June 30, 1998 and 1997, respectively.

    In June 1997, in connection with the Lilly agreement, Lilly purchased 285,714 shares of the Company's Series F convertible preferred stock at $10.50 per share.

    PFIZER INC

    In May 1996, the Company entered into a four-year collaborative research agreement, as well as a license and royalty agreement, with Pfizer Inc ("Pfizer") to develop a gene-based therapeutic for the treatment of solid tumors via angiogenesis inhibition. Under the terms of the collaborative research agreement, the Company conducted research and preclinical development activities. In December 1997, Pfizer exercised the option as stated in the agreement to discontinue its research and development program. Under the terms of the agreement, Pfizer continued funding the program through May 31, 1998. Megabios intends to continue to advance the angiogenesis inhibition program and is actively seeking a new corporate partner. Revenue recognized under the collaborative research agreement with Pfizer was $4,042,000 (50% of total revenues), $3,352,000 (58% of total revenues) and $265,000 (14% of total revenues) for the years ended June 30, 1998, 1997 and 1996, respectively.

    In May 1996, in connection with the above agreements, Pfizer purchased 484,697 shares of the Company's Series D convertible preferred stock at $7.22 per share.

    GLAXO WELLCOME PLC

    In April 1994, the Company entered into a five-year collaborative agreement with Glaxo Wellcome plc ("Glaxo Wellcome") to develop a gene-based therapeutic for the treatment of cystic fibrosis. In May 1996, the agreement was amended such that the research and development portion of the agreement expired as

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

3.  COLLABORATIVE AGREEMENTS (CONTINUED)
of April 1, 1997. The agreement provided for quarterly nonrefundable research and development fees. The Company has completed all of its obligations under the Glaxo Wellcome agreement and will receive future payments, if any, only through the achievement of a certain clinical milestone and the payment of royalties. Revenue for research and development was recorded as earned in accordance with the agreement. For the years ended June 30, 1997 and 1996, respectively, revenue recognized under agreement with Glaxo Wellcome was $1,971,000 (34% of total revenues), and $1,625,000 (86% of total revenues). No revenue was recognized under the agreement for the fiscal year ended June 30, 1998.

4.  LICENSE AND RESEARCH AGREEMENTS

    The Company has entered into several research agreements with universities and other organizations. These agreements are generally cancelable by either party upon written notice and may be extended by mutual consent of both parties. Research and development expenses are recognized as the related services are performed, generally ratably over the period of service. Expenses under these agreements were approximately $1,077,000, $865,000, and $1,100,000 for the years ended June 30, 1998, 1997 and 1996, respectively.

    In March of 1998 the Company entered into a licensing and collaboration agreement with the University of Pittsburgh Medical Center ("UPMC") through which the Company obtained an exclusive license to certain patent rights held by UPMC in the field of viral and non-viral gene-based therapy for rheumatology. Of these patent rights, one patent has issued in the United States and related applications are pending in the U.S. and worldwide. Under the terms of the license and collaboration agreement the Company issued 117,555 shares of common stock in payment for the exclusive license to these patent rights. The value of the common stock issued in the transaction was $1.5 million, which was expensed to research and development during the period. The Company expensed the value of this common stock as the technology was not complete at the date of acquisition. Under the terms of the license agreement, the Company is not obligated to pay additional royalty payments upon the sale of products, if any, in the field of non-viral gene therapy, but is required to share revenue with UPMC at a specified rate upon sub-license of rights in the field of viral gene therapy. Megabios is obligated to make payments upon the completion of certain milestones. Certain of the license rights may revert back to UPMC in the event that the Company fails to commit resources to the development of products in the field of rheumatology. In addition, the license and collaboration agreement with UPMC established exclusive collaborations between the Company and several researchers at UPMC for the research and development of gene-based therapies in the field of rheumatology. Intellectual property developed by UPMC under the collaboration will be included in the exclusive license to the Company described above at no additional cost to the Company.

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

5.  PROPERTY AND EQUIPMENT

    Property and equipment consist of the following (in thousands):

                                                                                 JUNE 30,
                                                                           --------------------
                                                                             1998       1997
                                                                           ---------  ---------
Machinery and equipment..................................................  $   4,417  $   3,239
Furniture and fixtures...................................................        836        481
Leasehold improvements...................................................      5,121      3,235
Construction-in-progress.................................................        818        954
                                                                           ---------  ---------
                                                                              11,192      7,909
Less accumulated depreciation............................................     (5,041)    (3,176)
                                                                           ---------  ---------
Property and equipment, net..............................................  $   6,151  $   4,733
                                                                           ---------  ---------
                                                                           ---------  ---------

6.  LONG-TERM DEBT

    OPERATING LINES OF CREDIT

    In June 1998, the Company established a line of credit for $8,000,000 with a commercial bank. As of June 30, 1998, the Company had drawn $1,016,000 under the line of credit. In accordance with the terms of the agreement, the entire balance was converted into a term loan bearing interest at prime plus 1/2% (9% at June 30, 1998) due in 42 equal monthly installments. Additional draws under the credit line will be converted into a term loan on December 31, 1998. The loan is secured by all tangible personal property, accounts receivable and funds on deposit, other than the assets securing the equipment financing. As a condition of the credit line, the Company must maintain a minimum cash and short-term investments balance of not less than the greater of the prior two quarters net cash usage or 90% of the total principal drawn under the line of credit.

    In 1995, the Company established a line of credit for $1,500,000 with a commercial bank which was fully utilized by August 1995, and, in accordance with the terms of the agreement, the Company elected to convert the entire balance to a term loan bearing interest at prime plus 2% due in 36 equal monthly installments. The loan is secured by all tangible personal property, accounts receivable and funds on deposit, other than the assets securing the equipment financing. As a condition of the term loan, the Company must maintain a minimum net worth of $3,000,000 and is prohibited from paying dividends. In conjunction with this financing arrangement, the Company issued the bank a warrant to purchase 24,140 shares of the Company's common stock at $3.88 per share (see
Note 9).

    The carrying amounts of these obligations approximate their fair value determined using a discounted cash flow model and the Company's current incremental borrowing rate.

    EQUIPMENT FINANCING

    In May 1996, the Company entered into an equipment financing agreement for up to $2,700,000 with a financing company. As of June 30, 1998 and 1997, the Company had financed $2,700,000 and $1,587,000, respectively, in equipment purchases under this agreement structured as loans. The equipment loans are to be repaid over 48 months at interest rates ranging from 15.2% to 16.2% and are secured by the related

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

6.  LONG-TERM DEBT (CONTINUED)
equipment. In conjunction with this equipment financing agreement, the Company issued a warrant to purchase 38,238 shares of common stock at $3.88 per share (see Note 9).

    In December 1993, the Company entered into an equipment financing agreement for up to $2,300,000 with a financing company. As of June 30, 1998 and 1997, the Company had financed $1,922,000 in equipment purchases under this agreement structured as loans. The equipment loans are to be repaid over 42 months at interest rates ranging from 13.8% to 16.2% and are secured by the related equipment. In conjunction with the original agreement, the Company issued the financing company a warrant to purchase 21,630 shares of Company's common stock at $3.88 per share (see Note 9).

    Following is a schedule of future minimum principal payments under the term loans and equipment financing arrangements at June 30, 1998 (in thousands):

Year ended June 30,
1999.................................................................................  $   1,017
2000.................................................................................      1,084
2001.................................................................................        935
2002.................................................................................        445
                                                                                       ---------
                                                                                       $   3,481
                                                                                       ---------
                                                                                       ---------

7.  FACILITY LEASE

    The Company leases its facilities under two operating leases. These leases expire in November 2004 and October 2007 with renewal options at the end of the initial terms of the leases. Minimal annual rental commitments under the operating leases at June 30, 1998 are as follows (in thousands):

Year ended June 30,
1999.................................................................................  $     512
2000.................................................................................        527
2001.................................................................................        540
2002.................................................................................        544
2003.................................................................................        567
Thereafter...........................................................................      1,547
                                                                                       ---------
                                                                                       $   4,237
                                                                                       ---------
                                                                                       ---------

    Rent expense for the years ended June 30, 1998, 1997 and 1996 was approximately $526,000, $295,000, and $273,000, respectively.

8.  RELATED PARTY TRANSACTIONS

    The Company has issued loans to certain employees, of which $130,000 was outstanding at June 30, 1998 and $27,500 as of June 30, 1997. The loan outstanding as of June 30, 1998 bears an interest rate of 5.68%. The loan is due and payable on the fifth anniversary of the date of the loan. Accrued interest is forgiven annually and recorded as income to the employee. The loan amount outstanding as of June 30, 1997 has been repaid. Both loans were classified as other receivables on the balance sheet.

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

9.  STOCKHOLDERS' EQUITY

    INITIAL PUBLIC OFFERING

    On September 15, 1997, the Company completed its initial public offering of 2,500,000 shares of common stock at $12.00 per share. In addition, on September 29, 1997, the Company's underwriters exercised their over-allotment option and purchased an additional 375,000 shares of the Company's common stock at $12.00 per share. The combined net proceeds raised from the offering was approximately $31.4 million. Upon the completion of the initial public offering, all of the Series A, B, C, D, E and F preferred stock outstanding were converted into 8,154,779 shares of common stock. Also, upon the completion of the offering, the Company's Certificate of Incorporation was amended to authorize 10,000,000 shares of preferred stock, none of which are issued or outstanding and 30,000,000 of common stock.

    WARRANTS

    In connection with the equipment financing agreement entered into in December 1993, the Company issued a warrant to purchase 21,630 shares of common stock at an exercise price of $3.88 per share. In September 1997, the Company issued 14,629 shares of its common stock upon the exercise of the warrant, in accordance with the terms stated in the warrant agreement.

    The Company issued a warrant to purchase 28,969 shares of common stock at $3.88 per share to the commercial bank providing a line of credit to the Company. In accordance with the terms of the warrant, the number of shares subject to the warrant was reduced from 28,969 to 24,140 in July 1995. The warrant provided for a reduction in the number of shares upon securing a commitment of at least $7,000,000 in sales of Series C preferred stock. The warrant is exercisable immediately and expires at the earlier of June 1, 2000, or in the event of a merger or sale of substantially all of the assets of the Company.

    In connection with the equipment financing agreement in May 1996, the Company issued a warrant to purchase 38,238 shares of common stock at $3.88 per share. The warrant is exercisable immediately and expires at the earlier of ten years from the date of issuance or five years after the Company's initial public offering.

    The value ascribed to warrants issued by the Company as noted above, both individually and in the aggregate, was immaterial.

    1997 STOCK PURCHASE PLAN

    In July 1997, the Board of Directors adopted the 1997 Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 200,000 shares of common stock. The Purchase Plan was approved by shareholders in September 1997. The Purchase Plan is designed to allow eligible employees of the Company to purchase shares of common stock through periodic payroll deductions. The price of common stock purchased under the Purchase Plan must be equal to at least 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the specified purchase date. At June 30, 1998, no shares had been issued under the Purchase Plan.

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

9.  STOCKHOLDERS' EQUITY (CONTINUED)
    EQUITY INCENTIVE PLAN

    In July 1997, the Board of Directors amended and restated the 1993 Stock Option Plan, renamed it as the 1997 Equity Incentive Plan (the "Incentive Plan") and reserved 2,100,000 shares of the Company's common stock for issuance under the Incentive Plan. The Incentive Plan was approved by shareholders in September 1997. The Incentive Plan provides for grants to employees, directors and consultants of the Company. The exercise price of options granted under the Incentive Plan is determined by the Board of Directors but cannot be less than 100% of the fair market value of the common stock on the date of the grant. Options under the Incentive Plan generally vest 25% one year after the date of grant and on a pro rata basis over the following 36 months.

    Activity under all option plans was as follows:

                                                         OUTSTANDING STOCK OPTIONS    WEIGHTED
                                               SHARES    --------------------------    AVERAGE
                                             AVAILABLE   NUMBER OF     PRICE PER      EXERCISE
                                             FOR GRANT     SHARES        SHARE          PRICE
                                             ----------  ----------  --------------  -----------
Balance at June 30, 1995...................     141,682     556,814  $         0.30   $    0.30
Additional authorization...................     320,000      --            --            --
Options granted............................    (387,329)    387,329  $         0.30   $    0.30
Options exercised..........................      --        (693,543) $         0.30   $    0.30
Options canceled...........................      16,582     (16,582) $         0.30   $    0.30
Shares repurchased.........................       7,500      --      $         0.30   $    0.30
                                             ----------  ----------  --------------       -----

Balance at June 30, 1996...................      98,435     234,018  $         0.30   $    0.30
Additional authorization...................     353,333      --            --            --
Options granted............................    (388,680)    388,680  $         1.50   $    1.50
Options exercised..........................      --        (116,517) $   0.30-$1.50   $    0.45
Options canceled...........................      26,566     (26,566) $   0.30-$1.50   $    0.51
Shares repurchased.........................      32,045      --      $   0.30-$1.50   $    0.39
                                             ----------  ----------  --------------       -----

Balance at June 30, 1997...................     121,699     479,615  $   0.30-$1.50   $    1.22
Additional authorization...................     770,985      --            --            --
Options granted............................    (550,722)    550,722  $  2.70-$15.50   $    8.15
Options exercised..........................      --        (169,719) $   0.30-$2.88   $    1.28
Options canceled...........................      52,518     (52,518) $  0.30-$15.50   $    4.12
Shares repurchased.........................      18,429      --      $   0.30-$1.50   $    0.43
                                             ----------  ----------  --------------       -----

Balance at June 30, 1998...................     412,909     808,100  $  0.30-$15.50   $    5.72
                                             ----------  ----------  --------------       -----
                                             ----------  ----------  --------------       -----

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

9.  STOCKHOLDERS' EQUITY (CONTINUED)
    The options outstanding and exercisable at June 30, 1998 have been segregated into ranges for additional disclosure as follows:

                    OPTIONS
                OUTSTANDING AND  WEIGHTED AVERAGE    WEIGHTED
                  EXERCISABLE        REMAINING        AVERAGE
EXERCISE PRICE    AT JUNE 30,    CONTRACTUAL LIFE    EXERCISE
  PER SHARE          1998           (IN YEARS)         PRICE
--------------  ---------------  -----------------  -----------
$         0.30        69,562              7.11       $    0.30
$         1.50       220,164              8.62       $    1.50
$   2.70-$2.88        88,624              9.14       $    2.86
$  7.63-$15.50       429,750              9.76       $    9.35
                     -------
                     808,100
                     -------
                     -------

    The weighted average fair value of options granted in fiscal 1998, 1997 and 1996 was $8.15, $0.199 and $0.037 respectively.

    At June 30, 1998, 225,486 shares of common stock at a weighted average price of $0.76 per share were subject to repurchase.

    The Company recorded deferred compensation expense for the difference between the exercise price and the deemed fair value for financial statement presentation purposes of the Company's common stock, as determined by the board of directors, for options granted through the year ended June 30, 1997. Deferred compensation of $750,000 was recorded on these options based on the deemed fair value of the common stock at the dates of grant at prices ranging from $1.50 to $3.75 per share, respectively. In July and August 1997, the Company granted options to purchase a total of 59,949 shares at exercise prices ranging from $2.70 to $2.88 per share. Additional deferred compensation of approximately $636,000 was recorded based on the deemed fair values of common stock ranging from $9.00 to $9.60 per share. The deferred compensation is being amortized to expense over the vesting period of the options, generally four years. Amortization of $339,000 and $71,000 was recorded in 1998 and 1997, respectively.

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") requires use of valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net loss and net loss per share is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997 and 1996: risk free interest rate range of 5.3% to 6.2%, 5.7% to 6.5% and 4.8% to 6.4%, respectively; volatility factors of the expected

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

9.  STOCKHOLDERS' EQUITY (CONTINUED)
market price of the Company's common stock of 70%, 0%, and 0%, respectively; no expected dividends; and a weighted-average expected life of the option of 2.5 years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options and employee stock purchase plans have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options and shares issued pursuant to the employee stock purchase plan.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma information follows (in thousands except for net loss per share information):

                                                                      YEAR ENDED JUNE 30,
                                                                -------------------------------
                                                                  1998       1997       1996
                                                                ---------  ---------  ---------
Net loss-as reported..........................................  $  (8,378) $  (4,947) $  (6,901)
Net loss-pro forma............................................  $  (8,708) $  (4,965) $  (6,903)
Net loss per share-as reported................................  $   (0.83) $   (4.40) $   (9.86)
Net loss per share-pro forma..................................  $   (0.86) $   (4.41) $   (9.86)

    Because SFAS 123 is applicable only to options granted subsequent to June 30, 1995, its pro forma effect will not be fully reflected until fiscal 1999.

10.  INCOME TAXES

    As of June 30, 1998, the Company had federal net operating loss carryforwards and federal research credit carryforwards of approximately $23,900,000 and $600,000, respectively. The net operating loss and credit carryforwards will expire at various dates beginning in 2007 through 2012, if not utilized.

    Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credits before utilization.

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

10.  INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities for federal income taxes as of June 30 are as follows (in thousands):

                                                                             1998       1997
                                                                          ----------  ---------
Net operating loss carryforwards........................................  $    8,200  $   5,425
Research and development credits........................................         600        625
Manufacturing and research equipment credit carryforward................         200     --
Capitalized research and development....................................       1,600        724
Depreciation............................................................       1,300        840
Other, net..............................................................        (600)       467
                                                                          ----------  ---------
Net deferred tax assets.................................................      11,300      8,081
Valuation allowance.....................................................     (11,300)    (8,081)
                                                                          ----------  ---------
                                                                          $   --      $  --
                                                                          ----------  ---------
                                                                          ----------  ---------

    The net valuation allowance increased by $3,219,000 and $2,005,000 during the years ended June 30, 1998 and 1997, respectively.

11.  SUBSEQUENT EVENTS (UNAUDITED)

    DSM BIOLOGICS AGREEMENT

    In September, 1998, Megabios and DSM Biologics ("DSM") announced the formation of a broad, strategic partnership focused on the manufacture and supply of DNA plasmids and lipid:DNA complexes to the entire gene therapy industry. Plasmids are circular pieces of DNA that contain a therapeutic gene and instructional elements that regulate the activity of the gene. The manufacturing process can be used to produce any plasmid.

    Under the agreement, Megabios has exclusively licensed its proprietary manufacturing technology to DSM for use in its facility in Montreal, Canada and may be extended to include DSM's facility in Gronigen, The Netherlands. In return, DSM will pay license and milestone fees to Megabios, and DSM and Megabios will share in the profits generated by the sale of material produced using Megabios' process. The term of the exclusive partnership is at least three years, and will continue for as long as the venture is profitable.

    The Megabios--DSM manufacturing method has already been used to produce material for a Phase I/II trial for cystic fibrosis conducted by Megabios' partner, Glaxo Wellcome, and a Phase I/II study for metastatic melanoma, conducted by Megabios and its academic collaborators at the University of Colorado Health Sciences Center.

    The partnership will create the first manufacturing facility that can produce high-quality, ultrapure material for plasmid-based therapeutics on every scale, from preclinical toxicology studies to commercial products. DSM will have full responsibility for manufacturing material to be marketed to any company or institution working in the field of gene therapy. The partnership will use Megabios' proprietary methods for the manufacture of DNA plasmids and complexing that DNA with lipids. This arrangement could provide revenue for Megabios in advance of the launch of commercial gene-based products.

                                 MEGABIOS CORP.

                                 JUNE 30, 1998

11.  SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)
    PROPOSED MERGER WITH GENEMEDICINE

    On October 26, 1998, Megabios and GeneMedicine Inc. announced the signing of a definitive merger agreement. Under the terms of the agreement, which was unanimously approved by the boards of both companies, each outstanding share of GeneMedicine common stock will be exchanged, at a fixed exchange ratio of 0.5710, for newly issued shares of common stock of Megabios. This will result in the issuance of approximately 8.9 million additional Megabios shares, valued at about $38 million based on Megabios' closing price on Friday, October 23, 1998. In addition, all outstanding warrants and employee stock options of GeneMedicine will convert into Megabios warrants and options at the same exchange ratio. The Board of Directors of the combined company will consist of nine directors, three of whom will be current directors of GeneMedicine, and Benjamin F. McGraw III will remain as chairman, president and CEO of the combined entity.

    The proposed transaction will be accounted for as a purchase. A significant portion of the excess purchase price is expected to be charged to in-process research and development in the Company's statement of operations for the quarter in which the transaction is completed. The merger is subject to the approval of stockholders of both companies. The transaction is expected to close in the first calendar quarter of 1999.

                                 MEGABIOS CORP.

                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                         SEPTEMBER 30,   JUNE 30,
                                                                                             1998          1998
                                                                                         -------------  ----------
                                                                                          (UNAUDITED)    (NOTE 1)
                                                      ASSETS
Current assets:
  Cash and cash equivalents............................................................   $    10,657   $   15,172
  Short-term investments...............................................................        17,033        7,794
  Other receivables....................................................................         1,004          616
  Prepaid expenses and other current assets............................................           754          539
                                                                                         -------------  ----------
    Total current assets...............................................................        29,448       24,121

  Property and equipment, net..........................................................         8,350        6,151
  Long-term investments................................................................        17,241       25,460
  Other receivables....................................................................           130          130
  Deposits and other assets............................................................            39           39
                                                                                         -------------  ----------
                                                                                          $    55,208   $   55,901
                                                                                         -------------  ----------
                                                                                         -------------  ----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................................................   $       564   $      898
  Accrued compensation.................................................................           573          595
  Accrued construction-in-progress.....................................................           766          589
  Other accrued liabilities............................................................           186           56
  Current portion of long-term debt....................................................           805        1,017
                                                                                         -------------  ----------
    Total current liabilities..........................................................         2,894        3,155

Long-term debt.........................................................................         4,808        2,464

Commitments

Stockholders' equity:
  Common stock.........................................................................            13           13
  Additional paid-in capital...........................................................        80,041       79,838
  Deferred compensation................................................................          (899)        (976)
  Accumulated other comprehensive income (loss)........................................           136           (7)
  Accumulated deficit..................................................................       (31,785)     (28,586)
                                                                                         -------------  ----------
    Total stockholders' equity.........................................................        47,506       50,282
                                                                                         -------------  ----------
                                                                                          $    55,208   $   55,901
                                                                                         -------------  ----------
                                                                                         -------------  ----------

                             See accompanying notes

                                 MEGABIOS CORP.

                       CONDENSED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             THREE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                          ------------------------
                                                                                             1998         1997
                                                                                          -----------  -----------
                                                                                          (UNAUDITED)  (UNAUDITED)
Collaborative research and development revenue..........................................   $     773    $   2,287

Operating expenses:
  Research and development..............................................................       3,429        2,758
  General and administrative............................................................       1,076          675
                                                                                          -----------  -----------
    Total operating expenses............................................................       4,505        3,433
                                                                                          -----------  -----------
Loss from operations....................................................................      (3,732)      (1,146)
Interest income.........................................................................         679          398
Interest expense and other..............................................................        (146)         (98)
                                                                                          -----------  -----------
Net loss................................................................................   $  (3,199)   $    (846)
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Basic and diluted net loss per share....................................................   $   (0.25)   $   (0.29)
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Shares used in computing basic and diluted net loss per share...........................      12,736        2,902
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                             See accompanying notes

                                 MEGABIOS CORP.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                             THREE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                          ------------------------
                                                                                             1998         1997
                                                                                          -----------  -----------
                                                                                          (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities
  Net loss..............................................................................   $  (3,199)   $    (846)
  Adjustments to reconcile net loss to net cash used in operations:
    Depreciation and amortization.......................................................         584          425
    Amortization of deferred compensation...............................................          78           73
    Changes in operating assets and liabilities:
      Other receivables.................................................................        (388)        (155)
      Prepaid expenses and other........................................................        (215)        (116)
      Deferred revenue..................................................................      --             (186)
      Accounts payable..................................................................        (334)        (607)
      Accrued liabilities...............................................................         108          105
                                                                                          -----------  -----------
        Net cash used in operating activities...........................................      (3,366)      (1,307)
                                                                                          -----------  -----------
Cash flows from investing activities
  Purchase of property and equipment....................................................      (2,544)      (1,163)
  Deposits and other assets.............................................................      --               (2)
  Purchase of available-for-sale investments............................................      (2,010)      (4,073)
  Maturities of available-for-sale investments..........................................       1,070        5,500
                                                                                          -----------  -----------
        Net cash provided by (used in) investing activities.............................      (3,484)         262
                                                                                          -----------  -----------
Cash flows from financing activities
  Proceeds from issuance of long-term debt..............................................       2,502          872
  Payments on long-term debt............................................................        (370)        (334)
  Proceeds from issuance of common stock, net of repurchases............................         203       31,770
                                                                                          -----------  -----------
        Net cash provided by financing activities.......................................       2,335       32,308
                                                                                          -----------  -----------
Net increase (decrease) in cash and cash equivalents....................................      (4,515)      31,263
Cash and cash equivalents, beginning of period..........................................      15,172        9,044
                                                                                          -----------  -----------
Cash and cash equivalents, end of period................................................   $  10,657    $  40,307
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Supplemental disclosure of cash flow information:
  Interest paid.........................................................................   $     143    $      98
Schedule of non-cash transactions:
  Construction in progress included in accrued liabilities..............................   $     177    $  --

                             See accompanying notes

                                 MEGABIOS CORP.

                  NOTES TO THE CONDENSED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

    The accompanying condensed financial statements are unaudited and have been prepared by Megabios Corp. (the "Company") in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in the Company's annual financial statements as required by generally accepted accounting principles have been condensed or omitted. The interim financial statements, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair statement of the results for the interim periods ended September 30, 1998 and 1997. The balance sheet at June 30, 1998 is derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

    The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the fiscal year, although the Company expects to incur a substantial loss for the year ended June 30, 1999. These interim financial statements should be read in conjunction with the audited financial statements for the year ended June 30, 1998, which are contained elsewhere herein and in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

2.  REVENUE RECOGNITION

    Revenue related to collaborative research agreements with the Company's corporate partners is recognized over the related funding periods for each contract. The Company is required to perform research and development activities as specified in each respective agreement on a best-efforts basis. The Company is reimbursed based on the costs associated with the number of full time equivalent employees working on each specific contract over the term of the agreement. Research and development expenses under the collaborative research agreements approximate or exceed the revenue recognized under such agreements over the term of the respective agreements. Deferred revenue may result when the Company does not incur the required level of effort during a specific period in comparison to funds received under the respective contracts. Milestone payments, if any, will be recognized pursuant to collaborative agreements upon the achievement of specified milestones, such as the filing of Investigational New Drug Applications, commencement of clinical trials or receipt of regulatory approvals. No milestone payments have been earned or recognized to date.

3.  NET LOSS PER SHARE

    Basic earnings per share is computed by dividing income or loss applicable to common stockholders by the weighted-average number of common shares outstanding for the period net of certain common shares outstanding which are subject to continued vesting and the Company's right of repurchase. Basic earnings per share excludes any dilutive effects of options.

    Diluted net loss per share has not been presented separately as, given the Company's net loss position, the result would be anti-dilutive.

    The following have been excluded from the calculation of loss per share because the effect of inclusion would be antidilutive: approximately 136,418 common shares which are outstanding but are subject to the Company's right of repurchase which expires ratably over 4 years, and options to purchase approximately 1,068,408 shares of common stock at a weighted average price of $5.93 per share. The

                                 MEGABIOS CORP.

3.  NET LOSS PER SHARE (CONTINUED)
repurchasable shares and options will be included in the calculation at such time as the effect is no longer antidilutive, as calculated using the treasury stock method.

    A reconciliation of shares used in the calculation of basic and diluted and pro forma net loss per share follows:

                                                                           THREE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
                                                                             (IN THOUSANDS,
                                                                            EXCEPT PER SHARE
                                                                                 DATA)
Net loss................................................................  $  (3,199) $    (846)
                                                                          ---------  ---------
                                                                          ---------  ---------
BASIC AND DILUTED
Weighted average shares of common stock.................................     12,872      3,248
Common shares subject to repurchase.....................................       (136)      (346)
                                                                          ---------  ---------
Weighted average shares of common stock used in computing net loss per
  share.................................................................     12,736      2,902
                                                                          ---------  ---------
                                                                          ---------  ---------
Basic and diluted net loss per share....................................  $   (0.25) $   (0.29)
                                                                          ---------  ---------
                                                                          ---------  ---------

PRO FORMA
Shares used in computing net loss per share.............................                 2,902
Adjustment to reflect the effect of the assumed conversion from the date of issuance of preferred stock which automatically converted to common
  stock upon the Company's initial public offering......................                 7,180
                                                                                     ---------
Shares used in computing pro forma net loss per share...................                10,082
                                                                                     ---------
                                                                                     ---------
Pro forma net loss per share............................................             $   (0.08)
                                                                                     ---------
                                                                                     ---------

4.  COLLABORATIVE, LICENSE AND RESEARCH AGREEMENTS

    In September 1998, Megabios and DSM Biologics ("DSM") announced the formation of a broad, strategic partnership focused on the manufacture and supply of DNA plasmids and DNA:lipid complexes. Plasmids are circular pieces of DNA that contain a therapeutic gene and instructional elements that regulate the activity of the gene. The manufacturing process can be used to produce any plasmid.

    The partnership will create the first manufacturing facilities that can produce high-quality, ultrapure material for plasmid-based therapeutics on every scale, from preclinical toxicology studies to commercial products. DSM will have full responsibility for manufacturing material to be marketed to any company or institution working in the field of gene therapy. The partnership will use Megabios' proprietary methods for the manufacture of plasmid DNA and complexing that DNA with lipids. This arrangement could provide revenue for Megabios in advance of the launch of commercial gene-based products.

    Under the agreement, Megabios has exclusively licensed its proprietary manufacturing technology to DSM for use in its facility in Montreal, Canada and may be extended to include DSM's facility in Gronigen, The Netherlands. In return, DSM will pay license and milestone fees to Megabios, and DSM

                                 MEGABIOS CORP.

4. COLLABORATIVE, LICENSE AND RESEARCH AGREEMENTS (CONTINUED) and Megabios will share in the profits generated by the sale of material produced using Megabios' process. The initial term of the exclusive partnership is at least three years and maybe extended.

    The Megabios--DSM manufacturing method has already been used to produce material for a Phase I/II trial for cystic fibrosis conducted by Megabios' partner, Glaxo Wellcome plc ("Glaxo Wellcome"), and a Phase I/II study for metastatic melanoma, conducted by Megabios and its academic collaborators at the University of Colorado Health Sciences Center.

5.  SUBSEQUENT EVENT

    On October 26, 1998, Megabios and GeneMedicine Inc. announced the signing of a definitive merger agreement. Under the terms of the agreement, which was unanimously approved by the boards of both companies, each outstanding share of GeneMedicine common stock will be exchanged, at a fixed exchange ratio of 0.5710, for newly issued shares of common stock of Megabios. This will result in the issuance of approximately 8.9 million additional Megabios shares, valued at about $38 million based on Megabios' closing price on Friday, October 23, 1998. In addition, all outstanding warrants and employee stock options of GeneMedicine will convert into Megabios warrants and options at the same exchange ratio. The Board of Directors of the combined company will consist of nine directors, three of whom will be current directors of GeneMedicine, and Benjamin F. McGraw III will remain as chairman, president and CEO of the combined entity.

    The proposed transaction will be accounted for as a purchase. A significant portion of the excess purchase price is expected to be charged to in-process research and development in the Company's statement of operations for the quarter in which the transaction is completed. The merger is subject to the approval of stockholders of both companies. The transaction is expected to close in the first calendar quarter of 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO GENEMEDICINE, INC.

    We have audited the accompanying balance sheets of GENEMEDICINE, INC. (a Delaware corporation in the development stage) as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995, 1996 and 1997, and for the period from inception (January 2, 1992) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. As audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GENEMEDICINE, INC. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1995, 1996 and 1997, and for the period from inception (January 2, 1992) through December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP

The Woodlands, Texas
February 17, 1998

                               GENEMEDICINE, INC.
               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEETS

                                                                                     DECEMBER 31,    DECEMBER 31,
                                                                                         1996            1997
                                                                                    --------------  --------------
                                                      ASSETS
Current Assets:
  Cash and cash equivalents.......................................................  $    2,145,404  $      873,180
  Short-term investments..........................................................      28,726,602      23,708,845
  Prepaid expenses and other......................................................         170,453         175,128
                                                                                    --------------  --------------
    Total current assets..........................................................      31,042,459      24,757,153
                                                                                    --------------  --------------
Equipment, furniture and leasehold improvements, net..............................       2,998,416       3,220,987
Deposits and other assets.........................................................           8,395           9,195
                                                                                    --------------  --------------
Total Assets......................................................................  $   34,049,270  $   27,987,335
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities........................................  $    1,352,762  $    1,454,986
  Deferred grant revenue..........................................................         179,489          89,737
  Current portion of capital lease obligations....................................         408,387         270,166
                                                                                    --------------  --------------
    Total current liabilities.....................................................       1,940,638       1,814,889
                                                                                    --------------  --------------
Long-term Liabilities:
  Deferred contract revenue.......................................................       1,919,970       2,919,970
  Capital lease obligations, net of current portion...............................         259,393          54,814
                                                                                    --------------  --------------
    Total long-term liabilities...................................................       2,179,363       2,974,784
                                                                                    --------------  --------------
Commitments

Stockholders' Equity:
  Convertible preferred stock, $.001 par value; 20,000,000 shares authorized;
    3,750,000 issued and outstanding..............................................           3,750           3,750
  Common stock, $.001 par value; 40,000,000 shares authorized; 13,077,369 and
    13,911,422 shares issued and outstanding......................................          13,077          13,911
  Additional paid-in capital......................................................      65,485,846      70,097,651
  Deferred compensation...........................................................        (465,803)        (56,348)
  Deficit accumulated during the development stage................................     (35,107,601)    (46,861,302)
                                                                                    --------------  --------------
    Total stockholders' equity....................................................      29,929,269      23,197,662
                                                                                    --------------  --------------
Total Liabilities and Stockholders' Equity........................................  $   34,049,270  $   27,987,335
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                               GENEMEDICINE, INC.
               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF OPERATIONS

                                                                                                    INCEPTION
                                                                                                   (JANUARY 2,
                                                        FOR THE YEAR ENDED DECEMBER 31,           1992) THROUGH
                                                 ----------------------------------------------    DECEMBER 31,
                                                      1995            1996            1997             1997
                                                 --------------  --------------  --------------  ----------------
Revenues and other income:
  Contract revenue.............................  $    3,680,000  $    4,000,000  $    4,500,000   $   12,180,000
  Research and development grant revenue.......        --               722,644         678,753        1,526,397
  Interest income..............................       1,383,546       1,861,818       1,634,392        5,698,071
                                                 --------------  --------------  --------------  ----------------
                                                      5,063,546       6,584,462       6,813,145       19,404,468
Expenses:
  Research and development.....................      11,337,688      13,727,587      14,124,813       49,487,748
  General and administrative...................       3,735,918       3,405,660       4,379,730       16,281,966
  Interest expense.............................         139,651         104,187          62,303          496,056
                                                 --------------  --------------  --------------  ----------------
  Total expenses...............................      15,213,257      17,237,434      18,566,846       66,265,770
                                                 --------------  --------------  --------------  ----------------
  Net loss.....................................  $  (10,149,711) $  (10,652,972) $  (11,753,701)  $  (46,861,302)
                                                 --------------  --------------  --------------  ----------------
                                                 --------------  --------------  --------------  ----------------
  Loss per share...............................  $        (1.10) $        (0.84) $        (0.86)
Shares used in computing basic and diluted loss
  per share....................................       9,195,489      12,753,301      13,702,835

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

   FOR THE PERIOD FROM INCEPTION (JANUARY 2, 1992) THROUGH DECEMBER 31, 1997

                                                        CONVERTIBLE
                                                      PREFERRED STOCK      COMMON STOCK
                                                    -------------------  -----------------
                                                      SHARES    AMOUNT    SHARES    AMOUNT
                                                    ----------  -------  ---------  ------
Balance at inception, January 2,1992..............      --      $ --        --      $--
Issuance of stock for cash, January and October
  1992 ($.04 per share)...........................      --        --       272,268    273
Issuance of stock for license agreement rights,
  September 1992 ($.04 per share).................      --        --       600,000    600
Issuance of stock for services rendered, September
  and November 1992 ($.04 per share)..............      --        --         6,471      6
Net loss..........................................      --        --        --       --
                                                    ----------  -------  ---------  ------
Balance, December 31, 1992........................      --        --       878,739    879
                                                    ----------  -------  ---------  ------
Issuance of stock for cash, January through May
  1993 ($.04 per share)...........................      --        --     1,334,286  1,334
Issuance of Series A Preferred Stock, May 1993,
  for cash ($2.15 per share), net of issuance
  costs of $65,406................................   3,600,462   3,600      --       --
Issuance of Series A Preferred Stock, May 1993,
  for conversion of debt ($2.15 per share)........     409,291     410      --       --
Issuance of stock, July 1993, for cash ($.18 per
  share)..........................................      --        --        11,429     11
Exercise of stock options, December 1993, ($.18
  per share)......................................      --        --         4,857      5
Deferred compensation.............................      --        --        --       --
Amortization of deferred compensation.............      --        --        --       --
Net loss..........................................      --        --        --       --
                                                    ----------  -------  ---------  ------
Balance at December 31, 1993......................   4,009,753   4,010   2,229,311  2,229
                                                    ----------  -------  ---------  ------
Issuance of Series B Preferred Stock, April 1994,
  for cash ($4.00 per share), net of issuance
  costs of $420,123...............................   3,750,000   3,750      --       --
Issuance of stock upon conversion of debt, April
  1994 ($10.56 per share).........................      --        --        85,714     86
Issuance of stock in initial public offering, July
  1994 ($7.50 per share), net of offering costs of
  $1,705,625......................................      --        --     1,933,333  1,933
Conversion of Series A Preferred Stock into common
  stock upon the closing of the initial public
  offering, July 1994.............................  (4,012,610) (4,013 ) 4,012,610  4,013
Exercise of stock options and warrants, January
  through December 1994 ($.18 - $2.15 per
  share)..........................................       2,857       3      74,285     74
Issuance of stock under employee stock purchase
  plan, December 1994 ($2.66 per share)...........      --        --         9,426      9
Deferred compensation.............................      --        --        --       --
Amortization of deferred compensation.............      --        --        --       --
Net loss..........................................      --        --        --       --
                                                    ----------  -------  ---------  ------
Balance at December 31,1994.......................   3,750,000  $3,750   8,344,679  $8,344
                                                    ----------  -------  ---------  ------

                                                                   DEFICIT
                                                                 ACCUMULATED
                                                    ADDITIONAL    DURING THE                      TOTAL
                                                      PAID-IN    DEVELOPMENT     DEFERRED     STOCKHOLDERS'
                                                      CAPITAL       STAGE      COMPENSATION      EQUITY
                                                    -----------  ------------  ------------   -------------
Balance at inception, January 2,1992..............  $   --       $   --        $   --          $   --
Issuance of stock for cash, January and October
  1992 ($.04 per share)...........................        9,256      --            --                9,529
Issuance of stock for license agreement rights,
  September 1992 ($.04 per share).................       20,400      --            --               21,000
Issuance of stock for services rendered, September
  and November 1992 ($.04 per share)..............          221      --            --                  227
Net loss..........................................      --        (1,389,275 )     --           (1,389,275)
                                                    -----------  ------------  ------------   -------------
Balance, December 31, 1992........................       29,877   (1,389,275 )     --           (1,358,519)
                                                    -----------  ------------  ------------   -------------
Issuance of stock for cash, January through May
  1993 ($.04 per share)...........................       45,366      --            --               46,700
Issuance of Series A Preferred Stock, May 1993,
  for cash ($2.15 per share), net of issuance
  costs of $65,406................................    7,680,988      --            --            7,684,588
Issuance of Series A Preferred Stock, May 1993,
  for conversion of debt ($2.15 per share)........      880,590      --            --              881,000
Issuance of stock, July 1993, for cash ($.18 per
  share)..........................................        1,989      --            --                2,000
Exercise of stock options, December 1993, ($.18
  per share)......................................          845      --            --                  850
Deferred compensation.............................      210,600      --           (210,600)        --
Amortization of deferred compensation.............      --           --             47,220          47,220
Net loss..........................................      --        (3,742,700 )     --           (3,742,700)
                                                    -----------  ------------  ------------   -------------
Balance at December 31, 1993......................    8,850,255   (5,131,975 )    (163,380)      3,561,139
                                                    -----------  ------------  ------------   -------------
Issuance of Series B Preferred Stock, April 1994,
  for cash ($4.00 per share), net of issuance
  costs of $420,123...............................   14,576,127      --            --           14,579,877
Issuance of stock upon conversion of debt, April
  1994 ($10.56 per share).........................      904,914      --            --              905,000
Issuance of stock in initial public offering, July
  1994 ($7.50 per share), net of offering costs of
  $1,705,625......................................   12,792,439      --            --           12,794,372
Conversion of Series A Preferred Stock into common
  stock upon the closing of the initial public
  offering, July 1994.............................      --           --            --              --
Exercise of stock options and warrants, January
  through December 1994 ($.18 - $2.15 per
  share)..........................................       26,159      --            --               26,236
Issuance of stock under employee stock purchase
  plan, December 1994 ($2.66 per share)...........       25,129      --            --               25,138
Deferred compensation.............................    1,755,400      --         (1,755,400)        --
Amortization of deferred compensation.............      --           --            664,246         664,246
Net loss..........................................      --        (9,172,943 )     --           (9,172,943)
                                                    -----------  ------------  ------------   -------------
Balance at December 31,1994.......................  $38,930,423  $(14,304,918) $(1,254,534)    $23,383,065
                                                    -----------  ------------  ------------   -------------

   The accompanying notes are an integral part of these financial statements.

                               GENEMEDICINE, INC.
               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)
                 STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
   FOR THE PERIOD FROM INCEPTION (JANUARY 2, 1992) THROUGH DECEMBER 31, 1997

                                                                                                                    DEFICIT
                                                      CONVERTIBLE PREFERRED                                       ACCUMULATED
                                                              STOCK                COMMON STOCK       ADDITIONAL   DURING THE
                                                      ----------------------  ----------------------   PAID-IN    DEVELOPMENT
                                                       SHARES      AMOUNT      SHARES      AMOUNT      CAPITAL       STAGE
                                                      ---------  -----------  ---------  -----------  ----------  ------------
Balance at December 31,1994.........................  3,750,000   $   3,750   8,344,679   $   8,344   $38,930,423 ($14,304,918)
Exercise of stock options, January through December
  1995
  ($.18 - $7.50 per share)..........................     --          --         157,588         158      257,286       --
Issuance of stock under employee stock purchase
  plan, June and December 1995 ($2.66 - $6.48 per
  share)............................................     --          --          69,677          70      218,553       --
Issuance of stock, July 1995, for cash ($9.00 per
  share), net of issuance costs of $411,454.........     --          --         444,444         444    3,588,102       --
Exercise of warrants, July 1995 ($1.73 per share)...     --          --          20,027          20       34,573       --
Issuance of stock, October 1995, for cash ($6.50 per
  share), net of offering costs of $1,560,325.......     --          --       3,000,000       3,000   17,936,675       --
Amortization of deferred compensation...............     --          --          --          --           --           --
Net loss............................................     --          --          --          --           --      (10,149,711)
                                                      ---------  -----------  ---------  -----------  ----------  ------------
Balance at December 31, 1995........................  3,750,000       3,750   12,036,415     12,036   60,965,612  (24,454,629)
                                                      ---------  -----------  ---------  -----------  ----------  ------------
Exercise of stock options, January through December
  1996
  ($.18 - $5.88 per share)..........................     --          --         250,676         251      212,204       --
Issuance of stock under employee stock purchase
  plan, June and December 1996 ($2.66 - $6.48 per
  share)............................................     --          --         108,751         109      311,379       --
Issuance of stock, February 1996, for cash ($9.56
  per share) net of issuance costs of $8,818........     --          --         418,629         418    3,990,764       --
Exercise of warrants, March and May 1996 (Note 6)...     --          --         262,898         263        5,887       --
Amortization of deferred compensation...............     --          --          --          --           --           --
Net loss............................................     --          --          --          --           --      (10,652,972)
                                                      ---------  -----------  ---------  -----------  ----------  ------------
Balance at December 31, 1996........................  3,750,000       3,750   13,077,369     13,077   65,485,846  (35,107,601)
                                                      ---------  -----------  ---------  -----------  ----------  ------------
Exercise of stock options, January through December
  1997
  ($.18 - $6.63 per share)..........................     --          --         197,065         197      470,384       --
Issuance of stock under employee stock purchase
  plan, June and December 1997 ($3.51 - $4.83 per
  share)............................................     --          --          62,259          62      282,036       --
Issuance of stock, February 1997, for cash ($7.50
  per share) net of issuance costs of $10,667.......     --          --         533,333         534    3,988,799       --
Exercise of warrants, September 1997 ($.04 per
  share) (Note 6)...................................     --          --          24,291          24          826       --
Issuance of stock under employee 401(k) plan,
  December 1997
  ($5.06 per share).................................     --          --          17,105          17       86,577       --
Amortization of deferred compensation...............     --          --          --          --           --           --
Cancellation of stock options.......................     --          --          --          --         (216,817)      --
Net loss............................................     --          --          --          --           --      (11,753,701)
                                                      ---------  -----------  ---------  -----------  ----------  ------------
Balance at December 31, 1997........................  3,750,000   $   3,750   13,911,422  $  13,911   $70,097,651 ($46,861,302)
                                                      ---------  -----------  ---------  -----------  ----------  ------------
                                                      ---------  -----------  ---------  -----------  ----------  ------------


                                                                        TOTAL
                                                        DEFERRED     STOCKHOLDERS'
                                                      COMPENSATION      EQUITY
                                                      -------------  ------------
Balance at December 31,1994.........................   $(1,254,534)   $23,383,065
Exercise of stock options, January through December
  1995
  ($.18 - $7.50 per share)..........................       --            257,444
Issuance of stock under employee stock purchase
  plan, June and December 1995 ($2.66 - $6.48 per
  share)............................................       --            218,623
Issuance of stock, July 1995, for cash ($9.00 per
  share), net of issuance costs of $411,454.........       --          3,588,546
Exercise of warrants, July 1995 ($1.73 per share)...       --             34,593
Issuance of stock, October 1995, for cash ($6.50 per
  share), net of offering costs of $1,560,325.......       --         17,939,675
Amortization of deferred compensation...............       394,977       394,977
Net loss............................................       --        (10,149,711)
                                                      -------------  ------------
Balance at December 31, 1995........................      (859,557)   35,667,212
                                                      -------------  ------------
Exercise of stock options, January through December
  1996
  ($.18 - $5.88 per share)..........................       --            212,455
Issuance of stock under employee stock purchase
  plan, June and December 1996 ($2.66 - $6.48 per
  share)............................................       --            311,488
Issuance of stock, February 1996, for cash ($9.56
  per share) net of issuance costs of $8,818........       --          3,991,182
Exercise of warrants, March and May 1996 (Note 6)...       --              6,150
Amortization of deferred compensation...............       393,754       393,754
Net loss............................................       --        (10,652,972)
                                                      -------------  ------------
Balance at December 31, 1996........................      (465,803)   29,929,269
                                                      -------------  ------------
Exercise of stock options, January through December
  1997
  ($.18 - $6.63 per share)..........................       --            470,581
Issuance of stock under employee stock purchase
  plan, June and December 1997 ($3.51 - $4.83 per
  share)............................................       --            282,098
Issuance of stock, February 1997, for cash ($7.50
  per share) net of issuance costs of $10,667.......       --          3,989,333
Exercise of warrants, September 1997 ($.04 per
  share) (Note 6)...................................       --                850
Issuance of stock under employee 401(k) plan,
  December 1997
  ($5.06 per share).................................       --             86,594
Amortization of deferred compensation...............       192,638       192,638
Cancellation of stock options.......................       216,817        --
Net loss............................................       --        (11,753,701)
                                                      -------------  ------------
Balance at December 31, 1997........................   $   (56,348)   $23,197,662
                                                      -------------  ------------
                                                      -------------  ------------

   The accompanying notes are an integral part of these financial statements.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF CASH FLOWS

                                                                                                   INCEPTION
                                                        FOR THE YEAR ENDED DECEMBER 31,        (JANUARY 2, 1992)
                                                    ----------------------------------------        THROUGH
                                                        1995          1996          1997       DECEMBER 31, 1997
                                                    ------------  ------------  ------------  -------------------
Cash flows used in operating activities:
  Net loss........................................  $(10,149,711) $(10,652,972) $(11,753,701)    $(46,861,302)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization.................       644,544       808,409       962,212        2,777,977
    Issuance of convertible debt for noncash
      consideration...............................       --            --            --               905,000
    Issuance of stock for noncash consideration...       --            --             86,594          107,644
    Compensation expense related to stock plans...       423,502       393,754       192,638        1,721,360
    Loss on equipment retirements.................       --              1,313         2,272            7,565
    Changes in assets and liabilities:
      Decrease (increase) in prepaid expenses and
        other assets..............................        41,290       248,151        (5,474)        (181,195)
      Increase in accounts payable and accrued
        liabilities...............................       254,623       235,519       102,224        1,454,986
      Increase in deferred revenue and deferred
        contract revenue..........................       919,970     1,179,489       910,249        3,009,708
                                                    ------------  ------------  ------------  -------------------
        Net cash used in operating activities.....    (7,865,782)   (7,786,337)   (9,502,986)     (37,058,257)
                                                    ------------  ------------  ------------  -------------------
Cash flows used in investing activities:
    Purchase of equipment, furniture and leasehold
      improvements................................    (1,417,523)     (672,441)   (1,187,057)      (6,009,658)
    Net sales (purchases) of short-term
      investments.................................   (15,779,552)   (8,949,879)    5,017,757      (23,708,845)
                                                    ------------  ------------  ------------  -------------------
      Net cash (used in) provided by investing
        activities................................   (17,197,075)   (9,622,320)    3,830,700      (29,718,503)
                                                    ------------  ------------  ------------  -------------------
Cash flows from financing activities:
    Proceeds from notes payable and capital lease
      obligations.................................       723,991       --            --             2,030,823
    Repayment of notes payable and capital lease
      obligations.................................      (426,074)     (387,986)     (342,800)      (1,574,843)
    Advance on line of credit.....................       --            --            --               750,000
    Proceeds from issuance of preferred stock,
      net.........................................       --            --            --            22,264,465
    Proceeds from issuance of common stock, net...    22,010,356     4,521,275     4,742,862       44,179,495
                                                    ------------  ------------  ------------  -------------------
      Net cash provided by financing activities...    22,308,273     4,133,289     4,400,062       67,649,940
                                                    ------------  ------------  ------------  -------------------
Net increase (decrease) in cash and cash
  equivalents.....................................    (2,754,584)  (13,275,368)   (1,272,224)         873,180
Cash and cash equivalents, beginning of period....    18,175,356    15,420,772     2,145,404        --
                                                    ------------  ------------  ------------  -------------------
Cash and cash equivalents, end of period..........  $ 15,420,772  $  2,145,404  $    873,180     $    873,180
                                                    ------------  ------------  ------------  -------------------
                                                    ------------  ------------  ------------  -------------------
Supplemental disclosure of cash flow information:
    Cash paid during the period for interest......  $    139,651  $    104,187  $     59,132     $    492,185
Supplemental schedule of noncash financing
  activity:
    Conversion of debt to preferred and common
      stock.......................................  $    --       $    --       $    --          $  1,786,000

   The accompanying notes are an integral part of these financial statements.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND BUSINESS:

    GENEMEDICINE, INC. (the "Company") is a Delaware corporation in the development stage. The Company is developing non-viral gene therapies that may provide unique clinical benefits in the treatment of a number of human diseases. The Company intends to develop its products through alliances with major pharmaceutical and biotechnology companies.

    The Company has devoted substantially all of its efforts to research and product development and has not yet generated any revenues from the sale of products, nor is there any assurance of future product revenues. In addition, the Company expects to continue to incur losses for the foreseeable future, and there can be no assurance that the Company will successfully complete the transition from a development stage company to successful operations. The research and development activities engaged in by the Company involve a high degree of risk and uncertainty. The ability of the Company to successfully develop, manufacture and market its proprietary products is dependent upon many factors. These factors include, but are not limited to, technological uncertainty, the need for additional financing, the reliance on collaborative arrangements for research and contractual agreements with corporate partners, and the ability to develop or access manufacturing, sales and marketing experience. Additional factors include uncertainties as to patents and proprietary technologies, technological change and risk of obsolescence, development of products, competition, government regulations and regulatory approval, and product liability exposure. As a result of the aforementioned factors and the related uncertainties, there can be no assurance of the Company's future success. See "Risk Factors," elsewhere herein.

2. SIGNIFICANT ACCOUNTING POLICIES:

    CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    The Company considers all highly liquid investments with an original maturity of less than three months when purchased to be cash equivalents. Short-term investments have maturities greater than three months at the date of purchase. At December 31, 1996 and 1997 cash equivalents and short-term investments consisted primarily of U.S. Government obligations. All cash equivalents and short-term investments have been classified as held-to-maturity at December 31, 1996 and 1997. Investments in debt securities classified as held-to-maturity at December 31, 1997, have various maturity dates which do not exceed one year. These securities are carried at amortized cost which approximates fair value.

    PREPAID EXPENSES AND OTHER

    Prepaid expenses and other are mainly comprised of prepayments for contracted research, building rent, and insurance.

    EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS

    Equipment, furniture and leasehold improvements are carried at cost and are depreciated on a straight-line basis over the estimated useful economic lives of the assets involved. The estimated useful lives employed in computing depreciation are 3 years for computer software, 5 years for equipment, 7 years for furniture and the remaining life of the building lease for leasehold improvements (refer to Note 11). When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) from the accounts and any resulting gain or loss is included in income. Maintenance and repairs that do not extend the life of assets are charged to expense when incurred.

    RESEARCH AND DEVELOPMENT

    Research and development costs are expensed when incurred. These costs include personnel costs, materials consumed, depreciation on equipment and the cost of facilities used for research and development. Payments related to the acquisition and patenting of technology rights, for which development work is in process, are expensed and considered a component of research and development costs. Contract revenue and research and development grant revenue include payments from a corporate partner and a government agency for research and development performed by the Company and are recognized ratably as the Company satisfies its obligation under the related agreements. Payments received in excess of amounts earned are classified as deferred contract revenue.

    LOSS PER SHARE

    In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share". The Company adopted the provisions of SFAS No. 128, changing from its previous method of accounting for net loss per share as set forth in APB Opinion No. 15. Adoption of Statement No. 128 required retroactive revision of the presentation of net loss per share in historical financial statements. Net loss per share amounts as presented herein have remained unchanged from the adoption of SFAS No. 128 since the Company's outstanding stock options would not have been included in the calculation because their effect would have been anti-dilutive. Net loss per share has been computed by dividing the net loss by the weighted average number of shares of Common Stock outstanding.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

3. EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS:

    Equipment, furniture and leasehold improvements consist of the following:

                                                                          DECEMBER 31,
                                                                  ----------------------------
                                                                      1996           1997
                                                                  -------------  -------------
Laboratory equipment............................................  $   3,292,122  $   3,915,425
Office equipment................................................        338,657        386,107
Furniture.......................................................        350,803        383,338
Computer software...............................................         29,434         63,072
Leasehold improvements..........................................        799,318      1,219,084
                                                                  -------------  -------------
                                                                      4,810,334      5,967,026
Less accumulated depreciation and amortization..................     (1,811,918)    (2,746,039)
                                                                  -------------  -------------
                                                                  $   2,998,416  $   3,220,987
                                                                  -------------  -------------
                                                                  -------------  -------------

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

    Accounts payable and accrued liabilities consist of the following:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1996          1997
                                                                    ------------  ------------
Professional fees.................................................  $    200,920  $    402,511
Research contracts................................................       334,556       282,329
Compensation and benefits.........................................       162,677       236,941
Other accounts payable and accrued liabilities....................       654,609       533,205
                                                                    ------------  ------------
                                                                    $  1,352,762  $  1,454,986
                                                                    ------------  ------------
                                                                    ------------  ------------

5. CAPITAL LEASE OBLIGATIONS:

    In March 1994, the Company entered into an equipment leasing arrangement with a financing company. Equipment has been financed over forty-two and forty-eight month periods at implicit interest rates of 8.4 percent and 11.2 percent, respectively. Equipment purchases financed through this agreement are recorded as capital leases in the accompanying financial statements.

    Future principal payments under capital lease obligations as of December 31, 1997 are as follows:

1998..............................................................  $ 270,166
1999..............................................................     54,814
                                                                    ---------
                                                                    $ 324,980
                                                                    ---------
                                                                    ---------

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

6. STOCKHOLDERS' EQUITY:

    In January 1996, the Board of Directors of GENEMEDICINE adopted a Preferred Share Purchase Rights Plan in which preferred share purchase rights ("Rights") were distributed for each share of common stock held as of the close of business on February 1, 1996. The rights will expire on February 1, 2006. Each Right will entitle stockholders to buy one one-hundredth of a share of a new series of Series A Junior Preferred Stock at an exercise price of $60.00 per one one-hundredth of a Preferred Share. Upon the occurrence of certain events, each Right will entitle its holder to purchase, at the Right's then-current exercise price, shares of the Company's Common Stock having a market value of two times the exercise price of the Right.

    COMMON STOCK

    In July 1994, the Company completed an initial public offering of 1,933,333 shares of Common Stock at $7.50 per share, with the Company receiving net proceeds of approximately $13,500,000, before payment of offering expenses.

    In October 1995, the Company completed a follow-on public offering of 3,000,000 shares of Common Stock at $6.50 per share, with the Company receiving net proceeds of $18,225,000, before payment of offering expenses.

    SERIES A CONVERTIBLE PREFERRED STOCK

    On May 17, 1993, the Company issued 3,948,894 shares of Series A Preferred Stock (the "Series A Preferred"), at a price of $2.1525 per share, for aggregate consideration of approximately $8,435,000, net of offering costs of approximately $65,000. The consideration received consisted of cash proceeds of approximately $7,685,000 and conversion of advances of $750,000. No dividends were declared or paid to holders of Series A Convertible Stock. Upon completion of the Company's initial public offering, in July 1994, all Series A Convertible Stock was converted, on a one for one basis, into 4,012,610 shares of Common Stock.

    SERIES B CONVERTIBLE PREFERRED STOCK/SYNTEX WARRANTS

    Upon execution of the Syntex Collaborative Agreement (refer to Note 9), Syntex Corporation, the then parent company of Syntex (U.S.A.) Inc., purchased 3,750,000 shares of the Company's Preferred Series B Stock (the "Series B Preferred") and a warrant to purchase 1,071,428 shares of the Company's Common Stock (the "Common Warrant") for an aggregate purchase price of $15 million. The Series B Preferred will convert into 1,071,428 shares of Common Stock at the Company's option (i) upon the Company's Common Stock trading at an average price of $14.00 per share or more for 30 consecutive days, (ii) upon completion of a public offering with minimum aggregate proceeds of $10 million and minimum price of $14.00 per share or (iii) after April 8, 1998. Syntex Corporation may elect to convert the Series B Preferred into Common Stock at any time. The holders of the Series B Preferred are entitled to receive a liquidation preference of $4.00 per share, after which remaining assets would be distributed ratably to the holders of Common Stock. The Common Warrant is exercisable for five years at $21.00 per share for an aggregate purchase price of $22.5 million. The warrants have been recorded at zero in the accompanying financial statements as the value was DE MINIMIS upon issuance. The Company has the right to accelerate the expiration of the Common Warrant at any time.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

6. STOCKHOLDERS' EQUITY: (CONTINUED)
    WARRANTS

    In connection with the Company's initial public offering in July 1994, the Company issued a warrant to the underwriter and stockholder to purchase 133,333 shares of Common Stock at an exercise price of $13.50 per share. The warrant became exercisable for four years beginning July 12, 1995, and has been recorded at zero in the accompanying financial statements as the value was DE MINIMIS upon issuance.

    In connection with the issuance of the Series A Preferred, the Company issued warrants to acquire 413,705 shares at $2.1525 per share. These warrants have been recorded at zero in the accompanying financial statements as the value was DE MINIMIS upon issuance. The warrants were exercisable over an 18-month period beginning May 17, 1993, however, in November 1994, in return for the pro rata expiration of a cashless exercise provision of the warrants, the exercise provision was extended to November 17, 1995. In July 1995, 21,428 warrants were exercised of which 16,071 shares were issued for cash and 5,357 warrants were exercised under a cashless provision, netting to an issuance of 3,956 shares. On July 11, 1995, in return for an agreement to not sell or otherwise dispose of any shares of the Company's Common Stock held by the remaining warrant holders, the exercise provision was extended to May 17, 1996 and the pro rata expiration of the cashless exercise provision was rescinded. In March and May 1996, the remaining 392,277 warrants were exercised under a cashless provision, netting to an issuance of 260,041 shares.

    In connection with the advances from D. Blech & Company Incorporated ("D. Blech"), the Company issued D. Blech and a related party warrants to purchase 28,571 shares of the Company's Common Stock at $.035 per share, exercisable over a five year period beginning January 1993. The warrants have been recorded at zero in the accompanying financial statements as the value was DE MINIMIS upon issuance. In September 1997, 24,291 warrants were exercised for cash and the remaining warrants expired in December 1997.

    In connection with loans from two directors of BCM Technologies, Inc., the Company issued warrants to purchase 5,714 shares of Series A Preferred Stock at $2.1525 per share. The warrants have been recorded at zero in the accompanying financial statements as the value was DE MINIMIS upon issuance. One warrant for 2,857 shares was exercised in 1994 and the remaining warrant for 2,857 shares was exercised in May 1996.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

7. 401(K) PLAN, STOCK OPTION PLANS, AND EMPLOYEE STOCK PURCHASE PLAN:

    The Company adopted a 401(k) plan in 1994. Under the plan, employees can contribute up to 15 percent of their compensation subject to limitations as defined by the Internal Revenue Service. The Company has the option to match an employee's contribution as determined each year by the Company. An employee vests in the Company's matching contribution based on years of service. No matching contribution had been made through December 31, 1996. In 1997, the Company implemented a 25% match of employee contributions to be made with shares of the Company's Common Stock at year end based on the year end closing price per share.

    In March 1994, the Board of Directors adopted, and the stockholders subsequently approved, the 1994 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan, as amended in 1997, reserved 390,000 shares of common stock for issuance thereunder. The plan permits each director of the Company who is not otherwise employed by the Company who (i) was a director on July 12, 1994 or (ii) is first elected as a director after the date of adoption of the Directors' Plan, automatically will be granted an option to purchase 10,000 and 30,000 shares of common stock, respectively. In addition, annually on April 26th , each non-employee director who has been a non-employee director for at least six months shall be granted an option to purchase 5,000 shares of Common Stock of the Company. All options under this plan vest in four equal annual installments commencing on the date of grant.

    In April 1993, the Board of Directors approved the 1993 Stock Option Plan (the "Option Plan"). The Option Plan, as amended in 1997, provides for the grant of up to 3,945,714 incentive and nonstatutory options to acquire the Company's common stock. The option prices for the incentive and nonstatutory options shall be not less than 100 percent and 85 percent, respectively, of the fair market value of the stock as determined by the Company's Board of Directors.

    In March 1994, the Board of Directors adopted the Employee Stock Purchase Plan and reserved 857,142 shares of Common Stock for issuance thereunder. The plan permits full-time employees to purchase Common Stock through payroll deductions (which cannot exceed 15 percent of each employee's compensation) at the lower of 85 percent of fair market value at the beginning of each offering period, as defined, or the fair market value at the end of each six-month purchase period. In 1996 and 1997, 108,751 and 62,259 shares, respectively, were purchased by employees under this plan at $2.66 to $6.48 per share.

    The Company accounts for its stock based compensation plans under Accounting Principles Board Opinion No. 25 and the related Interpretations. Accordingly, deferred compensation is recorded for stock options based on the excess of the deemed value of the common stock on the date the options were granted over the aggregate exercise price of the options. This deferred compensation is amortized over the vesting period of each option. For certain stock options granted prior to its initial public offering, the Company recorded deferred compensation. Such deferred compensation totals approximately $2 million, of which $394,977, $393,754 and $192,638 was recognized as expense during the years ended December 31, 1995, 1996 and 1997, respectively, and the remaining amount at December 31,1997 , $56,348, will be amortized to expense in 1998. As the exercise price of all options issued since the Company's initial public offering in July 1994 has been equal to or greater than the market price of the Company's stock on the date of grant, no further deferred compensation was recorded. In 1997, $216,817 of previously recorded deferred compensation was reversed due to the cancellation of certain options upon termination of the employees. No compensation cost has been recognized under the Company's stock purchase plan.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

7. 401(K) PLAN, STOCK OPTION PLANS, AND EMPLOYEE STOCK PURCHASE PLAN:
(CONTINUED)
    In October 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation" which, if fully adopted, requires the Company to record stock based compensation at fair value. The Company has adopted the disclosure requirements of SFAS No. 123 and has elected not to record related compensation expense in accordance with this statement. Had compensation expense for its stock option and stock purchase plans been determined consistent with SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below. The compensation costs disclosed here may not be representative of the effects of pro forma net income in future years.

                                                      1995           1996           1997
                                                  -------------  -------------  -------------
Net loss:                            As reported  $  10,149,711  $  10,652,972  $  11,753,701
                                       Pro forma  $  11,028,844  $  12,449,641  $  14,218,819
Basic and diluted net loss per
  share:                             As reported      $1.10          $0.84          $0.86
                                       Pro forma      $1.20          $0.98          $1.04

    The following is a summary of stock option activity:

                                          1993 STOCK OPTION PLAN           DIRECTORS PLAN
                                        ---------------------------  ---------------------------
                                                     WEIGHTED-AVG.                WEIGHTED-AVG.
                                         OPTIONS       PRICE ($)      OPTIONS       PRICE ($)
                                        ----------  ---------------  ----------  ---------------
Balance at December 31, 1994..........   1,230,612          1.76         50,000          7.50
                                        ----------                   ----------
  Granted.............................     477,250          6.54        140,000          4.91
  Exercised...........................    (155,088)         1.54         (2,500)         7.50
  Canceled............................     (74,978)         3.66        (37,500)         7.07
                                        ----------                   ----------
Balance at December 31, 1995..........   1,477,796          3.23        150,000          5.19
                                        ----------                   ----------
  Granted.............................     784,349          4.92         20,000          6.25
  Exercised...........................    (250,676)         0.85         --            --
  Canceled............................    (278,204)         5.80        (30,000)         3.63
                                        ----------                   ----------
Balance at December 31, 1996..........   1,733,265          3.94        140,000          5.68
                                        ----------                   ----------
  Granted.............................     755,943          6.55         25,000          6.88
  Exercised...........................    (197,065)         2.39         --            --
  Canceled............................    (192,237)         5.08         --            --
                                        ----------                   ----------
Balance at December 31, 1997..........   2,099,906          4.91        165,000          5.86
                                        ----------                   ----------
                                        ----------                   ----------

Exercisable at December 31, 1995......     645,065          2.15          5,000          7.50
Exercisable at December 31, 1996......     774,465          2.94         35,000          5.86
Exercisable at December 31, 1997......   1,059,727          4.02         70,000          5.77

    At December 31, 1997, 1,163,837 and 222,500 options were available for future grant under the 1993 Stock Option Plan and Directors Plan, respectively. The exercise price of options outstanding under the 1993 Stock Option Plan and Directors' Plan at December 31, 1997 range from $0.18 to $9.88 and $3.63 to

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

7. 401(K) PLAN, STOCK OPTION PLANS, AND EMPLOYEE STOCK PURCHASE PLAN:
(CONTINUED)
$7.50, respectively. The weighted average contractual life of options outstanding at December 31, 1997 was nine years for both the 1993 Stock Option Plan and Directors Plan.

    The weighted average fair value of options granted in 1995, 1996 and 1997 was $4.78, $3.45 and $4.90, respectively, under the 1993 Stock Option Plan. The weighted average fair value of options granted in 1995, 1996 and 1997 was $3.70, $4.30 and $5.28, respectively, under the Directors' Plan. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1995, 1996 and 1997, respectively: risk-free interest rates of 6.5 percent for all years; no expected dividend yields for all years; expected lives of 6 years for all years and expected volatility of 82, 72 and 85 percent.

    The weighted average fair value of purchase rights granted in 1995, 1996 and 1997 was $1.33, $1.37 and $3.20, respectively, under the Employee Stock Purchase Plan. The fair value of employee purchase rights was estimated using the Black-Scholes option pricing model with the following weighted average assumptions for 1995, 1996 and 1997, respectively: risk-free interest rates of 5.8, 5.6 and 5.8 percent; no expected dividend yields for all years; expected lives of 1.5 years for all years and expected volatility of 77, 72 and 72 percent.

8. FEDERAL INCOME TAXES:

    The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized differently in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of liabilities and assets using exacted tax rates and laws in effect in the years in which the differences are expected to reverse. Deferred tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation should be provided.

    As of December 31, 1997, the Company has generated net operating loss ("NOL") carryforwards of approximately $39 million and research and development credits of approximately $1.2 million available to reduce future income taxes. These carryforwards begin to expire in 2007. A change in ownership, as defined by federal income tax regulations, could significantly limit the Company's ability to utilize its carryforwards. The Company's ability to utilize its current and future NOLs to reduce future taxable income and tax liabilities may be limited. Additionally, because Federal tax regulations limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of these attributes for federal income tax purposes. As the Company has had cumulative losses and there is no assurance of future taxable income, a valuation allowance has been established to fully offset the deferred tax asset at December 31, 1997 and 1996. The valuation allowance increased $4,443,779 and $3,834,402 for the years ended December 31, 1997 and 1996, respectively,

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

8. FEDERAL INCOME TAXES: (CONTINUED)
primarily due to the Company's losses. The components of the Company's deferred tax assets are as follows:

                                                                         DECEMBER 31,
                                                                ------------------------------
                                                                     1996            1997
                                                                --------------  --------------
Net operating loss carryforwards..............................  $    9,714,245  $   13,487,189
Research and development tax credits..........................         645,000       1,172,825
Capitalized start-up costs....................................         363,735         205,014
Technology license............................................         298,168         278,223
Tax basis of equipment, furniture and leasehold
  improvements................................................          97,498         123,720
Contract revenue..............................................         652,790         975,734
Other.........................................................          27,490        --
                                                                --------------  --------------
  Total deferred tax assets...................................      11,798,926      16,242,705
Less valuation allowance......................................     (11,798,926)    (16,242,705)
                                                                --------------  --------------
  Net deferred tax assets.....................................  $     --        $     --
                                                                --------------  --------------
                                                                --------------  --------------

9. COLLABORATIVE, LICENSE AND RESEARCH AGREEMENTS:

    Effective February 1995, the Company and Corange International Ltd., the parent company of the Boehringer Mannheim entered into a multi-year alliance agreement to develop gene therapy products to treat selected cancer indications. Under the terms of the agreement, Boehringer Mannheim has agreed to fund $25 million, plus certain amounts for achievement of milestones, for research and development at the Company, with payments to the Company of $5 million per year, plus milestones, for five years. Research and development funding of $4.6, $5.0 and $5.5 million, including a $0.5 million milestone payment in 1997, were received in 1995, 1996 and 1997, respectively. Because the Company may be obligated, upon certain circumstances, to conduct research and development in an amount not to exceed $5 million at the end of the five-year agreement, the Company has recognized contract revenue at 80 percent of research funding. In addition, Boehringer Mannheim has agreed to invest $20 million in the common equity of the Company at $4 million per year. The first four $4 million equity investments were made in July 1995, February 1996, February 1997 and February 1998 in which 444,444, 418,629, 533,333 and 533,333 common shares were issued at $9.00, $9.56, $7.50 and $7.50 per share, respectively. The price per share for common equity investments by Boehringer Mannheim for the years 1996 through 1999 is based upon the 15 consecutive trading days immediately preceding February 1 for each year, with the purchase in 1996 at a 20 percent premium. In no case shall the purchase price be less than $7.50 per share. All payments to the Company beginning in 1997 are subject to the achievement of certain milestones. The Company also granted Boehringer Mannheim a three-year option to expand the collaboration to include additional cancer indications.

    In April 1994, the Company entered into a collaborative agreement with Syntex (U.S.A.) Inc., now a subsidiary of Roche Holding Ltd. to develop gene medicines for certain inflammatory and immunological disorders. The collaborative agreement ended in accordance with its terms in April 1997. Upon execution

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

9. COLLABORATIVE, LICENSE AND RESEARCH AGREEMENTS: (CONTINUED) of the collaborative agreement, Syntex Corporation purchased 3,750,000 shares of the Company's Preferred Series B Stock and a warrant to purchase 1,071,428 shares of the Company's Common Stock. Refer to Note 6.

    In 1992, the Company entered into license agreements with Baylor whereby the Company has exclusive noncancelable worldwide licenses to use certain technology. In exchange for the grant of this exclusive license, the Company issued 600,000 shares of its common stock to Baylor. Pursuant to the license agreement, the Company will pay Baylor, for the longer of 10 years or the life of the patent, beginning with the first commercial sale of a product incorporating the licensed technologies, a royalty on net sales by the Company of products incorporating any of the such technologies.

    Effective May 7, 1993, the Company obtained a worldwide, exclusive license for the gene-switch technology initially developed by Baylor in exchange for 14,286 shares of common stock and future royalty payments on net sales by the Company of any products incorporating the licensed technologies.

    The Company has entered into several sponsored research agreements with a number of research institutes. During 1995, 1996 and 1997, the Company paid $1,340,000, $1,442,100 and $1,055,000 respectively, pursuant to these agreements and has committed to pay an additional $446,000 and $148,000 in 1998 and 1999, respectively under these research agreements.

    In addition, the Company has entered into other licensing agreements with various universities and research organizations. Under the terms of these agreements, the Company has received exclusive and nonexclusive licenses to technology or technology claimed, in certain patents or patent applications. The Company is required to make payments of nonrefundable license fees and royalties on future sales of products employing the technology. In 1995, 1996 and 1997, the Company paid license fees of $250,000, $362,000 and $238,000, respectively, under these agreements, which have been recorded as a research and development expense. To retain these licenses in future years the Company has committed to pay approximately $120,000 through 1998.

10. CONSULTING AND RELATED AGREEMENTS:

    In 1995, in connection with the execution of the Boehringer Mannheim alliance agreement, the Company paid a fee of $350,000 to a former chairman and stockholder of the Company pursuant to a finder's agreement.

    The Company has entered into consulting agreements with certain individuals to assist its clinical and research and development efforts. Pursuant to these agreements, the Company paid $494,000, $447,000 and $384,000 in 1995, 1996 and
1997, respectively. The fees are recorded as research and development expense as incurred. In 1996, the Company paid a director of the Company $20,300 under a consulting agreement.

11. COMMITMENTS:

    The Company has entered into employment agreements with its chief executive and other key employees which have initial expiration dates ranging from 1996 to 1999. The agreements are thereafter automatically renewed for successive twelve-month terms, unless terminated by the Company or employee.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1997

11. COMMITMENTS: (CONTINUED)
Such agreements provide that, in the case of termination without cause, the employees are entitled to payments ranging from 25 percent to 85 percent of their annual salaries. The aggregate amount charged to expense during 1995, 1996 and 1997 pursuant to these agreements totaled $848,000, $872,000 and $821,000, respectively.

    On October 29, 1993, the Company entered into an agreement to lease building facilities from a real estate company. This operating lease commenced in January 1995 and continues for a lease term of 10 years. The obligations under this lease along with other operating leases are as follows:

1998..............................................................  $ 855,000
1999..............................................................    854,000
2000..............................................................    906,000
2001..............................................................    906,000
2002..............................................................    906,000
2003..............................................................    906,000
2004..............................................................    906,000

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEETS

                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        1998            1997
                                                    -------------   -------------
                                                     (UNAUDITED)
                                     ASSETS
Current Assets:
  Cash and cash equivalents.......................   $  1,201,190    $    873,180
  Short-term investments..........................     17,218,089      23,708,845
  Prepaid expenses and other......................        242,307         175,128
                                                    -------------   -------------
    Total current assets..........................     18,661,586      24,757,153
                                                    -------------   -------------
Equipment, furniture and leasehold improvements,
  net.............................................      2,777,353       3,220,987
Deposits and other assets.........................          3,707           9,195
                                                    -------------   -------------
Total Assets......................................   $ 21,442,646    $ 27,987,335
                                                    -------------   -------------
                                                    -------------   -------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities........   $    957,654    $  1,454,986
  Deferred grant revenue..........................       --                89,737
  Current portion of capital lease obligations....        108,079         270,166
                                                    -------------   -------------
    Total current liabilities.....................      1,065,733       1,814,889
                                                    -------------   -------------
Long-term Liabilities:
  Deferred contract revenue.......................      3,669,970       2,919,970
  Capital lease obligations, net of current
    portion.......................................       --                54,814
                                                    -------------   -------------
    Total long-term liabilities...................      3,669,970       2,974,784
                                                    -------------   -------------
Commitments
Stockholders' Equity:
  Convertible preferred stock, $.001 par value;
    20,000,000 shares authorized; 3,750,000 issued
    and outstanding...............................          3,750           3,750
  Common stock, $.001 par value; 40,000,000 shares
    authorized;
  14,579,376 and 13,911,422 shares issued and
    outstanding...................................         14,579          13,911
  Additional paid-in capital......................     74,262,669      70,097,651
  Deferred compensation...........................       --               (56,348)
  Deficit accumulated during the development
    stage.........................................    (57,574,055)    (46,861,302)
                                                    -------------   -------------
    Total stockholders' equity....................     16,706,943      23,197,662
                                                    -------------   -------------
Total Liabilities and Stockholders' Equity........   $ 21,442,646    $ 27,987,335
                                                    -------------   -------------
                                                    -------------   -------------

   The accompanying notes are an integral part of these financial statements.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                                                    INCEPTION
                                                                                                   (JANUARY 2,
                                         THREE MONTHS ENDED             NINE MONTHS ENDED             1992)
                                           SEPTEMBER 30,                  SEPTEMBER 30,              THROUGH
                                    ----------------------------  -----------------------------   SEPTEMBER 30,
                                        1998           1997            1998           1997             1998
                                    -------------  -------------  --------------  -------------  ----------------
Revenues:
  Contract revenue................  $   1,045,000  $   1,000,000  $    3,067,500  $   3,500,000   $   15,247,500
  Research and development grant
    revenue.......................       --              120,000         219,181        509,000        1,745,578
  Interest income.................        286,369        406,143         967,288      1,272,552        6,665,359
                                    -------------  -------------  --------------  -------------  ----------------
    Total revenues................      1,331,369      1,526,143       4,253,969      5,281,552       23,658,437
Expenses:
  Research and development........      3,788,791      3,299,805      11,510,386     10,068,103       60,998,134
  General and administrative......      1,172,758      1,192,736       3,435,071      3,384,489       19,717,037
  Interest expense................          5,758         13,394          21,265         50,186          517,321
                                    -------------  -------------  --------------  -------------  ----------------
    Total expenses................      4,967,307      4,505,935      14,966,722     13,502,778       81,232,492
                                    -------------  -------------  --------------  -------------  ----------------
Net loss..........................  $  (3,635,938) $  (2,979,792) $  (10,712,753) $  (8,221,226)  $  (57,574,055)
                                    -------------  -------------  --------------  -------------  ----------------
                                    -------------  -------------  --------------  -------------  ----------------
Loss per share....................  $       (0.25) $       (0.22) $        (0.74) $       (0.60)
                                    -------------  -------------  --------------  -------------
                                    -------------  -------------  --------------  -------------
Shares used in computing loss per
  share...........................     14,578,666     13,800,544      14,469,110     13,656,360
                                    -------------  -------------  --------------  -------------
                                    -------------  -------------  --------------  -------------

   The accompanying notes are an integral part of these financial statements.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                                         INCEPTION
                                                                             NINE MONTHS ENDED          (JANUARY 2,
                                                                               SEPTEMBER 30,           1992) THROUGH
                                                                       -----------------------------   SEPTEMBER 30,
                                                                            1998           1997             1998
                                                                       --------------  -------------  ----------------
Cash flows from operating activities:
  Net loss...........................................................  $  (10,712,753) $  (8,221,226)  $  (57,574,055)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization....................................         799,702        727,924        3,577,679
    Issuance of convertible debt for noncash consideration...........        --             --                905,000
    Issuance of stock for noncash consideration......................        --             --                107,644
    Compensation expense related to stock plans......................          56,348        290,866        1,777,708
    Loss on equipment retirements....................................        --             --                  7,565
    Changes in assets and liabilities:
      (Increase) in prepaid expenses and other assets................         (61,691)      (156,235)        (242,886)
      Increase (decrease) in accounts payable and accrued
        liabilities..................................................        (497,332)      (432,627)         957,654
      Increase in deferred revenue and deferred contract revenue.....         660,263        710,000        3,669,971
                                                                       --------------  -------------  ----------------
        Net cash provided by (used in) operating activities..........      (9,755,463)    (7,081,298)     (46,813,720)
                                                                       --------------  -------------  ----------------
Cash flows from investing activities:
  Purchase of equipment, furniture and leasehold improvements........        (356,068)    (1,102,548)      (6,365,726)
  Net sales (purchases) of short-term investments....................       6,490,756      4,010,769      (17,218,089)
                                                                       --------------  -------------  ----------------
        Net cash used in investing activities........................       6,134,688      2,908,221      (23,583,815)
                                                                       --------------  -------------  ----------------
Cash flows from financing activities:
  Proceeds from notes payable and capital lease obligations..........        --             --              2,030,823
  Repayment of notes payable and capital lease obligations...........        (216,901)      (289,434)      (1,791,744)
  Advance on line of credit..........................................        --             --                750,000
  Proceeds from issuance of preferred stock, net.....................        --             --             22,264,465
  Proceeds from issuance of common stock, net........................       4,165,686      4,575,466       48,345,181
                                                                       --------------  -------------  ----------------
        Net cash provided by financing activities....................       3,948,785      4,286,032       71,598,725
                                                                       --------------  -------------  ----------------
Net increase in cash and cash equivalents............................         328,010        112,955        1,201,190
Cash and cash equivalents, beginning of period.......................         873,180      2,145,404         --
                                                                       --------------  -------------  ----------------
Cash and cash equivalents, end of period.............................  $    1,201,190  $   2,258,359   $    1,201,190
                                                                       --------------  -------------  ----------------
                                                                       --------------  -------------  ----------------
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest...........................  $       21,265  $      50,186   $      454,318
Supplemental schedule of noncash financing activity:
  Issuance of convertible debt for technology........................  $     --        $    --         $      905,000
  Conversion of debt to preferred and common stock...................  $     --        $    --         $    1,786,000

   The accompanying notes are an integral part of these financial statements.

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998
                                  (UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION:

    GENEMEDICINE, INC. ("GENEMEDICINE" or the "Company") is a Delaware corporation in the development stage. The Company is developing non-viral gene therapies that may provide unique clinical benefits in the treatment of a number of human diseases. The Company intends to develop its products through alliances with major pharmaceutical and biotechnology companies.

    The Company has devoted substantially all of its efforts to research and product development and has not yet generated any revenues from the sale of products, nor is there any assurance of future product revenues. In addition, the Company expects to continue to incur losses for the foreseeable future, and there can be no assurance that the Company will successfully complete the transition from a development stage company to successful operations. The research and development activities engaged in by the Company involve a high degree of risk and uncertainty. The ability of the Company to successfully develop, manufacture and market its proprietary products is dependent upon many factors. These factors include, but are not limited to, the need for additional financing, the ability to establish and maintain collaborative arrangements for research, development and commercialization of products with corporate partners, and the ability to develop or access manufacturing, sales and marketing experience. Additional factors include uncertainties as to patents and proprietary technologies, technological change and risk of obsolescence, development of products, competition, government regulations and regulatory approval, and product liability exposure. As a result of the aforementioned factors and the related uncertainties, there can be no assurance of the Company's future success.

    The accompanying interim financial statements are unaudited and reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. Results for interim periods are not necessarily indicative of the results to be expected for the entire year ending December 31, 1998. These financial statements should be read in conjunction with the Company's audited financial statements included with the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

    Effective January 1, 1998, the Company adopted Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components. Comprehensive income is the total of net income and all other non-owner changes in equity. For the period from inception (January 2, 1992) through September 30, 1998, the only component of comprehensive income for the Company is net income. Adopting Statement No. 130 had no effect on the Company's financial position or results of operation.

2.  COLLABORATIVE AGREEMENTS:

    Effective February 1995, the Company and Corange International Ltd. ("Corange"), the parent company of Boehringer Mannheim entered into a multi-year alliance agreement to develop gene therapy products to treat selected cancer indications. Under the terms of the agreement, Corange agreed to, among other things, invest $20 million in the common equity of the Company at $4 million per year. The first four $4 million equity investments were made in July 1995, February 1996, February 1997 and February 1998 in which 444,444, 418,629, 533,333 and 533,333 common shares were issued at $9.00, $9.56, $7.50 and $7.50 per share, respectively. In August 1998, the agreement was amended to extend the field of the alliance and the research term of the collaboration. In connection with this amendment,

                               GENEMEDICINE, INC.

               (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 1998
                                  (UNAUDITED)

2.  COLLABORATIVE AGREEMENTS: (CONTINUED)
GENEMEDICINE agreed to forgo the requirement of the equity purchase by Corange due on February 1, 1999, and Corange agreed to pay the Company certain additional research and milestone payments.

3.  SUBSEQUENT EVENTS

    On October 24, 1998, GENEMEDICINE entered into a definitive merger agreement (the "Merger Agreement") with Megabios Corp. ("Megabios") pursuant to which the Company will become a wholly-owned subsidiary of Megabios in a stock for stock merger (the "Merger") intended to qualify as a tax-free reorganization. Under the terms of the Merger agreement, which was unanimously approved by the boards of directors of both companies, each share of GENEMEDICINE Common Stock outstanding at the time of the Merger will be exchanged, at a fixed exchange ratio of 0.5710, for newly issued shares of Common Stock of Megabios. This will result in the issuance of approximately 8.9 million additional Megabios shares. In addition, all outstanding employee stock options and warrants of GENEMEDICINE will convert into Megabios options and warrants at the same exchange ratio. The proposed transaction will be accounted for as a purchase, and is subject to the approval of the stockholders of both companies, as well as the satisfaction or waiver of customary closing conditions. The transaction is expected to close in the first calendar quarter of 1999.

    Pursuant to its Amended and Restated Certificate of Incorporation, the Company has provided Syntex Corporation written notice of the Company's intention to convert all outstanding shares of its Series B Preferred Stock into 1,071,428 shares of its Common Stock, effective November 10, 1998.

                                                                      APPENDIX A

                                 CONFORMED COPY
                          AGREEMENT AND PLAN OF MERGER
                                      AND
                                 REORGANIZATION

                                     AMONG

                                MEGABIOS CORP.,
                            A DELAWARE CORPORATION;

                         MONTANA ACQUISITION SUB, INC.,
                            A DELAWARE CORPORATION;

                                      AND

                               GENEMEDICINE, INC.
                             A DELAWARE CORPORATION

                          DATED AS OF OCTOBER 24, 1998

                               TABLE OF CONTENTS

                                                                                                              PAGE
SECTION 1. DESCRIPTION OF TRANSACTION.....................................................................        A-1
        1.1  Merger of Merger Sub into the Company........................................................        A-1
        1.2  Effect of the Merger.........................................................................        A-1
        1.3  Closing; Effective Time......................................................................        A-1
        1.4  Certificate of Incorporation and Bylaws; Directors and Officers..............................        A-1
        1.5  Conversion of Shares.........................................................................        A-2
        1.6  Stock Options and Warrants...................................................................        A-2
        1.7  Closing of the Company's Transfer Books......................................................        A-2
        1.8  Exchange of Certificates.....................................................................        A-3
        1.9  Tax Consequences.............................................................................        A-4
       1.10  Further Action...............................................................................        A-4

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................        A-4
        2.1  Due Organization; Subsidiaries; Etc..........................................................        A-4
        2.2  Certificate of Incorporation and Bylaws......................................................        A-5
        2.3  Capitalization, Etc..........................................................................        A-5
        2.4  SEC Filings; Financial Statements............................................................        A-6
        2.5  Absence of Changes...........................................................................        A-7
        2.6  Leasehold; Equipment.........................................................................        A-8
        2.7  Title to Assets..............................................................................        A-8
        2.8  Payments Under Corporate Partnering Agreements...............................................        A-8
        2.9  Proprietary Assets...........................................................................        A-9
       2.10  Contracts....................................................................................       A-10
       2.11  Year 2000 Liabilities........................................................................       A-11
       2.12  Compliance with Legal Requirements...........................................................       A-12
       2.13  Certain Business Practices...................................................................       A-12
       2.14  Governmental Authorizations..................................................................       A-12
       2.15  Tax Matters..................................................................................       A-12
       2.16  Employee and Labor Matters; Benefit Plans....................................................       A-13
       2.17  Environmental Matters........................................................................       A-15
       2.18  Insurance....................................................................................       A-15
       2.19  Transactions with Affiliates.................................................................       A-15
       2.20  Legal Proceedings; Orders....................................................................       A-15
       2.21  Authority; Binding Nature of Agreement.......................................................       A-16
       2.22  No Existing Discussions......................................................................       A-16
       2.23  Vote Required................................................................................       A-16
       2.24  Non-Contravention; Consents..................................................................       A-16
       2.25  Fairness Opinion.............................................................................       A-17
       2.26  Financial Advisor............................................................................       A-17
       2.27  Full Disclosure..............................................................................       A-17
       2.28  Rights Agreement.............................................................................       A-18

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................
                                                                                                                 A-18
        3.1  Due Organization; Subsidiaries; Etc..........................................................       A-18
        3.2  Certificates of Incorporation and Bylaws.....................................................       A-18
        3.3  Capitalization, Etc..........................................................................       A-18
        3.4  SEC Filings; Financial Statements............................................................       A-20
        3.5  Absence of Changes...........................................................................       A-20
        3.6  Leasehold; Equipment.........................................................................       A-21

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                              PAGE
        3.7  Title to Assets..............................................................................       A-22
        3.8  Payments Under Corporate Partnering Agreements...............................................       A-22
        3.9  Proprietary Assets...........................................................................       A-22
       3.10  Contracts....................................................................................       A-23
       3.11  Year 2000 Liabilities........................................................................       A-25
       3.12  Compliance with Legal Requirements...........................................................       A-25
       3.13  Certain Business Practices...................................................................       A-25
       3.14  Governmental Authorizations..................................................................       A-25
       3.15  Tax Matters..................................................................................       A-25
       3.16  Employee and Labor Matters; Benefit Plans....................................................       A-26
       3.17  Environmental Matters........................................................................       A-27
       3.18  Insurance....................................................................................       A-27
       3.19  Transactions with Affiliates.................................................................       A-28
       3.20  Legal Proceedings; Orders....................................................................       A-28
       3.21  Authority; Binding Nature of Agreement.......................................................       A-28
       3.22  Non-Contravention; Consents..................................................................       A-28
       3.23  Vote Required................................................................................       A-29
       3.24  Valid Issuance...............................................................................       A-29
       3.25  Fairness Opinion.............................................................................       A-29
       3.26  Full Disclosure..............................................................................       A-29
       3.27  Financial Advisor............................................................................       A-30
       3.28  Interim Operations of Merger Sub.............................................................       A-30

SECTION 4. CERTAIN COVENANTS OF THE COMPANY...............................................................       A-30
        4.1  Operation of the Company's Business..........................................................       A-30
        4.2  No Solicitation..............................................................................       A-32
        4.3  Conversion of Series B Preferred Stock.......................................................       A-33

SECTION 5. CERTAIN COVENANTS OF PARENT....................................................................       A-33
        5.1  Operation of the Parent's Business...........................................................       A-33

SECTION 6. ADDITIONAL COVENANTS OF THE PARTIES............................................................       A-33
        6.1  Registration Statement; Joint Proxy Statement/Prospectus.....................................       A-33
        6.2  Company Stockholders' Meeting................................................................       A-34
        6.3  Parent Stockholders' Meeting.................................................................       A-35
        6.4  Regulatory Approvals.........................................................................       A-35
        6.5  Stock Options................................................................................       A-36
        6.6  Form S-8.....................................................................................       A-36
        6.7  Indemnification of Officers and Directors....................................................       A-37
        6.8  Tax Free Reorganization......................................................................       A-37
        6.9  Additional Agreements........................................................................       A-37
       6.10  Confidentiality..............................................................................       A-38
       6.11  Disclosure...................................................................................       A-38
       6.12  Tax Matters..................................................................................       A-38
       6.13  Resignation of Officers and Directors........................................................       A-38
       6.14  Nasdaq Listing...............................................................................       A-38
       6.15  FIRPTA Matters...............................................................................       A-38
       6.16  Parent Board of Directors....................................................................       A-38
       6.17  Access and Investigation.....................................................................       A-39

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                              PAGE
       6.18  Operation of Business........................................................................       A-39
       6.19  Financial Statements.........................................................................       A-40

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...................................
                                                                                                                 A-40
        7.1  Accuracy of Representations..................................................................       A-40
        7.2  Performance of Covenants.....................................................................       A-40
        7.3  Effectiveness of Registration Statement......................................................       A-41
        7.4  Stockholder Approval.........................................................................       A-41
        7.5  Consents.....................................................................................       A-41
        7.6  Agreements and Documents.....................................................................       A-41
        7.7  No Material Adverse Change...................................................................       A-41
        7.8  FIRPTA Compliance............................................................................       A-41
        7.9  Listing......................................................................................       A-41
       7.10  No Governmental Litigation...................................................................       A-41
       7.11  No Other Litigation..........................................................................       A-41
       7.12  Conversion of Series B Preferred Stock.......................................................       A-42

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.............................................       A-42
        8.1  Accuracy of Representations..................................................................       A-42
        8.2  Performance of Covenants.....................................................................       A-42
        8.3  Effectiveness of Registration Statement......................................................       A-42
        8.4  Stockholder Approval.........................................................................       A-42
        8.5  Documents....................................................................................       A-42
        8.6  No Material Adverse Change...................................................................       A-42
        8.7  Listing......................................................................................       A-42
        8.8  No Governmental Litigation...................................................................       A-43
        8.9  No Other Litigation..........................................................................       A-43
       8.10  Directors....................................................................................       A-43

SECTION 9. TERMINATION....................................................................................       A-43
        9.1  Termination..................................................................................       A-43
        9.2  Notice of Termination; Effect of Termination.................................................       A-44
        9.3  Expenses; Termination Fees...................................................................       A-44

SECTION 10. MISCELLANEOUS PROVISIONS......................................................................       A-45
       10.1  Amendment....................................................................................       A-45
       10.2  Waiver.......................................................................................       A-45
       10.3  No Survival of Representations and Warranties................................................       A-45
       10.4  Entire Agreement; Counterparts...............................................................       A-45
       10.5  Applicable Law; Jurisdiction.................................................................       A-45
       10.6  Disclosure Schedule..........................................................................       A-46
       10.7  Attorneys' Fees..............................................................................       A-46
       10.8  Assignability................................................................................       A-46
       10.9  Notices......................................................................................       A-46
      10.10  Cooperation..................................................................................       A-47
      10.11  Construction.................................................................................       A-47

                               AGREEMENT AND PLAN
                                       OF
                           MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into as of October 24, 1998, by and among: MEGABIOS CORP., a Delaware corporation ("PARENT"); MONTANA ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and GENEMEDICINE, INC., a Delaware corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

    A. Parent, Merger Sub and the Company intend to effect a merger (the "MERGER") of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law, as amended (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

    B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

    C. The respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

                                   AGREEMENT

    The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION.

    1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

    1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

    1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be agreed by Parent and the Company (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Sections 7 and 8. Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the later of (a) the time the certificate of merger is accepted for filing by the Secretary of State of the State of Delaware and
(b) at such later time as may be specified in the certificate of merger (the "EFFECTIVE TIME").

    1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

        (a) the certificate of incorporation and bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the certificate of incorporation and bylaws substantially in the form attached hereto as Exhibits B-1 and B-2, respectively; PROVIDED, HOWEVER, that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be GeneMedicine, Inc.; and

        (b) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the directors and officers of Merger Sub immediately prior to the Effective Time, until their respective successors are elected and qualified or duly appointed, as the case may be.

    1.5  CONVERSION OF SHARES.

    (a) Subject to Section 1.5(d), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

        (i) any shares of Company Common Stock then held by the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled;

        (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other subsidiary of Parent shall be canceled;

       (iii) except as provided in clauses "(i)" and "(ii)" above and subject to
    Section 1.5(b), each share of Company Common Stock then outstanding shall be automatically converted into 0.5710 of a fully paid and non-assessable share of Parent Common Stock; and

        (iv) each share of the common stock, no par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

    (b) The fraction of a share of Parent Common Stock into which each outstanding share of Company Common Stock is to be converted pursuant to Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is referred to as the "EXCHANGE RATIO." If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

    (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

    (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.7), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on Nasdaq on the Effective Time.

    1.6 STOCK OPTIONS AND WARRANTS. At the Effective Time, all Company Options (as defined in Section 2.3(b)) shall be assumed by Parent in accordance with
Section 6.5.

    1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company

Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "COMPANY STOCK CERTIFICATE") is presented to the Exchange Agent (as defined in Section 1.8) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

    1.8  EXCHANGE OF CERTIFICATES.

    (a) Prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "EXCHANGE AGENT"). At the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "EXCHANGE FUND."

    (b) As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Subject to Section 1.5(d), upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(iii) together with any cash in lieu of fractional share(s) pursuant to the provisions of Section 1.5(d) and any dividends or distributions to which such holder is entitled, and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock and any dividends or distributions to which such holder is entitled) as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

    (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions, without interest).

    (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 365 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.8 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

    (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

    (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

    1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 10.6 and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company (the "COMPANY DISCLOSURE SCHEDULE"):

    2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

    (a) The Company has no Subsidiaries, and does not own any capital stock of, or any equity interest of any nature in, any other Entity. The Company has not agreed, is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not, at any time, been a general partner of any general partnership, limited partnership or other Entity.

    (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

    (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the respective jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule.

    2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of its certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

    2.3  CAPITALIZATION, ETC.

    (a) The authorized capital stock of the Company consists of: (i) Forty Million (40,000,000) shares of Company Common Stock, $0.001 par value per share, of which, as of September 30, 1998, 14,579,376 shares (which amount does not materially differ from the amount issued and outstanding as of the date of this Agreement) have been issued and are outstanding; and (ii) Twenty Million (20,000,000) shares of preferred stock, $0.001 par value per share, of which (A) Six Hundred Thousand (600,000) shares have been designated Series A Junior Participating Preferred Stock, none of which are outstanding as of the date of this Agreement, and (B) Three Million Seven Hundred Fifty Thousand (3,750,000) shares have been designated Series B Preferred Stock, all of which are outstanding as of the date of this Agreement. All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, no shares of Company Common Stock were held in treasury by the Company. None of the outstanding shares of the Company's capital stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. Except for the shares of Series B Preferred Stock, none of the outstanding shares of the Company's capital stock is subject to any right of first refusal in favor of the Company. Except as provided in Part 2.3(a) of the Company Disclosure Schedule, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. Upon consummation of the Merger, (A) the shares of Parent Common Stock issued in exchange for any shares of Company Common Stock that are subject to a Contract pursuant to which the Company has the right to repurchase, redeem or otherwise reacquire any shares of Company Common Stock will, without any further act of Parent, the Company or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract, and (B) Parent will automatically succeed to and become entitled to exercise the Company's rights and remedies under any such Contract. The Company is not under any obligation to repurchase, redeem or otherwise acquire any outstanding shares of the Company's capital stock.

    (b) As of September 30, 1998, 3,017,412 shares (which amount does not materially differ from the amount subject to options outstanding as of the date of this Agreement) of Company Common Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock. (Stock options granted by the Company pursuant to the Company's stock option plans are referred to in this Agreement as "COMPANY OPTIONS."). Part 2.3(b)(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of September 30, 1998: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options and the form of all stock option agreements evidencing such options. Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option.

    (c) As of September 30, 1998, 1,204,761 shares (which amount does not materially differ from the amount subject to warrants outstanding as of the date of this Agreement) of Company Common Stock are subject to issuance pursuant to outstanding warrants to purchase Company Common Stock. (Warrants issued by the Company are referred to in this Agreement as "COMPANY WARRANTS.")
Part 2.3(c)(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant outstanding as of September 30, 1998: (i) the name of the Warrant holder; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was issued; (v) the applicable exercise period and the extent to which such Company Warrant is exercisable as of the date of this Agreement; and (vi) the date on which such Company Warrant expires. The Company has delivered to Parent accurate and complete copies of all agreements and other documents evidencing such Company Warrants. Except as set forth in Part 2.3(c) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to amend or extend exercisability or term of any Company Warrant.

    (d) Except as set forth in Part 2.3(d) of the Company Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

    (e) All outstanding shares of Company Common Stock, all outstanding shares of Series B Preferred Stock, all outstanding Company Options, all outstanding Company Warrants and any securities disclosed in Part 2.3(d) of the Company Disclosure Schedule have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

    2.4  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) The Company has delivered to Parent accurate and complete copies (excluding copies of exhibits) of all registration statements, definitive proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC between July 14, 1994 and the date of this Agreement and will deliver to Parent accurate and complete copies of all such registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Time (collectively, the "COMPANY SEC DOCUMENTS"), which are all of the forms, reports and documents required to be filed by the Company with the SEC since July 14, 1994. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing):
(i) each of the Company SEC Documents filed with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) as of the date of such filing and any Company SEC Documents filed after the date hereof will so comply; and (ii) none of the Company SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) The financial statements (including any related notes) contained in the Company SEC Documents filed with the SEC (the "COMPANY FINANCIAL STATEMENTS"):
(i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year end adjustments which will not, individually or in the aggregate, be material in amount), and
(iii) fairly present
the financial position of the Company as of the respective dates thereof and the results of operations of the Company and its subsidiaries for the periods covered thereby. All adjustments (consisting of recurring accruals) considered necessary for a fair presentation of the financial statements have been included. The audited balance sheet of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 is sometimes referred to herein as the "COMPANY BALANCE SHEET" and the unaudited balance sheet of the Company as of June 30, 1998 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is sometimes referred to herein as the "COMPANY UNAUDITED INTERIM BALANCE SHEET."

    2.5 ABSENCE OF CHANGES. Since the date of the Company Unaudited Interim Balance Sheet:

        (a) there has not been any material adverse change in the business, assets, liabilities, financial condition or results of operations of the Company taken as a whole, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Company;

        (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company (whether or not covered by insurance);

        (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

        (d) the Company has not sold, issued, granted or authorized the issuance or grant of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option, call, warrant or right to acquire any capital stock or any other security (except for Company Options set forth in Parts 2.3(b)(i), 2.3(d) and 2.5(d) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

        (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

        (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of the Company, and the Company has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

        (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

        (h) the Company has not made any capital expenditures which exceed $100,000 in the aggregate, except as set forth in Part 2.5(h);

        (i) except in the ordinary course of business and consistent with past practices, the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Company Material Contract (as defined in Section 2.10), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Company Material Contract, except as set forth in Part 2.5(i);

        (j) the Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

        (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 with respect to any single matter, or in excess of $50,000 in the aggregate;

        (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Encumbrances;

        (m) the Company has not (i) lent money to any Person except as set forth on Part 2.5(m) of the Company Disclosure Schedule, or (ii) incurred or guaranteed any indebtedness for borrowed money other than payroll, travel and other advances made in the ordinary course of business;

        (n) the Company has not (i) established or adopted any Company Plan (as defined in Section 2.16(a)), (ii) caused or permitted any Company Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except as set forth in Part 2.15(n);

        (o) the Company has not changed any of its methods of accounting or accounting practices in any material respect;

        (p) the Company has not made any material election with respect to Taxes;

        (q) the Company has not commenced or settled any Legal Proceeding;

        (r) the Company has not entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company; and

        (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

    2.6  LEASEHOLD; EQUIPMENT.

    (a) The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.6 of the Company Disclosure Schedule. All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would result in a Material Adverse Effect on the Company.

    (b) Part 2.6 of the Company Disclosure Schedule accurately identifies all material items of equipment leased by the Company. All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted.

    2.7 TITLE TO ASSETS. The Company owns, and has good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in their business, including: (i) all assets reflected on the Company Unaudited Interim Balance Sheet; and (ii) all other assets reflected in the books and records of the Company as being owned or leased by the Company. All of said assets are owned or leased by the Company free and clear of any Encumbrances, except for Permitted Encumbrances.

    2.8  PAYMENTS UNDER CORPORATE PARTNERING AGREEMENTS.

    (a) The Company has received all amounts that are owed and due to be paid to the Company under agreements with Syntex (USA) Inc. and Corange International Limited (the "COMPANY CORPORATE PARTNERS") prior to the date of this Agreement. For each such payment received by the Company under any such agreement, any revenue that the Company recognized with respect to such payment was recognized in accordance with GAAP.

    (b) The Company has no knowledge that a Company Corporate Partner is considering, intending or planning to terminate any of the agreements between any such Company Corporate Partner and the Company, or any research program under such agreement.

    2.9  PROPRIETARY ASSETS.

    (a) Part 2.9 of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned or licensed by the Company and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Assets, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9 of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $50,000 per year with respect to, each Proprietary Asset that is licensed or otherwise made available to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company. Excluding the payments required under the Company Contracts set forth in the Company Disclosure Schedule, the aggregate amounts payable by the Company for ongoing royalty or license payments do not exceed $100,000 per year. The Company has good, valid and marketable title to all of the Company Proprietary Assets (except for licensed assets), free and clear of all Encumbrances, except (i) as set forth in Part 2.9(a) of the Company Disclosure Schedule, (ii) for any lien for current taxes not yet due and payable, and (iii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. To the Company's knowledge, the Company has a valid right to use, license and otherwise exploit all Company Proprietary Assets. The Company has not developed jointly or does not jointly own or have joint rights with any other Person any Company Proprietary Asset that is material to the business of the Company. Except as set forth in Part 2.9(a) of the Disclosure Schedule, there is no Company Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

    (b) The Company has taken all commercially reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets.

    (c) To the knowledge of the Company, the Company is not misappropriating or making any unlawful use of, and the Company has not at any time misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

    (d) The Company Proprietary Assets constitute all the Proprietary Assets reasonably necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in
Part 2.9(d) of the Company Disclosure Schedule, the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis.

    (e) All current and former employees have executed and delivered an agreement to the Company (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent by the Company. All current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement that contains provisions appropriately restricting the use and disclosure of Company Proprietary Assets.

    (f) The Company has taken reasonably adequate steps to ensure that all software (and related Company Proprietary Assets) used in its operations will be Year 2000 Compliant (as defined below) by December 31, 1999. For purposes of this Section 2, "YEAR 2000 COMPLIANT" shall mean that software that can individually, and in combination and in conjunction with all other systems, products or processes with which they are required or designed to interface, continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to all such software (and related Company Proprietary Assets), including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates which allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways which are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

    2.10  CONTRACTS.

    (a) Part 2.10 of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Company Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "COMPANY MATERIAL CONTRACT":

        (i) (A) any Contract or outstanding offer relating to the employment of, or the performance of services by, any employee, and (B) any Contract pursuant to which the Company is required to make any severance, termination or similar payment, bonus or relocation payment or any other payment (other than payments in respect of salary) to any current or former employee or director of the Company;

        (ii) any Contract (A) relating to the acquisition, transfer, development, sharing, license (to or by the Company), or use of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to the Company under any third party software license generally available to the public); or (B) with respect to the distribution or marketing of any products of the Company;

       (iii) any Contract which provides for indemnification of any officer, director, employee or agent of the Company;

        (iv) any Contract imposing any restriction on the right or ability of the Company (A) to compete in any market or geographic area with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

        (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities (other than the issuance of Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement), (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

        (vi) any Contract requiring that the Company give any notice or provide any information to any Person prior to accepting any Acquisition Proposal;

       (vii) any Contract that (A) contemplates or involves payment or delivery of cash or other consideration in an amount or having a value in excess of $20,000 per month and (B) has a term of more than 90 days and that may not be terminated by the Company within 90 days after the delivery of a termination notice by the Company;

      (viii) any Contract that contemplates or involves payment or delivery of cash or other consideration by the Company in an amount or having a value in excess of $75,000 in the aggregate;

        (ix) any Contract or Company Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (x) any Contract (not otherwise identified in clauses "(i)" through "(ix)" of this sentence) that is or would be material to the Company, to the business, condition, capitalization or operations of the Company or to any of the transactions contemplated by this Agreement; and

        (xi) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Company.

    (b) Each Company Material Contract is valid and in full force and effect, and is enforceable by an Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies

    (c) Except where the following would not have a Material Adverse Effect on the Company: (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract,
(C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Company Contract, (D) give any Person the right to accelerate the maturity or performance of any Company Contract, or (E) give any Person the right to cancel, terminate or modify any Company Contract; and (iii) neither the Company, nor any of its Representatives, has received any notice or other communication regarding any actual or possible violation or breach of, or default under any Company Contract.

    (d) There is no Company Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body).

    (e) No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to renegotiate, any amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

    2.11 YEAR 2000 LIABILITIES. The Company does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured, including, without limitation, any liabilities relating to costs associated with insuring that all software (and related Company Proprietary Assets) utilized by the Company or other components of the Company's information technology infrastructure are Year 2000 Compliant (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Company Unaudited Interim Balance Sheet; and (b) normal and recurring liabilities that have been incurred by the Company since the date of the Company Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices.

    2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since July 14, 1994 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Since July 14, 1994, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    2.13 CERTAIN BUSINESS PRACTICES. Neither the Company nor any director, officer, agent or employee of the Company has, on behalf of the Company, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

    2.14 GOVERNMENTAL AUTHORIZATIONS. The Company holds all Governmental Authorizations necessary to enable it to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. The Company is, and at all times since July 14, 1994 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since July 14, 1994, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.15  TAX MATTERS.

    (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "COMPANY RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

    (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 1998 through the Closing Date.

    (c) Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, the Company Returns have never been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

    (d) No claim or Legal Proceeding is pending or, to the knowledge of the Company, has been threatened against or with respect to the Company in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and it will not be, required to include any material adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

    (e) Except as set forth in Part 2.15(e) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code. The Company is not and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

    2.16  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

    (a) Part 2.16(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "COMPANY PLANS") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

    (b) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and it has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "COMPANY PENSION PLAN"). None of the Plans identified in Part 2.16(a) of the Company Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

    (c) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of any employees or former employees of the Company including any self-funded medical, dental, or other similar Company Plan (a "COMPANY WELFARE PLAN"). None of the Company Plans identified in Part 2.16(a) of the Company Disclosure Schedule is a multi-employer plan (within the meaning of Section 3(37) of ERISA).

    (d) With respect to each Company Plan, the Company has delivered to Parent:
(i) an accurate and complete copy of such Company Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years; (iii) an accurate and complete copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Company Plan, (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Company Plan (if such Company Plan is intended to be qualified under Section 401(a) of the Code).

    (e) The Company is not and has never been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in

Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

    (f) The Company has no plans or commitment to create any additional Company Plan, or to modify or change any existing Company Plan (other than to comply with applicable law) in a manner that would affect any employee of the Company.

    (g) No Company Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Company Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of the Company (or the employees' beneficiaries)).

    (h) With respect to any Company Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.16(h) of the Company Disclosure Schedule describes all obligations of the Company as of the date of this Agreement under any of the provisions of COBRA.

    (i) Each of the Company Plans complies with and has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

    (j) Each of the Company Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

    (k) Part 2.16(k) of the Company Disclosure Schedule sets forth each plan and arrangement of the Company including (i) the aggregate amount of payments thereunder (including any bonus, golden parachute or severance payment), (ii) any material increase in benefits payable thereunder and (iii) acceleration of the time of payment or vesting any such benefits referred to in (ii), which may result in any payment to any current or former employee or director of the Company as a result of the execution, delivery or performance of this Agreement, the consummation of the Merger or any other transactions contemplated by this Agreement, or the termination of any employee.

    (l) Part 2.16(l) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their base salaries, their targeted annual bonus amounts, their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Company are "at will" employees.

    (m) Part 2.16(m) of the Company Disclosure Schedule identifies each employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

    (n) The Company is in compliance in all material respects with all Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

    (o) The Company has good labor relations, and it has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Company, or (ii) any of the employees of the Company intends to terminate his or her employment with the Company with which such employee is employed.

    2.17 ENVIRONMENTAL MATTERS. The Company is in compliance with all applicable Environmental Laws, except where failure to comply would not have a Material Adverse Effect on the Company. The Company possesses all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its current operations. The Company has not received any notice or other communication (in writing or otherwise) from a Governmental Body or citizens group that alleges that the Company is not in compliance with any Environmental Law. To the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future, except where failure to comply would not have a Material Adverse Effect on the Company. To the knowledge of the Company without further inquiry, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise) from a Governmental Body or citizens group that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. To the knowledge of the Company, all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of environmental contamination of any nature.

    2.18 INSURANCE. Part 2.18 of the Company Disclosure Schedule sets forth each insurance policy relating to the business, assets or operations of the Company and with respect to each such policy, the insurer, the amount of coverage, the type of insurance and the period of coverage. Each such insurance policy is in full force and effect. Part 2.18 of the Company Disclosure Schedule also sets forth each self insurance program relating to the business, assets or operations of the Company. Since July 14, 1994, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of the Company; and, to the knowledge of the Company, no event has occurred that could reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

    2.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.19 of the Company Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of the Company as of the date of this Agreement.

    2.20  LEGAL PROCEEDINGS; ORDERS.

    (a) Except as set forth in Part 2.20(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding and, to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company, including, without limitation, Company Proprietary Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, cause or provide a basis for a director, officer or other Representative of the Company to seek indemnification from, or commence a Legal Proceeding against or involving, the Company.

    (b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

    2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously approved the execution, delivery and performance of this Agreement by the Company and has unanimously approved the Merger, and
(c) unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 6.2). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    2.22 NO EXISTING DISCUSSIONS. As of the date hereof, neither the Company nor any Representative of the Company is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

    2.23 VOTE REQUIRED. Upon the conversion of the Company's Series B Preferred Stock, the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholder Meeting (the "REQUIRED COMPANY STOCKHOLDER VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

    2.24 NON-CONTRAVENTION; CONSENTS. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of the Company, or (ii) any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of the Company;

        (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

        (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

        (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract or (except as set forth in Part 2.24(d) of the Company Disclosure Schedule), give any Person the right to (i) declare a default or exercise any remedy under any such Company Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Material Contract,
    (iii) accelerate the maturity or performance of any such

    Company Material Contract, or (iv) cancel, terminate or modify any term of such Company Material Contract; or

        (e) result in the imposition or creation of any Encumbrance upon, or with respect to any asset owned or used by the Company (except for Permitted Encumbrances).

Except as set forth in Part 2.24(d) of the Company Disclosure Schedule, or except as may be required by the Exchange Act, the DGCL and the rules of the National Association of Securities Dealers, Inc. ("NASD") (as they relate to the S-4 Registration Statement and the Joint Proxy Statement/Prospectus, as defined in Section 2.27(b)), the Company was not, is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    2.25 FAIRNESS OPINION. The Company's Board of Directors has received the written opinion of PaineWebber Incorporated, financial advisor to the Company, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the stockholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to Parent.

    2.26 FINANCIAL ADVISOR. Except for PaineWebber Incorporated, or any Person set forth on Part 2.26 of the Company Disclosure Schedule no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has disclosed to Parent the fee formula pursuant to which fees, commissions and other payments will be paid by the Company to PaineWebber Incorporated and any such other Person if the Merger is consummated. The Company furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements relating to the engagement of PaineWebber Incorporated or any such other Person.

    2.27  FULL DISCLOSURE.

    (a) This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 7.6(c) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

    (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "S-4 REGISTRATION STATEMENT") will, at the time the S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus to be filed with the SEC as part of the S-4 Registration Statement (the "JOINT PROXY STATEMENT/PROSPECTUS"), will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    2.28 RIGHTS AGREEMENT. The Company has taken all action necessary to provide that the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not enable or require any Rights (as such term is defined in the Rights Agreement) to be exercised or distributed.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

    Parent and Merger Sub represent and warrant to the Company that, except as set forth in the Parent SEC Documents (as defined in Section 3.4(a)) or in the disclosure schedule delivered to the Company on the date of this Agreement and signed by an executive officer of Parent (the "PARENT DISCLOSURE SCHEDULE"):

    3.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

    (a) Parent has no Subsidiaries, except for the corporations identified in
Part 3.1(a) of the Parent Disclosure Schedule; and neither the Parent nor any of the other corporations identified in Part 3.1(a) of the Parent Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity. (Parent and each of its Subsidiaries are referred to collectively in this Agreement as the "PARENT CORPORATIONS".) None of the Parent Corporations has agreed to or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Parent Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

    (b) Each of the Parent Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

    (c) None of the Parent Corporations is or has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 3.1(c) of the Parent Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Parent Corporations. Each of the Parent Corporations is in good standing as a foreign corporation in each of the respective jurisdictions identified in Part 3.1(c) of the Parent Disclosure Schedule.

    3.2 CERTIFICATES OF INCORPORATION AND BYLAWS. The Parent has delivered to the Company accurate and complete copies of the certificates of incorporation, bylaws and other charter and organizational documents of the respective Parent Corporations, including all amendments thereto. None of the Parent Corporations is in violation of any of the provisions of its respective certificate of incorporation or bylaws.

    3.3  CAPITALIZATION, ETC.

    (a) The authorized capital stock of Parent consists of: (i) thirty million (30,000,000) shares of Parent Common Stock, $.001 par value per share, of which, as of September 30, 1998, 12,895,163 shares (which amount does not materially differ from the amount issued and outstanding as of the date of this Agreement) were issued and outstanding; and (ii) ten million (10,000,000) shares of preferred stock, $.001 par value per share, of which no shares are outstanding as of the date of this Agreement. As of the date of this Agreement, there are no outstanding subscriptions, options, calls, warrants or rights to acquire shares of Parent Common Stock other than pursuant to stock issuance or stock option plans or other arrangements disclosed in the Parent SEC Documents. The authorized capital stock of Merger Sub consists of one hundred (100) shares of Common Stock ("MERGER SUB COMMON STOCK"), $.001 par value per share, all of which have been issued and are outstanding as of the date of this Agreement and are held by Parent. As of the date of this Agreement, there are no shares of Parent Common Stock held in treasury by Parent. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of the Parent's capital stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of the Parent's capital stock is subject to any right of first refusal in favor of the Parent. Except as provided in Part 3.3(a) of the Parent Disclosure Schedule, there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. The Parent is not under any obligation to repurchase, redeem or otherwise acquire any outstanding shares of the Parent's capital stock.

    (b) As of September 30, 1998, 1,068,408 shares (which amount does not materially differ from the amount subject to options outstanding as of the date of this Agreement) of Parent Common Stock are subject to issuance pursuant to outstanding options to purchase Parent Common Stock. (Stock options granted by the Parent pursuant to Parent's stock option plans are referred to in this Agreement as "PARENT OPTIONS"). Part 3.3(b) of the Parent Disclosure Schedule sets forth the following information with respect to each Parent Option outstanding as of September 30, 1998: (i) the particular plan pursuant to which such Parent Option was granted; (ii) the name of the optionee; (iii) the number of shares of Parent Common Stock subject to such Parent Option; (iv) the exercise price of such Parent Option; (v) the date on which such Parent Option was granted; (vi) the applicable vesting schedule and the extent to which such Parent Option is vested and exercisable as of the date of this Agreement; and
(vii) the date on which such Parent Option expires. Parent has delivered to the Company accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options and the form of all stock option agreements evidencing such options. Except as set forth in Part 3.3(b) of the Parent Disclosure Schedule, there are no commitments or agreements of any character to which Parent is bound obligating Parent to accelerate the vesting of any Parent Option.

    (c) As of September 30, 1998, 62,378 shares (which amount does not materially differ from the amount subject to warrants outstanding as of the date of this Agreement) of Parent Common Stock are subject to issuance pursuant to outstanding warrants to purchase Parent Common Stock. (Warrants issued by Parent are referred to in this Agreement as "PARENT WARRANTS.") Part 3.3(c) of Parent Disclosure Schedule sets forth the following information with respect to each Parent Warrant outstanding as of September 30, 1998: (i) the name of the warrant holder; (ii) the number of shares of Parent Common Stock subject to such Parent Warrant; (iii) the exercise price of such Parent Warrant; (iv) the date on which such Parent Warrant was issued; (v) the applicable exercise period and the extent to which such Parent Warrant is exercisable as of the date of this Agreement; and (vi) the date on which such Parent Warrant expires. Parent has delivered to Parent accurate and complete copies of all agreements and other documents evidencing such Parent Warrants. Except as set forth in Part 3.3(c) of Parent Disclosure Schedule, there are no commitments or agreements of any character to which Parent is bound obligating Parent to amend or extend exercisability or term of any Parent Warrant.

    (d) Except as set forth in this Section 3.3 there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

    (e) All outstanding shares of Parent Common Stock, all outstanding shares of Preferred Stock, all outstanding Parent Options, all outstanding Parent Warrants and all outstanding shares of capital stock of Parent have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

    3.4  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of all registration statements, definitive proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with the SEC between September 15, 1997 and the date of this Agreement and will deliver to the Company accurate and complete copies of all such registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Time (collectively, the "PARENT SEC DOCUMENTS"), which are all of the forms, reports and documents required to be filed by Parent with the SEC since September 15, 1997. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing):
(i) each of Parent SEC Documents filed with the SEC was timely filed and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) as of the date of such filing and any Parent SEC Documents filed after the date hereof and prior to the Effective Time will so comply; and (ii) none of Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) The financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year end adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby. All adjustments (consisting of recurring accruals) considered necessary for a fair presentation of the financial statements have been included. The audited balance sheet of Parent and its subsidiaries for the year ended June 30, 1998 is sometimes referred to herein as the "PARENT BALANCE SHEET."

    3.5  ABSENCE OF CHANGES.  Since the date of the Parent Balance Sheet:

    (a) there has not been any material adverse change in the business, assets, liabilities, financial condition or results of operations of Parent taken as a whole, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on Parent;

    (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of Parent (whether or not covered by insurance);

    (c) Parent has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

    (d) except for formation of Merger Sub, Parent has not sold, issued, granted or authorized the issuance or grant of (i) any capital stock or other security (except for Parent Common Stock issued upon the exercise of outstanding Parent Options), (ii) any option, call, warrant or right to acquire any capital stock or any other security (except for Parent Options described in Part 3.3(b)(i) and 3.5(d) of the Parent Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

    (e) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of Parent's stock option plans, (ii) any provision of any agreement evidencing any outstanding Parent Option, or (iii) any restricted stock purchase agreement;

    (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of Parent, and Parent has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

    (g) Parent has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

    (h) except as set forth on Part 3.5(h) of the Parent Disclosure Schedule, Parent has not made any capital expenditures which exceed $100,000 in the aggregate;

    (i) except in the ordinary course of business and consistent with past practices, Parent has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Parent Material Contract (as defined in Section 3.10), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Parent Material Contract;

    (j) Parent has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

    (k) Parent has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 with respect to any single matter, or in excess of $50,000 in the aggregate;

    (l) Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Encumbrances;

    (m) Parent has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money other than payroll, travel and other advances made in the ordinary course of business;

    (n) Parent has not (i) established or adopted any Parent Plan (as defined in Section 3.16(a)), (ii) caused or permitted any Parent Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

    (o) Parent has not changed any of its methods of accounting or accounting practices in any material respect;

    (p) Parent has not made any material election with respect to Taxes;

    (q) Parent has not commenced or settled any Legal Proceeding;

    (r) Parent has not entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on Parent; and

    (s) Parent has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

    3.6  LEASEHOLD; EQUIPMENT.

    (a) Parent does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in
Part 3.6(a) of the Parent Disclosure Schedule. All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would result in a Material Adverse Effect on Parent.

    (b) Part 3.6(b) of Parent Disclosure Schedule accurately identifies all material items of equipment leased by Parent. All material items of equipment and other tangible assets owned by or leased to Parent are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of Parent in the manner in which such business is currently being conducted.

    3.7 TITLE TO ASSETS. Parent owns, and has good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in their business, including: (i) all assets reflected on the Parent Balance Sheet; and (ii) all other assets reflected in the books and records of Parent as being owned or leased by Parent. All of said assets are owned or leased by Parent free and clear of any Encumbrances, except for Permitted Encumbrances.

    3.8  PAYMENTS UNDER CORPORATE PARTNERING AGREEMENTS.

    (a) All amounts charged to Glaxo Wellcome PLC and Eli Lilly and Company (the "PARENT CORPORATE PARTNERS") and Pfizer, Inc. for reimbursement or payments in accordance with the agreements between Parent and such Persons represent amounts due to Parent under the terms of such agreements for actual work or services performed or, in the case of advance payments, work or services to be performed or milestones met.

    (b) Parent has received all amounts that are owed and due to be paid to Parent under such agreements prior to the date of this Agreement. For each such payment received by Parent under any such agreement, any revenue that Parent recognized with respect to such payment was recognized in accordance with GAAP.

    (c) Parent has no knowledge that a Parent Corporate Partner is considering, intending or planning to terminate any of the agreements between any such Parent Corporate Partner and Parent, or any research program under such agreement.

    3.9  PROPRIETARY ASSETS.

    (a) Part 3.9(a) of Parent Disclosure Schedule sets forth, with respect to each Proprietary Asset owned or licensed by Parent and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Assets, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 3.9(a) of Parent Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $50,000 per year with respect to, each Proprietary Asset that is licensed or otherwise made available to Parent by any Person (except for any Proprietary Asset that is licensed to Parent under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to Parent. Excluding the payments required under the Parent Contracts set forth in the Parent Disclosure Schedule, the aggregate amounts payable by Parent for ongoing royalty or license payments do not exceed $100,000 per year. Parent has good, valid and marketable title to all of Parent Proprietary Assets (except for licensed assets), free and clear of all Encumbrances, except (i) as set forth in
Part 3.9(a) of the Parent Disclosure Schedule, (ii) for any lien for current taxes not yet due and payable, and (iii) for minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent. To Parent's knowledge, Parent has a valid right to use, license and otherwise exploit all Parent Proprietary Assets. Except as set forth in Part 3.9(a) of Parent Disclosure Schedule, Parent has not developed jointly or does not jointly own or have joint rights with any other Person any Parent Proprietary Asset that is material to the business of Parent. Except as set forth in Part 3.9(a) of the Disclosure Schedule, there is no Parent Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Parent Proprietary Asset.

    (b) Parent has taken all commercially reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets.

    (c) To the knowledge of Parent, Parent is not misappropriating or making any unlawful use of, and Parent has not at any time misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

    (d) Parent Proprietary Assets constitute all the Proprietary Assets reasonably necessary to enable Parent to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 3.9(d) of the Parent Disclosure Schedule, Parent has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis.

    (e) All current and former employees have executed and delivered an agreement to Parent (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to the Company by Parent. All current and former consultants and independent contractors to Parent have executed and delivered to Parent an agreement that contains provisions appropriately restricting the use and disclosure of Parent Proprietary Assets.

    (f) Parent has taken reasonably adequate steps to ensure that all software (and related Proprietary Assets) used in its operations will be Year 2000 Compliant (as defined below) by December 31, 1999. For purposes of this Section 3, "YEAR 2000 COMPLIANT" shall mean that software that can individually, and in combination and in conjunction with all other systems, products or processes with which they are required or designed to interface, continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to all such software (and related Parent Proprietary Assets), including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates which allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways which are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

    3.10  CONTRACTS.

    (a) Part 3.10 of the Parent Disclosure Schedule identifies each Parent Contract that constitutes a "Parent Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "PARENT MATERIAL CONTRACT":

        (i) (A) any Contract or outstanding offer relating to the employment of, or the performance of services by, any employee, and (B) any Contract pursuant to which the Company is required to make any severance, termination or similar payment, bonus or relocation payment or any other payment (other than payments in respect of salary) to any current or former employee or director of the Company;

        (ii) any Contract (A) relating to the acquisition, transfer, development, sharing, license (to or by Parent), or use of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to the Company under any third party software license generally available to the public); or (B) with respect to the distribution or marketing of any products of Parent;

       (iii) any Contract which provides for indemnification of any officer, director, employee or agent of Parent;

        (iv) any Contract imposing any restriction on the right or ability of Parent (A) to compete in any market or geographic area with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

        (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities (other than the issuance of Parent Common Stock upon the valid exercise of Parent Options outstanding as of the date of this Agreement), (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing Parent with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

        (vi) any Contract that (A) contemplates or involves payment or delivery of cash or other consideration in an amount or having a value in excess of $20,000 per month and (B) has a term of more than 90 days and that may not be terminated by such Parent within 90 days after the delivery of a termination notice by such Parent;

       (vii) any Contract that contemplates or involves payment or delivery of cash or other consideration by Parent in an amount or having a value in excess of $75,000 in the aggregate;

      (viii) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (ix) any Contract (not otherwise identified in clauses "(i)" through "(viii)" of this sentence) that is or would be material to Parent, to the business, condition, capitalization or operations of Parent or to any of the transactions contemplated by this Agreement; and

        (x) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on Parent.

    (b) Each Parent Material Contract is valid and in full force and effect, and is enforceable by an Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies

    (c) Except where the following would not have a Material Adverse Effect on
Parent: (i) Parent has not violated or breached, or committed any default under, any Parent Contract, and, to the knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Contract; (ii) to the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Parent Contract, (B) give any Person the right to declare a default or exercise any remedy under any Parent Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Parent Contract, (D) give any Person the right to accelerate the maturity or performance of any Parent Contract, or (E) give any Person the right to cancel, terminate or modify any Parent Contract; and (iii) neither Parent, nor any of its Representatives, has received any notice or other communication regarding any actual or possible violation or breach of, or default under any Parent Contract.

    (d) There is no Parent Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between Parent and any contractor or subcontractor to any Governmental
Body).

    (e) No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to renegotiate, any amount paid or payable to Parent under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

    3.11 YEAR 2000 LIABILITIES. Parent does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured, including, without limitation, any liabilities relating to costs associated with insuring that all software (and related Parent Proprietary Assets) utilized by Parent or other components of Parent's information technology infrastructure are Year 2000 Compliant (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Parent Balance Sheet; and (b) normal and recurring liabilities that have been incurred by Parent since the date of the Parent Balance Sheet in the ordinary course of business and consistent with past practices.

    3.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent is, and has at all times since September 15, 1997 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent. Since September 15, 1997, Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    3.13 CERTAIN BUSINESS PRACTICES. Neither Parent nor any director, officer, agent or employee of Parent has, on behalf of Parent, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

    3.14 GOVERNMENTAL AUTHORIZATIONS. Parent holds all Governmental Authorizations necessary to enable it to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent is, and at all times since September 15, 1997 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since September 15, 1997, Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    3.15  TAX MATTERS.

    (a) All Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("PARENT RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

    (b) Parent Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 1998 through the Closing Date.

    (c) Except as set forth in Part 3.15(c) of Parent Disclosure Schedule, Parent Returns have never been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent.

    (d) No claim or Legal Proceeding is pending or, to the knowledge of Parent, has been threatened against or with respect to Parent in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable. Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Parent has not been, and it will not be, required to include any material adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

    (e) Except as set forth in Part 3.15(e) of Parent Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Parent that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code. Parent is not and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

    3.16  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

    (a) Part 3.16(a) of Parent Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "PARENT PLANS") sponsored, maintained, contributed to or required to be contributed to by Parent for the benefit of any current or former employee of Parent.

    (b) Except as set forth in Part 3.16(a) of Parent Disclosure Schedule, Parent does not maintain, sponsor or contribute to, and it has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of employees or former employees of Parent (a "PARENT PENSION PLAN"). None of the Parent Plans identified in Part 3.16(a) of Parent Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

    (c) Except as set forth in Part 3.16(a) of Parent Disclosure Schedule, Parent does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of any employees or former employees of Parent including any self-funded medical, dental, or other similar Parent Plan (a "PARENT WELFARE PLAN"). None of the Parent Plans identified in Part 3.16(a) of Parent Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

    (d) With respect to each Parent Plan, Parent has delivered to the Company:
(i) an accurate and complete copy of such Parent Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Parent Plan for the last two years; (iii) an accurate and complete copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Parent Plan, (iv) if such Parent Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Parent Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Parent Plan (if such Parent Plan is intended to be qualified under Section 401(a) of the Code).

    (e) Each of the Parent Plans complies with and has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

    (f) Each of the Parent Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked.

    (g) Part 3.16(g) of Parent Disclosure Schedule contains a list of all salaried employees of Parent as of the date of this Agreement, and correctly reflects, in all material respects, their base salaries, their targeted annual bonus amounts, their dates of employment and their positions. Parent is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of Parent are "at will" employees.

    (h) Parent is in compliance in all material respects with all Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

    (i) Parent has good labor relations, and it has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of Parent, or (ii) any of the employees of Parent intends to terminate his or her employment with Parent with which such employee is employed.

    3.17 ENVIRONMENTAL MATTERS. Parent is in compliance with all applicable Environmental Laws, except where failure to comply would not have a Material Adverse Effect on Parent. Parent possesses all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its current operations. Parent has not received any notice or other communication (in writing or otherwise) from a Governmental Body or citizens group that alleges that Parent is not in compliance with any Environmental Law. To the knowledge of Parent, there are no circumstances that may prevent or interfere with the compliance by Parent with any Environmental Law in the future, except where failure to comply would not have a Material Adverse Effect on Parent. To the knowledge of Parent without further inquiry, no current or prior owner of any property leased or controlled by Parent has received any notice or other communication (in writing or otherwise) from a Governmental Body or citizens group that alleges that such current or prior owner or Parent is not in compliance with any Environmental Law. To the knowledge of Parent, all property that is leased to, controlled by or used by Parent, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of environmental contamination of any nature.

    3.18 INSURANCE. Parent has delivered to the Company a copy of each insurance policy relating to the business, assets or operations of Parent and with respect to each such policy, the insurer, the amount of coverage, the type of insurance and the period of coverage. Each such insurance policy is in full force and effect. Part 3.18 of the Parent Disclosure Schedule also sets forth each self insurance program relating to the business, assets or operations of Parent. Since September 15, 1997, Parent has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of Parent; and, to the knowledge of Parent, no event has occurred that could reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

    3.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Parent SEC Documents no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 3.19 of the Parent Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of Parent as of the date of this Agreement.

    3.20  LEGAL PROCEEDINGS; ORDERS.

    (a) Except as set forth in Part 3.20(a) of the Parent Disclosure Schedule, there is no pending Legal Proceeding and, to the knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned or used by Parent, including, without limitation, Parent Proprietary Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, cause or provide a basis for a director, officer or other Representative of Parent to seek indemnification from, or commence a Legal Proceeding against or involving, Parent.

    (b) There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the knowledge of Parent, no officer or other employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

    3.21 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Parent and its stockholders, (b) unanimously approved the execution, delivery and performance of this Agreement by Parent and has unanimously approved the Merger, and (c) unanimously recommended the adoption and approval of a proposal to issue shares of Parent Common Stock in the Merger by the holders of Parent Common Stock and directed that such proposal be submitted for consideration by Parent's stockholders at the Parent Stockholders' Meeting (as defined in Section 6.3). This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.22 NON-CONTRAVENTION; CONSENTS. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of Parent, or (ii) any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of Parent;

        (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;

        (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or that otherwise relates to the business of Parent or to any of the assets owned or used by Parent;

        (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract or (except as set forth in Part 3.22(d) of Parent Disclosure Schedule), give any Person the right to (i) declare a default or exercise any remedy under any such Parent Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Parent Material Contract, (iii) accelerate the maturity or performance of any such Parent Material Contract, or (iv) cancel, terminate or modify any term of such Parent Material Contract; or

        (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent (except for Permitted Encumbrances).

Except as set forth in Part 3.22(d) of the Parent Disclosure Schedule or except as may be required by the Exchange Act, the DGCL and the rules of NASD (as they relate to the S-4 Registration Statement and the Joint Proxy Statement/Prospectus, as defined in Section 2.27(b)), Parent was not, is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    3.23 VOTE REQUIRED. The only vote of Parent's stockholders required to approve the issuance of Parent Common Stock in the Merger is the vote of a majority of votes cast in person or by proxy as prescribed by rules of the NASD (the "REQUIRED PARENT STOCKHOLDER VOTE").

    3.24 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

    3.25 FAIRNESS OPINION. Parent's Board of Directors has received the written opinion of Hambrecht & Quist LLC, financial advisor to Parent, dated as of the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent from a financial point of view. Parent has furnished an accurate and complete copy of said written opinion to the Company.

    3.26  FULL DISCLOSURE.

    (a) This Agreement (including the Parent Disclosure Schedule) does not, and the certificate referred to in Section 8.5(b) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein

(in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

    (b) None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the S-4 Registration Statement to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger will, at the time the S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus to be filed with the SEC as part of the S-4 Registration Statement, will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Parent, at the time of the Parent Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    3.27 FINANCIAL ADVISOR. Except for Hambrecht & Quist LLC, no broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent has disclosed to the Company the fees, commissions and other payments which will be paid by Parent to Hambrecht & Quist LLC if the Merger is consummated. Parent furnished to the Company accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements relating to the engagement of Hambrecht & Quist LLC.

    3.28 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activity and has conducted its operations only as contemplated hereby.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY.

    4.1 OPERATION OF THE COMPANY'S BUSINESS. During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), the Company shall not (without the prior written consent of Parent), except as contemplated by this Agreement:

        (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

        (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security except as set forth on Part 4.1(ii) of the Company Disclosure Schedule, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue Company Common Stock upon the valid exercise of Company Options and pursuant to Company Plans;

       (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract, except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent;

        (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

        (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

        (vi) make any capital expenditure (except that the Company may make capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $25,000 with respect to any single capital expenditure or $100,000 in the aggregate);

       (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Material Contract, or amend or prematurely terminate, or waive or exercise any material right or remedy (including any right to repurchase shares of Company Common Stock) under, any Company Material Contract;

      (viii) acquire, lease or license any material right or other asset from any other Person or sell or otherwise dispose of, or lease or license or encumber, any material right or other asset to any other Person (except in each case for material rights or assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right or otherwise extend the term of any agreement with respect to, amend or modify in any material respect any material rights, including rights to material Proprietary Assets of the Company, or enter into assignments of future rights, including rights to material Proprietary Assets of the Company, other than non-exclusive licenses and distribution rights in the ordinary course of business consistent with past practices;

        (ix) incur any indebtedness for borrowed money (other than (i) in connection with the financing of ordinary trade payables; (ii) pursuant to existing credit facilities; (iii) in connection with leasing activities in the ordinary course of business; or (iv) for tax planning purposes in the ordinary course of business) or guarantee any indebtedness of any Person for borrowed money, or issue or sell any debt securities or warrants or right to acquire debt securities of the Company or guarantee any debt securities of others.

        (x) establish, adopt or amend any employee benefit plan, pay any bonus except in accordance with the terms of existing Company Plans or pursuant to commitments made prior to the date of this Agreement, or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except for normal periodic increases in wages and salaries made in the ordinary course of business and consistent with past practices;

        (xi) grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

       (xii) hire any new employee having an annual salary in excess of $120,000 or as an officer of the Company or engage any consultant or independent contractor for a period exceeding sixty (60) days;

      (xiii) change the status, title or responsibilities, including without limitation, termination or promotion, of any officer of the Company or promote any employee to an officer position in the Company;

       (xiv) change any of its methods of accounting or accounting practices in any respect;

       (xv) make any election with respect to Taxes;

       (xvi) commence or settle any Legal Proceeding;

      (xvii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

      (xviii) enter into any agreement requiring the consent or approval of any third party with respect to the Merger; or

       (xix) agree or commit to take any of the actions described in clauses "(i)" through "(xviii)" of this Section 4.1.

    4.2  NO SOLICITATION.

    (a) From the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 9, the Company shall not directly or indirectly, and shall not authorize or permit any subsidiary of the Company or any Representative of the Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that prior to the approval of this Agreement by the Required Company Stockholder Vote, this Section 4.2(a) shall not prohibit the Company from (A) furnishing nonpublic information regarding the Company to, or entering into discussions with, any Person in response to a Superior Offer submitted by such Person (and not withdrawn) if (1) neither the Company nor any Representative of the Company shall have violated any of the restrictions set forth in this Section 4.2, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement that is at least as restrictive as the Confidentiality Agreement (as hereinafter defined) with respect to the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent) or (B) taking and disclosing to its stockholders a position contemplated by Rules 14(d)(9) and 14e-2(a) promulgated under the Exchange Act. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of the Company, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this Section 4.2 by the Company. In addition to the foregoing, the Company shall (i) provide Parent with at least twenty-four (24) hours prior notice of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) not recommend a Superior Offer to its stockholders for a period of not less than the greater of two (2) business days or forty-eight (48) hours after Parent's receipt of a copy of such Superior Offer (pursuant to Section 4.2(b) below).

    (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

    (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

    4.3 CONVERSION OF SERIES B PREFERRED STOCK. The Company shall take all actions necessary to effect the conversion of all of the outstanding Series B Preferred Stock into shares of Company Common Stock in accordance with its certificate of incorporation no later than twenty (20) days after the date of this Agreement.

SECTION 5. CERTAIN COVENANTS OF PARENT.

    5.1 OPERATION OF THE PARENT'S BUSINESS. During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company) (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock, (ii) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities, (iii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security except as set forth on Part 5.1(iii) of the Parent Disclosure Schedule or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent may issue Parent Common Stock upon the valid exercise of Parent Options outstanding as of the date of this Agreement), (iv) amend or permit the adoption of any amendments to its certificate of incorporation or bylaws or other charter or organizational documents or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization of shares, stock split, reverse stock split or similar transaction, (v) incur any indebtedness for borrowed money (other than (A) in connection with the financing of ordinary trade payables; (B) pursuant to existing credit facilities; (C) in connection with leasing activities in the ordinary course of business; or (D) for tax planning purposes in the ordinary course of business) in excess of $5,000,000, (vi) acquire, lease or license any material right or other asset from any other Person or sell or otherwise dispose of, or lease or license or encumber any material right or other asset to any other Person (except in each case for material rights or assets acquired, leased, licensed or disposed of by Parent in the ordinary course of business and consistent with past practices), or waive or relinquish any material right or otherwise extend the term of any agreement with respect to, amend or modify in any material respect any material rights, including rights to material Proprietary Assets of Parent, or enter into assignments of future rights, including rights to material Proprietary Assets of Parent, other than non-exclusive licenses and distribution rights in the ordinary course of business consistent with past practice, or (vii) agree or commit to take any of the actions described in clauses "(i)" through "(vi)" of this Section 5.1.

SECTION 6. ADDITIONAL COVENANTS OF THE PARTIES.

    6.1  REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.

    (a) As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and cause to be filed with the SEC the S-4 Registration Statement, together with the Joint Proxy Statement/Prospectus and any other documents required by the Securities Act, the Exchange Act or any other Federal, foreign or Blue Sky or related laws in connection with the Merger and the transactions contemplated by this Agreement ("OTHER FILINGS"). Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4 Registration Statement, the Joint Proxy Statement/Prospectus or any Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4 Registration Statement, the Joint Proxy Statement/ Prospectus, any Other Filings or the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the S-4 Registration Statement (including the Joint Proxy Statement/Prospectus) and any Other Filings to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent's stockholders and the Company will use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Company and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.1. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company and the stockholders of Parent.

    (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

    6.2  COMPANY STOCKHOLDERS' MEETING.

    (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock (the "COMPANY STOCKHOLDERS' MEETING") to consider, act upon and vote upon the adoption of this Agreement and approval of the Merger. The Company Stockholders' Meeting will be held as promptly as practicable and in any event within forty-five (45) days after the S-4 Registration Statement is declared effective under the Securities Act; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Company Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements; PROVIDED, HOWEVER that the Company shall not be obligated to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 6.2(a) if in accordance with Section 6.2(c) the Board of Directors of the Company withdraws, amends or modifies its unanimous recommendation in favor of the Merger and accepts or recommends to the stockholders of the Company a Superior Offer.

    (b) Subject to Section 6.2(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and
(iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

    (c) Nothing in Section 6.2(b) shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.2, and (iii) the Board of Directors of the Company concludes in good faith, after consulting with its outside counsel, that, in light of such Superior Offer, the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law.

    6.3  PARENT STOCKHOLDERS' MEETING.

    (a) Parent shall take all action necessary to call, give notice of, convene and hold a meeting of the holders of Parent Common Stock to consider and vote upon the issuance of Parent Common Stock in the Merger (the "PARENT STOCKHOLDERS' MEETING"). The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within forty-five (45) days after the S-4 Registration Statement is declared effective under the Securities Act; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Parent's stockholders in advance of a vote on the issuance of Parent Common Stock in the Merger or, if as of the time for which the Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and coordinated, and that all proxies submitted in connection with the Parent Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements.

    (b) Subject to Section 6.3(c): (i) The Board of Directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Parent has unanimously recommended that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger. For purposes of this Agreement, said recommendation of Parent's Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

    (c) Nothing in Section 6.3(b) shall prevent the Board of Directors of Parent from withdrawing, amending or modifying its unanimous recommendation in favor of the issuance of Parent Common Stock in the Merger if the Board of Directors of Parent concludes in good faith, based upon the advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law.

    6.4 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from any Governmental Body (including any state attorney general) in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from any Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

    6.5  STOCK OPTIONS.

    (a) At the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced as same may be amended or modified by the Company's employment agreements and severance agreements, plans and arrangements. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option as may have been amended or modified by the Company's employment agreements and severance agreements, plans and arrangements shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this Section 6.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

    (b) Notwithstanding anything to the contrary contained in this Section 6.5, in lieu of assuming outstanding Company Options in accordance with Section 6.5(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor; provided however, that such replacement options shall in any event comply with the provisions of the second sentence of Section 6.5(a).

    (c) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 6.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 6.5.

    6.6 FORM S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as reasonably practical (and in any event within sixty (60) days) after the Effective Time.

    6.7  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    (a) All rights to indemnification existing in favor of the current directors and officers of the Company for acts and omissions occurring prior to the Effective Time, as provided in the Company's bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and said officers and directors (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation for a period of not less than six (6) years from the Effective Time.

    (b) From the Effective Time until the third anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the current directors and officers of the Company with respect to acts or omissions occurring prior to the Effective Time, the lesser of (i) the existing amount of coverage of the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "EXISTING POLICY") and (ii) the amount of coverage purchased by 150% of the amount of the last annual premium paid by the Company prior to the date of this Agreement for the Existing Policy; PROVIDED, HOWEVER, that the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage.

    (c) In the event that Parent (i) causes the Surviving Corporation to consolidate with or merge into any other Person and the Surviving Corporation is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) causes the Surviving Corporation to transfer or convey all or substantially all of Surviving Corporation's properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.7, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.7 and none of the actions described in clause (i) or
(ii) shall be taken until such provision is made.

    6.8 TAX FREE REORGANIZATION. Each of the Company and Parent agrees not to take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

    6.9  ADDITIONAL AGREEMENTS.

    (a) Subject to Section 6.9(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 6.9(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger.

    (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or cause any of its subsidiaries to dispose of any assets, or to commit to cause the Company to dispose of any assets; (ii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology or other Proprietary Asset, or to commit to cause the Company to license or otherwise make available to any Person any technology or other Proprietary Asset; (iii) to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause the Company to hold separate any assets or operations; or (iv) to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of the Company.

    6.10 CONFIDENTIALITY. The parties acknowledge that the Company and Parent have previously executed a Mutual Confidential Disclosure Agreement, dated as of September 17, 1998 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement, excluding Section 7 thereof, will continue in full force and effect in accordance with its terms.

    6.11 DISCLOSURE. Parent and the Company have agreed to the text of a joint press release announcing the signing of this Agreement and shall consult with each other before issuing any other press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Parent nor the Company shall, and neither shall permit any of its Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other party shall have approved such disclosure or (b) the disclosing party shall have been advised by its outside legal counsel that such disclosure is required by applicable law.

    6.12  TAX MATTERS.

    (a) At or prior to the filing of the S-4 Registration Statement, Parent and Merger Sub and the Company shall execute and deliver to Cooley Godward LLP and to Heller Ehrman White & McAuliffe LLP tax representation letters in the forms attached as Exhibit C-1 and C-2, as applicable;

    (b) Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Heller Ehrman White & McAuliffe LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to
Section 6.12(a);

    (c) Parent, Merger Sub and the Company shall use all reasonable efforts to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code; and

    (d) Following delivery of the tax representation letters pursuant to Section 6.12(a), each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Heller Ehrman White & McAuliffe LLP, respectively, to deliver promptly to it a legal opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters delivered pursuant to Section 6.12(a).

    6.13 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent prior to the Closing the resignation of each officer and director of the Company.

    6.14 NASDAQ LISTING. Parent shall use all reasonable efforts to have the shares of Parent Common Stock issuable to the stockholders of the Company pursuant to the Agreement and such other shares required to be reserved for issuance in connection with the Merger authorized for listing on Nasdaq upon official notice of issuance.

    6.15 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

    6.16 PARENT BOARD OF DIRECTORS. On or prior to the Closing Date, Parent shall take all actions necessary to nominate and appoint (i) Arthur M. Pappas to Class I of its Board of Directors to serve until the annual meeting of stockholders to be held in 2001; (ii) Stanley T. Crooke to Class II of its Board of Directors to serve until the annual meeting of stockholders to be held in 1999; and (iii) Bert W. O'Malley to Class III of its Board of Directors to serve until the annual meeting of stockholders to be held in 2000.

    6.17 ACCESS AND INVESTIGATION. During the Pre-Closing Period, the Company and Parent shall, and shall cause their respective Representatives to: (a) provide the Company and Parent and the Company's and Parent's Representatives with reasonable access to the other party's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and Parent; and (b) provide Company and Parent and Company's and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the other party, and with such additional financial, operating and other data and information regarding the other party, as such party may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company and Parent shall promptly provide the other party with copies of:

        (a) any written materials or communications sent by or on behalf of the other party to its stockholders;

        (b) any material notice, document or other communication sent by or on its behalf to any party to any Company Material Contract or Parent Material Contract, respectively, or sent to the Company or Parent by any party to any Company Material Contract or Parent Material Contract, respectively, (other than any communication that relates solely to commercial transactions between the Company or Parent and the other party to any such Company Material Contract or Parent Material Contract, respectively, and that is of the type sent in the ordinary course of business and consistent with past practices);

        (c) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

        (d) any material notice, report or other document received by either the Company or Parent from any Governmental Body.

    6.18  OPERATION OF BUSINESS.

    (a) During the Pre-Closing Period: (i) both the Company and Parent shall ensure that each of the Company and Parent, respectively, conducts its business and operations (A) in the ordinary course of business and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Material Contracts and Parent Material Contracts, respectively; (ii) each of the Company and Parent shall use all reasonable efforts to ensure that each of the Company and Parent preserves intact its respective business organization, keeps available the services of its respective officers and employees and maintains its respective relations and goodwill with all suppliers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with it; (iii) the Company and Parent, respectively, shall keep in full force all insurance policies referred to in Sections 2.18 and 3.18, respectively, or replace such policies that terminate with comparable policies; (iv) the Company and Parent shall provide all notices, assurances and support required by any Company Contract or Parent Contract, respectively, relating to any Proprietary Asset in order to ensure that no condition under such Company Contract or Parent Contract, respectively, occurs which could result in, or could increase the likelihood of, any transfer or disclosure by the Company or Parent, respectively, of any Proprietary Asset; and (v) each of the Company and Parent shall (to the extent requested by the other party) cause its officers to report regularly to the other party concerning the status of the other party's business.

    (b) During the Pre-Closing Period, each of the Company and Parent shall promptly notify the other party in writing of: (i) the discovery by the Company or Parent, respectively, of any circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company or Parent, respectively, in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company or Parent, respectively, in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any event, condition, fact or circumstance hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or Parent Disclosure Schedule, respectively; (iv) any material breach of any covenant or obligation of the Company or Parent, respectively; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 or
Section 8 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company or Parent, respectively. No notification given to the Company or Parent, respectively, pursuant to this
Section 6.18(b) shall limit or otherwise affect any representations, warranties, covenants or obligations of the Company or Parent, respectively, contained in this Agreement.

    (c) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.18(b) requires any change in the Company Disclosure Schedule or Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming that the Company Disclosure Schedule or Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company or Parent, respectively, shall deliver to the other party an update to the Company Disclosure Schedule or Parent Disclosure Schedule, respectively, at least three (3) days prior to the Effective Time, specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule or Parent Disclosure Schedule, respectively, for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or Parent, respectively, in this Agreement, or
(ii) determining whether any of the conditions set forth in Section 7 or Section 8 has been satisfied.

    6.19 FINANCIAL STATEMENTS. All financial statements (including any related notes) contained in Company SEC Documents and Parent SEC Documents filed after the date hereof shall meet the conditions set forth in (i), (ii) and (iii) of Sections 2.4(b) or 3.4(b), respectively.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.

    The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, and upon consummation of the Closing, all conditions herein shall be deemed satisfied and any liability for failure to satisfy any condition herein shall be precluded:

    7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date, as if made on and as of the Closing Date, except representations and warranties that refer specifically to "the date of this Agreement" or a specific date prior to the date of this Agreement, and except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (individually and collectively) do not constitute a Material Adverse Effect on the Company (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" or other materiality qualifications and (ii) any update or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

    7.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

    7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

    7.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly approved by the Required Company Stockholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

    7.5 CONSENTS. The Consents identified in Part 2.24(d) of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

    7.6 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

        (a) the statement referred to in Section 6.15(a), executed by the Company;

        (b) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent in a form substantially similar to the opinion delivered pursuant to Section 8.5(a), to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 6.12);

        (c) a certificate executed on behalf of the Company by an executive officer of the Company confirming that the conditions set forth in Sections 7.1, 7.2, 7.4 (with respect to the Company only), 7.5, 7.7, 7.8, 7.10 (with respect to the Company only), 7.11 (with respect to the Company only) and
    7.12 have been duly satisfied; and

        (d) the written resignations of all officers and directors of the Company, effective as of the Effective Time.

    7.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, assets, liabilities, financial condition or results of operations performance of the Company since the date of this Agreement.

    7.8 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 6.15(b).

    7.9 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

    7.10 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

    7.11 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the Company or on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

    7.12 CONVERSION OF SERIES B PREFERRED STOCK. All outstanding shares of Series B Preferred Stock shall be converted into Company Common Stock in accordance with the provisions of Section 4.3 and the Company's certificate of incorporation.

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

    The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, and upon consummation of the Closing, all conditions herein shall be deemed satisfied and any liability for failure to satisfy any condition herein shall be precluded:

    8.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date, except representations and warranties that refer specifically to "the date of this Agreement" or a specific date prior to the date of this Agreement, and except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (individually and collectively) do not constitute a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" or other materiality qualifications and (ii) any update or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

    8.2 PERFORMANCE OF COVENANTS. Each covenant and obligation that the Parent are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

    8.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

    8.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly approved by the Required Company Stockholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

    8.5  DOCUMENTS.  The Company shall have received the following documents:

        (a) a legal opinion of Heller Ehrman White & McAuliffe LLP, dated as of the Closing Date and addressed to the Company in a form substantially similar to the opinion delivered pursuant to Section 7.6(b), to the effect that the Merger will constitute a reorganization within the meaning of
    Section 368 of the Code (it being understood that, in rendering such opinion, Heller Ehrman White & McAuliffe LLP may rely upon tax representation letters including those referred to in Section 6.12);

        (b) a certificate executed on behalf of Parent by its Chief Executive Officer, confirming that conditions set forth in Sections 8.1, 8.2, 8.3, 8.4 (with respect to Parent only), 8.6, 8.7, 8.8 (with respect to Parent only),
    8.9 (with respect to Parent only) and 8.10 have been duly satisfied.

    8.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in Parent's business, assets, liabilities, financial condition or results of operations since the date of this Agreement (it being understood that a decline in the price of Parent Common Stock shall not constitute, in and of itself, a material adverse change).

    8.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

    8.8 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from the Company any damages that may be material to the Company; or (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

    8.9 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on Parent or on the Company: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from the Company or any of its subsidiaries any damages that may be material to the Company; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

    8.10 DIRECTORS. Parent shall have taken all actions necessary to cause the number of authorized directors to be nine and Board of Directors of Parent to include Drs. Pappas, Crooke and O'Malley in accordance with the procedures set forth in Section 6.16.

SECTION 9. TERMINATION.

    9.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the
Company:

        (a) by mutual written consent of the Parent and the Company;

        (b) by either Parent or the Company if the Merger shall not have been consummated by February 28, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

        (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

        (d) by either Parent or the Company if (i) the Company Stockholders' Meeting shall have been held (either on the date for which such Meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Required Company Stockholder Vote (PROVIDED that the right to terminate this Agreement under this Section 9.1(d) shall not be available to the Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement);

        (e) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the Required Company Stockholder Vote) if a Triggering Event shall have occurred;

        (f) by the Company if in accordance with Section 6.2(c) hereof the Board of Directors of the Company withdraws, amends or modifies its unanimous recommendation in favor of the Merger and accepts or recommends to the Stockholders of the Company a Superior Offer.

        (g) by either Parent or Company if (i) the Parent Stockholders' Meeting shall have been held (either on the date for which such Meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) issuance of the Parent Common Stock in the Merger shall not have been approved at such meeting by the Required Parent Stockholder Vote (provided that the right to terminate this Agreement under this Section 9.1(g) shall not be available to Parent where the failure to obtain Parent stockholder approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement);

        (h) by Parent if any of the Company's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect and such inaccuracy or breach (individually and collectively) will cause a Material Adverse Effect on the Company; PROVIDED, HOWEVER, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 9.1(h) on account of such inaccuracy or breach; or

        (i) by the Company if any of Parent's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect and such inaccuracy or breach (individually and collectively) will cause a Material Adverse Effect on Parent; PROVIDED, HOWEVER, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 9.1(i) on account of such inaccuracy or breach.

    9.2  NOTICE OF TERMINATION; EFFECT OF TERMINATION.  Any termination under
Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 9.2,
Section 9.3 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement and (iii) no termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    9.3  EXPENSES; TERMINATION FEES.

    (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the printing and filing of the S-4 Registration Statement and the Joint Proxy Statement/Prospectus and any amendments or supplements thereto.

    (b) If this Agreement is terminated by Parent pursuant to Section 9.1(e), then the Company shall pay to Parent, in cash, a nonrefundable fee equal to one million four hundred thousand dollars ($1,400,000) (the "TERMINATION FEE") in cash within three (3) business days of such termination.

    (c) If this Agreement is terminated by Company or Parent pursuant to Section 9.1(d) and an Acquisition Transaction is publicly announced at any time within six (6) months after the date of termination and consummated within twelve (12) months after the date of termination, the Company shall pay to Parent a nonrefundable fee equal to three percent (3%) of the aggregate consideration received by the Company in such Acquisition Transaction contemporaneously with the consummation of such Acquisition Transaction.

    (d) If this Agreement is terminated by the Company pursuant to Section 9.1(f), then the Company shall pay to Parent the Termination Fee contemporaneously with the written notice of termination.

SECTION 10. MISCELLANEOUS PROVISIONS.

    10.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after approval of this Agreement and the Merger by the stockholders of the Company; and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); PROVIDED, HOWEVER, that
(i) after any such approval of this Agreement and the Merger by the Company's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of the stockholders of the Company without the further approval of such stockholders, and (ii) after any such approval of the issuance of Parent Company Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    10.2  WAIVER.

    (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

    (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    10.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate (except as provided in the Tax Representation Letters attached as Exhibits C-1 and C-2 hereto) delivered pursuant to this Agreement shall survive the Merger.

    10.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

    10.5 APPLICABLE LAW; JURISDICTION. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Agreement or otherwise,
(a) each of the parties irrevocably and unconditionally consent in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the law, no party shall object to the removal of such action to any federal court located in the State of California; (c) each of the parties irrevocably waivers the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.9.

    10.6 DISCLOSURE SCHEDULE. Each of the Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Sections 2 and 3, respectively, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 or 3, respectively, and shall not be deemed to relate to or to qualify any other representation or warranty.

    10.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

    10.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the other party's rights hereunder may be assigned by any party without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Except as set forth in Section 6.7 with respect to the current directors and officers of the Company, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    10.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:       Megabios Corp.
                    863A Mitten Road
                    Burlingame, CA 94010
                    Attn: Benjamin F. McGraw III, Pharm.D.
                    Facsimile: (650) 652-1990

with a copy to:     Cooley Godward LLP
                    Five Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA 94306-2155
                    Attn: Patrick A. Pohlen
                    Facsimile: (650) 849-7400

if to Merger Sub:   Montana Acquisition Sub, Inc.
                    863A Mitten Road
                    Burlingame, CA 94010
                    Attn: Benjamin F. McGraw III, Pharm.D.
                    Facsimile: (650) 652-1990

if to the Company:  GeneMedicine, Inc.
                    8301 New Trails Drive
                    The Woodlands, TX 77381-4248
                    Attn: Eric Tomlinson
                    Facsimile: (281) 419-0795

with a copy to:     Heller Ehrman White & McAuliffe
                    525 University Avenue
                    Palo Alto, CA 94301
                    Attn: Stephen C. Ferruolo
                    Facsimile: (650) 324-0638

    10.10 COOPERATION. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

    10.11  CONSTRUCTION.

    (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

    (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

    (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

    (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

    IN WITNESS WHEREOF, the parties have caused this AGREEMENT AND PLAN OF MERGER AND REORGANIZATION to be executed as of the date first above written.

                                MEGABIOS CORP.

                                By:         /s/ BENJAMIN F. MCGRAW, III
                                     -----------------------------------------
                                       Printed Name: Benjamin F. McGraw, III
                                          Title: Chairman, President & CEO

                                MONTANA ACQUISITION SUB, INC.

                                By:         /s/ BENJAMIN F. MCGRAW, III
                                     -----------------------------------------
                                       Printed Name: Benjamin F. McGraw, III
                                          Title: Chairman, President & CEO

                                GENEMEDICINE, INC.

                                By:              /s/ ERIC TOMLINSON
                                     -----------------------------------------
                                            Printed Name: Eric Tomlinson
                                      Title: Vice Chairman, Board of Directors

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                 SIGNATURE PAGE
                                 EXECUTION COPY

                                 EXHIBIT INDEX

Exhibit A.........  Certain Definitions

Exhibit B-1.......  Form of Surviving Corporation Certificate of Incorporation

Exhibit B-2.......  Form of Surviving Corporation Bylaws

Exhibit C-1.......  Form of Tax Representation Letter to be delivered by Parent and Merger
                    Sub

Exhibit C-2.......  Form of Tax Representation Letter to be delivered by Company

                                   EXHIBIT A
                              CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit A):

    ACQUISITION PROPOSAL. "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

    ACQUISITION TRANSACTION. "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions involving:

        (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than fifty percent (50%) of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of the Company, or (iii) in which the Company issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of the Company;

        (b) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of the Company; or

        (c) any liquidation or dissolution of the Company.

    AGREEMENT. "AGREEMENT" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

    COMPANY COMMON STOCK. "COMPANY COMMON STOCK" shall mean the Common Stock, $.001 par value per share, of the Company.

    COMPANY CONTRACT. "COMPANY CONTRACT" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

    COMPANY PROPRIETARY ASSET. "COMPANY PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

    CONSENT. "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    CONTRACT. "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

    ENCUMBRANCE. "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

                                     A-A-1

    ENTITY. "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    ENVIRONMENTAL LAW. "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

    EXCHANGE ACT. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    GOVERNMENTAL AUTHORIZATION.  "GOVERNMENTAL AUTHORIZATION" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

    GOVERNMENTAL BODY. "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

    LEGAL PROCEEDING. "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

    LEGAL REQUIREMENT. "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

    MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on (i) the business, assets, liabilities, financial condition or results of operations of the Company taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or
(iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on (i) the

                                     A-A-2
business, assets, liabilities, financial condition or results of operations of Parent and its subsidiaries taken as a whole, (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

    MATERIALS OF ENVIRONMENTAL CONCERN. "MATERIALS OF ENVIRONMENTAL CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance regulated by any Environmental Law.

    NASDAQ.  "NASDAQ" shall mean the Nasdaq National Market.

    PARENT COMMON STOCK. "PARENT COMMON STOCK" shall mean the Common Stock, $.001 par value per share, of Parent.

    PARENT CONTRACT. "PARENT CONTRACT" shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any asset of Parent is or may become bound or under which Parent has, or may become subject to, any obligation; or
(c) under which Parent has or may acquire any right or interest.

    PARENT PROPRIETARY ASSET. "PARENT PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to Parent or otherwise used by Parent.

    PERSON.  "PERSON" shall mean any individual, Entity or Governmental Body.

    PERMITTED ENCUMBRANCES. "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $50,000 in the aggregate; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exception, reciprocal easement agreements and other customary Encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

    PROPRIETARY ASSET. "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program (in source and executable form), algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset in any jurisdiction in the world; or (b) right to use or exploit any of the foregoing in any jurisdiction in the world.

    REPRESENTATIVES. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

    RIGHTS AGREEMENT. "RIGHTS AGREEMENT" shall mean the Rights Agreement by and between the Company and American Stock Transfer & Trust Company dated as of January 16, 1996, as amended January 31, 1998 (or similar plan commonly referred to as a "poison pill").

    SEC.  "SEC" shall mean the United States Securities and Exchange Commission.

                                     A-A-3

    SECURITIES ACT. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's Board of Directors or other governing body.

    SUPERIOR OFFER. "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) the purchase of more than 50% of the outstanding shares of Company Common Stock or (ii) a sale or other disposition by the Company of all or substantially all of its assets, on terms that the Board of Directors of the Company determines, in its reasonable judgment, after consultation with its financial advisor, to be more favorable to the Company's stockholders than the terms of the Merger; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not likely to be obtained by such third party on a timely basis.

    TAX. "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, AD VALOREM tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

    TAX RETURN. "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

    TRIGGERING EVENT.  A "TRIGGERING EVENT" shall be deemed to have occurred if:
(i) the Board of Directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the Board of Directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after the Parent request in writing that such recommendation be reaffirmed; (iv) the Board of Directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) the Company shall have failed to hold the Company Stockholders' Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within five (5) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (viii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (ix) the Company shall have breached in any material respect any of its obligations under Section 4.2 of the Agreement.

                                     A-A-4

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER
                                      AND
                                 REORGANIZATION

    THIS AMENDMENT NO. 1 ("Amendment") to Agreement and Plan of Merger and Reorganization is made and entered into as of November 24, 1998, by and among Megabios Corp., a Delaware corporation ("Megabios"), Montana Acquisition Sub, Inc., a Delaware corporation, and GeneMedicine, Inc., a Delaware corporation ("GeneMedicine").

                                R E C I T A L S:

    WHEREAS, the parties hereto entered into that certain Agreement and Plan of Merger, dated as of October 24, 1998 (the "Merger Agreement"); and

    WHEREAS, the parties hereto desire to amend the Merger Agreement to provide for the assumption of GeneMedicine's outstanding warrants and the assumption and cancellation of the GeneMedicine Employee Stock Purchase Plan by Megabios;

    NOW, THEREFORE, the parties hereto agree as follows:

    1. Section 1.6 of the Merger Agreement is hereby amended in its entirety to read as follows:

       "1.6 STOCK OPTIONS AND WARRANTS. At the Effective Time, all Company Options (as defined in Section 2.3(b)) and Company
       Warrants (as defined in Section 2.3(c)) shall be assumed by Parent in accordance with Section 6.5."

    2. The parenthetic phrase at the end of Section 4.1(ii) of the Merger Agreement is hereby amended in its entirety to read as follows:

       "(except that the Company may issue Company Common Stock upon the valid exercise of Company Options or Company Warrants and pursuant to Company Plans);"

    3. Section 6.5 of the Merger Agreement is hereby amended in its entirety to read as follows:

        "6.5  STOCK OPTIONS AND WARRANTS.

            (A) At the Effective Time, all rights with respect to Company Common Stock under each Company Option and each Company Warrant then outstanding shall be converted into and become rights with respect to Parent Common Stock. Parent shall assume each Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced as same may be amended or modified by the Company's employment agreements and severance agreements, plans and arrangements. Parent shall assume each Company Warrant in accordance with the terms (as in effect as of the date of this Agreement) of the agreement under which it was issued and the warrant agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option and Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option or Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Option or Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option or Company Warrant shall be adjusted by dividing the respective per share exercise price under such Company Option or Company Warrant

                                     A-1-1
       by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option or Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option or Company Warrant as may have been amended or modified by the Company's employment agreements and severance agreements, plans and arrangements shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option and each Company Warrant assumed by Parent in accordance with this Section 6.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

            (B) Notwithstanding anything to the contrary contained in this Section 6.5, in lieu of assuming outstanding Company Options in accordance with Section 6.5(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor; PROVIDED, HOWEVER, that such replacement options shall in any event comply with the provisions of the fourth sentence of
       Section 6.5(a).

            (C) The Company shall take all action that may be necessary (under the plans or agreements pursuant to which Company Options or Company Warrants are outstanding and otherwise) to effectuate the provisions of this Section 6.5 and to ensure that, from and after the Effective Time, holders of Company Options or Company Warrants have no rights with respect thereto other than those specifically provided in this Section 6.5."

    4. A new Section 6.20, reading in its entirety as follows, is hereby added to the Merger Agreement:

       "6.20 COMPANY EMPLOYEE STOCK PURCHASE PLAN. Prior to January 1, 1999, the Company shall amend the Company's Employee Stock Purchase Plan (the "Company ESPP") to provide that no new offerings or purchase periods will commence under the Company ESPP after December 31, 1998. Prior to the Effective Time, the Company shall take all corporate action necessary to (a) provide that the participants' accumulated payroll deductions made under the Company ESPP will be used to purchase Company Common Stock immediately prior to the Effective Time and (b) amend the Company ESPP to provide that all offerings that have commenced under the Company ESPP and all of participants' rights in such offerings will terminate immediately prior to the Effective Time."

    5. All references in the Merger Agreement to the term "Agreement" shall be deemed to refer to the Merger Agreement, as amended by this Amendment.

    6. Except as specifically modified by this Amendment, the terms of the Merger Agreement shall remain in full force and effect.

    7. This Amendment is made under, and shall be construed and enforced in accordance with, the laws of the State of California applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

    8. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                                     A-1-2

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                          MEGABIOS CORP.
                                          By: /s/ BENNET WEINTRAUB

                                          --------------------------------------

                                          Printed Name: Bennet Weintraub

      --------------------------------------------------------------------------

                                          Title: Vice President, Finance and
                                              Chief Financial Officer

                                          --------------------------------------

                                          MONTANA ACQUISITION SUB, INC.

                                          By: /s/ BENNET WEINTRAUB

                                          --------------------------------------

                                          Printed Name: Bennet Weintraub

      --------------------------------------------------------------------------

                                          Title: Chief Financial Officer

                                          --------------------------------------

                                          GENEMEDICINE, INC.

                                          By: /s/ RICHARD A. WALDRON

                                          --------------------------------------

                                          Printed Name: Richard A. Waldron

      --------------------------------------------------------------------------

                                          Title: Vice President and Chief
                                          Financial Officer

                                          --------------------------------------

                                     A-1-3

                                                                    APPENDIX B-1

                                 [LOGO]

October 24, 1998

CONFIDENTIAL

Board of Directors

GeneMedicine, Inc.

8301 New Trails Drive

The Woodlands, TX 77381-4248

Gentlemen:

    GeneMedicine, Inc. (the "Company"), Megabios Corp. ("Megabios") and Montana Acquisition Sub, Inc. ("Sub"), a wholly-owned subsidiary of Megabios, propose to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") pursuant to which Sub will be merged with and into the Company and the Company will survive as a wholly-owned subsidiary of Megabios (the "Merger"). At the Effective Time of the Merger (as defined in the Agreement), each outstanding share of common stock, par value $.001 per share, of the Company (other than shares owned by the Company, Megabios or any of their respective subsidiaries) (the "Common Stock") will be automatically converted into .5710 (the "Exchange Ratio") of a fully paid and non-assessable share of common stock, $.001 par value per share of Megabios. The Merger is expected to be considered by the stockholders of the Company and Megabios respectively at special meetings and consummated shortly thereafter.

    You have asked us whether or not, in our opinion, the proposed Exchange Ratio is fair to the holders of Common Stock of the Company from a financial point of view.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1997 and the Company's Form 10-Q and the related unaudited financial information for the six months ended June 30, 1998;

    (2) Reviewed Megabios' Registration Statement on Form S-1 (including the prospectus contained therein) dated September 15, 1997 and Form 10-K and related financial information for the fiscal year ended June 30, 1998;

    (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and Megabios, furnished to us by the Company and Megabios, respectively;

    (4) Conducted discussions with members of senior management of the Company and Megabios concerning their respective businesses and prospects;

    (5) Reviewed the historical market prices and trading activity for the shares of common stock of the Company and Megabios and compared them with those of certain publicly traded companies which we deemed to be relevant;

                                     B-1-1

    (6) Compared the results of operations of the Company and Megabios with those of certain companies which we deemed to be relevant;

    (7) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

    (8) Reviewed a draft of the Agreement dated October 21, 1998; and

    (9) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company and Megabios, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of the Company and Megabios, respectively, as to the future performance of the Company and Megabios. We have also relied upon assurances of the management of the Company and Megabios, respectively, that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Megabios nor have we been furnished with any such evaluations or appraisals. We have also assumed with your consent, that (i) the Merger will be a tax-free reorganization, (ii) the Company's Preferred Series B Stock will be converted into Common Stock and
(iii) any material liabilities (contingent or otherwise) of the Company and Megabios are as set forth in the consolidated financial statements of the Company and Megabios, respectively. No opinion is expressed herein as to the price at which the securities to be issued in the Merger to the holders of Common Stock may trade at any time. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

    Our Opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder as to how any such stockholder should vote on the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger.

    In the ordinary course of business, PaineWebber Incorporated may trade in the securities of the Company and Megabios for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

    PaineWebber Incorporated is currently acting as financial advisor to the Company in connection with the Merger and will receive a fee in connection with the rendering of this opinion and upon consummation of the Merger.

    This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated, PROVIDED, HOWEVER, that this letter may be reproduced in full in the Proxy Statement/Prospectus related to the Merger.

    On the basis of, and subject to the foregoing, we are of the opinion that the proposed Exchange Ratio is fair to the holders of Common Stock of the Company from a financial point of view.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                          /s/ PAINEWEBBER INCORPORATED
                                          --------------------------------------

                                     B-1-2

                                                                    APPENDIX B-2

HAMBRECHT & QUIST LLC

                                                              ONE BUSH STREET
                                                             SAN FRANCISCO, CA
                                                                   94104
                                                             (415) 439-3000

October 23, 1998

CONFIDENTIAL

The Board of Directors
Megabios Corp.
863A Mitten Road
Burlingame, CA 94010

Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to Megabios Corp. ("Megabios" or the "Company") of the Exchange Ratio (as defined below) in connection with the proposed merger of a wholly-owned subsidiary of Megabios with and into GeneMedicine, Inc. ("GeneMedicine") pursuant to the Agreement and Plan of Merger to be dated as of October 24, 1998, among Megabios, Montana Acquisition Sub, Inc., and GeneMedicine (the "Agreement").

    We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of GeneMedicine Common Stock shall be converted into the right to receive 0.571 shares of Megabios common stock (the "Exchange Ratio"), as more fully set forth in the Agreement. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code for the shareholders of the Company and that the Proposed Transaction will be accounted for as a purchase.

    Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of Megabios in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

    In the ordinary course of business, Hambrecht & Quist may trade in the equity and derivative securities of Megabios and GeneMedicine for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Megabios.

     SAN FRANCISCO - NEW YORK - BOSTON - NEWPORT BEACH - SAN DIEGO - LONDON MEMBERS NEW YORK STOCK EXCHANGE - AMERICAN STOCK EXCHANGE - PACIFIC STOCK
                                    EXCHANGE

                                     B-2-1

The Board of Directors
Megabios Corp.
Page 2

    In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

    (i) reviewed the publicly available consolidated financial statements of GeneMedicine for recent years and interim periods to date and certain other relevant financial and operating data of GeneMedicine made available to us from published sources and from the internal records of GeneMedicine;

    (ii) reviewed certain internal financial and operating information, including certain projections, relating to GeneMedicine prepared by the management of GeneMedicine;

    (iii) discussed the business, financial condition and prospects of GeneMedicine with certain of its officers;

    (iv) reviewed the publicly available financial statements of Megabios for recent years and interim periods to date and certain other relevant financial and operating data of Megabios made available to us from published sources and from the internal records of Megabios;

    (v) reviewed certain internal financial and operating information, including certain projections, relating to Megabios prepared by the management of Megabios;

    (vi) discussed the business, financial condition and prospects of Megabios with certain of its officers;

    (vii) reviewed the recent reported prices and trading activity for the common stocks of Megabios and GeneMedicine and compared such information and certain financial information for Megabios and GeneMedicine with similar information for certain other companies engaged in businesses we consider comparable;

    (viii)reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

    (ix) reviewed the Agreement; and

    (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Megabios or GeneMedicine considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of Megabios or GeneMedicine; nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Megabios and GeneMedicine. For purposes of this opinion, we have assumed that neither Megabios nor GeneMedicine is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Megabios common stock will trade subsequent to the Effective Time (as defined in the Agreement).

                                     B-2-2

The Board of Directors
Megabios Corp.
Page 2

    It is understood that this letter is for the information of the Board of Directors only in connection with their evaluation of the Proposed Transaction and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the proxy statement/ prospectus relating to the Proposed Transaction. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

    Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to the Company from a financial point of view.

                                          Very truly yours,

                                          HAMBRECHT & QUIST LLC

                                          By /s/ David G. Golden
                                            ------------------------------------
                                            David G. Golden
                                            Managing Director

                                     B-2-3

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any action, suit or proceeding.

    The Registrant's Amended and Restated Certificate of Incorporation, as amended, and Bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, as amended, eliminates the personal liability of its directors to the Registrant and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, the Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

    THE REGISTRANT HAS OBTAINED DIRECTORS' AND OFFICERS' LIABILITY INSURANCE THAT COVERS CERTAIN LIABILITIES, INCLUDING LIABILITIES TO THE REGISTRANT AND ITS STOCKHOLDERS.

    Pursuant to the reorganization agreement, all rights to indemnification existing in favor of the persons serving as directors or officers of GENEMEDICINE as of the date of the reorganization agreement for acts and omissions occurring prior to the effective time, as provided in the GENEMEDICINE Certificate of Incorporation and the GENEMEDICINE Bylaws (as in effect as of the date of the reorganization agreement) and as provided in the indemnification agreements between GENEMEDICINE and said directors and officers (as in effect as of the date of the reorganization agreement), shall survive the merger and the Registrant shall cause the surviving corporation to perform all of its obligations arising thereunder for a period of not less than six years from the effective time. The reorganization agreement also provides that from the effective time until the third anniversary of the effective time, the Registrant will cause the surviving corporation to maintain in effect, for the benefit of the persons serving as directors and officers of GENEMEDICINE as of the date of the reorganization agreement with respect to acts or omissions occurring prior to the effective time, the existing policy; provided, however, that (i) the surviving corporation may substitute for the existing policy a policy or policies of comparable coverage, and (ii) the surviving corporation shall not be required to pay an annual premium for the existing policy (or for any substitute policies) in excess of 150% of the annual premium currently paid by GENEMEDICINE for such insurance. The reorganization agreement further provides that in the event any future annual premium for the existing policy (or any substitute policies) exceeds 150% of the annual premium currently paid by GENEMEDICINE for such insurance, the surviving corporation shall be entitled to reduce the amount of coverage of the existing policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to 150% of the annual premium currently paid by GENEMEDICINE for such insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS

  EXHIBIT
  NUMBER                                                     EXHIBIT
-----------  -------------------------------------------------------------------------------------------------------
      2.1    Agreement and Plan of Merger and Reorganization dated as of October, 1998, by and among Megabios Corp., a Delaware corporation, Montana Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Megabios, and GENEMEDICINE, INC., a Delaware corporation (incorporated by reference to
               Exhibit 99.1 to the Registrant's Form 10-Q for the quarter ended September 30, 1998) (See Appendix A to the joint proxy statement/prospectus).

      2.1.2  Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated as of November 24, 1998
               (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on
               November 25, 1998) (See Appendix A-1 to the joint proxy statement/prospectus).

      3.1    Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the
               Registrant's Form S-1 Registration Statement (No. 333-32593) originally filed on July 31, 1997 (the
               "Form S-1")).

      3.2    Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Form S-1).

      4.1    Reference is made to Exhibits 3.1 and 3.2.

      4.2    Specimen common stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Form
               S-1).

      4.3    Amended and Restated Investor Rights Agreement, dated as of May 23, 1997 among the Registrant and the investors named therein (incorporated by reference to Exhibit 10.7 to the Registrant's Form S-1).

      4.4    Preferred Stock Warrant issued to Imperial Bank, dated June 1, 1995 (incorporated by reference to
               Exhibit 10.24 to the Registrant's Form S-1).

      4.5    Series C Preferred Stock Warrant issued to Phoenix Leasing Incorporated, dated April 30, 1996
               (incorporated by reference to Exhibit 10.25 to the Registrant's Form S-1).

      4.6    Stock Purchase Agreement between the Registrant and Pfizer Inc., dated May 30, 1996 (incorporated by reference to Exhibit 10.20 to the Registrant's Form S-1).

      5.1    Legal Opinion of Cooley Godward LLP.

      8.1    Tax Opinion of Cooley Godward LLP.

      8.2    Tax Opinion of Heller Ehrman White & McAuliffe.

     10.1    1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Form S-1).

     10.2    Form of Incentive Stock Option Grant (incorporated by reference to Exhibit 10.2 to the Registrant's
               Form S-1).

     10.3    Form of Non-Incentive Stock Option Grant (incorporated by reference to Exhibit 10.3 to the Registrant's
               Form S-1).

     10.4    1997 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Form
               S-1).

     10.5    Form of Indemnification Agreement between the Registrant and its directors and executive officers
               (incorporated by reference to Exhibit 10.6 to the Registrant's Form S-1).

  EXHIBIT
  NUMBER                                                     EXHIBIT
-----------  -------------------------------------------------------------------------------------------------------
     10.6    Letter Agreement between the Registrant and Benjamin F. McGraw, III, Pharm.D. (incorporated by reference to Exhibit 10.8 to the Registrant's Form S-1).

     10.7    Letter Agreement between the Registrant and Rodney Pearlman, Ph.D. (incorporated by reference to
               Exhibit 10.10 to the Registrant's Form S-1).

     10.8    Letter Agreement between the Registrant and Bennet L. Weintraub (incorporated by reference to Exhibit
               10.8 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1998 (the "Form
               10-K")).

     10.9    Letter Agreement between the Registrant and John Warner, Ph.D. (incorporated by reference to Exhibit
               10.9 to the Registrant's Form 10-K).

     10.10   Lease Agreement between the Registrant and Provident Life and Accident Insurance Company ("Provident"),
               dated December 21, 1993 (incorporated by reference to Exhibit 10.11 to the Registrant's Form S-1).

     10.11   First Amendment to Lease Agreement between the Registrant and SFO Associates LLC (successor in interest to Provident) (incorporated by reference to Exhibit 10.12 to the Registrant's Form S-1).

     10.12   Lease Agreement between the Registrant and SFO Associates LLC, dated March 18, 1997 (incorporated by reference to Exhibit 10.13 to the Registrant's Form S-1).

     10.13   Credit Agreement between the Registrant and Imperial Bank, dated as of August 31, 1995 (incorporated by reference to Exhibit 10.14 to the Registrant's Form S-1).

     10.14   Lease Agreement between the Registrant and LMSI, dated May 13, 1994, as amended as of May 13, 1994
               (incorporated by reference to Exhibit 10.15 to the Registrant's Form S-1).

     10.15   Senior Loan and Security Agreement No. L0016 between the Registrant and Phoenix Leasing Incorporated, dated as of April 22, 1996 (incorporated by reference to Exhibit 10.16 to the Registrant's Form S-1).

     10.16   Research and License Agreement between the Registrant and Glaxo Wellcome Group Limited, dated April 11,
               1994, as amended as of May 31, 1996 (incorporated by reference to Exhibit 10.17 to the Registrant's
               Form S-1).

     10.17   Exclusive License Agreement between the Registrant and the Regents of the University of California,
               dated May 9, 1996 as amended May 15, 1997 (incorporated by reference to Exhibit 10.21 to the
               Registrant's Form S-1).

     10.18   Collaborative Research Agreement between the Registrant and Pfizer Inc., dated May 31, 1996
               (incorporated by reference to Exhibit 10.18 to the Registrant's Form S-1).

     10.19   License and Royalty Agreement between Registrant and Pfizer Inc., dated June 1, 1996 (incorporated by reference to Exhibit 10.19 to the Registrant's Form S-1).

     10.20   Research and License Agreement between the Registrant and Eli Lilly and Company, effective May 23, 1997
               (incorporated by reference to Exhibit 10.22 to the Registrant's Form S-1).

     10.21   Promissory Note for $8,000,000 from the Registrant to Imperial Bank, dated May 13, 1998 (incorporated by reference to Exhibit 10.21 to the Registrant's Form 10-K).

     10.22   Loan Agreement between the Registrant and John Warner, Ph.D., dated May 22, 1998.

     10.23   Letter Agreement between the Registrant and H. Denny Liggit.

     23.1    Consent of Ernst & Young LLP, independent auditors.

     23.2    Consent of Arthur Andersen LLP, independent public accountants.

  EXHIBIT
  NUMBER                                                     EXHIBIT
-----------  -------------------------------------------------------------------------------------------------------
     23.3    Consent of Cooley Godward LLP (See Exhibits 5.1 and 8.1).

     23.4    Consent of Heller Ehrman White & McAuliffe (See Exhibit 8.2).

     23.5    Consent of Bert W. O'Malley.

     23.6    Consent of Stanley T. Crooke.

     23.7    Consent of Arthur M. Pappas

     24.1    Power of Attorney (See page II-6).

     99.1    Form of Megabios Proxy.

     99.2    Form of GENEMEDICINE Proxy.

     99.3    Consent of Hambrecht & Quist LLC.

     99.4    Consent of PaineWebber Incorporated.

    (b) FINANCIAL STATEMENT SCHEDULES

    All schedules relating to Megabios have been omitted because they are not applicable or not required or the information required to be set forth therein is included in the Financial Statements of Megabios included elsewhere in the joint proxy statement/prospectus.

    All schedules relating to GENEMEDICINE have been omitted because they are not applicable or not required or the information required to be set forth therein is included in the Annual Reports on Form 10-K of GENEMEDICINE incorporated by reference into the joint proxy statement/prospectus.

    (c) ITEM 4(B) REPORTS

    See Appendices B-1 and B-2 to the joint proxy statement/prospectus.

ITEM 22. UNDERTAKINGS.

    (1) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (2) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws of the Registrant and the Delaware General Corporation Law, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5)(A) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (B) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (A) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, County of San Mateo, State of California on the 24th day of November, 1998.

                                By:  /s/ BENJAMIN F. MCGRAW III
                                     -----------------------------------------
                                     Benjamin F. McGraw III
                                     Chairman, Chief Executive Officer and
                                     President

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin F. McGraw III and Bennet L. Weintraub and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent Registration Statement filed by the registrant pursuant to Securities and Exchange Commission Rule 462, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the require of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman, Chief Executive
/s/ BENJAMIN F. MCGRAW III      Officer and President
------------------------------  (Principal Executive         November 24, 1998
  Benjamin F. McGraw III        Officer)

                                Vice President, Finance,
/s/ BENNET L. WEINTRAUB         and
------------------------------  Chief Financial Officer      November 24, 1998
  Bennet L. Weintraub           (Principal Financial and
                                Accounting Officer)

/s/ FRANK J. CAUFIELD
------------------------------  Director                     November 24, 1998
  Frank J. Caufield

/s/ PATRICK G. ENRIGHT
------------------------------  Director                     November 24, 1998
  Patrick G. Enright

------------------------------  Director                      November , 1998
  A. Grant Heidrich

/s/ RUSSELL C. HIRSCH, M.D.,
PH.D.
------------------------------  Director                     November 24, 1998
  Russell C. Hirsch, M.D.,
Ph.D.

/s/ RAJU KUCHERLAPATI, PH.D.
------------------------------  Director                     November 24, 1998
  Raju Kucherlapati, Ph.D.

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                                     EXHIBIT
-----------  -------------------------------------------------------------------------------------------------------
      2.1    Agreement and Plan of Merger and Reorganization dated as of October, 1998, by and among Megabios Corp., a Delaware corporation, Montana Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Megabios, and GENEMEDICINE, INC., a Delaware corporation (incorporated by reference to
             Exhibit 99.1 to the Registrant's Form 10-Q for the quarter ended September 30, 1998) (See Appendix A to the joint proxy statement/prospectus).
      2.1.2  Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated as of November 24, 1998
             (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on
             November 25, 1998) (See Appendix A-1 to the joint proxy statement/prospectus).
      3.1    Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the
             Registrant's Form S-1 Registration Statement (No. 333-32593) originally filed on July 31, 1997 (the
             "Form S-1")).
      3.2    Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Form S-1).
      4.1    Reference is made to Exhibits 3.1 and 3.2.
      4.2    Specimen common stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Form
             S-1).
      4.3    Amended and Restated Investor Rights Agreement, dated as of May 23, 1997 among the Registrant and the investors named therein (incorporated by reference to Exhibit 10.7 to the Registrant's Form S-1).
      4.4    Preferred Stock Warrant issued to Imperial Bank, dated June 1, 1995 (incorporated by reference to
             Exhibit 10.24 to the Registrant's Form S-1).
      4.5    Series C Preferred Stock Warrant issued to Phoenix Leasing Incorporated, dated April 30, 1996
             (incorporated by reference to Exhibit 10.25 to the Registrant's Form S-1).
      4.6    Stock Purchase Agreement between the Registrant and Pfizer Inc., dated May 30, 1996 (incorporated by reference to Exhibit 10.20 to the Registrant's Form S- 1).
      5.1    Legal Opinion of Cooley Godward LLP.
      8.1    Tax Opinion of Cooley Godward LLP.
      8.2    Tax Opinion of Heller Ehrman White & McAuliffe.
     10.1    1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Form S-1).
     10.2    Form of Incentive Stock Option Grant (incorporated by reference to Exhibit 10.2 to the Registrant's
             Form S-1).
     10.3    Form of Non-Incentive Stock Option Grant (incorporated by reference to Exhibit 10.3 to the Registrant's
             Form S-1).
     10.4    1997 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Form
             S-1).
     10.5    Form of Indemnification Agreement between the Registrant and its directors and executive officers
             (incorporated by reference to Exhibit 10.6 to the Registrant's Form S-1).
     10.6    Letter Agreement between the Registrant and Benjamin F. McGraw, III, Pharm.D. (incorporated by reference to Exhibit 10.8 to the Registrant's Form S- 1).
     10.7    Letter Agreement between the Registrant and Rodney Pearlman, Ph.D. (incorporated by reference to
             Exhibit 10.10 to the Registrant's Form S-1).
     10.8    Letter Agreement between the Registrant and Bennet L. Weintraub (incorporated by reference to Exhibit
             10.8 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1998 (the "Form
             10-K")).
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

  EXHIBIT
  NUMBER                                                     EXHIBIT
-----------  -------------------------------------------------------------------------------------------------------
     10.9    Letter Agreement between the Registrant and John Warner, Ph.D. (incorporated by reference to Exhibit
             10.9 to the Registrant's Form 10-K).
     10.10   Lease Agreement between the Registrant and Provident Life and Accident Insurance Company ("Provident"),
             dated December 21, 1993 (incorporated by reference to Exhibit 10.11 to the Registrant's Form S-1).
     10.11   First Amendment to Lease Agreement between the Registrant and SFO Associates LLC (successor in interest to Provident) (incorporated by reference to Exhibit 10.12 to the Registrant's Form S-1).
     10.12   Lease Agreement between the Registrant and SFO Associates LLC, dated March 18, 1997 (incorporated by reference to Exhibit 10.13 to the Registrant's Form S-1).
     10.13   Credit Agreement between the Registrant and Imperial Bank, dated as of August 31, 1995 (incorporated by reference to Exhibit 10.14 to the Registrant's Form S-1).
     10.14   Lease Agreement between the Registrant and LMSI, dated May 13, 1994, as amended as of May 13, 1994
             (incorporated by reference to Exhibit 10.15 to the Registrant's Form S-1).
     10.15   Senior Loan and Security Agreement No. L0016 between the Registrant and Phoenix Leasing Incorporated, dated as of April 22, 1996 (incorporated by reference to Exhibit 10.16 to the Registrant's Form S-1).
     10.16   Research and License Agreement between the Registrant and Glaxo Wellcome Group Limited, dated April 11,
             1994, as amended as of May 31, 1996 (incorporated by reference to Exhibit 10.17 to the Registrant's
             Form S-1).
     10.17   Exclusive License Agreement between the Registrant and the Regents of the University of California,
             dated May 9, 1996 as amended May 15, 1997 (incorporated by reference to Exhibit 10.21 to the
             Registrant's Form S-1).
     10.18   Collaborative Research Agreement between the Registrant and Pfizer Inc., dated May 31, 1996
             (incorporated by reference to Exhibit 10.18 to the Registrant's Form S-1).
     10.19   License and Royalty Agreement between Registrant and Pfizer Inc., dated June 1, 1996 (incorporated by reference to Exhibit 10.19 to the Registrant's Form S-1).
     10.20   Research and License Agreement between the Registrant and Eli Lilly and Company, effective May 23, 1997
             (incorporated by reference to Exhibit 10.22 to the Registrant's Form S-1).
     10.21   Promissory Note for $8,000,000 from the Registrant to Imperial Bank, dated May 13, 1998 (incorporated by reference to Exhibit 10.21 to the Registrant's Form 10-K).
     10.22   Loan Agreement between the Registrant and John Warner, Ph.D., dated May 22, 1998.
     10.23   Letter Agreement between the Registrant and H. Denny Liggit.
     23.1    Consent of Ernst & Young LLP, independent auditors.
     23.2    Consent of Arthur Andersen LLP, independent public accountants.
     23.3    Consent of Cooley Godward LLP (See Exhibits 5.1 and 8.1).
     23.4    Consent of Heller Ehrman White & McAuliffe (See Exhibit 8.2).
     23.5    Consent of Bert W. O'Malley.
     23.6    Consent of Stanley T. Crooke.
     23.7    Consent of Arthur M. Pappas
     24.1    Power of Attorney (See page II-6).
     99.1    Form of Megabios Proxy.
     99.2    Form of GENEMEDICINE Proxy.
     99.3    Consent of Hambrecht & Quist LLC.
     99.4    Consent of PaineWebber Incorporated.